As filed with the Securities and Exchange Commission dated on September 13, 1996

                                       Registration No. 333-____________________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         UNION PLANTERS CORPORATION
           (Exact name of registrant as specified in its charter)


        TENNESSEE                      6712                  62-0859007
(State or other jurisdiction    (Primary Standard         (I.R.S. Employer
    of incorporation or             Industrial           Identification No.)
       organization)         Classification Code Number)


                         7130 GOODLETT FARMS PARKWAY
                          MEMPHIS, TENNESSEE 38018
                               (901) 383-6000
            (Address, including zip code, and telephone number of
                  registrant's principal executive offices)

                          E. JAMES HOUSE, JR, ESQ.,
              SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT OF
                         UNION PLANTERS CORPORATION
                         7130 GOODLETT FARMS PARKWAY
                          MEMPHIS, TENNESSEE 38018
                               (901) 383-6584
                   (Name, address, including zip code, and
                   telephone number, including area code,
                            of agent for service)

                                 COPIES TO:

     CHERYL W. PATTERSON, ESQ.                   JEFFREY D. FISHER, ESQ.
      Wyatt, Tarrant & Combs           Armstrong, Teasdale, Schlafly & Davis
  6075 Poplar Avenue, Suite 650           One Metropolitan Square, Suite 2600
     Memphis, Tennessee 38119                   St. Louis, Missouri 63102
         (901) 537-1000                               (314) 621-5070


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]


                       CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------------
                                                                                    PROPOSED MAXIMUM
                                                                 PROPOSED MAXIMUM      AGGREGATE
 TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE        OFFERING PRICE     OFFERING PRICE           AMOUNT OF
                REGISTERED                   REGISTERED (1)        PER UNIT (2)           (2)              REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 per share, including        1,231,000             $19.45           23,942,950             8,256.19
associated Preferred Share Rights

- -------------------------

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which is expected to be issued in connection with the merger described herein, including shares of the common stock of the Registrant that will become issuable upon exercise of outstanding options.

(2) Estimated solely for the purpose of calculating the registration fee and, based, pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, on the book value per share of FBI Common Stock as of the latest practicable date prior to filing this Registration Statement.

                              DELAYING AMENDMENT

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          UNION PLANTERS CORPORATION
              CROSS REFERENCE OF ITEMS IN FORM S-4 TO PROSPECTUS


ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
- ---------------------------                                 ------------------------------
A.       INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement and             Facing Page, Cross Reference Sheet and
         Outside Front Cover Page of Prospectus             Outside Front Cover Page


2.       Inside Front and Outside Back Cover                Inside Front Cover and TABLE
         Pages of Prospectus                                OF CONTENTS


3.       Risk Factors, Ratio of Earnings to                *
         Fixed Charges and Other
         Information

4.       Terms of the Transaction                           SUMMARY and THE MERGER

5.       Pro Forma Financial Information                    SUMMARY

6.       Material Contracts with the
         Company Being Acquired                             *


7.       Additional Information Required                    *
         for Reoffering by Persons and
         Parties Deemed to be Underwriters


8.       Interests of Named Experts and                    THE MERGER--Fairness Opinion
         Counsel                                           of Financial Advisor, LEGAL
                                                           OPINIONS and EXPERTS


9.       Disclosure of Commission Position                 *
         on Indemnification for Securities
         Act Liabilities


B.       INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3                    SUMMARY, THE MERGER,
         Registrants                                        CERTAIN REGULATORY
                                                            CONSIDERATIONS,
                                                            DESCRIPTION OF THE UPC
                                                            COMMON AND PREFERRED
                                                            STOCK, CERTAIN PROVISIONS
                                                            THAT MAY HAVE AN ANTI-
                                                            TAKEOVER EFFECT and
                                                            INCORPORATION OF CERTAIN
                                                            DOCUMENTS BY REFERENCE


ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
- ---------------------------                                 ------------------------------
11.      Incorporation of Certain                           INCORPORATION OF CERTAIN
         Information by Reference                           DOCUMENTS BY REFERENCE

12.      Information with Respect to S-2 or                 *
         S-3 Registrants

13.      Incorporation of Certain                           *
         Information by Reference

14.      Information with Respect to                        *
         Registrants Other Than S-3 or S-2
         Registrants

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to S-3                    *
         Companies

16.      Information with Respect to S-2 or                 SUMMARY, THE MERGER,
         S-3 Companies                                      CERTAIN REGULATORY
                                                            CONSIDERATIONS,
                                                            INCORPORATION OF CERTAIN
                                                            DOCUMENTS BY REFERENCE AND
                                                            APPENDIX A

17.      Information with Respect to                        *
         Companies Other Than S-3 or S-2
         Companies

D.       VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or                INCORPORATION OF CERTAIN
         Authorizations are to be Solicited                 DOCUMENTS BY REFERENCE,
                                                            THE SPECIAL MEETING, THE
                                                            MERGER, and EFFECT OF
                                                            MERGER ON RIGHTS OF FBI
                                                            SHAREHOLDERS

19.      Information if Proxies, Consents or                *
         Authorizations are not to be
         Solicited or in an Exchange Offer

- ------------------------------

*        Omitted because the answer is negative or the item is inapplicable.

                           FINANCIAL BANCSHARES, INC.
                              3805 South Broadway
                           St. Louis, Missouri 63118

                                                             September ___, 1996

TO THE SHAREHOLDERS OF FINANCIAL BANCSHARES, INC.

         You are cordially invited to attend a Special Meeting of the shareholders of Financial Bancshares, Inc. ("FBI") to be held at Westborough Country Club, 631 South Berry Road, Kirkwood, Missouri, 63122, at 9:30 a.m., local time on __________, October __, 1996.

         At the Special Meeting you will have the opportunity to consider and vote on a proposal to approve the Agreement and Plan of Reorganization dated as of June 27, 1996, along with the Plan of Merger annexed thereto as Exhibit A, as amended by the First Amendment to Agreement and Plan of Reorganization and Plan of Merger dated as of September 6, 1996 (the "Reorganization Agreement"), pursuant to which FBI would be merged with and into Capital Bancorporation, Inc. ("Capital"), a wholly-owned subsidiary of Union Planters Corporation ("UPC"), a bank holding company headquartered in Memphis, Tennessee (the "Merger"), with Capital surviving the Merger. As a result of the Merger, FBI would be acquired by UPC and the current subsidiaries of FBI would, therefore, become indirect subsidiaries of UPC. The Boards of Directors of FBI, UPC and Capital have each unanimously approved the Reorganization Agreement and the Plan of Merger.

         In the Merger, holders of FBI's common stock, $0.01 par value per share ("FBI Common Stock") outstanding immediately prior to the effective time of the Merger, would receive in exchange for each of their shares of FBI Common Stock, 1.7415 shares of UPC's common stock, $5.00 par value per share, ("UPC Common Stock"). In no event will UPC issue a fractional share of UPC Common Stock, but instead will make a cash payment to settle any fractional share equal to the amount determined by multiplying the fraction by the last sale price of UPC Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Date of the Merger.

         Based on the market value of the UPC Common Stock on September ___, 1996, the value of the UPC Common Stock to be received for each share of FBI Common Stock would be approximately $_____. However, the value of UPC Common Stock, which is traded on the New York Stock Exchange under the symbol "UPC", is subject to fluctuation, and the value of the UPC Common Stock to be received upon consummation of the Merger may be more or less than $_____.

         The annexed Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement explain the Merger, the Exchange Ratio and the Reorganization Agreement and provide more specific information related to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. The approvals of not only FBI's shareholders, but also those of certain federal and state governmental regulatory agencies, are required to consummate the Merger. Only the holders of record of FBI Common Stock on September 17, 1996 are entitled to vote at the Special Meeting.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, date and promptly return the enclosed Proxy Appointment Card to assure that your shares of FBI Common Stock will be voted at the Special Meeting. There is included with this material a postage-paid addressed envelope for returning your Proxy Appointment Card. No additional postage is required if mailed in the United States.

         Your Board of Directors has unanimously approved the Reorganization Agreement and believes that the Merger is in the best interests of FBI and the FBI shareholders. Accordingly, the Board of Directors of FBI unanimously recommends that you vote "FOR" approval of the Reorganization Agreement and Plan of Merger being considered.


Sincerely,

Financial Bancshares, Inc.



Arthur E.S. Schmid                          Clifford A. Schmid
Chairman of the Board                       President


           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                           FINANCIAL BANCSHARES, INC.
                              3805 SOUTH BROADWAY
                           ST. LOUIS, MISSOURI 63118


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER __, 1996


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Financial Bancshares, Inc. ("FBI") has been called by the Board of Directors of FBI and will be held at Westborough Country Club, 631 South Berry Road, Kirkwood, Missouri, 63122, on ________, October __, 1996, at 9:30 a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated as of June 27, 1996 together with the Plan of Merger annexed thereto as Exhibit A, as amended by the First Amendment to Agreement and Plan of Reorganization and Plan of Merger dated as of September 6, 1996 (collectively, the "Reorganization Agreement") by and between FBI, Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company headquartered in Memphis, Tennessee, and Capital Bancorporation, Inc. ("Capital"), a wholly-owned subsidiary of UPC pursuant to which (i) FBI would merge with and into Capital (the "Merger"), (ii) each share of FBI's common stock, $0.01 par value per share ("FBI Common Stock"), issued and outstanding immediately prior to the effective time of the Merger would be exchanged for
1.7415 shares of the common stock, $5.00 par value per share of UPC ("UPC
Common Stock"), and (iii) UPC would assume the obligations of FBI under its stock option plan, all as more fully described in the accompanying Prospectus/Proxy Statement. No fractional shares of UPC Common Stock will be issued, but instead UPC will settle any fractional share with a cash payment determined by multiplying the fraction by the last sale price of UPC Common Stock on the New York Stock Exchange on the last trading day prior to the effective date of the Merger.

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other business to be transacted at the Special Meeting.

Only FBI shareholders of record at the close of business on September 17, 1996, will be entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

FBI SHAREHOLDERS HAVE THE RIGHT TO EXERCISE STATUTORY DISSENTERS' RIGHTS WITH RESPECT TO THE MERGER AND TO RECEIVE THE "FAIR VALUE" OF THEIR SHARES OF FBI COMMON STOCK IN CASH IF THE MERGER IS ACTUALLY CONSUMMATED. NUMEROUS STEPS MUST BE TAKEN TO PROPERLY PERFECT THESE DISSENTERS' RIGHTS. THE RIGHTS TO DISSENT AND THE MECHANICS TO PROPERLY PERFECT STATUTORY DISSENTERS' RIGHTS ARE MORE SPECIFICALLY DISCUSSED IN THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT. IN ADDITION, A COPY OF SECTION 351.455 OF THE GENERAL AND BUSINESS CORPORATION LAW OF MISSOURI (THE "MISSOURI ACT") GOVERNING APPLICABLE DISSENTERS' RIGHTS IS ATTACHED AS APPENDIX E TO THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT.

Whether or not you plan to attend the Special Meeting, please sign and date the enclosed Proxy Appointment Card and return it at once in the stamped return envelope in order to ensure that your shares of FBI Common Stock will be represented at the Special Meeting. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If you should attend in person, your Proxy Appointment Card can be revoked if you wish and you may vote in person your own shares.

By Order of the Board of Directors



Arthur E.S. Schmid                          Clifford A. Schmid
Chairman of the Board                       President

St. Louis, Missouri
DATED: _____________, 1996



THE BOARD OF DIRECTORS OF FINANCIAL BANCSHARES, INC., BY UNANIMOUS VOTE, RECOMMENDS THAT SHAREHOLDERS OF FINANCIAL BANCSHARES, INC. VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND PLAN OF MERGER, AS AMENDED.

                                   PROSPECTUS
                        1,231,000 SHARES OF COMMON STOCK
                                       OF
                           UNION PLANTERS CORPORATION


                                PROXY STATEMENT
                           FINANCIAL BANCSHARES, INC.
             SPECIAL MEETING TO BE HELD _________, OCTOBER __, 1996

         This Prospectus and Proxy Statement (hereinafter referred to as the "Prospectus/Proxy Statement") relates to up to 1,231,000 shares of the common stock, $5.00 par value per share, including the associated "Preferred Share Rights" (as hereinafter defined) ("UPC Common Stock") of Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company, to be issued to holders of the common stock, $0.01 par value per share ("FBI Common Stock") of Financial Bancshares, Inc. ("FBI"), a Missouri-chartered bank holding company, upon consummation of the merger (the "Merger") described herein. In the Merger FBI would be merged with and into Capital Bancorporation, Inc. ("Capital"), a Tennessee-chartered bank holding company and wholly-owned subsidiary of UPC, pursuant to the terms of the Agreement and Plan of Reorganization dated as of June 27, 1996 by and between FBI, Capital and UPC, along with the Plan of Merger ("Plan of Merger") annexed thereto as Exhibit A, as amended by the First Amendment to Agreement and Plan of Reorganization and Plan of Merger (the "Amendment") dated as of September 6, 1996 (collectively, the "Reorganization Agreement"), and the Letter Agreement ("Supplemental Letter") dated as of June 27, 1996 between UPC, Capital and FBI annexed to this Prospectus/Proxy Statement as Appendix C. In the Merger, those persons who are record holders of FBI Common Stock issued and outstanding immediately prior to the effective time of the Merger ("FBI Record Holders") would receive in exchange for each of their shares of FBI Common Stock, 1.7415 shares of UPC Common Stock (the "Exchange Ratio"). The Exchange Ratio is not subject to adjustment based upon fluctuations in the market price of UPC Common Stock but may be adjusted to a rate deemed reasonable by the Board of Directors of UPC either in the event of a stock split, reverse stock split, stock dividend or similar change in the capital accounts of FBI or if there should be more than 706,877 fully diluted shares of FBI Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time").

         Shares of the UPC Common Stock are now, and the UPC Common Stock to be issued in connection with the Merger will be, listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "UPC." On June 26, 1996, the day prior to the announcement of the Merger, the last reported sale price of UPC Common Stock on the NYSE was $30.00 per share. The last reported sale price of UPC Common Stock on the NYSE on September __, 1996 was $________ per share. Based on the market value of the UPC Common Stock on September __, 1996, the value of the UPC Common Stock to be received for each share of FBI Common Stock would be approximately $______. However, the value of UPC Common Stock is subject to fluctuation, and the value of the UPC Common Stock to be received by FBI Record Holders upon consummation of the Merger may be more or less than $_____.

         This Prospectus also serves as a Proxy Statement of FBI and is being furnished to the shareholders of FBI in connection with the solicitation of proxies by the Board of Directors of FBI for use at its Special Meeting of Shareholders [including any adjournments or postponements thereof] (the "Special Meeting") to be held on _________, October __, 1996, to consider and vote upon the Reorganization Agreement. The annexed Notice of Special Meeting of Shareholders and this Prospectus/Proxy Statement explain the Merger and the Amendment the Exchange Ratio, the Reorganization Agreement, the Plan of Merger and the Amendment and provide specific information relative to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them.

         All information contained in this Prospectus/Proxy Statement pertaining to UPC and its subsidiaries, including Capital, has been supplied by UPC, and all information pertaining to FBI and its subsidiaries has been supplied by FBI. This Prospectus/Proxy Statement and the accompanying Proxy Appointment Cards are first being mailed to the FBI shareholders on or about September ___, 1996.

THE SHARES OF UPC COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS SEPTEMBER ___, 1996.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION                                                                                                 (i)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                                                      (ii)

SUMMARY                                                                                                                 1
         The Parties                                                                                                    1
         Special Meeting of FBI Shareholders                                                                            3
         Votes Required; Record Date                                                                                    3
         The Merger                                                                                                     3
         Reasons for the Merger; Recommendations of the FBI Board                                                       5
         Fairness Opinion of Financial Advisor                                                                          5
         Effective Date                                                                                                 5
         Waiver and Amendment; Termination                                                                              5
         Conditions; Regulatory Approvals                                                                               6
         Limitation on Negotiations                                                                                     6
         Management After the Merger                                                                                    7
         Interests of Certain Persons in the Merger                                                                     7
         Dissenters' Rights                                                                                             8
         Comparison of the Rights of UPC and FBI Shareholders                                                           8
         Provisions That May Have an Anti-Takeover Effect                                                               8
         Certain Federal Income Tax Consequences                                                                        9
         Accounting Treatment                                                                                           9
         Market Prices of Common Stock                                                                                  9
         Selected Consolidated Financial Data                                                                          12
         Equivalent and Pro Forma Per Share Data                                                                       21
         Pro Forma Condensed Consolidated Financial Information                                                        24

THE SPECIAL MEETING                                                                                                    31
         Time and Place of Special Meeting; Solicitation of Proxies; Revocation                                        31
         Votes Required                                                                                                32
         Voting                                                                                                        32
         Dissenters' Rights                                                                                            32
         Recommendation                                                                                                34

THE MERGER                                                                                                             35
         Background of the Merger                                                                                      35
         Reasons for the Merger                                                                                        36
         Fairness Opinion of Financial Advisor                                                                         38
         Terms of the Merger                                                                                           45
         Effective Date and Effective Time of the Merger                                                               46
         Surrender of Certificates                                                                                     47
         Conditions to Consummation of the Merger                                                                      48
         Regulatory Approvals                                                                                          50


         Conduct of Business Pending the Merger                                                                        51
         Payment of Dividends                                                                                          51
         Waiver and Amendment; Termination                                                                             52
         Management after the Merger                                                                                   53
         Interests of Certain Persons in the Merger                                                                    53
         Limitation on Negotiations                                                                                    55
         Certain Federal Income Tax Consequences                                                                       55
         Accounting Treatment                                                                                          57
         Expenses                                                                                                      58
         Resales of UPC Common Stock                                                                                   58

CERTAIN REGULATORY CONSIDERATIONS                                                                                      58
         General                                                                                                       59
         Payment of Dividends                                                                                          61
         Capital Adequacy                                                                                              62
         Support of Subsidiary Banks                                                                                   63
         Prompt Corrective Action                                                                                      64
         FDIC Insurance Assessments                                                                                    66
         Proposed Legislation                                                                                          67

DESCRIPTION OF UPC COMMON AND PREFERRED STOCK                                                                          67
         UPC Common Stock                                                                                              67
         UPC Preferred Stock                                                                                           69

CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT                                                               69
         Charter and Bylaw Provisions                                                                                  69
         Share Purchase Rights Plan                                                                                    70
         Tennessee Anti-Takeover Statutes                                                                              70

EFFECT OF MERGER ON RIGHTS OF FBI SHAREHOLDERS                                                                         72
         Removal of Directors                                                                                          73
         Required Shareholder Votes                                                                                    73
         Election of Directors                                                                                         73
         Method of Casting Votes                                                                                       73
         Share Purchase Rights Plan                                                                                    74
         Restrictions on Changes in Control                                                                            74

LEGAL OPINIONS                                                                                                         74

EXPERTS                                                                                                                74


INDEX TO APPENDICES                                                          76


Appendix A

 A-1                   Annual Report on Form 10-K of Financial Bancshares, Inc.
                       for the year ended December 31, 1995

 A-2                   Quarterly Report on Form 10-Q of Financial Bancshares,
                       Inc. for the quarterly period ended June 30, 1996

Appendix B             Agreement and Plan of Reorganization between Union
                       Planters Corporation, Capital Bancorporation, Inc. and
                       Financial Bancshares, Inc. dated as of June 27, 1996,
                       together with the related Plan of Merger annexed
                       thereto as Exhibit A and the First Amendment to
                       Agreement and Plan of Reorganization and Plan of
                       Merger, dated as of September 6, 1996

Appendix C             Letter Agreement between Union Planters Corporation,
                       Capital Bancorporation, Inc. and Financial Bancshares,
                       Inc. dated as of June 27, 1996

Appendix D             Fairness Opinion of Mercer Capital Management, Inc.

Appendix E             Section 351.455 of The General and Business Corporation
                       Law of Missouri pertaining to applicable Dissenters'
                       Rights provisions


                             AVAILABLE INFORMATION

         UPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). FBI is subject only to the periodic reporting requirements of the Exchange Act and is required to file reports and other information with the Commission. Copies of such reports and other information and in the case of UPC, proxy statements, can be obtained, at prescribed rates, from the Commission by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports and other information and in the case of UPC, proxy statements, can be inspected and copied at the public reference facilities referred to above, at the regional offices of the Commission at Room 1024, 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or, if such reports or proxy statements have been filed electronically, through the Internet Web site maintained by the Commission at (http://www.sec.gov). Furthermore, UPC Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning UPC may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus/Proxy Statement constitutes part of the Registration Statement on Form S-4 of UPC (including any exhibits, appendices and amendments thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Prospectus/Proxy Statement does not contain all of the information in the Registration Statement, certain portions of which have been omitted consistent with the rules and regulations of the Commission. For further information about UPC and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the Commission's public reference facilities at the addresses set forth above.

         Certain financial and other information relating to UPC and FBI is contained in the documents indicated below under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         All information contained in this Prospectus/Proxy Statement or incorporated herein by reference with respect to UPC was supplied by UPC and all information contained in this Prospectus/Proxy Statement or incorporated herein by reference with respect to FBI was supplied by FBI. Although neither UPC nor FBI has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated herein are inaccurate or incomplete, neither UPC nor FBI warrants the accuracy or completeness of such statements or information as they relate to the other party.





                                      (i)

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR FBI OR THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by UPC pursuant to the Exchange Act (Commission File No. 1-10160 except as otherwise indicated) are hereby incorporated by reference herein:

         (a) UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) UPC's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996;

         (c) UPC's Current Reports on Form 8-K dated January 5, 1996, March 8, 1996, April 1, 1996, April 2, 1996, April 18, 1996, May 21,
                 1996, May 22, 1996, July 18, 1996, August 15, 1996 and August
                 16, 1996;

         (d) The description of the current management and Board of Directors contained in the Proxy Statement pursuant to Section 14(a) of the Exchange Act for UPC's Annual Meeting of Shareholders held April 25, 1996;

         (e) UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989 (Commission File Number 0-6919), in connection with UPC's designation and authorization of its Series A Preferred Stock; and

         (f) The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         UPC's Annual Report on Form 10-K for the year ended December 31, 1995, incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year (UPC's "Annual Report to Shareholders" which is Exhibit 13 to said Form 10-K) but does not incorporate other portions of UPC's Annual Report to Shareholders. The portion of UPC's Annual Report





                                      (ii)
to Shareholders captioned "Letter to Shareholders" and certain other portions of UPC's Annual Report to Shareholders not specifically incorporated into UPC's Annual Report on Form 10-K are not incorporated herein and are not a part of the Registration Statement.

         The following documents previously filed with the Commission by FBI pursuant to the Exchange Act (Commission File No. 33-33940 except as otherwise indicated) are hereby incorporated by reference herein:

         (a) FBI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (a copy of which is included in this Prospectus/Proxy Statement as Appendix A-1);

         (b) FBI's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996 (a copy of the June 30, 1996 Form 10-Q is included in this Prospectus/Proxy Statement as Appendix A-2); and

         (c)     FBI's Current Report on Form 8-K dated July 11, 1996.

         All documents filed by UPC and FBI pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Prospectus/Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED. SUCH REQUESTS FOR DOCUMENTS RELATING TO UPC SHOULD BE DIRECTED TO UNION PLANTERS CORPORATION, POST OFFICE BOX 387, MEMPHIS, TENNESSEE 38147 (TELEPHONE (901) 383-6584), ATTENTION: E. JAMES
HOUSE, JR., SECRETARY. SUCH REQUESTS FOR DOCUMENTS RELATING TO FBI SHOULD BE DIRECTED TO FINANCIAL BANCSHARES, INC., 3805 SOUTH BROADWAY, ST. LOUIS, MISSOURI 63118 (TELEPHONE (314) 664-6250), ATTENTION: VIRGINIA A. RENZ, VICE PRESIDENT/SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ____________, 1996.





                                     (iii)

                                    SUMMARY

         The following is a summary of certain information contained in this Prospectus/Proxy Statement and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Prospectus/Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference into this Prospectus/Proxy Statement. FBI shareholders are urged to read carefully the entire Prospectus/Proxy Statement, including each of the Appendices. As used in this Prospectus/Proxy Statement, the terms "UPC" and "FBI" refer to those entities, respectively and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

         Union Planters Corporation. UPC is a multi-state bank holding company and savings and loan holding company headquartered in Memphis, Tennessee. At June 30, 1996, UPC had total consolidated assets of approximately $11.4 billion, total consolidated loans of approximately $7.2 billion, total consolidated deposits of approximately $9.3 billion and total consolidated stockholders' equity of approximately $1.0 billion. As of that date, UPC was the second largest independent bank holding company headquartered in Tennessee as measured by total consolidated assets.

         UPC conducts its business activities through its principal bank subsidiary, the $2.2-billion asset Union Planters National Bank ("UPNB"), founded in 1869 and headquartered in Memphis, Tennessee, and through 33 other bank subsidiaries and two savings bank subsidiaries located in Tennessee, Mississippi, Missouri, Arkansas, Louisiana, Alabama and Kentucky (collectively, the "UPC Banking Subsidiaries"). Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates, including traditional banking services, consumer, commercial and corporate lending, retail banking and mortgage banking. UPC also is engaged in mortgage servicing, investment management and trust services, the issuance and servicing of credit and debit cards, and the origination, packaging and securitization of the government-guaranteed portions of Small Business Administration loans.

         Through the UPC Banking Subsidiaries, UPC operates approximately 402 banking offices. UPC's assets at June 30, 1996 are allocable by state to its banking offices (before consolidating adjustments) approximately as follows:
$6.0 billion in Tennessee, $2.4 billion in Mississippi, $1.0 billion in Missouri, $915 million in Arkansas, $548 million in Louisiana, $249 million in Alabama and $110 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed four acquisitions in 1992, twelve in 1993, thirteen in 1994, and three in 1995, adding approximately $1.6 billion in total assets in 1992, $1.3 billion in 1993, $3.8 billion in 1994, and $1.3 billion in 1995. UPC has completed two acquisitions in 1996 (the "Recently Completed Acquisitions"), adding approximately $122 million in assets. Prior to the date hereof, UPC had entered into definitive agreements to acquire five additional financial institutions with total assets of approximately $3.9 billion (collectively, the "Other Pending Acquisitions"). For additional information regarding the Other Pending Acquisitions, see "--Recent Developments Affecting UPC-Pending Acquisitions" and "--Pro Forma Condensed Consolidated Financial Information." For a discussion of UPC's acquisition program and UPC management's philosophy on that subject, see the caption "Acquisitions" (on page 6) and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1995, 1994 and 1993 (on pages 41 through 43) contained in UPC's Annual Report to Shareholders which is Exhibit 13 to UPC's Annual Report on Form 10-K for the year ended December 31, 1995, which Exhibit 13 is incorporated by reference herein to the extent indicated.

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. For a description of acquisitions which are currently pending and a discussion of potential significant charges against earnings, see "--Recent Developments Affecting UPC."

         UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 383-6000. Additional information concerning UPC is included in the documents incorporated by reference into this Prospectus/Proxy Statement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Financial Bancshares, Inc. FBI is a Missouri multi-bank holding company headquartered in St. Louis, Missouri. Through its five majority-owned subsidiary banks (the "FBI Subsidiary Banks"), FBI provides a full range of banking services to individual and corporate customers. At June 30, 1996, on a consolidated basis, FBI had total assets of approximately $323 million, total loans of approximately $196 million, total deposits of approximately $289 million, and total stockholders' equity of approximately $23.2 million. The FBI Subsidiary Banks are: 1) First Financial Bank of St. Louis, St. Louis, Missouri ("FFB--St. Louis"); 2) First Financial Bank of Mississippi County, East Prairie, Missouri ("MissCo"); 3) First Financial Bank of St. Genevieve, St. Genevieve, Missouri ("FFB--St. Genevieve"); 4) First Financial Bank of Southeast Missouri, Sikeston, Missouri ("SEMO"); and 5) Citizens First Financial Bank, Dexter, Missouri ("Citizens").

         FBI's corporate office is located at 3805 South Broadway, St. Louis, Missouri 63118-4607 and its telephone number is (314) 664-6250. Additional information concerning FBI is included in the documents incorporated by reference into this Prospectus/Proxy Statement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Capital Bancorporation, Inc. Capital is a bank holding company and a wholly-owned subsidiary of UPC. Capital was incorporated under the laws of the State of Tennessee in June, 1995 to acquire Capital Bancorporation, Inc., a Missouri bank holding company, in an acquisition consummated on December 31, 1995. Capital conducts its business activities through four banking subsidiaries: Union Planters Bank of Southeast Missouri headquartered in Cape Girardeau, Union Planters Bank of Southwest Missouri headquartered in Springfield, Union Planters Bank of Sikeston, Missouri headquartered in Sikeston, and Union Planters Bank of Mid-Missouri, headquartered in Columbia, Missouri and one bank holding company subsidiary which operates Union Planters Bank of Missouri in Clayton, Missouri. Capital's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018 and its telephone number is (901) 383-6000.

SPECIAL MEETING OF FBI SHAREHOLDERS

         This Prospectus/Proxy Statement is being furnished to the holders of FBI Common Stock in connection with the solicitation by the Board of Directors of FBI of proxies for use at the Special Meeting of the FBI shareholders to be held on ________, October __, 1996, at 9:30 a.m., local time, at Westborough Country Club, 631 South Berry Road, Kirkwood, Missouri. At the Special Meeting, FBI shareholders will be asked to consider and vote upon a proposal to approve the Reorganization Agreement and the Plan of Merger as amended by the Amendment. See "THE SPECIAL MEETING."

VOTES REQUIRED; RECORD DATE

         FBI's Board of Directors has fixed the close of business on September 17, 1996 as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at the Special Meeting. Only FBI shareholders of record on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. The affirmative votes of the holders of at least 66 2/3% of the shares of FBI Common Stock outstanding on the Record Date are required to approve the Reorganization Agreement. See "THE SPECIAL MEETING - Votes Required."

         The directors and executive officers of FBI (the "FBI Management Group") held beneficially as of the Record Date, 312,993 shares, or approximately 45.7%, of the outstanding shares of FBI Common Stock, which they have advised that they intend to vote "FOR" approval of the Reorganization Agreement. See "THE SPECIAL MEETING."

THE MERGER

         The Reorganization Agreement provides for the acquisition by UPC of the FBI Subsidiary Banks through the Merger of FBI with and into Capital, which would survive the Merger. At the Effective Time each share of FBI Common Stock outstanding immediately prior to the Effective Time (except for those shares with respect to which dissenters' rights shall have been perfected) will be converted exclusively into the right to receive 1.7415 shares of UPC Common

Stock. The Exchange Ratio is, however, subject to adjustment to give effect to any stock split, reverse stock split, stock dividend or similar changes with respect to the FBI Common Stock which might occur prior to the Effective Time of the Merger. Also, the Exchange Ratio is subject to adjustment to the extent that the number of shares of FBI Common Stock outstanding, on a fully diluted basis, exceeds 706,877. In such cases, the Exchange Ratio will be adjusted in such a manner as the Board of Directors of UPC (the "UPC Board"), in good faith, deems fair and reasonable. See "THE MERGER-- Terms of the Merger."

         Furthermore, options issued pursuant to FBI's 1995 Non-Qualified Stock Option Plan ("FBI Options") outstanding immediately prior to the Effective Time of the Merger will be automatically amended to represent options to purchase, on the same terms and conditions, that number of shares of UPC Common Stock as shall equal the Exchange Ratio (rounded down to the nearest whole share), multiplied by the number of shares of FBI Common Stock subject to purchase immediately prior to the Effective Time.

         UPC will not issue fractional shares of UPC Common Stock to FBI Record Holders as a result of the Merger. Instead, after aggregating all whole and fractional shares of UPC Common Stock otherwise due to an FBI Record Holder, any resulting fractional share will be settled with a cash payment determined by multiplying the fraction by the last sale price of UPC Common Stock on the NYSE on the last trading day prior to the effective date of the Merger. See "THE MERGER--Terms of the Merger" for descriptions of the Exchange Ratio, potential adjustments to the Exchange Ratio and the effect of the Merger being consummated on the FBI Options. See also the Reorganization Agreement, a copy of which is attached hereto as Appendix B, for the specific provisions concerning these matters.

         Based on the market value of the UPC Common Stock on September __, 1996, the value of the UPC Common Stock to be received for each share of FBI Common Stock would be approximately $_____. However, the value of UPC Common Stock is subject to fluctuation, and the value of the UPC Common Stock to be received upon consummation of the Merger may be more or less than $_____.

         The market price of the UPC Common Stock may change significantly prior to the effective date of the Merger. The Reorganization Agreement DOES NOT contain any provisions which would cause an adjustment to the Exchange Ratio based on the market price of UPC Common Stock. However, it is a condition precedent to FBI's obligation to consummate the Merger that the fairness opinion received by FBI's Board of Directors (the "FBI Board") from Mercer Capital Management, Inc. shall not have been withdrawn on or prior to the closing date (the "Closing Date"). See "THE MERGER--Fairness Opinion of Financial Advisor" and "THE MERGER--Conditions to Consummation of the Merger".

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE FBI BOARD

         The FBI Board believes the Merger is fair to, and in the best interests of FBI and its shareholders and unanimously recommends that the FBI shareholders vote "FOR" approval of the Reorganization Agreement. The FBI Board, after consideration of a number of alternatives available to FBI and the FBI shareholders, believes that the Merger will enable the FBI Record Holders to participate in opportunities for investment value and growth. The Merger and the resulting affiliation with UPC's banking network would give the FBI Subsidiary Banks access to a substantially larger base of capital and enhanced regulatory and operating expertise. Moreover, affiliation with UPC will enhance the ability of the FBI Subsidiary Banks to compete more effectively in their marketplaces and to enjoy certain economies of scale in their banking operations. See "THE MERGER--Background of and Reasons for the Merger."

FAIRNESS OPINION OF FINANCIAL ADVISOR

         FBI has retained Mercer Capital Management, Inc. ("Mercer Capital") as its financial advisor in connection with the Merger and requested that Mercer Capital render an opinion that the Exchange Ratio was fair from a financial point of view to the FBI shareholders. A copy of Mercer Capital's opinion is attached hereto as Appendix D and should be read in its entirety with respect to assumptions made, limitations on review undertaken and other matters. The description of Mercer Capital's opinion set forth herein is qualified in its entirety by reference to the opinion. See "THE MERGER-- Fairness Opinion of Financial Advisor" for information regarding, among other things, the selection of Mercer Capital and its compensation for services rendered in connection with the Merger and its rendering of such opinion.

EFFECTIVE DATE

         The Merger would become effective at the time Articles of Merger are filed with the Secretary of State of Tennessee, or at such later time as may be set forth in the Articles of Merger (the "Effective Time of the Merger"). Assuming the timely receipt of all prior regulatory approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all contractual conditions to closing set forth in the Reorganization Agreement, it is expected that the Merger would become effective in the fourth quarter of 1996. The effective date of the Merger will be the day on which the Effective Time occurs (the "Effective Date of the Merger"). Only FBI Record Holders will be entitled to receive the shares of UPC Common Stock and cash payment for any fractional share to be exchanged in the Merger pursuant to the Reorganization Agreement.

WAIVER AND AMENDMENT; TERMINATION

         Prior to the Effective Time, any condition to consummation of the Merger (to the extent permitted by law) may be amended, modified or waived by the party benefitted by the provision by an agreement in writing which is approved by the Board of Directors of UPC and FBI; provided, however, that no such amendment may be effected after approval by the FBI shareholders of the Reorganization Agreement without such shareholders' approval if the effect of such amendment would be to change the amount or type of consideration to be paid in the Reorganization to the FBI Record Holders.

         The Reorganization Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of UPC, Capital and FBI, or by one or all of the parties under certain circumstances, including if (i) the Merger is not consummated by June 24, 1997 (which may in certain circumstances, be extended to August 31, 1997), unless the failure to consummate the Merger by such time is due to a breach of the Reorganization Agreement by the party seeking to terminate, and (ii) in the event that the holders of more than 9% of the outstanding shares of FBI Common Stock should perfect their dissenters' rights. See "THE MERGER--Waiver and Amendment; Termination."

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Merger is subject to various conditions, including receipt of the approval of the FBI shareholders, receipt of the required prior regulatory approvals and satisfaction of certain customary contractual closing conditions. For a discussion of these conditions, see "THE MERGER--Conditions to Consummation of the Merger."

         The regulatory approvals and consents necessary to consummate the transactions contemplated by the Reorganization Agreement include the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Missouri Division of Finance (the "Missouri Division"). An application to the Federal Reserve for such approval was submitted on August 23, 1996. It is anticipated that the application to the Missouri Division will be submitted on or about October 31, 1996. As of the date hereof, approval has not yet been received from the Federal Reserve. There can be no assurance as to when or if all of the necessary regulatory approvals will be obtained. There also can be no assurance that any such approvals will not impose conditions that would be deemed materially burdensome by UPC. See "THE MERGER--Conditions to Consummation of the Merger," "THE MERGER--Regulatory Approvals" and "CERTAIN REGULATORY CONSIDERATIONS."

LIMITATION ON NEGOTIATIONS

         FBI is prohibited from instituting, soliciting or encouraging any inquiry, discussion or proposal concerning any "Acquisition Proposal" (defined generally as any agreement or proposal pursuant to which any person, entity or group, other than UPC or the UPC Banking Subsidiaries, would, directly or indirectly: i) acquire or enter into a business combination, including a merger or consolidation, with FBI or any FBI Subsidiary Bank; ii) acquire the right to vote ten percent (10%) or more of the outstanding FBI Common Stock or the outstanding voting stock of any FBI Subsidiary Bank; iii) acquire a significant portion of the assets or earning power of FBI or any FBI Subsidiary Bank; or
iv) acquire in excess of 10% of the outstanding FBI Common Stock or the common stock of any FBI Subsidiary Bank.) In the event FBI were to enter into a letter of intent or agreement with respect to an Acquisition Proposal, FBI or the acquiror would be required to pay liquidating damages to UPC in the amount of $3.44 million. Such sum would be payable immediately in the event that FBI were to enter into a letter of intent or agreement with respect to an Acquisition Proposal. The limitation will remain in effect until December 31, 1997, unless before that date the Merger shall have been consummated, the Reorganization Agreement shall have been terminated, or the Merger shall not have been consummated as a result of failure by UPC or Capital to perform certain obligations under the Reorganization Agreement, under specified circumstances. See "THE MERGER--Limitation on Negotiations."

MANAGEMENT AFTER THE MERGER

         The directors and officers of Capital in office immediately prior to the Effective Time of the Merger would continue as directors and officers of Capital, as the surviving company, following the Merger. Each of the current officers and directors of Capital are officers or directors of UPC. Information concerning the current management and Board of Directors of UPC is included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For additional information regarding the interests of certain persons in the Merger, see "-- Interests of Certain Persons in the Merger."

         It is anticipated that after the Merger, certain of the FBI Subsidiary Banks will be merged with and into certain of the UPC Banking Subsidiaries (the "Subsidiary Bank Mergers"). At the time of the Subsidiary Bank Mergers, UPC expects that the minority interests in the FBI Subsidiary Banks will be reacquired or eliminated.

         While the directors and officers of FBI will be affected by the Merger, it is expected that the directors and officers of the FBI Subsidiary Banks will continue to hold their positions until the Subsidiary Bank Mergers are effective. Following the effective time of the Subsidiary Bank Mergers some or all of those former FBI Subsidiary Bank officers and directors may be retained. See "THE MERGER--Management after the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In addition to the Reorganization Agreement, UPC and FBI have executed the Supplemental Letter, attached hereto as Appendix C, requiring UPC to assume or enter into specified agreements and benefit plans with certain employees of FBI. Among other requirements, the Supplemental Letter requires UPC to either honor all existing employment agreements and management continuity agreements between FBI and its employees or enter into new agreements which are mutually acceptable to UPC and the FBI employees. For a more detailed discussion of the requirements set forth in the Supplemental Letter, see "THE MERGER--Interests of Certain Persons in the Merger."

DISSENTERS' RIGHTS

         Under Missouri law, an FBI shareholder entitled to vote at the Special Meeting may dissent from the Merger and receive payment of the "fair value" of such shares in cash if the Merger is consummated by following certain procedures set forth in Section 351.455 of the Missouri Act, the text of which is attached hereto as Appendix E. Failure to follow such procedures may result in the loss of dissenters' rights. Any FBI shareholder returning an executed Proxy Appointment Card which does not provide instructions to vote against the Merger will be deemed to have approved the Reorganization Agreement and the Plan of Merger and the Amendment, thereby waiving any such dissenters' rights. See "THE SPECIAL MEETING-- Shareholders' Dissenters' Rights" and Section
351.455 of the Missouri Act, which is attached hereto as Appendix E.

         It is a condition to UPC's obligation to consummate the Merger that dissenters' rights are not perfected under the Missouri Act for more than nine percent (9%) of the outstanding shares of FBI Common Stock.

COMPARISON OF THE RIGHTS OF UPC AND FBI SHAREHOLDERS

Upon consummation of the Merger, the FBI shareholders, whose rights are presently governed by the Missouri Act and FBI's charter and bylaws, as amended, would become shareholders of UPC, a Tennessee corporation ("UPC Shareholders"). Accordingly, their rights would be governed by the Tennessee Business Corporation Act (the "Tennessee Act") and the charter ("UPC's Charter") and bylaws ("Bylaws") of UPC. Because of differences between UPC's Charter and Bylaws and the charter and bylaws of FBI, as well as between the Tennessee Act and the Missouri Act, certain rights of such shareholders will be changed upon consummation of the Merger. For a discussion of material differences between the rights of FBI shareholders and the rights of UPC Shareholders, see "EFFECT OF THE MERGER ON RIGHTS OF FBI SHAREHOLDERS."

PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

         UPC's Charter and Bylaws include provisions that may discourage, delay or prevent certain types of transactions involving an actual or potential change in control of UPC including transactions in which UPC Shareholders might otherwise receive a premium for their shares of UPC Common Stock over the current market prices. These "anti- takeover" provisions may limit the ability of the shareholders of UPC to approve transactions that they deem to be in their best personal interests. In addition, Tennessee and Federal law require the approvals of the Tennessee Department of Financial Institutions ("TDFI"), the Federal Reserve and the Office of Thrift Supervision ("OTS") prior to acquisition of "control" of a Tennessee bank or savings and loan holding company. These provisions may have the effect of delaying or preventing a change in control of UPC and, therefore, could adversely affect the price of UPC Common Stock. See "DESCRIPTION OF UPC COMMON AND PREFERRED STOCK" and "CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         It is intended that the Merger will be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss would be recognized by an FBI Record Holder upon the exchange of such shareholder's FBI Common Stock solely for shares of UPC Common Stock in the Merger. Subject to the provisions and limitations of Section 302(a) of the Code, gain or loss will be recognized with respect to cash received in lieu of fractional shares and cash received by FBI shareholders who exercise dissenters' rights. See "THE MERGER--Certain Federal Income Tax Consequences." DUE TO THE INDIVIDUAL NATURE OF THE TAX CONSEQUENCES OF THE MERGER, FBI RECORD HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF THE MERGER ON THEM, UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. For a further discussion of the federal income tax consequences of the Merger, see "THE MERGER--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The Merger is currently expected to be accounted for as a purchase under generally accepted accounting principles ("GAAP") as described in Accounting Principles Board Opinion No. 16 and the interpretations thereof ("APB No. 16"). However, if UPC elects not to repurchase the approximate number of shares as issued to FBI Record Holders, as described herein, prior to or subsequent to the Effective Time, UPC will be required to account for the transaction as a "pooling of interests." UPC does not believe that the pro forma financial information, if adjusted to reflect the Merger as a pooling of interests, would be materially different from the pro forma information contained herein. See "THE MERGER--Accounting Treatment."

MARKET PRICES OF COMMON STOCK

         UPC Common Stock. The UPC Common Stock is listed on the NYSE under the symbol "UPC." The following table sets forth for the periods indicated the high and low closing sale prices of the UPC Common Stock on the NYSE and the cash dividends declared per share of UPC Common Stock for the periods indicated:

                                                             PRICE RANGE                    Cash Dividends
                                                 ---------------------------------------     Declared Per
                                                       HIGH                   LOW               Share
                                                 ----------------       ----------------    -------------
1996
First Quarter                                        $31.75                 $29.00             $0.27
Second Quarter                                        31.25                  29.63              0.27
Third Quarter                                                                                   0.27
 Through September ___, 1996                         ------                 ------             -----
Total                                                                                          $0.81
                                                                                               =====

1995
First Quarter                                        $24.50                 $20.88             $0.23
Second Quarter                                        28.13                  23.13              0.25
Third Quarter                                         30.75                  26.13              0.25
Fourth Quarter                                        32.25                  29.63              0.25
                                                                                               -----
Total                                                                                          $0.98
                                                                                               =====

1994
First Quarter                                        $26.25                 $23.13             $0.21
Second Quarter                                        28.75                  24.75              0.21
Third Quarter                                         26.00                  23.50              0.23
Fourth Quarter                                        24.50                  19.63              0.23
                                                                                               -----
Total                                                                                          $0.88
                                                                                               =====

         On June 26, the day prior to the date the Merger was publicly announced, the last reported sale price of the UPC Common Stock on the NYSE was $30.00 per share. On September _____, 1996, the last sale price of UPC Common Stock as reported on the NYSE was $_______ per share.

         The holders of UPC Common Stock are entitled to receive dividends when, as and if declared by the UPC Board out of funds legally available therefor. Although UPC currently intends to continue to pay quarterly cash dividends on the UPC Common Stock, there can be no assurance that UPC's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operation results, capital and reserve requirements, and the UPC Board's consideration of other relevant factors.

         UPC is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends and fees from its subsidiary depository institutions. UPC's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "CERTAIN REGULATORY
CONSIDERATIONS--Payment of Dividends."

         FBI Common Stock. FBI Common Stock has never been listed or publicly traded on any securities exchange or actively traded in the over-the-counter market. However, there are occasional over-the-counter sales of shares of FBI Common Stock reported on pink sheets. The following table sets forth quarterly high and low sales prices for recent sales of FBI Common Stock to the extent known by FBI's management (which does not necessarily include all of the transactions or offers which occurred during the indicated periods). The table also sets forth per share dividends paid on FBI Common Stock during the indicated periods.

                                                      PRICE RANGE
                                            -------------------------------------      CASH DIVIDENDS
                                                HIGH                  LOW            DECLARED PER SHARE
                                            --------------         --------------    ------------------
1996
First Quarter                                  $27.00                 $26.00              $    ---
Second Quarter                                  27.00                  26.00                 0.625
Third Quarter
 Through September __, 1996                     (1)                    (1)                     ---
Total                                                                                     $  0.625
                                                                                            ======

1995
First Quarter                                   (1)                    (1)                $    ---
Second Quarter                                  27.00                  25.00                 0.625
Third Quarter                                   28.00                  26.00                   ---
Fourth Quarter                                  27.00                  26.00                 0.655
                                                                                             -----
Total                                                                                     $  1.280
                                                                                            ======

1994
First Quarter                                   (1)                    (1)                $    ---
Second Quarter                                  28.00                  25.00                 0.625
Third Quarter                                   27.00                  25.00                   ---
Fourth Quarter                                  27.00                  25.00                 0.625
                                                                                             -----
Total                                                                                     $  1.250
                                                                                             =====

(1) Prices have been omitted for this quarter as FBI's management is not aware of any sales having been made during this period.

         In each of its past two fiscal years, FBI paid a cash dividend on a semi-annual basis. The Reorganization Agreement prohibits FBI from paying any dividends other than its regular semi-annual cash dividend of sixty-two and one- half cents ($0.625) per share of FBI Common Stock as the first cash dividend in a calendar year and sixty-seven and one- half cents ($0.675) per share of FBI Common Stock as the second cash dividend in a calendar year. See "THE MERGER-- Payment of Dividends." FBI's revenues are derived primarily from dividends paid to it by the FBI Subsidiary Banks. The amount of dividends that the FBI Subsidiary Banks may pay are restricted by loan covenants and by federal and state banking laws and regulations. See "CERTAIN REGULATORY CONSIDERATIONS--Payment of Dividends."

SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables present for both UPC and FBI selected consolidated financial data for each of the five years ended December 31, 1995 and for the six month periods ended June 30, 1996 and 1995. The information for UPC has been derived from the consolidated financial statements of UPC, including the unaudited consolidated financial statements of UPC incorporated into this Prospectus/Proxy Statement by reference to UPC's Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 1996, and the audited consolidated financial statements of UPC incorporated into this Prospectus/Proxy Statement by reference to UPC's 1995 Annual Report on Form 10-K for the year ended December 31, 1995, and should be read in conjunction therewith and with the notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The information for FBI has been derived from the consolidated financial statements of FBI, including the unaudited consolidated financial statements of FBI for the six months ended June 30, 1996 incorporated by reference to FBI's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 and the audited consolidated financial statements of FBI for the three years ended December 31, 1995, incorporated by reference to FBI's Annual Report on Form 10-K for the year ended December 31, 1995 (copies of which Forms 10-K and 10-Q of FBI are provided in this Prospectus/Proxy Statement collectively as Appendix A), and should be read in conjunction therewith and with the notes thereto. Historical results are not necessarily indicative of results to be expected for any future period. In the opinions of the management of both UPC and FBI, all adjustments, consisting only of normal recurring adjustments necessary to arrive at a fair statement of interim results of operations of UPC and FBI, have been included. See "-- Recent Developments Affecting UPC" for information concerning UPC's recently completed and pending acquisitions.

                    UPC Selected Consolidated Financial Data

                                                                  Six Months Ended
                                                                    June 30, (1)                Years Ended December 31,
                                                               ----------------------      -----------------------------------
                                                                 1996          1995          1995          1994         1993
                                                               ---------     --------      --------      --------     --------
                                                                         (Dollars in thousands, except per share data)
Income Statement Data
  Net interest income                                          $232,316      $219,564      $447,431      $423,114     $375,033
  Provision for losses on loans                                  15,851         4,538        22,231         4,894       17,950
  Investment securities gains (losses)                               66            (3)          476       (20,298)       4,506
  Other noninterest income                                       81,404        75,707       157,176       121,103      123,056
  Noninterest expense                                           178,362       184,371       382,164       427,697      346,450
                                                               --------      --------      --------      --------     --------
  Earnings before income taxes, extraordinary item,
    and accounting changes                                      119,573       106,359       200,688        91,328      138,195
  Applicable income taxes                                        39,786        34,251        65,286        25,467       41,168
                                                               --------      --------      --------      --------     --------
  Earnings before extraordinary item and accounting changes      79,787        72,108       135,402        65,861       97,027
  Extraordinary item - defeasance of debt, net of taxes               0             0             0             0       (3,206)
  Accounting changes, net of taxes                                    0             0             0             0        5,782
                                                               --------      --------      --------      --------     --------

  Net earnings                                                  $79,787       $72,108      $135,402       $65,861      $99,603
                                                               ========      ========      ========      =========    =========

Per Common Share Data
  Primary
    Earnings before extraordinary item and accounting changes     $1.66         $1.52         $2.82         $1.28        $2.24
    Extraordinary item - defeasance of debt, net of taxes             0             0             0             0        (0.08)
    Accounting changes, net of taxes                                  0             0             0             0         0.15
    Net earnings                                                   1.66          1.52          2.82          1.28         2.31
  Fully diluted
    Earnings before extraordinary item and accounting changes      1.58          1.45          2.70          1.28         2.18
    Extraordinary item - defeasance of debt, net of taxes             0             0             0             0        (0.07)
    Accounting changes, net of taxes                                  0             0             0             0         0.13
    Net earnings                                                   1.58          1.45          2.70          1.28         2.24
  Cash dividends                                                   0.54          0.48          0.98          0.88         0.72
  Book value                                                      19.96         17.87         19.24         16.08        16.25


                                                                     Years Ended December 31,
                                                                     ------------------------
                                                                        1992          1991
                                                                     ---------     ----------

Income Statement Data
  Net interest income                                                 $305,211     $256,537
  Provision for losses on loans                                         29,071       35,960
  Investment securities gains (losses)                                  14,019        2,633
  Other noninterest income                                             103,506       95,415
  Noninterest expense                                                  297,665      255,906
                                                                      --------     --------
  Earnings before income taxes, extraordinary item,
    and accounting changes                                              96,000       62,719
  Applicable income taxes                                               27,048       14,443
                                                                      --------     --------
  Earnings before extraordinary item and accounting changes             68,952       48,276
  Extraordinary item - defeasance of debt, net of taxes                      0            0
  Accounting changes, net of taxes                                           0            0
                                                                      --------     --------
  Net earnings                                                         $68,952      $48,276
                                                                      ========     ========

Per Common Share Data
  Primary
    Earnings before extraordinary item and accounting changes            $1.75        $1.35
    Extraordinary item - defeasance of debt, net of taxes                    0            0
    Accounting changes, net of taxes                                         0            0
    Net earnings                                                          1.75         1.35
  Fully diluted
    Earnings before extraordinary item and accounting changes             1.73         1.35
    Extraordinary item - defeasance of debt, net of taxes                    0            0
    Accounting changes, net of taxes                                         0            0
    Net earnings                                                          1.73         1.35
  Cash dividends                                                          0.60         0.48
  Book value                                                             14.08        12.88


(continued on following page)

                                                                   UPC Selected Consolidated Financial Data (continued)

                                                                   Six Months Ended
                                                                     June 30, (1)                 Years Ended December 31,
                                                               -------------------------   --------------------------------------
                                                                  1996          1995          1995          1994         1993
                                                               ----------    -----------   -----------   -----------   ----------
                                                                             (Dollars in thousands, except per share data)
Balance Sheet Data (at period end)
  Total assets                                                 $11,367,625   $10,921,482   $11,277,116   $10,985,020   $9,919,944
  Loans, net of unearned income                                  7,169,872     6,960,602     7,069,853     6,721,597    5,293,850
  Allowance for losses on loans                                    136,255       132,884       133,487       133,966      125,499
  Investment securities                                          3,053,759     2,639,545     2,774,890     3,084,110    3,431,081
  Deposits                                                       9,343,893     9,291,329     9,447,736     9,253,165    8,445,760
  Short-term borrowings                                            421,061       167,540       241,023       455,010      300,414
  Long-term debt (3)
    Parent company                                                 213,453       115,368       214,758       114,790      114,729
    Subsidiary banks                                               259,691       325,446       270,500       241,218      212,149
  Total shareholders' equity                                     1,007,608       897,066       966,331       805,147      751,844
Average assets                                                  11,285,745    10,837,594    10,954,895    10,948,979    9,706,356
Average shareholders' equity                                       971,638       862,212       899,615       850,934      707,788
Average shares outstanding (in thousands)
       Primary                                                      45,940        44,648        45,008        43,741       38,914
       Fully diluted                                                50,533        49,138        49,618        44,083       43,144
Profitability and Capital Ratios
  Return on average assets                                            1.42 %        1.34 %        1.24 %        0.60 %       1.03 %
  Return on average common equity                                    17.40         18.01         15.92          7.61        15.10
  Net interest income (taxable-equivalent) to
    average earning assets (2)                                        4.63          4.58          4.59          4.36         4.40
  Loans/deposits                                                     76.73         74.92         74.83         72.64        62.68
  Common and preferred dividend payout ratio                         35.41         34.12         37.55         62.50        32.64
  Equity/assets (period end)                                          8.86          8.21          8.57          7.33         7.58
  Average shareholders' equity/average total assets                   8.61          7.96          8.21          7.77         7.29
  Leverage ratio (4)                                                  8.49          7.88          8.09          7.15         7.21
  Tier 1 capital to risk-weighted assets (4)                         13.19         12.51         12.64         11.88        13.10
  Total capital to risk-weighted assets (4)                          16.85         14.86         16.35         14.27        15.74
Asset Quality Ratios
  Allowance/period end loans                                          1.90          1.91          1.89          1.99         2.37
  Nonperforming loans/total loans (5)                                 0.53          0.47          0.48          0.32         0.58
  Allowance/nonperforming loans (5)                                    355           404           391           614          411
  Nonperforming assets/loans and foreclosed properties (6)            0.63          0.57          0.59          0.43         0.78
  Provision/average loans                                             0.44          0.13          0.32          0.08         0.35
  Net charge-offs/average loans                                       0.38          0.22          0.36          0.09         0.28


                                                                  Years Ended December 31,
                                                                  ------------------------
                                                                     1992         1991
                                                                     ----         ----
Balance Sheet Data (at period end)
  Total assets                                                    $8,331,073   $6,566,973
  Loans, net of unearned income                                    4,193,149    3,613,945
  Allowance for losses on loans                                      100,282       74,739
  Investment securities                                            2,935,665    1,864,871
  Deposits                                                         7,171,191    5,698,062
  Short-term borrowings                                              343,452      244,513
  Long-term debt (3)
    Parent company                                                    74,292       38,163
    Subsidiary banks                                                  38,463       18,790
  Total shareholders' equity                                         595,106      475,128
Average assets                                                     7,586,827    6,555,009
Average shareholders' equity                                         551,650      442,756
Average shares outstanding (in thousands)
       Primary                                                        35,463       34,569
       Fully diluted                                                  38,307       34,922
Profitability and Capital Ratios
  Return on average assets                                              0.91 %       0.74 %
  Return on average common equity                                      13.11        10.95
  Net interest income (taxable-equivalent) to
    average earning assets (2)                                          4.57         4.48
  Loans/deposits                                                       58.47        63.42
  Common and preferred dividend payout ratio                           36.12        34.51
  Equity/assets (period end)                                            7.14         7.24
  Average shareholders' equity/average total assets                     7.27         6.75
  Leverage ratio (4)                                                    7.07         7.06
  Tier 1 capital to risk-weighted assets (4)                           12.85        11.66
  Total capital to risk-weighted assets (4)                            14.83        13.80
Asset Quality Ratios
  Allowance/period end loans                                            2.39         2.07
  Nonperforming loans/total loans (5)                                   1.22         1.01
  Allowance/nonperforming loans (5)                                      196          205
  Nonperforming assets/loans and foreclosed properties (6)              1.58         1.60
  Provision/average loans                                               0.72         0.95
  Net charge-offs/average loans                                         0.55         0.92

- ---------------

  (1) Interim period ratios have been annualized where applicable.
  (2) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
  (3) Long-term debt includes subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, and notes payable with
      maturities greater than one year.   Subsidiary banks' long-term debt is
      primarily Federal Home Loan Bank ("FHLB") advances.
  (4) The risk-based capital ratios are based upon capital guidelines prescribed by Federal bank regulatory authorities. Under those guidelines, the required minimum Tier 1 and Total capital to risk-weighted assets ratios are 4% and 8%, respectively. The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 5% (5% for bank holding companies effecting acquisitions).
  (5) Nonperforming loans include loans on nonaccrual status and restructured loans.
  (6) Nonperforming assets include nonperforming loans and foreclosed properties.

                    FBI SELECTED CONSOLIDATED FINANCIAL DATA





                                            Six Months Ended
                                               June 30,(1)                             Years Ended December 31,
                                         ------------------------  --------------------------------------------------------------
                                             1996         1995        1995         1994         1993         1992         1991
                                         -----------   ----------  -----------  ----------   ----------    ---------   ----------
                                                               (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
   Net interest income                   $    6,180    $   6,106  $  12,250    $   12,488   $    12,558   $    11,401   $   9,455
   Provision for loan losses                    366          474      1,678         2,860         4,614         1,073       1,674
   Investment securities gains (losses)         (33)           1        (31)          (37)          113            52         (97)
   Other noninterest income                     714          729      1,401         1,342         1,205         1,155       1,228
   Noninterest expense                        4,676        4,787      9,455         9,451         8,400         8,241       7,723
                                         ----------    ---------  ---------    ----------    ----------    ----------    --------

   Earnings before income taxes and
    accounting changes                        1,819        1,575      2,487         1,482           862         3,294       1,189
   Applicable income taxes                      656          468        631           417           145           654         237
   Accounting changes, net of taxes               0            0          0             0           132             0           0
                                         ----------    ---------  ---------    ----------   -----------   -----------   ---------
   Net earnings                          $    1,163    $   1,107  $   1,856    $    1,065   $       849   $     2,640   $     952
                                         ==========    =========  =========    ==========   ===========   ===========   =========

PER COMMON SHARE DATA
 Primary
   Earnings before accounting changes    $     1.70    $    1.62  $    2.71    $     1.56   $      1.05   $      3.86   $    1.39
   Accounting changes, net of taxes                                                                0.19
   Net earnings                                1.70         1.62       2.71          1.56          1.24          3.86        1.39
 Cash dividends                               0.625        0.625       1.28          1.25          1.25         1.125        0.86
 Book value                                   33.87        33.64      34.58         30.04         33.61         32.27       29.50

(continued on following page)

                    FBI SELECTED CONSOLIDATED FINANCIAL DATA

                                              Six Months Ended
                                                 June 30,(1)                             Years Ended December 31,
                                           ------------------------  --------------------------------------------------------------
                                               1996         1995        1995         1994         1993         1992         1991
                                           -----------   ----------  -----------  ----------   ----------    ---------   ----------
                                                                 (Dollars in thousands, except per share data)
BALANCE SHEET DATA (AT PERIOD END)
    Total assets                              $322,833     $311,463     $325,924    $302,015     $304,394     $290,113     $268,919
    Loans, net of unearned interest            195,712      190,080       87,064     181,879      175,972      164,562      148,573
    Allowance for losses on loans                4,498        3,626        4,160       3,976        3,671        2,341        2,016
    Investment securities                      100,812       91,572      102,565      90,925       94,780       90,413       83,583
    Deposits                                   288,974      276,907      294,450     270,572      275,059      262,555      241,632
    Short-term borrowings                        4,188        5,210        1,250       5,008        2,565          772        1,430
    Long term debt (3)                           3,794        4,019        4,019       4,019        2,244        2,469        2,669
    Total shareholders' equity                  23,182       23,023       23,663      20,560       23,001       22,086       20,191
   Average assets                              325,448      303,882      309,415     302,926      296,630      278,420      265,163
   Average shareholders' equity                 23,773       22,641       22,490      22,301       23,090       21,140       20,042
   Average shares outstanding (in thousands)       684          684          684         684          684          684          684
   Profitability and Capital Ratios
    Return on average assets                      0.72%        0.73%        0.60%       0.35%        0.29%        0.95%        0.36%
    Return on average common equity               9.84%        9.86%        8.25%       4.78%        3.68%       12.49%        4.75%
    Net interest income (tax-equivalent) to
     average earning assets (2)                   4.18%        4.45%        4.36%       4.54%        4.69%       4.59%         4.04%
    Loans/deposits                               67.73%       68.64%       63.53%      67.22%       63.98%      62.68%        61.49%
    Common dividend payout ratio                 36.76%       38.58%       47.23%      80.13%      100.81%      29.15%        61.87%
    Equity/assets (period end)                    7.18%        7.39%        7.26%       6.81%        7.56%       7.61%         7.51%
    Average shareholders' equity/
     average total assets                         7.30%        7.45%        7.27%       7.36%        7.78%       7.59%         7.56%
    Leverage ratio (4)                            7.17%        7.12%        7.10%       7.06%        6.90%       7.50%         7.06%
    Tier 1 capital to risk-weighted assets (4)   10.62%       10.79%       10.80%      10.67%       10.65%      11.47%        11.08%
    Total capital to risk-weighted assets (4)    11.88%       12.05%       12.05%      11.93%       11.91%      12.73%        12.23%
   ASSET QUALITY RATIOS
    Allowance/period end loans                    2.30%        1.91%        2.22%       2.19%        2.09%       1.42%         1.36%
    Nonperforming loans/total loans (5)           0.27%        0.56%        0.72%       0.76%        1.14%       0.97%         1.63%
    Allowance/nonperforming loans (5)           845.49%      338.25%      309.06%     286.46%      183.64%     146.96%        83.27%
    Nonperforming assets/loans and foreclosed
     properties (6)                               0.64%        1.04%        1.18%       1.25%        1.50%       1.52%         3.16%
    Provision/average loans                       0.39%        0.53%        0.91%       1.62%        2.68%       0.69%         1.14%
    Net charge-offs/average loans                 0.03%        0.93%        0.81%       1.45%        1.91%       0.48%         0.84%

- -----------------------------
(1) Interim period ratios have been annualized where applicable
(2) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
(3) Long-term debt is note payable of parent company.
(4) The risk-based capital ratios are based upon capital guidelines prescribed by Federal bank regulatory authorities. Under these guidelines, the required minimum Tier 1 and Total capital to risk-weighted assets ratios are 4% and 8%, respectively. The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 6%.
(5) Nonperforming loans include loans on nonaccrual status and restructured loans.

(6) Nonperforming assets include loans and foreclosed properties.

RECENT DEVELOPMENTS AFFECTING UPC

         Recently Completed Acquisitions. Since December 31, 1995, UPC has completed the acquisition of the following institutions (collectively, the "Recently Completed Acquisitions").

                                              ASSET SIZE
INSTITUTION                                 (IN MILLIONS)(1)                TYPE OF CONSIDERATION
- ----------------------------------       ---------------------          ------------------------------
First Bancshares of Eastern                       $ 60                               Cash
Arkansas, Inc., West Memphis,
Arkansas, and its subsidiary, First
National Bank of West Memphis,
Arkansas

First Bancshares of N.E. Arkansas,                  62                               Cash
Inc., Osceola, Arkansas, and its
subsidiary, First National Bank of
Osceola, Arkansas
                                                  ----
Total                                             $122
                                                  ====

(1) At date of acquisition.

         UPC Pending Acquisitions. UPC has entered into definitive agreements to acquire the following five financial institutions in addition to FBI, which UPC's management considers probable of consummation and which are expected to close in 1996 (collectively, the "Other Pending Acquisitions").

                                                         ASSET SIZE
INSTITUTION                                           (IN MILLIONS)(1)                   TYPE OF CONSIDERATION
- ----------------------------------                ------------------------         -----------------------------------
Leader Financial Corporation                              $3,211                   Approximately 16.6 million shares
("Leader"), Memphis, Tennessee,                                                    of UPC Common Stock
and its subsidiary, Leader Federal
Bank for Savings ("Leader
Federal") (2)

Eastern National Bank ("ENB"),                               286                   Cash, notes and UPC Series E
Miami, Florida (3)                                                                 Preferred Stock (4)

Valley Federal Savings Bank                                  118                   Approximately 435,000 shares of
("Valley Federal"), Sheffield,                                                     UPC Common Stock
Alabama

Franklin Financial Group, Inc.                               138                   Approximately 738,000 shares of
("FFGI"), Morristown, Tennessee,                                                   UPC Common Stock
and its subsidiary, Franklin
Federal Savings Bank

BancAlabama, Inc. ("BancAlabama"),                            99                   Approximately 415,000 shares of
Huntsville, Alabama, and its                                                       UPC Common Stock
subsidiary BankAlabama-Huntsville
                                                          ------
                                                          $3,852
                                                          ======

- ------------

(1)      At June 30, 1996.
(2) Reference is made to UPC's Current Reports on Form 8-K dated March 8, 1996, April 1, 1996, May 21, 1996, August 15, 1996 and August 16,
         1996, incorporated by reference herein, for additional information concerning the acquisition of Leader.
(3) UPC's management expects to complete the acquisition of ENB on or before December 31, 1996, provided that disputes between ENB's shareholders and agencies of the Republic of Venezuela and others pending before the United States District Court for the Southern District of Florida shall have been resolved to the satisfaction of UPC by that date.
(4) Cash in the amount of $4.5 million, UPC promissory notes in the aggregate original principal amount of $14.5 million, and up to 317,458 shares of Series E Preferred Stock of UPC.

         Earnings Considerations Related to Pending Acquisitions. It is expected that either UPC or the institutions to be acquired in connection with the Merger and the Other Pending Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the UPC organization. Anticipated charges would normally arise from matters such as, but not limited to, legal and accounting fees, financial advisory fees, consulting fees, payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits, costs associated with the elimination of duplicate facilities, branch closures, data processing charges, cancellation of vendor contracts, the potential for additional provisions for loan losses and similar costs which normally arise from the consolidation of operational activities.

         Aggregate charges expected to arise with respect to the acquisition of FBI and the Other Pending Acquisitions (primarily the Leader acquisition) have been preliminarily estimated to be in the range of $17 million to $22 million after taxes. To the extent that UPC's recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes. In addition, the range of estimated potential charges set forth above does not take into account any potential assessment for recapitalization of the Savings Association Insurance Fund discussed below under the heading "--Earnings Considerations Related to Potential Special Regulatory Assessments." This range of potential charges is based on currently available information as well as preliminary estimates and is subject to change. The range is provided as a preliminary estimate of the significant charges which may in the aggregate be required and should be viewed accordingly. These charges are not reflected in the pro forma consolidated financial statements.

         Earnings Considerations Related to Potential Special Regulatory Assessment. There are several proposals currently under consideration by the U.S. Congress, the purposes of which are to provide additional financing for the Savings Association Insurance Fund ("SAIF") and to provide for interest payments on the Financing Corporation ("FICO") bonds issued in connection with earlier Congressional efforts to support the then failing thrift industry. A common feature of these proposals is a one-time special assessment of from 70 to 85 basis points on all deposits insured by the SAIF ($0.70 to $0.85 per $100 of covered deposits) ("SAIF-Insured Deposits"). All SAIF-Insured Deposits may not be subject to an assessment at the 70 to 85 basis point level. Those SAIF-Insured Deposits which have been acquired by banks in so-called Oakar transactions ("Oakar Deposits") may be assessed at a lower rate (one proposal suggests 20% lower). In addition to the special assessment on SAIF-Insured Deposits, the proposals also contemplate annual assessments on deposits which are insured by the Bank Insurance Fund ("BIF") ("BIF Deposits"). The assessment on BIF Deposits would be for the purpose of providing financial support to pay interest on the FICO bonds until they mature in 2017. It is unknown at this time what the assessment level will be on BIF Deposits, but it has been suggested that the assessment will be approximately 2.4 basis points ($0.024 per $100 of covered deposits). The proposals generally provide that such assessments will reduce the paying institution's taxable income.

         At June 30, 1996, UPC's Banking Subsidiaries held approximately $1.3 billion in SAIF-Insured Deposits, approximately $1.0 billion of which are Oakar Deposits. At June 30, 1996, Leader held approximately $1.6 billion in SAIF-Insured Deposits and the Other Pending Acquisitions held approximately $217 million in SAIF-Insured Deposits. If the FBI Merger, all Recently Completed and Other Pending Acquisitions had been consummated by June 30, 1996, then UPC's subsidiaries would have held approximately $3.2 billion in SAIF-Insured Deposits, approximately $1.0 billion of which would have been Oakar Deposits, assuming the savings associations to be acquired (FFGI, Leader Federal and Valley Federal) had not been merged into other UPC Banking Subsidiaries. Should the proposed legislation be adopted at levels indicated, both UPC and FBI, as well as all other financial institutions with insured deposits, would be required to take significant charges in relation to these special assessments. These proposals to recapitalize the SAIF have not passed and are under strong criticism by the banking industry. It is questionable whether any such legislation will actually pass in 1996, however, UPC does expect some form of legislation to be passed in the near future relative to the recapitalization of the SAIF and that such legislation will provide for special assessments of or above the levels discussed above against both SAIF-Insured Deposits and BIF Deposits.

         A number of other related proposals are also under consideration relating to the elimination of the thrift charter and the conversion of all federally-chartered thrifts to state-chartered banks or national banks and the merger of the Office of Thrift Supervision (the "OTS") into the Office of the Comptroller of the Currency (the "OCC"). It is not expected that any such proposals would have a material adverse impact on UPC, either before or after considering the pending acquisitions, except to the extent such proposals are tied to the recapitalization of the SAIF as discussed above. However, none of these proposals are currently in definitive form, and all are subject to amendment, and UPC is unable to predict with any accuracy the impact any such proposals will have on UPC and its subsidiaries when and if actually passed. See "CERTAIN REGULATORY CONSIDERATIONS."

EQUIVALENT AND PRO FORMA PER SHARE DATA

         The following table presents selected, comparative, unaudited per share data for: (i) UPC Common Stock and FBI Common Stock on an historical basis; (ii) UPC Common Stock on a pro forma basis, giving effect to the Merger, all Recently Completed Acquisitions and the Other Pending Acquisitions; and
(iii) FBI Common Stock on an equivalent pro forma basis, including all Recently Completed Acquisitions and the Other Pending Acquisitions, for the periods indicated. Pro forma and equivalent pro forma per share data is not presented separately for FBI because it would not be significantly different from UPC's results. See "Recent Developments Affecting UPC--Recently Completed Acquisitions and Pending Acquisitions."

         The pro forma data for 1995 and the six month period ended June 30, 1996 reflect the assumed acquisition of FBI, all Recently Completed Acquisitions and all Other Pending Acquisitions as of January 1, 1995. The pro forma data for 1994 and 1993 reflect only the assumed acquisition of Leader because the Other Pending Acquisitions and Recently Completed Acquisitions are not considered significant to UPC from a financial statement presentation standpoint. Reference is made to UPC's Current Reports on Form 8-K dated March 8, 1996, April 1, 1996, May 21, 1996, August 15, 1996 and August 16, 1996 for
information regarding the Leader acquisition and the pro forma financial statements which are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The pro forma information is not necessarily indicative of the results of the future operations of either UPC, FBI, the Recently Completed Acquisitions or the Other Pending Acquisitions, or the actual results that would have occurred had the Merger been consummated on January 1, 1995. The information is derived from, and should be read in conjunction with, the historical consolidated financial statements of UPC (including related notes thereto) which are incorporated by reference herein, the historical consolidated financial statements of FBI (including related notes thereto), which are incorporated by reference herein, the historical consolidated financial statements of Leader (including related notes thereto) which are incorporated by reference to UPC's Current Reports on Form 8-K dated April 1, 1996, May 21, 1996 and August 15, 1996, and the pro forma consolidated financial statements (including related notes thereto) which are incorporated by reference to UPC's Current Report on Form 8-K dated August 16, 1996.
See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "--Selected Consolidated Financial Data," "--Recent Developments Affecting UPC," and "--Pro Forma Condensed Consolidated Financial Information."

                           UNION PLANTERS CORPORATION
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                            Six Months
                                                              Ended
                                                             June 30,           Year Ended December 31, (1)
                                                                         ----------------------------------------
                                                               1996         1995          1994          1993
                                                            ----------   ----------------------------------------
EARNINGS BEFORE EXTRAORDINARY ITEMS
  AND ACCOUNTING CHANGES

  UPC
    Primary                                                  $   1.66    $   2.82      $  1.28       $  2.24
    Fully diluted                                                1.58        2.70         1.28          2.18

  FBI                                                            1.70        2.71         1.56          1.05

  UPC pro forma (all recently completed and
    other pending acquisitions and FBI) (1)
    Primary                                                      1.60        2.66         1.52          2.17
    Fully diluted                                                1.54        2.57         1.52          2.11

  FBI equivalent pro forma (all recently completed
    and other pending acquisitions and FBI) (1)
    Primary                                                      2.79        4.63         2.65          3.78
    Fully diluted                                                2.68        4.48         2.65          3.67

Cash dividends per share

  UPC                                                            0.54        0.98         0.88          0.72

  UPC pro forma (all recently completed and
    other pending acquisitions and FBI) (1)                      0.54        0.98         0.88          0.72

  FBI                                                            0.63        1.28         1.25          1.25

  FBI equivalent pro forma (1)                                   0.94        1.71         1.53          1.25

                                                                  June 30,                   December 31,
                                                                   1996                         1995
                                                               -------------                --------------
BOOK VALUE PER COMMON SHARE

  UPC                                                            $  19.96                      $  19.24

  FBI                                                               33.87                         34.58

  UPC pro forma (all recently completed and other
    pending acquisitions and FBI)                                   19.58                         18.63

  FBI pro forma equivalent (all recently completed
    and other pending acquisitions and FBI) (1)                     34.10                         32.44

- --------------------------

(1) The equivalent pro forma per share data for FBI are computed by multiplying UPC's pro forma information by 1.7415, the Exchange Ratio.
(2) See also, "-- Recent Developments Affecting UPC."

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following tables contain unaudited pro forma condensed consolidated financial statements, including a balance sheet at June 30, 1996 and statements of earnings for the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994 and 1993. These statements present on a pro forma basis historical results for (i) UPC for all periods, (ii) UPC and Leader, combined, for all periods, and (iii) UPC, FBI, the Recently Completed Acquisitions, and the Other Pending Acquisitions, as of and for the six months ended June 30, 1996 and for the twelve months ended December 31, 1995.

         The unaudited pro forma condensed consolidated financial statements also reflect UPC's Recently Completed Acquisitions: (i) First Bancshares of Eastern Arkansas, Inc., and its subsidiary, First National Bank of West Memphis, Arkansas, with total assets of approximately $60 million; and (ii) First Bancshares of N.E. Arkansas, Inc., and its subsidiary, First National Bank of Osceola, Arkansas, with total assets of approximately $62 million. Both acquisitions were accounted for using the purchase method of accounting. Additionally, these statements reflect the Merger and UPC's Other Pending
Acquisitions: (i) Leader in Memphis, Tennessee, a savings and loan holding company, and its subsidiary, Leader Federal, with total assets of approximately $3.2 billion, which is expected to be accounted for using the pooling of interests method of accounting; (ii) Valley Federal in Sheffield, Alabama, with total assets of approximately $118 million, which is expected to be accounted for using the pooling of interests method of accounting; (iii) ENB in Miami, Florida, with total assets of approximately $286 million, which is expected to be accounted for using the purchase method of accounting; (iv) FFGI in Morristown, Tennessee, a savings and loan holding company, and its subsidiary, Franklin Federal Savings Bank ("Franklin Federal"), with total assets of approximately $138 million, which is expected to be accounted for using the pooling of interests method of accounting; and (v) BancAlabama in Huntsville, Alabama, a bank holding company, and its subsidiary, BankAlabama-Huntsville, with total assets of approximately $99 million, which is expected to be accounted for using the pooling of interests method of accounting. (Information regarding the total assets of all Recently Completed and Other Pending Acquisitions is as of June 30, 1996.)

         The operating results for FFGI and Valley Federal included in the unaudited pro forma statement of earnings have been converted from their respective fiscal year ends (September 30) to UPC's fiscal year end (December
31) by adding their respective first quarter operating results for the current year and subtracting first quarter operating results for the previous year.

         The Recently Completed Acquisitions and the Other Pending Acquisitions, with the exception of the Leader transaction, are not considered significant to UPC from a financial statement presentation standpoint. Therefore, the financial information for the transactions expected to be accounted for using the pooling of interests method of accounting have been restated only for the current period.

         The unaudited pro forma condensed consolidated financial statements include adjustments necessary to record the entities that have been or are expected to be acquired using the purchase method of accounting. Eliminations have been made for significant intercompany transactions.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of UPC, FBI and Leader, which are incorporated by reference herein, and in conjunction with the information presented in UPC's Current Reports on Form 8-K dated March 8, 1996, April 1, 1996, May 21, 1996, August 15, 1996 and August 16, 1996 which are incorporated by reference herein. Pro forma results are not necessarily indicative of future operating results. Certain nonrecurring charges as discussed in "--Recent Developments Affecting UPC--Earnings Considerations Related to Pending Acquisitions" have not been included in the unaudited pro forma condensed consolidated financial statements. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

UNION PLANTERS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30,1996
(Dollars in thousands)

                                                                                           UPC, LEADER,
                                                                                           FBI, RECENTLY
                                                                               UPC         COMPLETED AND
                                                                               AND         OTHER PENDING
                                                             UPC              LEADER       ACQUISITIONS
                                                         -----------       ------------   ---------------
ASSETS
  Cash and due from banks                               $    465,555       $    495,869      $    530,181
  Interest-bearing deposits at financial
    institutions                                               4,962              5,892            10,353
  Federal funds sold and securities
    purchased under agreements to resell                      61,918            143,918           114,104
  Trading account assets                                     134,528            134,528           134,528
  Loans held for resale                                       68,046             86,837            86,837
  Available for sale securities, at fair value             3,053,759          3,941,548         4,169,432
  Loans                                                    7,201,771          9,186,196         9,828,016
    Less:  Unearned income                                   (31,899)           (40,222)          (41,112)
           Allowance for losses on loans                    (136,255)          (158,663)         (166,721)
                                                        ------------       ------------      ------------
        Net loans                                          7,033,617          8,987,311         9,620,183

  Premises and equipment                                     229,124            248,435           278,723
  Accrued interest receivable                                103,009            177,371           184,633
  Goodwill and other intangibles                              60,610             60,610            84,498
  Other assets                                               152,497            296,647           312,084
                                                        ------------       ------------      ------------
        Total assets                                    $ 11,367,625       $ 14,578,966      $ 15,525,556
                                                        ============       ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Noninterest-bearing                                 $  1,392,856       $  1,564,416      $  1,670,829
    Certificates of deposit of $100,000
      and over                                               749,833            916,301         1,022,710
    Other interest-bearing                                 7,201,204          8,432,898         9,065,447
                                                        ------------       ------------      ------------
        Total deposits                                     9,343,893         10,913,615        11,758,986

  Short-term borrowings                                      421,061          1,062,228         1,076,419
  FHLB advances                                              258,269            835,840           849,091
  Long-term debt                                             214,875            231,618           249,239
  Accrued interest, expenses, and taxes                       83,349            116,424           120,206
  Other liabilities                                           38,570            144,966           156,955
                                                        ------------       ------------      ------------
        Total liabilities                                 10,360,017         13,304,691        14,210,896
                                                        ------------       ------------      ------------
  Shareholders' equity
    Convertible preferred stock                               87,233             87,233            95,169
    Common stock                                             230,602            306,457           311,492
    Additional paid-in capital                               123,962            136,625           156,558
    Net unrealized gain on available for sale securities       2,489              8,695             7,780
    Retained earnings                                        563,322            735,265           743,661
                                                        ------------       ------------      ------------
        Total shareholders' equity                         1,007,608          1,274,275         1,314,660
                                                        ------------       ------------      ------------
        Total liabilities and shareholders' equity      $ 11,367,625       $ 14,578,966      $ 15,525,556
                                                        ============       ============      ============

UNION PLANTERS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 1996
(Dollars in thousands, except per share data)

                                                                                           UPC, LEADER,
                                                                                           FBI, RECENTLY
                                                                               UPC         COMPLETED AND
                                                                               AND         OTHER PENDING
                                                             UPC              LEADER       ACQUISITIONS
                                                         -----------       ------------   ---------------
Interest income
  Interest and fees on loans                             $   327,252       $    418,524      $    447,949
  Interest on investment securities
    Taxable                                                   74,982            105,817           113,003
    Tax-exempt                                                14,991             15,220            15,220
  Interest on deposits at financial institutions                  98                109               219
  Interest on federal funds sold and securities
    purchased under agreements to resell                       6,140              8,507             8,115
  Interest on trading account assets                           5,115              5,115             5,115
  Interest on loans held for resale                            2,838              3,705             3,705
                                                         -----------       ------------      ------------
      Total interest income                                  431,416            556,997           593,326
                                                         -----------       ------------      ------------
Interest expense
  Interest on deposits                                       177,253            215,009           231,438
  Interest on short-term borrowings                            6,663             23,156            23,356
  Interest on FHLB advances and long-term debt                15,184             32,221            33,255
                                                         -----------       ------------      ------------
      Total interest expense                                 199,100            270,386           288,049
                                                         -----------       ------------      ------------
      Net interest income                                    232,316            286,611           305,277
Provision for losses on loans                                 15,851             18,772            20,736
                                                         -----------       ------------      ------------
      Net interest income after provision
        for losses on loans                                  216,465            267,839           284,541

Noninterest income
  Service charges on deposit accounts                         34,111             36,487            38,315
  Bank card income                                            10,287             10,747            10,747
  Mortgage servicing income                                    4,872             17,282            17,330
  Trust service income                                         5,772              5,772             5,772
  Profits and commissions from trading activities              3,104              3,104             3,104
  Investment securities gains                                     66                 66                30
  Other income                                                23,258             26,864            28,598
                                                         -----------       ------------      ------------
      Total noninterest income                                81,470            100,322           103,896
                                                         -----------       ------------      ------------
Noninterest expense
  Salaries and employee benefits                              85,806            100,007           108,184
  Net occupancy expense                                       13,565             15,164            17,281
  Equipment expense                                           14,391             16,613            16,613
  Other expense                                               64,600             77,751            85,970
                                                         -----------       ------------      ------------
      Total noninterest expense                              178,362            209,535           228,048
                                                         -----------       ------------      ------------
      Earnings before income taxes                           119,573            158,626           160,389
Applicable income taxes                                       39,786             53,695            55,453
                                                         -----------       ------------      ------------
      Net earnings                                       $    79,787       $    104,931      $    104,936
                                                         ===========       ============      ============

Earnings per common share
  Primary                                                $      1.66       $       1.65      $       1.60
  Fully diluted                                                 1.58               1.59              1.54
Weighted average shares outstanding
  (in thousands)
    Primary                                                   45,940             61,520            63,036
    Fully diluted                                             50,533             66,139            68,052

UNION PLANTERS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1995
(Dollars in thousands, except per share data)

                                                                                           UPC, LEADER,
                                                                                           FBI, RECENTLY
                                                                               UPC         COMPLETED AND
                                                                               AND         OTHER PENDING
                                                             UPC              LEADER       ACQUISITIONS
                                                         -----------       ------------   ---------------
Interest income
  Interest and fees on loans                              $  636,769         $  804,420        $  869,944
  Interest on investment securities
    Taxable                                                  137,453            177,272           193,752
    Tax-exempt                                                31,816             32,313            33,218
  Interest on deposits at financial institutions               1,910              1,936             2,151
  Interest on federal funds sold and securities
    purchased under agreements to resell                      12,095             17,041            15,945
  Interest on trading account assets                          12,774             12,774            12,774
  Interest on loans held for resale                            3,865              5,318             5,318
                                                          ----------         ----------        ----------
      Total interest income                                  836,682          1,051,074         1,133,102
                                                          ----------         ----------        ----------
Interest expense
  Interest on deposits                                       347,859            422,360           459,489
  Interest on short-term borrowings                           12,825             33,856            34,241
  Interest on FHLB advances and long-term debt                28,567             58,917            62,314
                                                          ----------         ----------        ----------
      Total interest expense                                 389,251            515,133           556,044
                                                          ----------         ----------        ----------
      Net interest income                                    447,431            535,941           577,058
Provision for losses on loans                                 22,231             27,381            32,576
                                                          ----------         ----------        ----------
      Net interest income after provision
        for losses on loans                                  425,200            508,560           544,482

Noninterest income
  Service charges on deposit accounts                         71,611             75,694            80,649
  Bank card income                                            20,103             20,740            20,740
  Mortgage servicing income                                    9,835             36,645            36,645
  Trust service income                                         8,010              8,010             8,010
  Profits and commissions from trading activities             10,441             10,441            10,441
  Investment securities gains                                    476                409               342
  Other income                                                37,176             42,110            45,819
                                                          ----------         ----------        ----------
      Total noninterest income                               157,652            194,049           202,646
                                                          ----------         ----------        ----------
Noninterest expense
  Salaries and employee benefits                             171,325            197,855           216,820
  Net occupancy expense                                       27,192             30,447            34,761
  Equipment expense                                           30,156             34,405            35,257
  Other expense                                              153,491            180,498           197,961
                                                          ----------         ----------        ----------
      Total noninterest expense                              382,164            443,205           484,799
                                                          ----------         ----------        ----------
      Earnings before income taxes                           200,688            259,404           262,329
Applicable income taxes                                       65,286             86,649            88,110
                                                          ----------         ----------        ----------
      Net earnings                                        $  135,402         $  172,755        $  174,219
                                                          ==========         ==========        ==========
Earnings per common share
  Primary                                                 $     2.82         $     2.72        $     2.66
  Fully diluted                                                 2.70               2.64              2.57
Weighted average shares outstanding
  (in thousands)
    Primary                                                   45,008             60,385            61,893
    Fully diluted                                             49,618             64,995            67,141

UNION PLANTERS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1994

(Dollars in thousands, except per share data)                                            UPC
                                                                                         AND
                                                                            UPC         LEADER
                                                                        ----------   ----------
Interest income
  Interest and fees on loans                                            $  517,032   $  644,690
  Interest on investment securities
    Taxable                                                                162,012      193,276
    Tax-exempt                                                              32,999       33,415
  Interest on deposits at financial institutions                               734          748
  Interest on federal funds sold and securities
    purchased under agreements to resell                                     4,472        6,862
  Interest on trading account assets                                         9,143        9,143
  Interest on loans held for resale                                          1,573        2,396
                                                                        ----------   ----------
      Total interest income                                                727,965      890,530
                                                                        ----------   ----------
Interest expense
  Interest on deposits                                                     262,572      317,721
  Interest on short-term borrowings                                         21,300       28,277
  Interest on FHLB advances and long-term debt                              20,979       38,927
                                                                        ----------   ----------
      Total interest expense                                               304,851      384,925
                                                                        ----------   ----------
      Net interest income                                                  423,114      505,605
Provision for losses on loans                                                4,894        9,661
                                                                        ----------   ----------
      Net interest income after provision
        for losses on loans                                                418,220      495,944

Noninterest income
  Service charges on deposit accounts                                       55,551       59,564
  Bank card income                                                          10,953       11,386
  Mortgage servicing income                                                  9,621       31,060
  Trust service income                                                       7,990        7,990
  Profits and commissions from trading activities                            6,639        6,639
  Investment securities losses                                             (20,298)     (22,515)
  Other income                                                              30,349       42,365
                                                                        ----------   ----------
      Total noninterest income                                             100,805      136,489
                                                                        ----------   ----------
Noninterest expense
  Salaries and employee benefits                                           175,218      201,532
  Net occupancy expense                                                     28,041       31,638
  Equipment expense                                                         28,698       32,618
  Other expense                                                            195,740      221,048
                                                                        ----------   ----------
      Total noninterest expense                                            427,697      486,836
                                                                        ----------   ----------
      Earnings before income taxes                                          91,328      145,597
Applicable income taxes                                                     25,467       45,174
                                                                        ----------   ----------
      Net earnings                                                      $   65,861   $  100,423
                                                                        ==========   ==========
Earnings per common share
  Primary                                                               $     1.28   $     1.52
  Fully diluted                                                               1.28         1.52
Weighted average shares outstanding
  (in thousands)
    Primary                                                                 43,741       59,587
    Fully diluted                                                           44,083       59,929

UNION PLANTERS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1993

(Dollars in thousands, except per share data)                                            UPC
                                                                                         AND
                                                                            UPC         LEADER
                                                                        ----------   ----------
Interest income
  Interest and fees on loans                                            $  425,967   $  531,417
  Interest on investment securities
    Taxable                                                                157,403      186,966
    Tax-exempt                                                              30,507       30,596
  Interest on deposits at financial institutions                             1,862        1,884
  Interest on federal funds sold and securities
    purchased under agreements to resell                                     6,175        8,569
  Interest on trading account assets                                         6,194        6,194
  Interest on loans held for resale                                          7,438        8,163
                                                                        ----------   ----------
      Total interest income                                                635,546      773,789
                                                                        ----------   ----------
Interest expense
  Interest on deposits                                                     238,019      298,312
  Interest on short-term borrowings                                          8,203        8,203
  Interest on FHLB advances and long-term debt                              14,291       27,984
                                                                        ----------   ----------
      Total interest expense                                               260,513      334,499
                                                                        ----------   ----------
      Net interest income                                                  375,033      439,290
Provision for losses on loans                                               17,950       22,660
                                                                        ----------   ----------
      Net interest income after provision
        for losses on loans                                                357,083      416,630

Noninterest income
  Service charges on deposit accounts                                       49,490       53,723
  Bank card income                                                          10,393       10,884
  Mortgage servicing income                                                  9,595       28,266
  Trust service income                                                       7,643        7,643
  Profits and commissions from trading activities                           13,787       13,787
  Investment securities gains                                                4,506        3,508
  Other income                                                              32,148       39,951
                                                                        ----------   ----------
      Total noninterest income                                             127,562      157,762
                                                                        ----------   ----------
Noninterest expense
  Salaries and employee benefits                                           163,711      186,703
  Net occupancy expense                                                     25,393       28,476
  Equipment expense                                                         25,989       30,345
  Other expense                                                            131,357      163,364
                                                                        ----------   ----------
      Total noninterest expense                                            346,450      408,888
                                                                        ----------   ----------
      Earnings before income taxes, extraordinary
        items, and accounting changes                                      138,195      165,504
Applicable income taxes                                                     41,168       51,864
                                                                        ----------   ----------
      Earnings before extraordinary items
        and accounting changes                                          $   97,027   $  113,640
                                                                        ==========   ==========
Earnings per common share before extraordinary items
  and accounting changes (1)
    Primary                                                             $     2.24   $     2.17
    Fully diluted                                                             2.18         2.11
Weighted average shares outstanding
  (in thousands)
    Primary                                                                 38,914       43,192
    Fully diluted                                                           43,144       47,422
- ---------------------

(1) - Leader was organized on March 18, 1993 in connection with the conversion of its principal subsidiary, Leader Federal Bank for Savings and subsidiaries, from a federal mutual savings bank to a federally-chartered capital stock savings bank. Accordingly, the calculation of pro forma earnings per share on a pooled basis is based on Leader's fourth quarter net income since the stock conversion occured on September 30, 1993.

                              THE SPECIAL MEETING


TIME AND PLACE OF SPECIAL MEETING; SOLICITATION OF PROXIES; REVOCATION

         Each copy of this Prospectus/Proxy Statement is accompanied by a Proxy Appointment Card furnished in connection with the FBI Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at 9:30 a.m., local time on ________, October __, 1996, at Westborough Country Club, 631 South Berry Road, Kirkwood, Missouri. Only FBI shareholders at the close of business on September __, 1996 (the "Record Date") are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, FBI shareholders will consider and vote upon a proposal to approve the Reorganization Agreement including the Plan of Merger. If a signed Proxy Appointment Card is returned to FBI and the FBI shareholder has not marked his or her vote with respect to the proposed Merger, all of the shares represented by that Proxy Appointment Card will be voted "FOR" approval of the Reorganization Agreement. If matters other than the consideration of the proposed Merger properly come before the Special Meeting, the proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of FBI. FBI's management is not aware of any other matters to be acted upon at the Special Meeting.

         FBI SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY APPOINTMENT CARD AND RETURN IT PROMPTLY TO FBI IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY APPOINTMENT CARD OR FAILURE TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE REORGANIZATION AGREEMENT (BUT WILL NOT BE SUFFICIENT, WITHOUT FURTHER ACTION, TO PERFECT DISSENTERS' RIGHTS). FBI SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY APPOINTMENT CARDS.

         Any FBI shareholder who has executed and delivered a Proxy Appointment Card may nevertheless revoke it at any time before it is voted by attending the Special Meeting and voting in person at the Special Meeting or by giving notice of revocation in writing, or by submitting a signed Proxy Appointment Card bearing a later date by mail, delivery or facsimile to Financial Bancshares, Inc., 3805 S. Broadway, St. Louis, Missouri 63118, Attention: Virginia A. Renz, Corporate Secretary (facsimile number (314) 664-0429), provided such notice or later dated Proxy Appointment Card is actually received by FBI before the vote of FBI shareholders has been taken.

         In addition to solicitation of proxies from FBI shareholders by use of the mail, proxies also may be solicited by personal interview, telephone and facsimile by directors, officers and employees of FBI who will not be specifically compensated for such services. It is expected that banks, brokerage houses, and other institutions, nominees or fiduciaries will be requested to forward the soliciting materials to their principals and obtain authorization for the execution of proxies. All costs of soliciting proxies, assembling and mailing the Prospectus, all papers which now accompany or hereafter may supplement the same, as well as reasonable out-of-pocket expenses incurred by such banks, brokerage houses, and other institutions, nominees or fiduciaries for forwarding proxy materials to and obtaining proxies from their principals, will be borne by FBI; provided, however, that UPC will pay all Commission filing fees and other regulatory filing fees incurred in connection with the Merger and the costs of printing the Prospectus/Proxy Statement.

VOTES REQUIRED

         The affirmative votes of 66 2/3% of the outstanding shares of FBI Common Stock entitled to vote at the Special Meeting are required in order to approve the Reorganization Agreement. As of the Record Date, there were 684,377 shares of FBI Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote.

         The FBI management group held beneficially as of the Record Date 312,993 shares, or approximately 45.7% of the outstanding shares of FBI Common Stock. FBI has been advised by the members of the FBI Management Group that they intend to vote their shares of FBI Common Stock "FOR" approval of the Reorganization Agreement. Should all members of the FBI management group vote "FOR" approval of the Reorganization Agreement, only 143,258 additional shares of FBI Common Stock must be voted "FOR" approval of the Reorganization Agreement in order to meet the shareholder approval requirements.

VOTING

         Two-thirds of the outstanding shares of FBI Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting. Proxies marked to abstain from voting will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

         The proposal to approve the Reorganization Agreement requires the affirmative votes of the holders of 66 2/3% of the issued and outstanding shares of FBI Common Stock as of the Record Date. Therefore, failure to return a properly executed Proxy Appointment Card or to vote in person at the Special Meeting, and abstentions, will have the same effect as a vote against approval of the Reorganization Agreement.

DISSENTERS' RIGHTS

         Each FBI shareholder entitled to vote at the Special Meeting has the right to dissent from the Merger and receive from Capital, the surviving corporation, the fair value of his or her shares of FBI Common Stock in cash if the FBI shareholder strictly complies with the procedures set forth under
Section 351.455 of the Missouri Act, a copy of which is attached hereto as

Appendix E. Under Section 351.455 of the Missouri Act, an FBI shareholder entitled to vote at the Special Meeting must (1) file with FBI, prior to or at the Special Meeting, a written objection to the Merger; (2) not vote in favor of the Reorganization Agreement or the Merger; and (3) within 20 days after the Effective Date of the Merger, make written demand on Capital for payment of the fair value of his or her shares of FBI Common Stock as of the day prior to the date of the Special Meeting. Such demand by a Dissenting FBI Shareholder must state the number of shares of FBI Common Stock owned by such dissenting shareholder. As soon as reasonably practical following the Effective Date of the Merger, UPC will mail to each FBI Record Holder, Exchange Materials which will include notice of the Effective Date of the Merger. Any FBI shareholder failing to make demand within the 20-day period shall be conclusively presumed to have consented to the Merger and shall be bound by the terms thereof. A PROXY OR VOTE AGAINST THE MERGER WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN OBJECTION FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

         If within 30 days after the Effective Date of the Merger, the fair value of shares of FBI Common Stock the holders of which have perfected their dissenters' rights (the "Dissenting FBI Shareholder") shall have been agreed upon between the Dissenting FBI Shareholder and the surviving corporation, payment therefor shall be made by the surviving corporation within 90 days after the Effective Date of the Merger upon the surrender by the Dissenting FBI Shareholder of the certificate or certificates representing his shares of FBI Common Stock. Upon payment of the agreed value, the Dissenting FBI Shareholder shall cease to have any interest in such shares or in Capital or UPC.

         If within 30 days after the Effective Date of the Merger the Dissenting FBI Shareholder and Capital do not agree as to the fair value of shares of FBI Common Stock, then the Dissenting FBI Shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction asking for a finding and determination of the fair value of such shares of FBI Common Stock and shall be entitled to judgment against Capital for the amount of such fair value as of the day prior to the date of the Special Meeting, together with interest thereon accumulated until the date of such judgment. The "fair value" of the shares determined by the court may be more or less than the amount offered to FBI shareholders under the Reorganization Agreement. The judgment will be payable only upon and simultaneously with the surrender to Capital of the certificate or certificates representing said shares of FBI Common Stock. Upon the payment of the judgment, the Dissenting FBI Shareholder shall cease to have any interest in such shares of FBI Common Stock or in Capital or UPC. Unless a Dissenting FBI Shareholder shall have filed such petition within such 60-day period, such Dissenting FBI Shareholder, and all persons claiming under such Dissenting FBI Shareholder, will be conclusively presumed to have approved and ratified the Merger, and will be bound by the terms thereof.

         The foregoing summary of the applicable provisions of Section 351.455 of the Missouri Act is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such Section, a copy of which is annexed to this Prospectus/Proxy Statement as Appendix E. FAILURE TO COMPLY WITH THESE PROCEDURES WILL CAUSE THE

DISSENTING FBI SHAREHOLDER TO LOSE HIS OR HER DISSENTERS' RIGHTS TO RECEIVE IN CASH PAYMENT FOR HIS OR HER SHARES OF FBI COMMON STOCK IN LIEU OF SHARES OF UPC COMMON STOCK. CONSEQUENTLY, ANY FBI SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER RIGHTS TO PAYMENT FOR HIS OR HER SHARES OF FBI COMMON STOCK IS URGED TO CONSULT HIS OR HER LEGAL ADVISER BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

         The Reorganization Agreement provides that, should FBI shareholders holding more than nine percent (9%) of the FBI Common Stock issued and outstanding at the Closing Date have perfected their dissenters' rights in accordance with the Missouri Act through the Closing Date, UPC and Capital have the right, exercisable in their sole discretion to terminate the Reorganization Agreement without penalty.

         For a discussion of certain federal income tax consequences in connection with exercising dissenters' rights, see "THE MERGER--Certain Federal Income Tax Consequences."

RECOMMENDATION

         For the reasons described below, the FBI Board has adopted and approved the Reorganization Agreement and believes that the Merger is in the best interest of FBI and the FBI shareholders and recommends that the FBI shareholders vote "FOR" the approval of the Reorganization Agreement.

                                   THE MERGER


         The following information describes the material aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Reorganization Agreement and the Plan of Merger, which is attached as Appendix B to this Prospectus/Proxy Statement and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

BACKGROUND OF THE MERGER

         During the second half of 1995, senior FBI management (Arthur E. S. Schmid, Chairman, Clifford A. Schmid, President and Edward J. Vega, Senior Vice President) had three meetings with representatives of Hovde Financial, Inc., a Washington, D.C. investment banking firm ("Hovde"). At these meetings the Hovde representatives expressed their view that, given market conditions at that time, FBI should explore the possibility of its acquisition by another financial institution.

         At the last of the three meetings, on December 15, 1995, the Hovde representatives informed senior FBI management that UPC had a serious interest in acquiring FBI and that Hovde was acting as financial advisor to UPC. They provided the reasons for UPC's interest in FBI, arguments for considering a sale soon rather than further in the future, summary financial information on UPC, and the locations of UPC-owned banks.

         Shortly after that meeting, Arthur E. S. Schmid contacted Z. Christopher Mercer, President of Mercer Capital, regarding the valuation of FBI stock and the need for FBI to retain a financial advisor, although Mercer Capital was not formally retained at that time.

         On March 21, 1996, a meeting was held with UPC representatives. In this meeting the two Messrs. Schmid were, for the first time, introduced to UPC's Chairman and Chief Executive Officer, Benjamin W. Rawlins, Jr. and its President and Chief Operating Officer, Jackson W. Moore. No conclusions were reached at this meeting, but the UPC representatives confirmed UPC's interest in acquiring FBI.

         In these circumstances, the two Messrs. Schmid, on behalf of the FBI Board, formally retained Mercer Capital as FBI's financial advisor effective April 10, 1996. Mercer Capital's initial engagement was to prepare a market valuation of the equity of FBI.

         At a meeting on April 16, 1996, representatives of Hovde generally described to the two Messrs. Schmid and to Mr. Mercer the basis upon which, in their opinion, UPC would arrive at an overall price and emphasized that the then active mergers and acquisitions market might become less active in the future. However, no conclusions were reached at this meeting.

         On or about May 2, 1996, Mercer Capital completed its valuation of FBI's equity, and on May 3, 1996, Mr. Mercer met with the two Messrs. Schmid to report in depth on Mercer Capital's findings and methodology.

         On May 16, 1996, the two Messrs. Schmid, Messrs. Rawlins and Moore, Mr. Mercer, and representatives of Hovde conducted serious negotiations which resulted in a tentative agreement as to the consideration for the proposed acquisition of FBI by UPC, which was subsequently incorporated in the Reorganization Agreement as originally executed.

         The FBI Board met on June 18, 1996, with Mr. Mercer also attending. Mr. Mercer reported on UPC's overall interest, including the tentative price agreement, and compared that consideration with the findings contained in Mercer Capital's report on the market valuation of FBI's equity. Mr. Mercer delivered Mercer Capital's preliminary opinion of the fairness of the proposed transaction, from a financial point of view, subject to the negotiation of a definitive agreement reflecting the basic terms negotiated. Following Mr. Mercer's presentation the FBI Board authorized FBI management to continue meeting with representatives of UPC to develop a mutually acceptable definitive acquisition agreement. These negotiations, which included counsel for FBI and UPC, resulted in the definitive Reorganization Agreement. At a meeting of the FBI Board on June 26, 1996, the draft Reorganization Agreement was described in detail by Bruce E. Woodruff, of the law firm of Armstrong, Teasdale, Schlafly & Davis, FBI's outside counsel. At the conclusion of the meeting, the FBI Board adopted a series of resolutions approving the Reorganization Agreement, which was executed and delivered by FBI on June 27, 1996.

         Upon completion of UPC's due diligence and at the request of UPC's management, on September 6, 1996 the FBI Board approved the Amendment reducing the Exchange Ratio from 1.7444 to 1.7415 and increasing the maximum number of shares of UPC Common Stock to be issued in the Merger from 1,220,000 to 1,231,000. These amendments were deemed to be appropriate to fully take into account outstanding FBI Options and other rights associated therewith.

REASONS FOR THE MERGER

         UPC's Reasons for the Merger. In approving the Reorganization Agreement and the Merger, the UPC Board considered a number of factors concerning the benefits of the Merger. The UPC Board of Directors considered the following material factors:

         (a) the information presented to the directors by the management of UPC concerning the business, operations, earnings, asset quality, and financial condition of FBI, including the composition of the earning assets portfolio of FBI;

         (b) the financial terms of the Merger, including the relationship of the value of the consideration issuable in the Merger to the market value, tangible book value, and earnings per share of FBI Common Stock;

         (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of FBI Common Stock for UPC Common Stock for federal income tax purposes;

         (d) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay;

         (e) the attractiveness of the FBI franchise, the market position of FBI in each of the markets in which it operates, and the opportunity to increase its market share in the State of Missouri; and

         (f) the compatibility of the community bank orientation of the operations of FBI to that of UPC.

         The foregoing includes all of the material factors considered by the UPC Board of Directors. The UPC Board of Directors did not quantify or otherwise attempt to assign relative or specific weights to the factors considered in reaching its determination that the Reorganization Agreement, the Plan of Merger and the Merger are in the best interests of shareholders.

         FBI's Reasons for the Merger. The FBI Board has determined that the Reorganization Agreement entails a fair price for the FBI Common Stock and recommends that the FBI shareholders approve the Reorganization Agreement. Among the factors considered by the FBI Board in making this recommendation were the following:

         (a) the opportunity provided by the Merger for FBI shareholders to exchange their shares of FBI Common Stock, which has had only limited liquidity, for shares of UPC Common Stock, which is listed on the New York Stock Exchange, and thereby enjoy a much broader resale market than that for shares of FBI Common Stock;

         (b) while future dividends on the UPC Common Stock cannot be assured, the Exchange Ratio, when considered along with the current annual cash dividend rate per share on UPC Common Stock, means that an FBI shareholder who receives UPC Common Stock in exchange for his or her FBI Common Stock in the Merger would receive a substantially higher annual cash dividend return than that received in recent years on the FBI Common Stock so exchanged;

         (c) based on trading prices of the UPC Common Stock at the time of the FBI Board's approval of the Reorganization Agreement, the market value of the shares of UPC Common Stock to be received in the Merger represented approximately 1.5 times the March 31, 1996 book value of the FBI Common Stock;

         (d) the FBI Board considered the likelihood of future appreciation of the UPC Common Stock to be greater than that for the FBI Common Stock, on the basis that UPC's multistate banking operations and pro forma consolidated total assets exceeding $15 billion give UPC access to a much larger and more diversified potential customer base than FBI; and

         (e) the FBI Board also relied in part on the opinion of Mercer Capital, as first orally expressed at the FBI Board's meeting on June 18, 1996 and later confirmed in its written opinion dated September 12, 1996, that the Exchange Ratio was fair from a financial point of view to the holders of FBI Common Stock. See "--Fairness Opinion of Financial Advisor."

         The foregoing includes all of the material factors considered by the FBI Board. The FBI Board did not quantify or otherwise attempt to assign relative or specific weights to the factors considered in reaching its determination that the Reorganization Agreement and the Merger are in the best interests of the FBI shareholders.

FAIRNESS OPINION OF FINANCIAL ADVISOR

         In late 1995, Mercer Capital was contacted by Arthur E.S. Schmid to prepare a valuation analysis outlining the relative merits, from the viewpoint of FBI's shareholders, of selling versus remaining independent. The proposed analysis was not immediately begun. Following meetings between FBI and representatives of UPC in March, 1996, Mercer Capital's involvement was expanded to include representation in a possible sale. An engagement letter, dated April 10, 1996, was entered into between Mercer Capital and FBI which called for Mercer Capital to: (a) act as financial advisor with respect to a potential transaction; (b) develop a short list of other potential acquirors and solicit additional expressions of interest; (c) negotiate the financial aspects of the respective offer(s); (d) assist in the evaluation of multiple offers, to the extent that they developed; (e) prepare a fairness opinion; and
(f) review the appropriate merger related documents and assist in other matters as deemed appropriate.

         Mercer Capital is a national valuation consulting and transaction advisory firm which renders independent valuations and related financial advisory services, including the issuance of fairness opinions for mergers and acquisitions, to financial institutions and businesses throughout the U.S. Mercer Capital was formed in 1982 and was selected by the FBI Board to represent FBI in its negotiations with UPC based upon its extensive experience in the banking industry.

         During April, May and June of 1996, Mercer Capital negotiated on behalf of FBI with UPC's financial advisors. On June 18, 1996, a representative of Mercer Capital presented an oral, preliminary fairness opinion to the FBI Board stating that the proposed terms of the then contemplated acquisition were fair to the FBI shareholders from a financial point of view. A written fairness opinion was rendered on September 12, 1996 stating that the consideration to be received by FBI shareholders pursuant to the Reorganization Agreement is fair from a financial point of view. A copy of the opinion is included in this Proxy Statement/Prospectus as Appendix D. FBI shareholders are urged to read the entire opinion.

         No limitations were imposed by the FBI Board with respect to the investigations made or the procedures followed by Mercer Capital in rendering its fairness opinion.

         As part of its investigation, Mercer Capital reviewed: (1) the Reorganization Agreement; (2) FBI's and UPC's annual reports to shareholders for fiscal years 1991, 1992, 1993, 1994 and 1995; (3) FBI's and UPC's annual reports on Form 10-K for the fiscal years ended December 31, 1991, 1992, 1993, 1994 and 1995; (4) FBI's and UPC's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; (5) FBI's Call Reports as of March 31, 1996 and June 30, 1996; (6) FBI's and UPC's reports to the Federal Reserve on Forms Y-9 LP and Y-9C as of March 31, 1996 and June 30, 1996; (7) FBI's and UPC's 1996 budgets; (8) historical market prices and trading volumes for the UPC Common stock; (9) transaction data involving banks which have been acquired; and, (10) public market pricing data of publicly traded bank holding companies which Mercer Capital deemed comparable to UPC.

         As part of its engagement, a representative of Mercer Capital visited with FBI's management on numerous occasions in St. Louis, and also visited with UPC's management in Memphis. Factors considered in rendering the opinion include: (1) terms of the Reorganization Agreement; (2) the process by which the Reorganization Agreement was negotiated; (3) the valuation analysis of FBI presented to the FBI Board at the June 18, 1996 meeting; (4) an analysis of the estimated pro forma changes in book value per share, earnings per share, and dividends per share from the perspective of the FBI shareholders; (5) a review of UPC's historical financial performance, historical stock pricing, the liquidity of its shares and current pricing in relation to other publicly traded bank holding companies; (6) tax consequences of the Merger for the FBI shareholders; and, (7) restrictions placed on the UPC Common Stock received in the Merger.

         Mercer Capital did not compile or audit UPC's or FBI's financial statements, nor did Mercer Capital independently verify the information reviewed. Mercer Capital relied upon such information as being complete and accurate in all material respects. Mercer Capital did not make an independent valuation of the loan portfolio, adequacy of the loan loss reserve or other assets or liabilities of either institution.

         Mercer Capital's opinion does not constitute a recommendation to any FBI shareholder as to how the shareholder should vote on the proposed Merger; nor did Mercer Capital express any opinion as to the prices at which any security of UPC or FBI might trade in the future.

         Transaction Overview. Mercer Capital noted that under the terms of the Reorganization Agreement, FBI will be merged into Capital, a wholly owned subsidiary of UPC. FBI shareholders will receive 1.7415 shares of UPC Common Stock for each share of FBI Common Stock. Given FBI's 706,877 outstanding common share equivalents, UPC will issue 1,231,000 shares of UPC Common Stock to the FBI shareholders. The Reorganization Agreement includes a "fixed" Exchange Ratio; accordingly, the Exchange Ratio will not be adjusted for fluctuations in UPC's stock price prior to closing.

         At the date of the announcement of the Reorganization Agreement, UPC Common Stock was trading in the vicinity of $30.00 per share, which implied that FBI shareholders would receive an aggregate consideration of $36.6 million, or $52.33 per share of FBI Common Stock. The implied price/book value ("P/B") ratio was about 150% of fully diluted book value per share as of March 31, 1996, while the price/earnings ("P/E") ratio was about 20x based upon fully diluted earnings per share for the twelve-month period ended March 31, 1996. Mercer Capital noted that since then, UPC's shares have trended up to a recent high of $34.75 per share. The current implied aggregate consideration is approximately $42.8 million, or $60.52 per share of FBI Common Stock, based upon UPC's recent price of $34.75 per share. The current implied P/B ratio is 180%, and the P/E ratio is about 22x fully diluted earnings per share for the twelve-month period ended June 30, 1996.

         Negotiation Process. In Mercer Capital's opinion, the process by which the Reorganization Agreement was reached provided an additional perspective of overall fairness to FBI shareholders in addition to the pricing and terms of the Reorganization Agreement. Mercer Capital noted the following:

         (a) The FBI Board took reasonable steps to obtain qualified financial advisory services to assist with its analysis and evaluation of the Reorganization Agreement for purposes of making an informed decision;

         (b) Negotiations between FBI and UPC and each party's respective financial advisors could be characterized as intense, with vigorous discussions related to the pricing and terms of the Reorganization Agreement;

         (c) FBI was "shopped" on a limited basis with other area financial institutions. Commerce Bancshares, Inc. declined to make an offer, expressing concerns about the condition of FBI--St. Louis. Magna Group, Inc. ("Magna") made a preliminary, oral offer of aggregate consideration in the range of $33 million to $34 million, consisting of either cash or a combination of cash and stock, with the stock portion not to exceed 50%. Other potential acquirers were ruled out for several reasons (e.g. too small to have a viable market, too great of a market share on a pro forma basis in certain areas, too large to provide a realistic opportunity for a subsequent sale of the acquirer, etc.). UPC's final offer was considered superior to available alternatives due to the higher price and the provision for an all stock transaction, which allows all FBI shareholders the opportunity to receive UPC Common Stock without incurring any capital gains (or losses) taxes; and

         (d) UPC, through the efforts of the FBI Board and Mercer Capital, raised its initial offer price twice, from $31.5 million to $36.6 million (based upon UPC's market price of $30.00 per share at the time), as a result of the negotiation process.

         Valuation Analysis. A valuation analysis of FBI was presented to the FBI Board at its June 18, 1996 board meeting. Among other things, the valuation analysis assumed a market value of $30.00 per share for UPC Common Stock based on its trading value at that time.

         The valuation analysis of FBI was based upon four methods, Transaction Analysis, Dilution Analysis, Discounted Cash Flow Analysis and Sell Now vs. Sell Later Analysis. Mercer Capital did not place greater weight on any one method and emphasized that each analysis must be considered in its entirety within the context of the overall analysis.

         Transaction Analysis. The comparable transaction method seeks to develop an indication of value for a subject company by analyzing prices paid for similar institutions which have been acquired. With regard to the banking industry, most transactions are measured in terms of price/book ratios, price/tangible book ratios and price/earnings ratios.

         With regard to FBI, Mercer Capital reviewed prices paid for acquired banks in relation to the sellers' book value and earnings as compiled by SNL Securities. The data was divided into six groups with average and median P/E, P/B and price/tangible book value ("P/TB") ratios calculated for calendar years 1990-1995 and year-to-date through the first quarter of 1996:

     1.  All privately acquired U.S. commercial banks;

     2.  Midwest-based commercial banks which have been acquired;

     3.  Southwest-based commercial banks which have been acquired;

     4.  Missouri banks which have been acquired;

     5. Missouri banks and banks in surrounding states which have been acquired; and,

     6. Banks with $250 million to $500 million of assets which have been acquired.

         Mercer Capital's analysis indicated an overall range of $33.00 to $70.00 per share of FBI Common Stock. The overall median indicated values ranged from $39.00 to $61.00 per share of FBI Common Stock. Mercer Capital noted that the implied price for FBI of $52.33 per share of FBI Common Stock fell within the cited range, and compared favorably with price/earnings derived indications of value.

         Dilution Analysis. A dilution analysis was conducted whereby hypothetical acquisition offers for FBI were generated under the assumption that the buyer would structure an offer so that pro forma earnings would not be diluted in a stock-for-stock transaction.

         The stock-for-stock valuation analysis for FBI was based upon hypothetical non-dilutive mergers with UPC, Magna, Commerce Bancshares, Inc., Boatmen's Bancshares, Inc., Mercantile Bancorporation, Inc. and Mark Twain Bancshares, Inc.. The analysis assumed that each institution, with the exception of UPC and Magna, would offer a price which would not dilute their projected 1996 earnings per share based upon the sum of FBI's projected 1996 earnings and expense savings of 10% to 20% of FBI's non-interest expenses. With regard to UPC and Magna, the analysis reflected each institution's actual offer price for FBI.

         The analysis yielded an overall range of value of $48.00 to $59.00 per share of FBI Common Stock. Mercer Capital noted that the implied price of $52.33 per share for FBI Common Stock based upon a market price of $30.00 per share for UPC Common Stock fell slightly below the mid-point of the range.

         Discounted Cash Flow Analysis. A discounted cash flow ("DCF") analysis was also conducted to develop an estimate of value FBI shareholders might realize based upon a hypothetical analysis in which a sale is delayed until the end of 1998. Value derived using a DCF analysis is equal to the present value of any interim cash flows (i.e., dividends) and the present value of a projected terminal value (i.e., the estimated value of the subject at the end of the projection period).

         Three-year projections were prepared by FBI management which were considered general in nature for purposes of Mercer Capital's valuation analysis. These projections were not considered a specific forecast of future earnings; rather the projections were prepared to assist Mercer Capital in its valuation analysis and thereby the FBI Board's decision-making process. The projections estimated average assets, return on assets, and net income for FBI and each FBI Subsidiary Bank for fiscal years 1996, 1997 and 1998. The terminal value was based upon projected 1998 earnings times a P/E ratio. A P/E multiple of 14x to 15x was applied to projected 1998 earnings based upon an analysis of the transaction data.

         Interim shareholder cash flows consisted of dividends, which were assumed to increase $0.05 per share per year (solely for purposes of the valuation analysis) from $1.28 per share in 1995 (reported) to $1.43 per share by 1998 (projected).

         The interim cash flows (i.e., dividends) and the terminal value were discounted to their present values based upon risk adjusted discount rates of 13% and 15%. The discount rates were deemed reasonable given the yield of long-term U.S. Treasury bonds and an appropriate equity risk premium above the risk-free rate.

         Based upon its analysis, Mercer Capital calculated a range of value of $48.62 to $54.18 per share of FBI Common Stock, and noted that the implied price of $52.33 per share for FBI Common Stock based upon a market value of $30.00 per share for UPC Common Stock was at the upper end of the indicated range. Further Mercer Capital noted that the analysis indicated the overall reasonableness of the acquisition price for FBI given the assumption that projected 1998 earnings would improve substantially over that which was reported in 1995.

         Sell Now vs. Sell Later Analysis. A sell now vs. sell later analysis was evaluated based upon the projected future value of FBI Common Stock at the end of a three-year investment horizon period assuming FBI were to remain independent until the end of 1998 The indicated future value for the independence strategy was then compared with the implied future value of an FBI shareholder's interest in UPC at the end of 1998.

         The future value of shares of FBI Common Stock under the independence strategy was derived by adding the value of reinvested dividends to the terminal value. The terminal value was derived by multiplying a P/E ratio times projected 1998 earnings. Based upon the value of reinvested dividends, plus projected 1998 earnings times a P/E ratio of 14.0x to 15.0x, the indicated range for the independence strategy was $68.87 to $73.52 per share of FBI Common Stock.

         Mercer Capital derived two indications of value for UPC shares (to FBI shareholders) at the end of 1998 of $65.96 and $75.97 per share of FBI Common Stock. The lower value was obtained by assuming no increase in UPC's stock price ($30.00) between the date of the Merger announcement and the presumed closing at year-end 1996. The higher value was obtained by assuming that UPC's stock price were to rise to $34.88 per share by the Closing Date. Both UPC values (and the FBI equivalent values) were then assumed to increase by the rate of growth in UPC's projected earnings per share through the end of 1998. In addition, the indicated values also considered the reinvestment of projected UPC dividends.

         Based upon the analysis, Mercer Capital concluded that the implied future value of shares of UPC Common Stock per FBI exchange adjusted shares of $65.96 per share to $73.52 per share compared favorably with the two indicated future values for FBI's shares assuming a sale is delayed for three years. Mercer Capital further noted that the future value of the independence strategy was predicated upon a dramatic improvement in projected 1998 earnings relative to current performance.

         Pro Forma Analysis of Per Share Data. Mercer Capital also analyzed the changes in pro forma dividends per share, earnings per share and book value per share from the perspective of FBI's shareholders. Mercer Capital did not represent or warrant that the actual pro forma data reflected in the Prospectus/Proxy Statement would reflect that which was developed in its analysis.

With regard to the pro forma data, Mercer Capital made the following observations:

         1. Dividends Per Share. FBI paid a dividend of $0.625 per share in the first half of 1995 and $0.655 in the second half of 1995. Given UPC's current quarterly annualized dividend of $1.08 per share and the 1.7415 exchange ratio, FBI shareholders will experience a 47% increase in their current annual dividend to $1.88 per exchange adjusted share of FBI Common Stock.

         2. Earnings Per Share. Pro forma fiscal 1995 earnings were estimated to total $4.48 per exchange adjusted share of FBI Common Stock, an increase of 70% over FBI's reported earnings of $2.63 per fully diluted share. Pro forma earnings for the first six months of 1996 reflected a 62% increase over that which has been reported by FBI; and

         3. Book Value Per Share. Exchange adjusted book value per fully diluted share of FBI Common Stock was estimated to remain essentially unchanged from that which was reported by FBI at June 30, 1996.

         Review of Union Planters Corporation. Mercer Capital reviewed UPC's operating strategy, historical financial performance, current financial position and prospective financial performance based upon discussions with UPC management and a review of UPC's publicly available financial information. In addition, Mercer Capital reviewed the historical and current market pricing of UPC's shares.

         Mercer Capital noted that the UPC Common Stock is listed on the New York Stock Exchange. Based upon a recent market price of approximately $34.75 per share and 46.1 million outstanding common shares, UPC's market capitalization is $1.60 billion. Weekly volume during 1996 has averaged about 247,000 shares, or 28% of the Company's shares on an annualized basis.

         Based upon its analysis, Mercer Capital calculated that the UPC Common Stock has appreciated 387%, between early 1991 and early September, 1996, an amount which exceeds the 337% increase in the NASDAQ Banking Index during the same period.

         Mercer Capital observed that at the date of the announcement of the Agreement through mid-August, 1996, UPC Common Stock was priced at a noticeable discount to common stock of mid-south-based public bank holding companies and publicly traded bank holding companies with assets of $10 billion to $30 billion in terms of its P/E, P/B, P/TB and dividend yield ratios. Since then, most, but not all of the pricing differential between UPC and the selected publicly traded bank holding companies has been eliminated as a result of the increase in UPC's market price.

         Mercer Capital speculated that the pricing difference between UPC Common Stock and shares of its public market peers that existed prior to late August may have been related, in part, to arbitragers who were attempting to lock in profits by shorting UPC Common Stock and purchasing Leader's shares. As of mid-August, short interest in UPC Common Stock totaled 2.9 million shares, and represented 27 days to cover as compared to an average of about 7 days for all NYSE listed banks. Mercer Capital also speculated that the run-up in UPC Common Stock since mid-August may have reflected some short interest covering, as well as investor interest in regional bank holding companies following the August 30 announcement by NationsBank that it will acquire Boatmen's Bancshares, Inc.

         Mercer Capital did not make any representations or warranties, however, regarding the price at which any security of UPC or FBI would trade at in the future.

         Other Considerations. In addition to the items discussed above, Mercer Capital considered the following other factors in rendering its fairness opinion:

         1. All shares of UPC Common Stock received by FBI Record Holders will be freely transferable, except shares received by persons who are deemed to be "affiliates" of FBI as defined under Rule 145 of the Securities Act of 1933;

         2. Given its size and market presence in Memphis, Nashville and many secondary markets in its seven-state region, UPC is an acquisition candidate. Mercer Capital makes no representations whether UPC will ever be acquired; or, if it is acquired, whether shareholders will receive a premium price; and

         3. It is presently anticipated that the transaction will be treated as a tax-free reorganization under Section 368(a) of the Code for federal income tax purposes. Thus, the merger will not trigger capital gains tax liabilities for FBI shareholders.

         Compensation of Mercer Capital. Pursuant to its engagement letter, FBI agreed to pay Mercer Capital a fee of $25,000 to prepare a valuation analysis of FBI. In addition, FBI agreed to pay a transaction fee equal to 0.30% of the purchase price based upon the value of the purchase price at the date the Reorganization Agreement was signed. The transaction fee approximates $109,000. FBI also agreed to indemnify Mercer Capital, its officers, employees and agents, and to hold Mercer Capital, its officers, employees and agents harmless from any and all obligations, claims, charges, expenses or costs of any nature arising out of the engagement. The indemnification would not apply if Mercer Capital were negligent in carrying out its duties.

TERMS OF THE MERGER

         At the Effective Time of the Merger, FBI will merge with and into Capital with Capital surviving the Merger and continuing after the Effective Time to operate under the name "Capital Bancorporation, Inc." In the Merger, each share of FBI Common Stock outstanding immediately prior to the Effective Time of the Merger, other than shares of FBI Common Stock with respect to which dissenters' rights shall have been perfected as described above, will be converted exclusively into the right of the FBI Record Holder to receive shares of UPC Common Stock and all options to purchase FBI Common Stock will be converted exclusively into options to purchase UPC Common Stock, all as provided for in the Reorganization Agreement.

         The Exchange Ratio; Adjustments. Under the Reorganization Agreement, the FBI Record Holders would receive for each of their shares of FBI Common Stock, 1.7415 shares of UPC Common Stock. The Exchange Ratio is not subject to adjustment based upon fluctuations in the market price of UPC Common Stock but may be adjusted to a rate deemed reasonable by the Board of Directors of UPC in the event either of a stock split, reverse stock split, stock dividend or similar change in the capital accounts of FBI or there should be more than 706,877 fully diluted shares of FBI Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time"). No fractional shares of UPC Common Stock will be issued in respect to FBI Common Stock, and, if after aggregating all of the whole and fractional shares of UPC Common Stock to which an FBI Record Holder is entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, cash will be paid by UPC in lieu of such remaining fractional share based on the Current Market Price Per Share of one full share of UPC Common Stock. The "Current Market Price Per Share" shall be the closing price per share of the UPC Common Stock on the New York Stock Exchange Consolidated Tape (as published in The Wall Street Journal, Midwestern Edition) on the last trading day prior to the Effective Date of the Merger.

         FBI Options. Pursuant to the Reorganization Agreement, at the Effective Time of the Merger all FBI options then outstanding immediately prior to the Effective Time will be automatically amended to represent the option to purchase, under the same terms and conditions, that number of shares (rounded down to the nearest whole share) of UPC Common Stock as would be equal to the number of shares of FBI Common Stock which otherwise could have been purchased multiplied by the Exchange Ratio. No fractional shares will be issued after the Effective Time to holders of FBI Options. Any fractional share resulting after aggregating all whole and fractional shares of UPC Common Stock to be purchased by an FBI Option holder shall be forfeited and no payment shall be made in lieu thereof. After the Effective Time, the stock option plan pursuant to which the FBI Options were issued will remain in effect, however, no additional FBI Options will be issued under the Plan; all outstanding FBI Options will become immediately exercisable at the Effective Time of the Merger; and the relevant option exercise price of the FBI Options shall be appropriately adjusted on a pro rata basis so that the aggregate option exercise price of such FBI Options for UPC Common Stock immediately following the Effective Time will be the same as the aggregate option exercise price of such FBI Options for FBI Common Stock immediately prior to the Effective Time of the Merger. UPC will register with the Commission on a Form S-8 Registration Statement, which is expected to become effective on or shortly after the Effective Date of the Merger, the shares of UPC Common Stock to be issued upon exercise of the FBI Options outstanding immediately prior to the Effective Time of the Merger. Such shares will also be listed on the NYSE.

         All contractual restrictions or limitations on transfer with respect to FBI Common Stock awarded under the FBI stock option plan or any other plan, program, or arrangement of any FBI subsidiary, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, would remain in full force and effect with respect to shares of UPC Common Stock into which such restricted stock or right is converted pursuant to the Reorganization Agreement.

EFFECTIVE DATE AND EFFECTIVE TIME OF THE MERGER

         As soon as reasonably practicable after all conditions precedent contained in the Reorganization Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, or on such later date as may be agreed to by UPC and FBI, the parties will cause to be filed Articles of Merger with the Secretary of State of each of the States of Tennessee and Missouri. The Effective Time of the Merger will be the time specified in the Articles of Merger. The Effective Date of the Merger will be the day on which the Effective Time occurs. It is presently expected that the Effective

Time will occur in the fourth quarter of 1996. There can be no assurance that such expectation will be achieved.

SURRENDER OF CERTIFICATES

         As soon as reasonably practicable after the Effective Time of the Merger, the Corporate Trust Department of UPNB, acting in the capacity of exchange agent for UPC and FBI (the "Exchange Agent"), will mail to each FBI Record Holder a form letter of transmittal, together with instructions and any other information deemed necessary by the Exchange Agent, (collectively, the "Exchange Materials") for the exchange of certificates formerly representing shares of FBI Common Stock for certificates representing shares of UPC Common Stock.

         FBI SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

         Upon receipt of the Exchange Materials, FBI Record Holders should complete the letter of transmittal in accordance with the instructions provided and deliver the letter of transmittal, together with all stock certificates formerly representing shares of FBI Common Stock, to the Exchange Agent. Upon surrender to the Exchange Agent of certificates previously representing FBI Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each FBI Record Holder a certificate representing the whole number of shares of UPC Common Stock, after aggregation of all shares and fractional shares, to which such holder is entitled and a check for the amount of any cash consideration to be paid in lieu of a fractional share (without interest). No consideration will be delivered to an FBI Record Holder unless and until such holder shall have properly delivered to the Exchange Agent certificates formerly representing the shares of FBI Common Stock owned by him or her and in respect of which he or she claims payment is due, or such documentation, if applicable, and security in respect of lost or stolen certificates as may be required by the Reorganization Agreement or the Exchange Materials.

         No dividend or other distribution with respect to the shares of UPC Common Stock will be paid or delivered to the holder of any unsurrendered certificate(s) formerly evidencing and representing shares of FBI Common Stock until the holder surrenders such certificate(s) in accordance with the Exchange Materials, at which time the holder will be entitled to receive all previously withheld dividends and distributions, without any interest thereon.

         After the Effective Time of the Merger, there will be no further transfers recognized of FBI Common Stock on FBI's stock transfer books. If certificates representing shares of FBI Common Stock should be presented for transfer after the Effective Time of the Merger, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

         Neither UPC, Capital, the Exchange Agent, nor any other person shall be liable to any former FBI Record Holder for any amount properly delivered to a public official pursuant to applicable unclaimed property, escheat or similar laws.

         If a certificate formerly representing FBI Common Stock shall have been lost or destroyed, the Exchange Agent will deliver the consideration properly payable with respect to the shares of FBI Common Stock formerly represented by such certificate in accordance with the Reorganization Agreement upon receipt of: 1) a sworn statement certifying the fact of such loss or destruction and specifying the circumstances thereof; and 2) an open penalty lost instrument bond duly executed by a corporate surety indemnifying Capital, UPC and the Exchange Agent against any loss or expense which they may incur as a result of such lost or destroyed certificates.

CONDITIONS TO CONSUMMATION OF THE MERGER

         Consummation of the Merger is subject to the satisfaction of the following conditions prior to the Effective Time of the Merger: (i) the absence of any claim, action, suit or other proceeding, pending or threatened, before any court or agency which presents a substantial risk of restraint or prohibition of the Merger or of the obtaining of material damages or other relief in connection therewith; (ii) receipt of approval of the Reorganization Agreement and the transactions contemplated thereby from the Federal Reserve and the Missouri Division and the expiration of any statutory waiting periods with respect thereto; (iii) receipt of approval of the Reorganization Agreement and the transactions contemplated thereby by the affirmative votes of the holders of at least two-thirds of the outstanding shares of FBI Common Stock on the Record Date; and (iv) the Registration Statement of which this Prospectus/Proxy Statement forms a part being declared effective by the Commission and necessary Commission and state approvals relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger received.

         The obligations of UPC and Capital to effect the Merger are further subject to the satisfaction, or waiver by UPC, of the following conditions: (i) FBI and each FBI subsidiary shall have performed all material acts and undertakings required under the Reorganization Agreement to be performed by it or their subsidiaries prior to or at the Closing Date; (ii) each of the representations, warranties and covenants of FBI and each FBI subsidiary set forth in the Reorganization Agreement shall, in all material respects, be true on the Closing Date; (iii) UPC shall have received certificates from the executive officers of FBI and each FBI subsidiary stating that the consummation of the Merger has been duly authorized and that the persons executing and delivering documents on behalf of FBI are duly appointed and that their signatures are genuine; (iv) there shall have been no material damage to or destruction of any property of FBI or any material adverse change in the business, assets, liabilities, prospects, operations, liquidity, income or condition of FBI or any FBI subsidiary; (v) UPC shall have received a legal opinion, dated the Closing Date, from counsel to FBI as to the good standing of FBI, the enforceability and due authorization of the Reorganization Agreement and the receipt of all required approvals; (vi) FBI shall not have effected, or committed to effect, any form of business combination with, or asset sale to any other person or entity, or adopted any "poison pill," shareholders' rights provision, "golden parachute" or any similar program the effect of which would be to materially diminish the value of FBI; (vii) FBI shall have maintained certain asset and capital covenants; (viii) each inside director of FBI and the president or chief executive officer of each of the FBI Subsidiary Banks shall have entered into a non-compete agreement with UPC, FBI and each of the FBI Subsidiary Banks; (ix) UPC shall have received a legal opinion from its legal counsel that the Merger will constitute a tax-free reorganization under
Section 368 of the Code; (x) UPC shall have received letters from all FBI Record Holders who would be deemed to be "affiliates" of FBI committing not to pledge, assign, sell or take any other action which would diminish the risk of owning the UPC Common Stock to the extent that such action would jeopardize the eligibility of the Merger to qualify as a tax-free reorganization under Section 368 of the Code, and further committing to resell the shares of UPC Common Stock they receive in the Merger only in accordance with the Federal securities laws; (xi) UPC shall have received an opinion from its independent financial adviser to the effect that the consideration to be delivered to the FBI Record Holders is fair to the UPC shareholders from a financial point of view and such opinion shall not have been withdrawn prior to the Closing Date and shall have been updated within five (5) days of the Closing Date reconfirming the financial adviser's opinion.

         The obligation of FBI to effect the Merger is further subject to the satisfaction, or waiver by FBI, of the following conditions: (i) UPC and Capital shall have performed all material acts and undertakings required under the Reorganization Agreement to be performed by it and its subsidiaries prior to or at the Closing Date; (ii) each of the representations, warranties and covenants of UPC and Capital set forth in the Reorganization Agreement shall, in all material respects, be true on the Closing Date; (iii) FBI shall have received certificates from the executive officers of UPC and Capital stating that the consummation of the Merger has been duly authorized and that the persons executing and delivering documents on behalf of UPC and Capital are duly appointed and that their signatures are genuine; (iv) FBI shall have received from the Exchange Agent a certificate to the effect that the Exchange Agent has received proper authorization to issue certificates representing the UPC Common Stock, and cash for any fractional shares, in an amount sufficient under the circumstances set forth in the Reorganization Agreement; (v) FBI shall have received a legal opinion, dated the Closing Date, from counsel to UPC and Capital as to the good standing of UPC and Capital, the enforceability and due authorization of the Reorganization Agreement and the receipt of required approvals; (vi) there shall have been no material adverse change in the business, property, assets, liabilities, prospects, operations, liquidity, income or condition of UPC or any subsidiary thereof; (vii) FBI shall have received an opinion from Mercer Capital that the Exchange Ratio is fair to the FBI shareholders from a financial point of view, and such fairness opinion shall not have been withdrawn prior to the Closing Date; (viii) FBI shall have received a legal opinion from its legal counsel that the Merger will constitute a tax-free reorganization under Section 368 of the Code and that FBI Record Holders will not recognize any gain or loss with respect to whole shares of FBI Common Stock exchanged for UPC Common Stock in the Merger.

         No assurance can be provided as to when, if ever, the regulatory consents and approvals necessary to consummate the Merger will be obtained (or, if so obtained, that such consents and approvals will not contain conditions or requirements which would materially reduce the benefits of, and result in abandonment of the Merger) or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party lawfully permitted to do so.

REGULATORY APPROVALS

         The Merger and its related transactions are subject to prior approval by (i) the Federal Reserve under Section 3(a) of the Bank Holding Company Act; and (ii) the Missouri Division under Section 362.920 of the Revised Statutes of Missouri. The Bank Holding Company Act, as amended (the "BHC Act"), requires that the Federal Reserve take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless it should find that the anticompetitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve also has the authority to deny an application if it should conclude that the combined organization would have an inadequate capital position or if the acquiring organization does not comply with the requirements of the Community Reinvestment Act of 1977, as amended (the "CRA").

         Under the BHC Act, the Merger may not be consummated earlier than the 15th day following the date of approval by the Federal Reserve, during which period the United States Department of Justice is afforded an opportunity to challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court should specifically order otherwise. There can be no assurance that the Department of Justice will not challenge the Merger, or if such challenge is made, as to the result thereof.

         An application seeking regulatory approval of the Merger was filed on August 23, 1996 with the Federal Reserve. As of the date of this Prospectus/Proxy Statement, the Federal Reserve has not acted on the application. It is expected that an application for approval of the Merger will be filed with the Missouri Division on or about October 31, 1996.

         The Merger may not lawfully proceed in the absence of the requisite regulatory approvals. See "--Conditions to Consummation of the Merger" and "--Waiver and Amendment; Termination."





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

CONDUCT OF BUSINESS PENDING THE MERGER

         The Reorganization Agreement contains certain restrictions upon the conduct of FBI's business pending consummation of the Merger. In particular, the Reorganization Agreement provides that, except as otherwise provided in the Reorganization Agreement and/or without the written consent of UPC, FBI may not, among other things; (i) amend its Articles of Incorporation or Bylaws;
(ii) permit any lien or incumbrance to exist in respect to any share of stock held by FBI or any FBI Subsidiary, with the exception of the lien on the FBI Subsidiary Bank Stock held by Mercantile Bank of St. Louis, N.A. which has a current balance of approximately $4 million; (iii) repurchase any of its capital stock, split or otherwise subdivide its capital stock, recapitalize in any way or declare a stock or cash dividend with respect to the FBI Common Stock other than its regular semi-annual cash dividend of sixty-two and one-half cents ($0.625) per share of FBI Common Stock as the first cash dividend in a calendar year and sixty-seven and one-half cents ($0.675) per share of FBI Common Stock as the second cash dividend in a calendar year, the declaration dates of which shall be consistent with FBI's past practice; (iv) acquire direct or indirect control over any entity except in the ordinary course of business or in connection with internal reorganizations and acquisitions in FBI's fiduciary capacity; (v) issue or sell any FBI Common Stock or sell or otherwise dispose of a substantial part of FBI's assets or earning power, or buy a substantial part of the assets or earning power of another person or entity; (vi) incur any additional debt in excess of an aggregate of $50,000 except in the ordinary course of business; (vii) increase compensation, pay bonuses or enter into severance arrangements except in accordance with past practices; (viii) amend any existing employment contract with any person having a salary in excess of $30,000 per year or enter into any new employment contract providing for an annual salary exceeding $30,000 per year unless FBI or its subsidiaries may terminate the same at will without liability; (ix) adopt any new, or make any change in or termination of any existing, benefit plan; (x) enter into any material new lease agreement or service contract; (xi) make any capital expenditures except in the ordinary course of business; (xii) enter any material transaction except in the ordinary course of business; or (xiii) extend credit (or commit to extend credit) to any officer, director or holder of 2% or more of FBI Common Stock if such extension of credit, with all other credits then outstanding to the same borrower and his, her or its affiliates, would exceed $1 million or amend the terms of any such credit.

         Moreover, FBI shall, among other things, operate in the usual, regular and ordinary course, preserve its organization and assets and maintain its rights and franchises, not default on a material contract, use its best efforts to retain its customer base and assist UPC in procuring all applicable regulatory approvals.

PAYMENT OF DIVIDENDS

         FBI is prohibited under the Reorganization Agreement from paying dividends on or making any other type of distribution with respect to the FBI Common Stock, with the exception of its regular semi-annual cash dividend of sixty- two and one-half cents ($0.625) per share of FBI Common Stock as the first cash dividend in a calendar year and sixty-seven and one-half cents





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

($0.675) per share of FBI Common Stock as the second cash dividend in a calendar year, the declaration dates of which shall be consistent with FBI's past practice.

WAIVER AND AMENDMENT; TERMINATION

         To the extent permitted by applicable law, UPC unilaterally may amend the Reorganization Agreement in order to achieve tax benefits or for any other reason UPC may deem advisable; provided, however, that without the approval of the FBI Board of Directors, UPC may not make any revision to the structure of the Merger which changes the amount of consideration which FBI Record Holders are entitled to receive in the Merger, changes the tax-free effect of the Merger to UPC, Capital, FBI or any FBI Record Holder or would permit UPC to pay the consideration other than by delivery of registered shares of UPC Common Stock. In addition, at any time prior to the Closing Date or termination of the Reorganization Agreement, either UPC or FBI, acting through its authorized officers, may extend the time for compliance or fulfillment by the other party of any of its obligations under the Reorganization Agreement, waive any inaccuracies in the representations and warranties made by the other party in the Reorganization Agreement or other document delivered pursuant thereto; waive compliance with any of the covenants or agreements in the Reorganization Agreement or the Supplemental Letter; or amend or add to any provision of the Reorganization Agreement or Plan of Merger. No such waiver will be effective unless made in writing and unless executed by a duly authorized officer of each of FBI, Capital and UPC.

         The Reorganization Agreement may be terminated at any time prior to the Closing Date as follows: (i) by mutual consent in writing of the parties;
(ii) by UPC or Capital if FBI or any FBI subsidiary should violate any affirmative or negative covenant in the Reorganization Agreement in respect to the operation of its or their business; (iii) by UPC, Capital or FBI if the Closing Date shall not, with certain exceptions, have occurred by June 24, 1997 (which may, in certain circumstances, be extended to August 31, 1997), unless the failure should be due to actions of the party seeking to terminate; (iv) by either party if any governmental or regulatory approval should be denied (or conditioned upon a substantial deviation from the transactions contemplated) and not successfully appealed within certain time limits; (v) by either party if the other party's closing conditions shall not have been satisfied in all material respects or waived as of the Closing Date or if the other party shall have committed a material breach which shall not have been cured within 30 days after the breaching party receives notice of such breach; (vi) by either party if there shall have been a material adverse change in the business, properties, assets, liabilities, prospects, operations, liquidity, income, condition or net worth of the other party; (vii) by UPC or Capital should FBI or any FBI subsidiary enter into any business combination or any letter of intent or agreement with respect thereto with any other person or if FBI or any FBI Subsidiary Bank should enter into a formal capital plan in cooperation with any applicable bank regulatory authority; or by UPC in the event holders of more than nine percent of the outstanding shares of FBI Common Stock exercise their dissenters' rights.

         In the event of the valid termination of the Reorganization Agreement by either UPC or FBI, all obligations of UPC, Capital and FBI under the Reorganization Agreement would terminate without further liability to any other parties thereto. However, termination of the Reorganization Agreement will not relieve any party to the Reorganization Agreement from liability for breach thereof or from any misstatement or misrepresentation made thereunder prior to the termination.

MANAGEMENT AFTER THE MERGER

         The Reorganization Agreement and the Plan of Merger provide that the Charter and Bylaws of Capital as in effect immediately prior to the Effective Time of the Merger shall continue to be the Charter and Bylaws of Capital following the Effective Time of the Merger. The directors and officers of Capital immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of Capital, the surviving corporation, after the Effective Time, until such directors or officers shall be replaced in accordance with the surviving corporation's Charter and Bylaws. All of the current directors and officers of Capital are directors and officers of UPC. Information concerning the current management and Board of Directors of UPC is included in the documents incorporated by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." It is anticipated that those persons who are directors and officers of the FBI Subsidiary Banks will continue after the Effective Time of the Merger to serve in their respective capacities until such time as the Subsidiary Bank Mergers become effective. Following the effective time of the Subsidiary Bank Mergers some or all of those former FBI Subsidiary Bank officers and directors may be retained.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In addition to the Reorganization Agreement, UPC and FBI have executed the Supplemental Letter, a copy of which is attached hereto as Appendix C. The Supplemental Letter requires UPC either to assume existing obligations of FBI to certain employees or to enter into specified agreements with, and provide other benefits to, certain executive officers and employees of FBI and the FBI Subsidiary Banks. Specifically, FBI is currently a party to management continuity agreements with the following employees: Joe W. Gooch, J. Michael Pobst, Jack L. Huffman, Donald E. Palisch, David B. Brewer, Danny H. Griffin, Virginia A. Renz, Edward J. Vega and Edwin A. Schmid, II. The management continuity agreements generally provide that if the employee's employment with FBI or any of its successors should be terminated by the employee for any reason within one year after a change of control (as defined in the agreements or by FBI or any of its successors (except with cause) within two years after a change of control, FBI or its successors will be obligated for a period of time ranging from six to 24 months following the date of such employee's termination to (i) pay the higher of the employee's monthly gross salary for the last month preceding either the date of the termination or the date of the change of control, (ii) pay an amount equal to the higher of one-twelfth of the last annual bonus paid by FBI or any of its successors to the employee preceding either the termination date or the date of the change of control, and (iii) maintain at its sole cost and expense all fringe benefit plan programs enjoyed by such employee immediately prior to such change of control (reduced by any benefits provided to the employee by the successor following the change of control). UPC will honor the terms of those management continuity agreements (including the change of control provisions described above) unless an employee elects to forfeit his or her rights under that agreement and execute a new employment agreement with the surviving corporation or one of its subsidiaries. It is anticipated that the new employment agreements will contain similar change of control provisions to those contained in the existing management continuity agreements and such other terms as may be negotiated by UPC and the employee.

         In consideration for the promise to make the payments set forth above, the new employment agreements will also contain covenants not to compete restricting the employees from, among other things, engaging in any business which is competitive with that of FBI or the FBI Bank Subsidiaries, within a 50-mile radius of their respective work locations for a period of time.

         The Supplemental Letter provides that, at the Effective Time of the Merger, Arthur E.S. Schmid, currently Chairman and Chief Executive Officer of FBI, and Clifford A. Schmid, currently President of FBI, for annual fees of $45,000 and $42,000 respectively, will each retire from active employment with FBI; provided, however, that UPC has agreed, that if the Effective Time of the Merger occurs prior to December 31, 1996, Clifford A. Schmid shall remain an active employee until December 31, 1996, at which time he will become fully vested in FBI's Supplementary Pension Plan (the "Supplementary Plan"). Furthermore, the Supplemental Letter requires Capital, as the corporation surviving the Merger, to enter into separate three year consulting agreements with each of Arthur E.S. Schmid and Clifford A. Schmid providing for each of them an automobile allowance, reimbursement of expenses related to membership in a country club or a luncheon club and group hospitalization, medical and other employee benefits as are available to employees of UPC holding positions comparable to the positions from which the two men are retiring.

         FBI has also entered into an employment agreement with Joe W. Gooch, currently president of SEMO (one of the FBI Subsidiary Banks). After the Effective Date of the Merger, Mr. Gooch will also become a senior executive of UPC's subsidiary bank headquartered in Cape Girardeau, Missouri. It is anticipated that Mr. Gooch will enter into a new employment agreement with UPC or its subsidiary.

         The Supplemental Letter contains provisions relating to the effect of the Merger on certain benefit plans of FBI established for the benefit of FBI employees. With respect to the Supplementary Plan, FBI will make arrangements to set aside up to $500,000 in the aggregate for the purpose of funding such Supplementary Plan, which will remain in effect after the Effective Time of the Merger for the benefit of those individuals enrolled in or entitled to benefits under such plan. With respect to FBI's Pension Plan, FBI will take such steps as are necessary for such Pension Plan to be terminated as soon as reasonably practicable after the Effective Time of the Merger. With respect to FBI's incentive bonus plan arrangement, benefits will be paid under such plan to the extent that FBI fully reserves for such payments prior to the Effective Time of the Merger, provided that such payments may not exceed $365,110.

Furthermore, employees of FBI who will remain employees of Capital, the surviving corporation, following the Effective Time of the Merger will become eligible to receive group hospitalization, medical, life insurance, disability insurance and other employee welfare benefits no less than those provided to other employees of UPC holding comparable positions and with the same years of service immediately following the Effective Time of the Merger and will become subject to UPC policies and procedures regarding accrued vacation, sick leave and other paid time-off benefits at the beginning of the first calendar year following the Effective Time of the Merger.

         For a more specific review of the interests of certain persons in the Merger, see the Supplemental Letter, which is attached to this Prospectus/Proxy Statement as Appendix C.

LIMITATION ON NEGOTIATIONS

         The Reorganization Agreement provides that FBI and its subsidiaries shall not (and shall use their best efforts to ensure that their respective directors, officers, employees and advisors do not) institute, solicit or encourage any inquiry, discussion or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any entity or group concerning any Acquisition Proposal, except for actions reasonably considered by the FBI Board, based upon the advice of outside counsel, to be required in order for the FBI Board to fulfill its fiduciary obligations. FBI must notify UPC immediately following receipt of any Acquisition Proposal. In the event FBI were to enter into a letter of intent or agreement with respect to an Acquisition Proposal, FBI or the acquiror would be required to pay liquidated damages in the amount of $3.44 million to UPC, which amount represents the sum of the agreed expenses incurred by UPC in connection with the Merger and the agreed loss to UPC in the event the Merger were not consummated. Payment of such sum is an unconditionally binding condition precedent to FBI's entering a letter of intent or agreement with respect to an Acquisition Proposal. The limitation on negotiations and provision for liquidated damages will remain in effect until December 31, 1997 unless before that date the Reorganization Agreement should be terminated or, under specified circumstances, the Merger is not consummated. These provisions may have the effect of discouraging competing offers to acquire or merge with FBI.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS ABBREVIATED IN NATURE AND IS INCLUDED FOR GENERAL INFORMATION ONLY. FURTHER, THE FEDERAL INCOME TAX DISCUSSION BELOW DOES NOT ADDRESS THE TAX CONSEQUENCES OF THE MERGER, INCLUDING BUT NOT LIMITED TO ANY WITHHOLDING OBLIGATION, UPON FBI SHAREHOLDERS WHO ARE NOT RESIDENT CITIZENS OF THE UNITED STATES. ALL FBI SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         This discussion is based on the Code, regulations and rulings now in effect or proposed thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. This discussion is also based on certain assumptions regarding the factual circumstances that will exist at the Effective Time of the Merger, including certain representations of UPC and FBI. If any of these factual assumptions should be inaccurate, the tax consequences of the Merger could differ from those described herein. This discussion assumes that shares of FBI Common Stock are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time of the Merger.

         Assuming the Merger occurs in accordance with the Reorganization Agreement, the Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) of the Code, with the following federal income tax consequences:

         (1) FBI Record Holders will recognize no gain or loss as a result of the exchange of their FBI Common Stock solely for shares of UPC Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

         (2) The aggregate adjusted tax basis of the shares of UPC Common Stock received by each FBI Record Holder in the Merger (including any fractional share of UPC Common Stock deemed to have been received, as described in Paragraph 4 below) will be equal to the aggregate adjusted tax basis of the shares of FBI Common Stock surrendered.

         (3) The holding period of the shares of UPC Common Stock received by each FBI Record Holder in the Merger (including any fractional share of UPC Common Stock deemed to have been received, as described in Paragraph 4 below) will include the holding period of the shares of FBI Common Stock exchanged therefor.

         (4) An FBI Record Holder who receives cash in the Merger in lieu of a fractional share of UPC Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by UPC in return for cash. Such redemption will be subject to the conditions and limitations of
Section 302 of the Code, including the attribution rules of Section 318. If such redemption qualifies as an "exchange" under such conditions and limitations of Section 302 of the Code, such FBI Record Holder will recognize capital gain (or loss) measured by the difference between the amount of cash received by such FBI Record Holder and the basis in his or her shares of FBI Common Stock. If such redemption does not qualify as an "exchange," such FBI Record Holder will have dividend income taxable as ordinary income equal to the amount of cash received.

         (5) An FBI Record Holder who perfects his or her dissenters' rights under the Missouri Act and who receives a cash payment for the "fair value" of his or her shares of FBI Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318. If such redemption qualifies as an "exchange" under such conditions and limitations of Section 302 of the Code, such FBI Record Holder will recognize capital gain (or loss) measured by the difference between the amount of cash received by such FBI Record Holder and the basis in his or her shares of FBI Common Stock. If such redemption does not qualify as an "exchange," such FBI Record Holder will have dividend income taxable as ordinary income equal to the amount of cash received. Each FBI shareholder who contemplates exercising his or her dissenters' rights should consult his or her own tax advisor as to the possibility that any payment to him or her would be treated as dividend income.

         THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FBI SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH FBI SHAREHOLDER. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, EACH FBI SHAREHOLDER SHOULD CONSULT THEIR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The Merger is currently expected to be treated by UPC as a purchase for accounting purposes. Accordingly, under GAAP as described in APB No. 16 for business combinations, the assets and liabilities of FBI will be adjusted to their fair values as of the date of acquisition and the resulting goodwill allocated in accordance with APB No. 16. Net income of UPC subsequent to the Effective Time of the Merger will include the net income of both UPC and FBI.

         UPC is currently considering the repurchase of the approximate number of shares of UPC Common Stock as issued to the FBI shareholders in connection with the Merger. If UPC anticipates that such shares will be repurchased prior to or subsequent to the Effective Time of the Merger, UPC will be required to account for the transaction as a purchase as described above.

         However, if the shares are not repurchased and UPC does not have a formal plan to repurchase the shares after consummation, UPC will be required to account for the transaction as a pooling of interests as described in APB No. 16. Up to the present time, UPC has only explored the various options available to repurchase the shares and, accordingly, such plans are preliminary and have not been approved by UPC's Board of Directors. Under the pooling of interests method of accounting, the assets and liabilities of FBI would be carried at their previously recorded amounts and, due to FBI not being significant to UPC, only the current year financial information will be restated as though FBI and UPC had been combined at the beginning of the year. Net income of UPC subsequent to the Merger becoming effective would





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

include the net income of FBI and UPC for the entire fiscal period in which the Merger is consummated.

         UPC does not believe that the pro forma financial information, if adjusted to reflect the Merger as a pooling of interests, would be materially different from the pro forma information contained herein.

EXPENSES

         The Reorganization Agreement provides, in general, that UPC, FBI and Capital will each pay its own expenses in connection with the Reorganization Agreement and the transactions contemplated thereby, including fees and expenses of its own independent accountants and counsel.

RESALES OF UPC COMMON STOCK

         The shares of UPC Common Stock issued to FBI Record Holders pursuant to the Reorganization Agreement will be freely transferable under the Securities Act, except for those shares of UPC Common Stock issued to any FBI executive officer, director or shareholder who shall be deemed as of the date of the Special Meeting to be an "affiliate" of FBI and, therefore, an "underwriter" with respect to the UPC Common Stock received for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of UPC Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of FBI generally include individuals or entities that control, are controlled by or are under common control with, FBI and includes its executive officers, directors, or holders of ten percent (10%) or more of the outstanding FBI Common Stock. UPC will place restrictive legends on certificates representing UPC Common Stock issued to all persons who are deemed by UPC to be "affiliates." For more information regarding the restrictive legend, see the Reorganization Agreement attached to this Prospectus/Proxy Statement as Appendix B.


                       CERTAIN REGULATORY CONSIDERATIONS

         The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to UPC. For additional information regarding community reinvestment, transactions with affiliates, brokered deposits, safety and soundness standards, and depositor preference, see Part I, Item 1 of UPC's Annual Report on Form 10-K for the year ended December 31, 1995, under the caption GOVERNMENTAL SUPERVISION AND REGULATION OF FINANCIAL INSTITUTIONS, which information is hereby incorporated by reference in this Prospectus/Proxy Statement, and Part I, Item 1 of FBI's Annual Report on Form 10-K for the year





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

ended December 31, 1995, under the caption REGULATION AND SUPERVISION which information is hereby incorporated by reference in this Prospectus/Proxy Statement.

GENERAL

         UPC is a bank holding company registered with the Federal Reserve under the BHC Act. As such, UPC and its non- bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve. In addition, as a savings and loan holding company, UPC is registered with the OTS under the Home Owners' Loan Act of 1933, as amended ("HOLA") and is subject to regulation, supervision, examination, and reporting requirements of the OTS.

         The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company. Similar federal statutes require savings and loan holding companies and other companies to obtain the prior approval of the OTS before acquiring direct or indirect ownership or control of a savings association.

         The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues includes the parties' performance under the CRA, discussed below and in Part I, Item 1 of UPC's Annual Report on Form 10-K.

         The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that UPC and any other bank holding company located in Tennessee may now acquire a bank located in any other state, and any bank holding company located outside of Tennessee may lawfully acquire any Tennessee-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to

"opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. As of the date of this Prospectus/Proxy Statement, Tennessee has not "opted in" nor "opted out." Assuming no state action prior to June 1, 1997, UPC would be able to consolidate all of its bank subsidiaries into a single bank with interstate branches following that date, however, its present intention is to maintain separately chartered regional banks to serve each of UPC's significant geographical service areas.

         The BHC Act generally prohibits UPC from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

         Each of the banking and thrift subsidiaries of UPC is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, its deposits are insured by the FDIC to the maximum extent provided by law. Each such subsidiary is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

         All of UPC's Banking Subsidiaries that are state-chartered banks which are not members of the Federal Reserve System, are subject to regulation, supervision, and examination by the FDIC and the state banking authorities of the states in which they are located. The banking subsidiaries of UPC that are national banking associations are subject to regulation, supervision, and examination by the OCC and the FDIC. The thrift subsidiaries of UPC are subject to regulation, supervision, and examination by the OTS and the FDIC. The federal banking regulator for each of the banking and thrift subsidiaries of UPC, as well as the appropriate state banking authorities in the case of those depository institution subsidiaries that are state-chartered, regularly examine the operations of each of the banking and thrift subsidiaries of UPC and are





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given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

         UPC and FBI are legal entities separate and distinct from their banking, thrift, and other subsidiaries. The principal sources of cash flow of both UPC and FBI, including the cash flow required to pay dividends to their respective stockholders, are dividends and management fees received from their banking and thrift subsidiaries. There are statutory and regulatory limitations on the payment of dividends by these depository-institution subsidiaries to UPC and FBI, as well as by UPC and FBI to their stockholders.

         All of UPC's Banking Subsidiaries are subject to the respective laws and regulations of the states in which they are chartered as to the payment of dividends. Each national banking association subsidiary of UPC is required by federal law to obtain the prior approval of the OCC for the payment of dividends if the total of all dividends declared by the bank in any year would exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year, plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, national banks may lawfully pay only dividends to the extent that their retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation).

         If, in the opinion of its federal banking regulator, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "--Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         At June 30, 1996, under dividend restrictions imposed under federal and state laws, the depository subsidiaries of UPC, without obtaining government approvals, could have lawfully declared aggregate dividends to UPC of approximately $49.0 million. At June 30, 1996, under dividend restrictions imposed under the covenants of a loan agreement and the most restrictive of applicable federal and state laws and regulatory commitments, the FBI Bank Subsidiaries, without obtaining lender or government approvals, could have lawfully declared aggregate dividends to FBI of approximately $3.653 million.





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


         The payment of dividends by UPC and FBI and their banking and thrift subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

         UPC, FBI, and their respective banking and thrift subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve and, in the case of UPC, the OTS and by the appropriate federal banking regulator in the case of each of their banking and thrift subsidiaries. There are two basic measures of capital adequacy for bank holding companies that have been promulgated by the Federal Reserve: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered to be "well-capitalized."

         The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weighting. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

         The minimum guideline for the ratio ("Risk-Based Capital Ratio") of total capital ("Total Capital") to risk- weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least one-half of Total Capital must consist of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At June 30, 1996, UPC's consolidated Risk-Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 16.85% and 13.19%, respectively, and FBI's consolidated Risk-Based Capital and Tier 1 Risk- Based Capital Ratios were 11.88% and 10.62% respectively.

         In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. UPC's and FBI's respective Leverage Ratios at June 30, 1996, were 8.49% and 7.17%, respectively. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio"





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

(deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Each of UPC's and FBI's banking and thrift subsidiaries is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Each of the banking and thrift subsidiaries was deemed to be "well-capitalized" under applicable capital guidelines as of June 30, 1996. Neither UPC, FBI, nor any of their banking and thrift subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

         Failure to meet capital guidelines could subject a bank (or thrift) to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

         The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the OCC, and the FDIC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY BANKS

         Under Federal Reserve policy, UPC is expected to act as a source of financial strength for, and to commit resources to support, each of its banking subsidiaries. This support may be required at times when, absent such Federal Reserve policy, UPC may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary would be assumed by the bankruptcy trustee and entitled to priority of payment.

         Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined





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

generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The banking and thrift subsidiaries of UPC and FBI are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the banks' or the thrifts' depository institution affiliates, and a potential loss of UPC's investments in such other banking and thrift subsidiaries.

PROMPT CORRECTIVE ACTION

         FDICIA establishes a system of "prompt corrective action" to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the appropriate banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

         Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Risk-Based Capital Ratio of 10% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be "well capitalized." An institution with a Risk-Based Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be "adequately capitalized." A depository institution that has a Risk-Based Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be "undercapitalized." A depository institution that has a Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be "significantly undercapitalized," and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.





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

         An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution will meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to, or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

         For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region," (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or
(xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

         At June 30, 1996, all of the banking and thrift subsidiaries of both UPC and FBI had the requisite capital levels to qualify as "well capitalized."





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FDIC INSURANCE ASSESSMENTS

         In July 1993, the FDIC adopted a new risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The new system, which went into effect on January 1, 1994, and replaced a transitional system that the FDIC had utilized for the 1993 calendar year, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the categories described above under "Prompt Corrective Action," with the undercapitalized category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, as well as the prior transitional system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for members of both the BIF and the SAIF for the first half of 1995, as they had been during 1994, ranged from 23 basis points (0.23% of deposits) for an institution in the highest category (i.e., "well capitalized" and "healthy") to 31 basis points (0.31% of deposits) for an institution in the lowest category (i.e., "undercapitalized" and "substantial supervisory concern"). These rates were established for both funds to achieve a designated ratio of reserves to insured deposits (i.e., 1.25%) within a specified period of time.

         Once the designated ratio for the BIF was reached, which appears to have occurred some time during May 1995, the FDIC was authorized to reduce the minimum assessment rate below 23 basis points and to set future assessment rates at such levels that would maintain a fund's reserve ratio at the designated level. More recently, on November 14, 1995, the FDIC announced that, beginning in 1996, it would reduce the deposit insurance premiums for BIF members in the highest capital and supervisory categories to $2,000 per year, regardless of deposit size. The FDIC has also elected to retain the existing assessment rate of 23 to 31 basis points for SAIF members for the foreseeable future given the undercapitalized status of that insurance fund.

         Several proposed bills have been introduced into the United States legislature, the main purpose of which is to provide additional capitalization of the SAIF and to provide funds to pay interest and/or principal on bonds issued to finance governmental costs associated with the savings and loan industry. A common feature of the proposed legislation is a one-time payment to the SAIF and BIF by both savings associations and banks. The consideration of these proposed bills is ongoing, and at this time it is impossible to state with accuracy the amounts, if any, UPC and FBI, or any of their subsidiaries, will be required to pay in connection with any such legislation should it be passed, or the effect such payments, if any, will have on the





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financial condition of UPC or FBI. See "SUMMARY--Recent Developments Affecting
UPC--Earnings Considerations Relating to Potential Special Regulatory
Assessment".

         Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

PROPOSED LEGISLATION

         Because of concerns relating to the competitiveness and the safety and soundness of the industry, Congress continues to consider a number of wide-ranging proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. Among such bills are proposals to combine banks and thrifts into a unified charter, to combine regulatory agencies, to alter the statutory separation of commercial and investment banking, and to further expand the powers of depository institutions, bank holding companies, and competitors of depository institutions. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of UPC or FBI may be affected thereby.


                 DESCRIPTION OF UPC COMMON AND PREFERRED STOCK

         UPC's Charter currently authorizes the issuance of 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock") and 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"). As of August 31, 1996, 46,221,921 shares of UPC Common Stock were issued and outstanding and approximately 1,101,000 shares were subject to issuance through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 502,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 4,758,492 shares were authorized for issuance and reserved for conversion of certain outstanding shares of UPC Preferred Stock. In addition, as of August 31, 1996, 3,489,336 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock") were issued and outstanding. As of August 31, 1996, none of UPC's authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC, THE BIF, THE SAIF OR ANY GOVERNMENTAL AGENCY.

UPC COMMON STOCK

         General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, UPC's





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Charter or Bylaws or the rules of the NYSE. UPNB, a wholly-owned subsidiary of
UPC, is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock. Its street address is Union Planters National Bank, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

         Dividends. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

         UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may restrict payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock; however, UPC has no such arrangements in effect at the date hereof.

         Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to stockholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC with or into any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

         Because UPC is a holding company, its right and the rights of its creditors and stockholders, including the holders of UPC Preferred Stock and UPC Common Stock, to participate in the distribution of the assets of a subsidiary of UPC in connection with the subsidiary's liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

         For a further discussion of UPC Common Stock, see "EFFECT OF MERGER ON RIGHTS OF FBI STOCKHOLDERS."





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UPC PREFERRED STOCK

         Series A Preferred Stock. UPC's Charter provides for the issuance of up to 750,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Registration Statement on Form 8-A dated January 19, 1989, and filed February 1, 1989 (Commission File No. 0-6919) which is incorporated by reference herein.

         Series E Preferred Stock. 3,489,336 shares of Series E Preferred Stock were outstanding as of August 31, 1996. Up to 317,458 shares of Series E Preferred Stock are expected to be issued upon consummation of UPC's pending acquisition of ENB, if and when adverse claims to ENB's stock shall have been resolved to UPC's satisfaction in pending court proceedings. See "SUMMARY--Recent Developments Affecting UPC--Other Pending Acquisitions." All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the election of the holder at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time or from time to time after March 31, 1997 at a redemption price of $25.00 per share plus any unpaid dividend. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.


            CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

         Certain provisions of UPC's Charter and Bylaws and certain provisions of Tennessee law may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of UPC. The following summary briefly describes certain of those provisions. The summary is not intended to be complete and is qualified in its entirety by reference to UPC's Charter and Bylaws and to applicable Tennessee law.

CHARTER AND BYLAW PROVISIONS

         Pursuant to UPC's Charter, the directors of UPC are elected for three-year terms of office, and approximately one-third of the members of the UPC Board are up for election each year. The Bylaws also provide that the affirmative vote of the holders of 66 2/3% of the outstanding shares of UPC Common Stock is required to remove any or all of the directors of UPC.





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

         UPC's Charter requires the affirmative votes of the holders of 66 2/3% of the outstanding shares for approval of a merger, consolidation or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. UPC's Charter also requires the affirmative votes of the holders of 66 2/3% of the outstanding stock to change the number, election and classification of directors; to approve certain transactions as described above; or to amend certain other provisions of UPC's Charter.

SHARE PURCHASE RIGHTS PLAN

         In 1989 the UPC Board adopted a Preferred Share Purchase Rights
Plan and distributed a dividend of one Preferred Share Unit Purchase Right (a "Preferred Share Right") for each outstanding share of UPC Common Stock. Moreover, one Preferred Share Right was required to be, automatically and without further action by UPC, distributed with respect to each share of UPC Common Stock issued thereafter. The Preferred Share Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each stockholder on a fair and equal basis. Each Preferred Share Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Preferred Share Rights would separate from UPC Common Stock and each holder of a Preferred Share Right (other than the potential acquiror) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 750,000 shares of Series A Preferred Stock for issuance under the Share Purchase Rights Plan, but no shares have been issued as of the date of this Prospectus/Proxy Statement. Until a Preferred Share Right is exercised, the holders thereof, as such, will have no rights as stockholders of UPC and, consequently, will have no right to vote or to receive dividends with respect thereto.

TENNESSEE ANTI-TAKEOVER STATUTES

         As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code which impose certain restrictions on business combinations including, but not limited to, combinations with interested stockholders similar to those described above.

         The Tennessee Business Combination Act (the "Tennessee BCA") generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by a corporation or a subsidiary with an "Interested Shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of the corporation's stock then outstanding) for a period of five years after the date the person becomes an Interested Shareholder unless prior to such date, the board of directors approved either the business combination or the transaction pursuant to which the Interested Shareholder became such and the business combination satisfies any other applicable requirements imposed by law or by the corporation's





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charter or bylaws. The Tennessee BCA also severely limits the extent to which a corporation or any of its officers or directors could be held liable for resisting any business combination.

         The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") restricts the voting powers of shares acquired by a party once a specific level of control is acquired unless certain conditions are met. Specifically, the Tennessee CSAA provides that "Control Shares" will not have the voting rights to which they normally would be entitled unless approved by the other shareholders at an annual or special meeting. "Control Shares" are shares that, in the absence of the Tennessee CSAA, would give the acquiror voting power within any of the following ranges of all of the voting power of UPC: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.

         The Tennessee CSAA generally provides that any person or group of persons that acquires the power to vote more than specified levels (one-fifth, one-third or a majority) of the shares of certain domestic corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation and employees of the corporation who are also directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional shareholder approval is required when a shareholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the shareholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition. The Tennessee CSAA applies only to those Tennessee corporations whose charters or bylaws contain an express declaration that control share acquisitions in respect of the shares of such corporations are governed by and subject to the provisions of such act.

         The Tennessee Greenmail Act ("Tennessee GA") prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

         The Tennessee BCA provides that no resident domestic corporation having any class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act or any of its officers or directors may be held liable at law or in equity for either having failed to approve the acquisition of shares by an interested shareholder on or before the date such shareholder became an interested shareholder, or for seeking to enforce or implement the provisions of the Tennessee BCA or the Tennessee CSAA, for failing to adopt or recommend any charter or bylaw amendment or provision in respect of any one or more of these Acts or the Tennessee GA, or for opposing any merger, exchange, tender offer or significant disposition of the assets of the resident domestic corporation or any subsidiary of such corporation because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the corporation's charter in connection with the merger, exchange, tender offer or significant disposition of assets.

         UPC is subject to the Tennessee BCA and the Tennessee GA. UPC's Charter and Bylaws do not contain a declaration adopting the Tennessee CSAA and, accordingly, the Tennessee CSAA will not apply to shares of UPC unless and until the Charter or the Bylaws should be amended to so provide. In addition, UPC's Charter does not include a provision authorizing its Board of Directors to consider any additional relevant factors in connection with a merger, exchange, tender offer or significant disposition of assets.

         The provisions described above might be deemed to make UPC a less attractive candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66 2/3% of the outstanding shares of UPC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of stockholders following the acquisition. Furthermore, the acquiror would not obtain the ability immediately to effect a merger, consolidation or other similar business combination unless certain conditions were met. As a result, UPC's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. The provisions described above also may make it more difficult for UPC's stockholders promptly to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock believe that such replacement is in the best interest of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.


                 EFFECT OF MERGER ON RIGHTS OF FBI SHAREHOLDERS

         At the Effective Date of the Merger, FBI Record Holders (except for any such holder who shall have effectively exercised his or her dissenters' rights) automatically will become holders of the UPC Common Stock and their rights as holders of the UPC Common Stock will be determined by the Tennessee Business Corporation Act and by UPC's Charter and Bylaws. The following is a summary of the material differences in the rights of holders of UPC Common Stock and FBI Common Stock.

REMOVAL OF DIRECTORS

         Members of the FBI Board may be removed with or without cause by the vote of the holders of a majority of the shares entitled to vote at any meeting called for that purpose.

         In contrast, UPC's Bylaws provide that directors may be removed with or without cause by vote of the holders of 66 2/3% or more of the outstanding shares entitled to vote generally in the election of directors.

REQUIRED SHAREHOLDER VOTES

         UPC's Charter provides that the vote of the holders of 66 2/3% or more of the shares entitled to vote shall be required to approve any merger or consolidation of UPC with or into any other corporation or the sale, lease, exchange or other disposition of substantially all of UPC's assets, if on the date a binding agreement is executed providing for such merger, sale or other disposition, the corporation, person or entity into which UPC would be merged or to which its assets would be sold is the beneficial owner of 10% or more of the outstanding capital stock of UPC. While neither FBI's charter nor bylaws require a supermajority vote in any situation, the Missouri Act requires the affirmative votes of the holders of 66 2/3% of all issued and outstanding FBI Common Stock in order to approve any merger or consolidation of FBI with or into any other corporation and in other circumstances similar to those designated in UPC's Charter and Bylaws.

ELECTION OF DIRECTORS

         FBI's bylaws provide that only one class of directors and shareholders are entitled to elect all of FBI's directors annually. The number of directors may be fixed from time to time by a majority of the entire FBI Board, but in no event shall the number of directors be less than three nor more than twenty-five (25).

         In contrast, UPC's Bylaws provide for a classified board of directors consisting of three classes with staggered terms of three years each. Therefore, UPC shareholders are entitled to elect only one class, i.e., approximately one-third of UPC's directors annually. The number of UPC directors shall be not less than seven (7) nor more than twenty-five (25). To increase the number of directors, 66 2/3% of the directors then in office must concur.

METHOD OF CASTING VOTES

         Voting Rights. Each UPC Shareholder shall have one vote on all matters voted upon by shareholders in respect of each share of UPC Common Stock held. Holders of UPC Common Stock do not have cumulative voting rights.

         Each FBI shareholder is entitled to one vote for each share of stock held by him/her on each matter submitted at a meeting of shareholders. Cumulative voting is not permitted.

         Reservation of Shares. Such number of shares of UPC Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of UPC Preferred Stock or any other obligation of UPC convertible into shares of UPC Common Stock which shall be at the time outstanding, and (ii) upon the exercise of any outstanding options or warrants to purchase shares of UPC Common Stock.

SHARE PURCHASE RIGHTS PLAN

         As described above under "CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT--Share Purchase Rights Plan," UPC Common Stock has attached Rights, which may deter certain takeover proposals. FBI does not have a rights plan.

RESTRICTIONS ON CHANGES IN CONTROL

         FBI is subject to the control share acquisition and the business combination sections of the Missouri Act. The Missouri business combination statute protects domestic corporations from hostile takeovers by prohibiting certain transactions once an acquiror has gained control. The Missouri control share acquisition statute generally requires shareholder approval for the purchase of control shares, as defined, of a publicly traded corporation. These provisions generally make it more difficult for there to be a change in control of FBI or for FBI to enter into certain business combinations. As described above under "CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT--Provisions of the Tennessee Anti-Takeover Statutes," UPC is subject to similar restrictions on changes in control.


                                 LEGAL OPINIONS

         The validity of the shares of the UPC Common Stock offered hereby will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from UPC.

         The tax consequences of the Merger to the FBI Record Holders, in general, will be passed upon by Armstrong, Teasdale, Schlafly & Davis, counsel to FBI.


                                    EXPERTS

         The consolidated financial statements of Union Planters Corporation incorporated into this Prospectus/Proxy Statement by reference to the Annual Report on Form 10-K of Union Planters Corporation for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Financial Bancshares, Inc. incorporated into this Prospectus/Proxy Statement by reference to the Annual Report on Form 10-K of Financial Bancshares, Inc. for the year ended December 31, 1995 have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent accountants, upon the authority of said firm as experts in accounting and auditing.

         The consolidated statements of financial position of Leader Financial Corporation and its subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, incorporated into this Prospectus/Proxy Statement by reference to UPC's Current Report on Form 8-K, dated April 1, 1996, have been audited by KPMG Peat Marwick LLP, independent certified public accountant, as stated in their report which is incorporated herein by reference and in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP refers to changes in accounting principles related to the adoption in 1994 of the provisions of the American Institute of Certified Public Accountants' Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans, and in 1993 of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions, and No. 115, Accounting for Certain Investments in Debt and Equity Securities.

                         UNION PLANTERS CORPORATION
                             INDEX TO APPENDICES

APPENDIX
 NUMBER
- --------
A-1              Annual Report on Form 10-K of Financial Bancshares, Inc. for the year ended December 31, 1995

A-2              Quarterly Report on Form 10-Q of Financial Bancshares, Inc. for the quarterly period ended June 30, 1996


B        --      Agreement and Plan of Reorganization between Union Planters Corporation, Capital Bancorporation, Inc.
                 and Financial Bancshares, Inc., dated as of June 27, 1996, together with the related Plan of Merger annexed thereto as Exhibit A and the First Amendment to Agreement and Plan of Reorganization and Plan
                 of Merger dated as of September 6, 1996

C        --      Letter Agreement between Union Planters Corporation, Capital Bancorporation, Inc. and Financial
                 Bancshares, Inc., dated as of June 27, 1996

D        --      Fairness Opinion of Mercer Capital Management, Inc.

E        --      Section 351.455 of the Missouri Act pertaining to applicable Dissenters' Rights provisions

                                                                    APPENDIX A-1

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

                 Annual Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

For the year ended December 31, 1995               Commission File No. 33-33940


                           FINANCIAL BANCSHARES, INC.



         MISSOURI                                         43-1251071
 (State of incorporation)                   (I.R.S. Employer Identification No.)


              3805 South Broadway, St. Louis, Missouri  63118-4607
             (Address of principal executive offices and Zip Code)


Registrant's telephone number, including area code:  (314) 664-6250

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:  None


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such
filing requirements for the past 90 days.    Yes  x  No
                                                 ---    ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

As of March 1, 1996, 684,377 shares of common stock were outstanding. Based on the 1995 fourth quarter average sales price of $26.50 per share, the aggregate market value of common shares of the registrant held by nonaffiliates was approximately $7,780,000.

- --------------------------------------------------------------------------------

                   DOCUMENTS INCORPORATED BY REFERENCE:  None

================================================================================

                                     PART I


ITEM 1.  BUSINESS

     General

Financial Bancshares, Inc. (Company) is a bank holding company incorporated in 1976 which, as of December 31, 1995, owned the respective percentages indicated below of five Missouri banks.



                           Name of Bank                       % of Ownership
                           ------------                       --------------
      First Financial Bank of St. Louis (FFB - St. Louis)          100.00

      Citizens First Financial Bank (Citizens)                      99.92

      First Financial Bank of Southeast Missouri (SEMO)             99.41

      First Financial Bank of Ste. Genevieve County
        (FFB - Ste. Genevieve)                                      94.87

      First Financial Bank of Mississippi County (MissCo)          100.00
                                                                   ======


The Company has one wholly owned nonbank subsidiary, First Financial Mortgage Co., Inc. (Mortgage), which is engaged in the origination and sale of long-term residential mortgages.

All of the Company's subsidiary banks, individually described below, operate as community banks in their respective geographic locations. The deposit base of these banks consists of retail core deposits gathered from within the communities they serve and does not include brokered deposits. The banks' commercial loans are to smaller and middle market companies in their immediate geographic areas. The banks also hold participating interests in commercial loans originated by other nonaffiliated banks which may be outside of the immediate geographic area of the particular subsidiary bank but within the geographic area of the Company as a whole. The commercial loan customers represent a diverse range of companies and industries, including manufactur-ing, service, and agriculture. The agricultural loan customers, both agricul-tural production and real estate secured by farmland, are well established, profitable, and financially strong agricultural operations located mainly in southeastern Missouri. As discussed in "Loan Concentrations" under "Statistical Disclosures," the Company has no significant concentration of loans, other than to the agricultural sector and, therefore, the portfolio has no more than the normal level of risk.

      First Financial Bank of St. Louis

FFB - St. Louis was organized in 1924 under the laws of the State of Missouri. Its principal banking office is in the City of St. Louis, Missouri. In addition to its main banking headquarters, FFB - St. Louis operates two facilities in the City of St. Louis and a third in suburban St. Louis County.

FFB - St. Louis provides general banking services to individuals and businesses, including checking, savings, and time deposit accounts and safe deposit services. Lending services include commercial, consumer, and real estate loans. FFB - St. Louis also operates a trust department for industrial revenue bond issues. At December 31, 1995, FFB - St. Louis had total assets of $78,125,000, deposits of $71,004,000, and aggregate capital accounts of $6,533,000. For the year ended December 31, 1995, FFB - St. Louis had a net loss of $380,000, the reasons for which are discussed more fully in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Citizens First Financial Bank

Citizens was organized in 1903 under the laws of the State of Missouri and is engaged in the general banking business. Citizens principal banking office is located in Dexter, Missouri, and operates a branch facility in Advance, Missouri, approximately 20 miles north of Dexter, Missouri.

Citizens provides general banking services to individuals and businesses, including checking, savings, and time deposit accounts, and safe deposit services. Lending services include agricultural, commercial, consumer, and real estate loans. Citizens does not operate a trust department. At December 31, 1995, Citizens had total assets of $92,062,000, deposits of $83,221,000, and aggregate capital accounts of $8,132,000. For the year ended December 31, 1995, Citizens had net income of $1,254,000.

     First Financial Bank of Southeast Missouri

SEMO was organized in 1936 under the laws of the State of Missouri. SEMO's principal banking office is located in Sikeston, Missouri. In addition to its main banking office, SEMO operates five facilities located in the following Missouri towns: Matthews, Oran, Benton, New Madrid, and Scott City. SEMO also operates an automatic teller machine facility in Sikeston.

SEMO provides general banking services to individuals and businesses, including checking, savings, and time deposit accounts and safe deposit services.
Lending services include agricultural, commercial, consumer, and real estate loans. SEMO does not operate a trust department. At December 31, 1995, SEMO had total assets of $90,558,000, deposits of $82,823,000, and aggregate capital accounts of $6,399,000. For the year ended December 31, 1995, SEMO had net income of $1,036,000.

     First Financial Bank of Ste. Genevieve County

FFB - Ste. Genevieve was organized in 1901 under the laws of the State of Missouri. It maintains its principal banking office in Ste. Genevieve, Missouri, and it operates a branch facility in St. Mary, Missouri.

FFB - Ste. Genevieve provides general banking services to individuals and businesses, including checking, savings, and time deposit accounts and safe deposit services. Lending services include commercial, consumer, and real estate loans. It does not operate a trust department. At December 31, 1995, FFB - Ste. Genevieve had total assets of $28,496,000, deposits of $26,253,000, and aggregate capital accounts of $2,059,000. For the year ended December 31, 1995, FFB - Ste. Genevieve had net income of $300,000.

     First Financial Bank of Mississippi County

MissCo was organized in 1931 under the laws of the State of Missouri. It maintains its principal banking office in East Prairie, Missouri, and it operates a facility in Charleston, Missouri, approximately 10 miles north of East Prairie, Missouri.

MissCo provides general banking services to individuals and businesses, including checking, savings, and time deposit accounts and safe deposit services. Lending services include agricultural, commercial, consumer, and real estate loans. It does not operate a trust department. At December 31, 1995, MissCo had total assets of $35,297,000, deposits of $31,367,000, and aggregate capital accounts of $3,123,000. For the year ended December 31, 1995, MissCo had net income of $344,000.

     First Financial Mortgage Co., Inc.

Organized in 1989, Mortgage is a Missouri corporation engaged in the business of originating and selling long-term residential mortgages to secondary market institutional purchasers. Its principal office and place of business is located at 3805 South Broadway, St. Louis, Missouri.

At December 31, 1995, Mortgage had total assets of $195,000. For the year ended December 31, 1995, Mortgage had a net loss of $2,000.

Prior to the end of 1990, senior management of the Company recommended, and the Company's Board of Directors concurred, that Mortgage discontinue its operations and liquidate its business in an orderly manner. This action and the continuing orderly liquidation has not had, and the Company anticipates it will not have, a material effect on the Company's business as a whole.

     Competition

The Company's banking subsidiaries compete with numerous other banks which do business in their respective trade areas, many of which are larger than the subsidiary banks, and, to a lesser extent, with savings and loan associations, credit unions, and other financial institutions.

REGULATION AND SUPERVISION

     General

The Company is a registered bank holding company within the meaning of the Bank Holding Company Act of 1956 (BHC Act) and is subject to regulation and examination by the Board of Governors of the Federal Reserve System (the FRB). The Company is required to file an annual report and such other reports as the FRB may require. The Company is also subject to examination by the FRB.

The Company's banking subsidiaries are all chartered under the laws of the State of Missouri and are, therefore, subject to the supervision of and are regularly examined by the Missouri Division of Finance. The banking subsidiaries are insured members of the Federal Deposit Insurance Corporation
(FDIC) and, as such, are subject to regulation and examination by the FDIC.

The Company's deposits are insured by the FDIC's Bank Insurance Fund (BIF), except for those deposits exceeding the BIF insured deposit limit of $100,000. Insurance premiums under the BIF were substantially lowered in the third quarter of 1995 from $0.23 to $0.04 per $100 of insured deposits.

     Dividends

As a bank holding company, the principal source of income for the Company is the dividends received from its banking subsidiaries. The subsidiary banks' abilities to pay dividends may be restricted by federal and state agencies. It is expected that dividends from the subsidiary banks will remain the principal source of operating revenues for the Company.

     Employees

At December 31, 1995, the Company and its subsidiaries had 142 full-time equivalent employees. A variety of employee benefit programs are provided by the Company and its subsidiaries. Management considers employee relations to be satisfactory.

     Statistical Disclosures

Following is selected statistical information of the Company and its subsidiaries as of and for various periods ended December 31, 1995.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS'
EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

The following tables present at the date and for the periods indicated the average interest-earning assets, average interest-bearing liabilities, interest income and expense, and average rates earned and paid by the Company and its subsidiaries. Average rates earned and paid are derived by dividing income or expense by the average of assets and liabilities, respectively.


                                                    Year ended December 31, 1995
                                              -----------------------------------------
                                                           Percent     Interest    Average
                                              Average     of total      income/    yield/
                                              balance      assets       expense     rate
                                              -------      ------       -------     ----
                                                      (dollars in thousands)
   Assets:
      Interest-earning assets:
        Net loans (1)(2)(3)                 $ 184,319       59.57%     $ 16,846     9.14%
        Investment securities:
          Taxable                              81,839       26.45         5,015     6.13
          Exempt from federal income
            taxes (2)                          10,918        3.53           891     8.16
        Interest-bearing due from banks         1,243         .40            84     6.76
        Funds sold                              9,652        3.12           547     5.67
                                            ---------      ------      --------
             Total interest-earning
                assets                        287,971       93.07        23,383     8.12
                                                                       --------     ====
      Non-interest-earning assets:
        Cash and due from banks                10,482        3.39
        Premises and equipment, net             7,566        2.45
        Reserve for possible loan
          losses                               (3,970)      (1.28)
        Other assets                            7,366        2.37
                                            ---------      ------
             Total assets                   $ 309,415      100.00%
                                            =========      ======
   Liabilities:
      Interest-bearing liabilities:
        Interest-bearing deposits:
          NOW, money market, and
            savings accounts                   97,485       31.51%        2,589     2.66%
          Time deposits                       142,378       46.01         7,717     5.42
        Short-term borrowings                   3,194        1.03           165     5.17
        Notes payable                           4,019        1.30           365     9.08
                                            ---------      ------      --------
             Total interest-bearing
                liabilities                   247,076       79.85        10,836     4.39
                                                                       --------     ====
      Non-interest-bearing deposits            37,755       12.20
      Other liabilities                         2,094         .68
                                            ---------      ------
             Total liabilities                286,925       92.73
   Stockholders' equity                        22,490        7.27
                                            ---------      ------
             Total liabilities and
                stockholders' equity        $ 309,415      100.00%
                                            =========      ======

   Net interest income/net yield on
      earnings assets                                                  $ 12,547     4.36%
                                                                       ========     ====



                                                                     (Continued)

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS'
EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL, CONTINUED


                                                    Year ended December 31, 1995
                                              -----------------------------------------
                                                           Percent     Interest    Average
                                              Average     of total      income/    yield/
                                              balance      assets       expense     rate
                                              -------      ------       -------     ----
                                                      (dollars in thousands)

   Assets:
      Interest-earning assets:
         Net loans (1)(2)(3)                $ 176,806       58.37%     $ 14,913     8.43%
         Investment securities:
           Taxable                             85,582       28.25         4,818     5.63
           Exempt from federal income
             taxes (2)                         10,663        3.52           942     8.83
         Interest-bearing due from banks        1,997         .66           131     6.56
         Funds sold                             7,172        2.37           269     3.75
                                            ---------      ------      --------
              Total interest-earning
                 assets                       282,220       93.17        21,073     7.47
                                                                       --------     ====
      Non-interest-earning assets:
        Cash and due from banks                10,676        3.52
        Premises and equipment, net             7,499        2.48
        Reserve for possible loan
          losses                               (3,751)      (1.24)
        Other assets                            6,282        2.07
                                            ---------      ------
              Total assets                  $ 302,926      100.00%
                                            =========      ======
   Liabilities:
      Interest-bearing liabilities:
        Interest-bearing deposits:
          NOW, money market, and
            savings accounts                  115,073       37.99%        2,935     2.55%
          Time deposits                       116,671       38.51         4,745     4.07
        Short-term borrowings                   6,212        2.05           287     4.62
        Notes payable                           3,876        1.28           293     7.56
                                            ---------      ------      --------
              Total interest-bearing
                 liabilities                  241,832       79.83         8,260     3.42
      Non-interest-bearing deposits            37,523       12.39      --------     ====
      Other liabilities                         1,270         .42
                                            ---------      ------
              Total liabilities               280,625       92.64
   Stockholders' equity                        22,301        7.36
                                            ---------      ------
              Total liabilities and
                 stockholders' equity       $ 302,926      100.00%
                                            =========      ======

   Net interest income/net yield on
      earnings assets                                                  $ 12,813     4.54%
                                                                       ========     ====



                                                                     (Continued)

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS'
EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL, CONTINUED


                                                    Year ended December 31, 1995
                                              -----------------------------------------
                                                           Percent     Interest    Average
                                              Average     of total      income/    yield/
                                              balance      assets       expense     rate
                                              -------      ------       -------     ----
                                                      (dollars in thousands)
   Assets:
      Interest-earning assets:
        Net loans (1)(2)(3)                 $ 172,332       58.10%     $ 14,874    8.63%
        Investment securities:
          Taxable                              79,854       26.92         5,017    6.28
          Exempt from federal income
            taxes (2)                          11,069        3.73         1,039    9.39
        Interest-bearing due from banks         3,676        1.24           167    4.54
        Funds sold                              8,661        2.92           254    2.93
                                            ---------      ------      --------
             Total interest-earning
                assets                        275,592       92.91        21,351    7.75

      Non-interest-earning assets:
        Cash and due from banks                10,264        3.46
        Premises and equipment, net             7,037        2.37
        Reserve for possible loan
          losses                               (2,553)       (.86)
        Other assets                            6,290        2.12
                                            ---------      ------
             Total assets                   $ 296,630      100.00%
                                            =========      ======

   Liabilities:
      Interest-bearing liabilities:
        Interest-bearing deposits:
          NOW, money market, and
            savings accounts                  115,273       38.86%        3,355    2.91%
          Time deposits                       116,730       39.35         4,814    4.12
          Short-term borrowings                 3,894        1.32           120    3.08
          Notes payable                         2,468         .83           150    6.08
                                             --------      ------      --------
             Total interest-bearing
                liabilities                   238,365       80.36         8,439    3.54
                                                                       --------    ====
      Non-interest-bearing deposits            33,266       11.22
      Other liabilities                         1,909         .64
                                             --------      ------
             Total liabilities                273,540       92.22
   Stockholders' equity                        23,090        7.78
                                             --------      ------
             Total liabilities and
                stockholders' equity        $ 296,630      100.00%
                                            =========      ======

   Net interest income/net yield on
      earnings assets                                                  $ 12,912    4.69%
                                                                       ========    ====



(1) Average balances include nonaccrual loans. The income on such loans is included, but is recognized only upon receipt.

(2) Interest yields are presented on a tax-equivalent basis. Nontaxable income has been adjusted upward by the amount of federal income tax that would have been paid if the income had been taxable at a rate of 34%, adjusted downward by the disallowance of the interest cost to carry nontaxable securities.

(3) Interest includes loan fees, which are immaterial to the total amount of loan income.

RATE/VOLUME ANALYSIS

The following table presents the dollar amount of changes in interest income and expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between changes related to volume and those due to changes in interest rates. For each category of interest income and interest expense, information is provided on changes attributed to (i) changes in volume (i.e., changes in volume multiplied by prior-year rate) and (ii) changes in rate (i.e., changes in rate multiplied by prior-year volume). For purposes of this table, changes attributable to both rate and volume have been allocated to rate and volume changes in proportion to the relationship of the absolute dollar amounts of the change in each.


                                                    Amount of increase (decrease)
                                              -----------------------------------------
                                         From 1994 to 1995               From 1993 to 1994
                                           change due to                   change due to
                                     ------------------------        ------------------------
                                               Yield/                          Yield/
                                    Volume      rate     Total      Volume      rate     Total
                                    ------      ----     -----      ------      ----     -----
                                                          (in thousands)
Interest income:
   Loans                          $  648      1,285     1,933        380       (341)        39
   Investment securities:
     Taxable                        (217)       414       197        344       (543)      (199)
     Exempt from federal
       income taxes                   22        (73)      (51)       (43)       (54)       (97)
                                  ------      -----     -----        ---       ----       ----
         Total investment
            securities              (195)       341       146        301       (597)      (296)
                                  ------      -----     -----        ---       ----       ----
   Interest-bearing due
     from banks                      (51)         4       (47)       (93)        57        (36)
   Funds sold                        112        166       278        (49)        64         15
                                  ------      -----     -----        ---       ----       ----
         Total interest
            income                   514      1,796     2,310        539       (817)      (278)
                                  ------      -----     -----        ---       ----       ----

Interest expense:
   Deposits:
     NOW, money market, and
       savings accounts             (461)       115      (346)        (7)      (413)      (420)
     Time                          1,186      1,786     2,972         (2)       (67)       (69)
                                  ------      -----     -----        ---       ----       ----
         Total deposits              725      1,901     2,626         (9)      (480)      (489)
   Short-term borrowings            (162)        40      (122)        91         76        167
   Notes payable                      11         61        72        100         43        143
                                  ------      -----     -----        ---       ----       ----
         Total interest
            expense                  574      2,002     2,576        182       (361)      (179)
                                  ------      -----     -----        ---       ----       ----
         Net interest
            income
            (expense)             $  (60)      (206)     (266)       357       (456)       (99)
                                  ======      =====     =====        ===       ====       ====


      INVESTMENT PORTFOLIO

           Amortized Cost
           --------------

The amortized cost of investment securities (both held to maturity and available for sale) at the dates indicated are summarized as follows:


                                                        December 31,
                                                ---------------------------
                                               1995         1994        1993
                                               ----         ----        ----
                                                       (in thousands)
     United States Treasury and obligations
       of United States government agencies
       and corporations                     $  88,234     76,148      73,693
     States and political subdivisions         10,146     11,210      11,605
     Other securities                           3,590      6,195       8,082
                                            ---------     ------      ------
                                            $ 101,970     93,553      93,380
                                            =========     ======      ======

   Maturities
   ----------

The maturities of investment securities at December 31, 1995 and the weighted average yields of such securities are as follows:

                                                     Amor-      Weighted
                                                     tized       average
                                                     cost         yield
                                                     ----         -----
                                                   (dollars in thousands)
        United States Treasury and obligations
           of United States government agencies
           and corporations:
             0 to 1 year                         $  12,855         5.67%
             1 to 5 years                           24,789         5.84
             5 to 10 years                          21,967         5.74
             Over 10 years                          28,623         7.00
                                                 ---------
                                                 $  88,234         6.16
                                                 =========         ====
        States and political subdivisions:
           0 to 1 year                                 226         8.91%
           1 to 5 years                              1,498        10.02
           5 to 10 years                             6,039         9.22
           Over 10 years                             2,383         8.34
                                                 ---------
                                                 $  10,146         9.12
                                                 =========         ====
        Other securities:
           0 to 1 year                                 972         6.55%
           1 to 5 years                              2,318         6.92
           5 to 10 years                               300         9.45
           Over 10 years                              -             -
                                                 ---------
                                                 $   3,590         7.03
                                                 =========         ====
        Total investment securities:
           0 to 1 year                              14,053         5.78%
           1 to 5 years                             28,605         6.14
           5 to 10 years                            28,306         6.52
           Over 10 years                            31,006         7.10
                                                 ---------
                                                 $ 101,970         6.49
                                                 =========         ====

   Notes:
      (1) While weighted average yields by range of maturity are routinely provided by the Company's accounting system on a tax-equivalent basis, the individual amounts of adjustments are not provided. In total, at an assumed federal income tax rate of 34% (adjusted for interest disallowance), the adjustment amounted to approximately $315,000.

      (2) At December 31, 1995, the investment securities portfolio contained no securities of any issuer with an aggregate book or market value in excess of 10% of the Company's stockholders' equity, excluding those issued by the United States government, its agencies, or corporations.

LOAN PORTFOLIO

    Types of Loans

A summary of loans by type, net of unearned discount, is as follows:


                                                 December 31,
                                   -----------------------------------------
                                  1995      1994      1993      1992     1991
                                  ----      ----      ----      ----     ----
Commercial                    $  31,548    28,148    27,600    27,417   37,329
Agricultural production          32,232    23,868    20,371    16,431    8,373
Real estate - construction        5,530     6,311     4,398     3,696    3,723
Real estate - mortgage           67,004    73,405    74,595    71,632   52,774
Real estate - farmland           21,698    21,264    15,867    11,924   13,464
Mortgage loans held for sale        158       206       537       859    1,575
Consumer and other, net of
   unearned discount             28,894    28,677    32,604    32,603   31,335
                              ---------   --------  -------   -------  -------
                              $ 187,064   181,879   175,972   164,562  148,573
                              =========   =======   =======   =======  =======

      Maturities and Sensitivity to Changes in Interest Rates
      -------------------------------------------------------



The following table shows the amounts of loans (excluding real estate - mortgage and farmland, mortgage loans held for sale, and consumer and other loans) outstanding as of December 31, 1995 which, based on remaining scheduled repayments of principal, are due for the periods indicated:


                                     Within   1 to 5    After
                                     1 year    years   5 years     Total
                                     ------    -----   -------     -----
                                               (in thousands)
       Commercial                  $ 21,651    8,189     1,708    31,548
       Agricultural production       13,193   16,661     2,378    32,232
       Real estate - construction     3,292    2,225        13     5,530
                                   --------   ------     -----    ------
                                   $ 38,136   27,075     4,099    69,310
                                   ========   ======     =====    ======

Such loans with maturities greater than one year have the following interest sensitivities:

                                    Fixed    Floating
                                    rate       rate      Total
                                    ----       ----      -----
                                          (in thousands)
       Due after one but within
          five years             $ 21,406     5,669     27,075
       Due after five years         3,166       933      4,099
                                 --------     -----     ------
                                 $ 24,572     6,602     31,174
                                 ========     =====     ======



In the normal course of business, it is the practice of the Company to consider and act upon borrowers' requests for renewal of loans at their maturity. Evaluation of such requests include a review of the borrower's credit history, the collateral securing the loan, and the purpose for such request. In general, loans which the Company renews at maturity require payment of accrued interest, a reduction in the loan balance, and/or the pledging of additional collateral and a potential adjustment of the interest rate to reflect changes in economic conditions.

      Risk Elements Involved in Lending Activities

Nonaccrual, past-due, and restructured loans are as follows:

                                                                         December 31,
                                                            -----------------------------------------
                                                           1995     1994      1993      1992      1991
                                                           ----     ----      ----      ----      ----
                                                                        (in thousands)
         Nonaccrual loans                                $ 1,072      1,388      1,999       704      2,213
         Accruing loans past
            due 90 days or more                              274        798        352       726        935
         Restructured loans                                  -          -          -         889        208
                                                         -------      -----      -----     -----      -----
                                                         $ 1,346      2,186      2,351     2,319      3,356
                                                         =======      =====      =====     =====      =====

         Note: Loans are included only once in the above table. The loans are disclosed in the highest risk classification for which their circumstances warrant.

It is the policy of the Company to periodically review its loans and to discontinue the accrual of interest on any loan on which full collectibility of principal or interest is doubtful. Subsequent interest income is recognized only upon receipt, and only when the Company considers the principal to be fully collectible. The interest income which would have been recorded under the original terms of nonaccrual and restructured loans in 1995, 1994, and 1993 was $127,800, $33,800, and $124,400, respectively, and the interest income actually recorded on such loans was $45,600, $91,900, and $69,800, respectively.

      Potential Problem Loans

As of December 31, 1995, 91 loans with a total principal balance of $3,221,000 were identified by management as having possible credit problems that raise doubts as to the ability of the borrowers to comply with current repayment terms (i.e., impaired loans). While many of these borrowers are currently meeting all the terms of the applicable loan agreements, their financial condition has caused management to believe that their loans may result in disclosure at some future time as nonaccrual, past due, or restructured.

The Company adopted revised accounting methods for impaired loans in 1995, as mandated by Statement of Financial Accounting Standards (SFAS) No. 114 (as amended by SFAS No. 118). SFAS No. 114 does not apply to smaller-balance homogeneous loans which management has assessed to include real estate
- -mortgage, mortgage loans held for sale, and consumer and other loans. Accordingly, the loan classifications affected by SFAS No. 114 are commercial, agricultural production, real estate - construction, and real estate - farmland. The adoption of SFAS No. 114 did not result in a significant change in the Company's risk identification process. SFAS No. 114 requires that a loan be reported as impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company's loan policy generally requires that a credit meeting the above criteria be placed on nonaccrual status; however, loans which are past due more than 90 days as to the payment of principal or interest are also considered to be impaired. These loans are included in the total of nonperforming assets. Loans past due less than 90 days are generally not considered impaired; however, a loan which is current as to payments may be determined by management to demonstrate some of the characteristics of an impaired loan. In these cases, the loan is classified as impaired while management evaluates the appropriate course of action.

The Company's primary basis for measurement of impaired loans is the collateral underlying the identified loan. Because of the similarities between the Company's risk identification process before and after the adoption of SFAS No. 114, management does not believe the comparability of the nonperforming asset table was affected. In addition, management does not anticipate any changes in the Company's charge-off policy as a result of the adoption of SFAS No. 114.

      Foreign Outstandings

At December 31, 1995, 1994, 1993, 1992, and 1991, the Company had no outstanding loans to any foreign countries.

      Loan Concentrations

At December 31, 1995, the Company had no significant concentration of loans. The Company's commercial, agricultural, and consumer loan portfolios, while a significant portion of the total consolidated loan portfolio, are not concentrated in any one particular area or line of business. Accordingly, the Company does not believe these portions of the portfolio maintain more than the normal level of risk. In prior years, the Company has concentrated its lending efforts in the commercial and consumer areas due to the higher rates and shorter terms available therein, as opposed to permanent residential mortgage financing. The Company has made a specific effort to make loans to profitable and financially strong agricultural operations as those operations become dissatisfied with the government-sponsored lending programs, which are consolidating and becoming more centralized. This specific effort is the reason for the increase in agricultural production loans, which at December 31, 1995 amounted to $32,232,000 or 17.2% of the Company's loan portfolio. Additionally, the Company's banking subsidiaries have $21,698,000 of loans secured by agricultural real estate. The Company believes the benefits associated with commercial, agricultural, and consumer lending outweigh the increased credit and valuation risks over those of permanent mortgage financing. Commercial and agricultural loans are generally made on a fully secured basis, with collateral for such loans comprising the corporate assets of the borrowing entity, including inventory, accounts receivable, property and equipment, etc. Additionally, such loans are made only after a thorough review of the borrower's financial ability to repay the debt in accordance with the terms of the various loan agreements. In the rare instances in which unsecured loans are made by the Company, such loans are made based on the borrower's financial condition and wherewithal to repay the debt. Consumer loans generally consist of automobile financing, secured by a first lien on the borrower's automobile, and are considered fully secured.

      Other Interest-Bearing Assets

At December 31, 1995, the Company held no other interest-bearing assets considered to be risk element assets if such assets were loans.

      Summary of Loan Loss Experience

                                                                     December 31,
                                               ----------------------------------------------------------
                                              1995          1994         1993           1992          1991
                                              ----          ----         ----           ----          ----
                                                                  (dollars in thousands)
Average loans outstanding                 $ 184,319       176,806       172,332       156,286       146,938
                                          =========       =======       =======       =======       =======

Balance at beginning of
   year                                       3,976         3,671         2,341         2,015         1,575
                                            -------       -------       -------       -------       -------
Charge-offs:
   Commercial                                  (716)       (1,798)       (2,631)         (600)         (572)
   Agricultural production                    -             -             -                (2)           (2)
   Real estate - construction                 -             -             -             -              (100)
   Real estate - mortgage                      (562)         (608)         (308)         (106)         (450)
   Real estate - farmland                     -             -             -             -             -
   Consumer and other                          (749)         (879)         (652)         (294)         (450)
                                            -------       -------       -------       -------       -------
                                             (2,027)       (3,285)       (3,591)       (1,002)       (1,574)
                                            -------       -------       -------       -------       -------
Recoveries:
   Commercial                                   211           295            43            89           149
   Agricultural production                     -                1          -             -            -
   Real estate - construction                  -             -             -             -            -
   Real estate - mortgage                        50            43            14            18            32
   Real estate - farmland                       -             -             -             -           -
   Consumer and other                           272           391           250           148           159
                                            -------       -------       -------       -------       -------
                                                533           730           307           255           340
                                            -------       -------       -------       -------       -------
            Net charge-offs                  (1,494)       (2,555)       (3,284)         (747)       (1,234)
                                            -------       -------       -------       -------       -------
Additions charged to
   expense (1)                                1,678         2,860         4,614         1,073         1,674
                                            -------       -------       -------       -------       -------
Balance at end of year                    $   4,160         3,976         3,671         2,341         2,015
                                          =========       =======       =======       =======       =======

Net charge-offs to average
   loans                                        .81%         1.45%        1 .91%          .48%          .84%
                                          =========       =======       =======       =======       =======

Ending reserve to net out-
   standing loans at end of
   year                                        2.22%         2.19%        2 .09%         1.42%         1.36%
                                          =========       =======       =======       =======       =======

(1) Determinations of the adequacy of provisions for losses on loans and the overall level of the reserve for possible loan losses are based on analyses of historical loan loss experience in relation to loans outstanding and on estimates of potential losses in the portfolio in light of current and foreseeable economic conditions. These estimates are made as a result of continuing management review of problem loans. Loans are charged-off upon determination of uncollectibility by management. This determination is based on factors such as the borrower's failure to make payments, the borrower's financial condition, the adequacy of underlying collateral, and the strength of any guarantees or insurance claims.

      Reserve Allocation

Management views the reserve for possible loan losses as being available for all potential or presently unidentifiable loan losses which may occur in the future. Management assesses the adequacy of the reserve for possible loan losses in terms of the risk of future losses inherent in the loan portfolio as a whole. This risk is not precisely quantifiable or attributable to particular loans or categories of loans. Management, based on its review of the periodic analyses for adequacy, has estimated those portions of the reserve that could be attributable to major categories of loans as set forth in the table below.

Allocations estimated for the indicated categories do not represent a specific judgment that loan charge-offs of such magnitude will necessarily be required. Additionally, such an allocation does not restrict future loan losses attributable to a particular category of loans from being absorbed either by the portion of the reserve attributable to other categories or by an unallocated portion of the reserve. The risk factors of the loan portfolio considered when determining the overall level of the reserve are the same when estimating the allocation by major category. The factors considered, among other things, include evaluation of each nonperforming and/or classified loan to determine the estimated loss exposure under existing conditions known to management. This provides the data for the identifiable portion of the reserve allocation. Internal loan review, management's own classification, and the most recent regulatory examination reports are the source for the classified and/or nonperforming loans used in the evaluation for the reserve. An overall review of the unclassified portion of the portfolio is made mostly in light of total past loan loss experience. The Company's management believes that since, among other things, there are no significant concentrations of loans either by industry or location (other than agricultural credits discussed above), no one subsidiary bank which has greater than 29% of total loans, and the loan-to-deposit ratio at December 31, 1995 (and the average for the past five years) was 64%, that the above-described procedure results in an adequate level of reserve for possible loan losses and, therefore, prudent banking practice.

                                                                  December 31,
                                          -------------------------------------------------------------
                                             1995                     1994                      1993
                                        --------------           --------------            --------------
                                              Category's               Category's                Category's
                                               percent                  percent                    percent
                                               of total                 of total                  of total
                                     Amount     loans         Amount     loans        Amount       loans
                                     ------     -----         ------     -----        ------       -----
                                                             (dollars in thousands)
Commercial                          $  775       16.86%      $ 1,300     15.48%      $ 1,090       15.68%
Agricultural production                475       17.23           100     13.12           250       11.58
Real estate - construction             150        2.96           100      3.47           150        2.50
Real estate - mortgage               1,100       35.90         1,250     40.47           780       42.69
Real estate - farmland                 100       11.60           100     11.69           150        9.02
Consumer                               600       15.45           350     15.77           310       18.53
Unallocated                            960         -             776       -             941         -
                                   -------      ------       -------    ------         -----      ------
                                   $ 4,160      100.00%      $ 3,976    100.00%      $ 3,671      100.00%
                                   =======      ======       =======    ======         =====      ======

                                                                         December 31,
                                                            -------------------------------------
                                                               1992                       1991
                                                          --------------             --------------
                                                                Category's                 Category's
                                                                 percent                    percent
                                                                 of total                   of total
                                                         Amount   loans            Amount    loans
                                                         ------   -----            ------    -----
                                                                   (dollars in thousands)
         Commercial                                    $   495    16.66%         $   490     25.13%
         Agricultural production                           -       9.98              -        5.64
         Real estate - construction                        110     2.25              130      2.51
         Real estate - mortgage                            530    44.05              295     36.58
         Real estate - farmland                            -       7.25              -        9.05
         Consumer                                          280    19.81              260     21.09
         Unallocated                                       926      -                840       -
                                                       -------    ------         -------    ------
                                                       $ 2,341    100.00%        $ 2,015    100.00%
                                                       =======    ======         =======    ======

DEPOSITS

The following table sets forth the average balance of and average rates paid on deposits for the years indicated:

                                                               Years ended December 31,
                                           -----------------------------------------------------------------
                                                1995                     1994                      1993
                                           --------------           --------------            --------------
                                           Average   Average        Average   Average        Average   Average
                                           balance    rate          balance     rate         balance    rate
                                           -------    ----          -------     ----         -------    ----
                                                                 (dollars in thousands)
    Non-interest-bearing
       demand deposits                   $  37,755     -  %       $  37,523      -  %     $  33,266     -  %
    Interest-bearing
       demand deposits                      70,907    2.69           84,524     2.55         85,469    2.94
    Savings deposits                        26,578    2.58           30,549     2.56         29,804    2.82
    Time deposits                          142,378    5.42          116,671     4.07        116,730    4.12
                                         ---------                  -------                 -------
           Total average
              deposits                   $ 277,618    3.71        $ 269,267     2.85      $ 265,269    3.08
                                         =========    ====        =========     ====      =========    ====

The maturities of time deposits of $100 thousand or more at December 31, 1995 are summarized below:

                                                        (in thousands)
                 Three months or less                      $ 20,313
                 Three to six months                          2,698
                 Six to twelve months                         9,687
                 Over twelve months                           2,083
                                                           --------
                                                           $ 34,781
                                                           ========

SHORT-TERM BORROWINGS

The following table shows the distribution of short-term borrowings at December 31, 1995, 1994, and 1993.

                                             1995          1994           1993
                                             ----          ----           ----
                                                       (in thousands)
         Funds purchased and securities
            sold under agreements to
            repurchase                    $   795        4,531          2,067
         Federal Home Loan Bank
            advances                          455          477            498
                                          -------        -----          -----
                                          $ 1,250        5,008          2,565
                                          =======        =====          =====

The following table shows the average interest rates, average balances, and maximum month-end amounts outstanding for short-term borrowings.

                                                                         1995          1994           1993
                                                                         ----          ----           ----
                                                                              (dollars in thousands)
         Funds purchased and securities sold
            under agreements to repurchase:
              Average rate at end of year                                  5.61%      5.07%          2.83%

              Maximum amount outstanding at
                any month-end                                           $ 8,563     16,729          9,777

              Average balance for the year                                2,713      5,685          3,584

              Average rate paid for the year                               4.96%      4.46%          3.09%

         FHLB advances:
            Average rate at end of year                                    6.24%      6.24%          3.25%

            Maximum amount outstanding at any
              month-end                                                 $  4.76        497          1,000

            Average balance for the year                                    467        492            300

            Average rate paid for the year                                 6.33%      6.29%          3.01%

         Short-term debt:
            Average rate at end of year                                     -          -              -

            Maximum amount outstanding at
              any month-end                                             $   100         70             30

            Average balance for the year                                     14         35             15

            Average rate paid for the year                                 8.88%      7.86%          6.08%
                                                                        =======       ====           ====

RETURN ON EQUITY AND ASSETS

The following ratios are among those commonly used in analyzing a bank holding company's financial statements. A discussion of the business factors affecting these ratios is located under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                            Years ended December 31,
                                                                        --------------------------------
                                                                         1995         1994         1993
                                                                         ----         ----         ----
         Percentage of net income to:
            Average total assets                                          .60%         .35%         .29%

            Average stockholders' equity                                 8.25         4.78         3.68

         Net yield on earning assets                                     4.36         4.54         4.69

         Percentage of common dividends
            declared to net income per
            common share                                                47.23        80.13       100.81

         Percentage of average stockholders'
            equity to average total assets                               7.27         7.36         7.78
                                                                        =====        =====        =====

ITEM 2:  PROPERTIES

         Financial Bancshares, Inc.


The Company rents approximately 1,100 square feet of office space at 3805 South Broadway, St. Louis, Missouri, on a month-to-month basis from FFB - St. Louis at a monthly rental of $1,400.

         First Financial Bank of St. Louis


FFB - St. Louis owns the two-story building housing its main banking offices at 3803 South Broadway, St. Louis, Missouri. This building consists of approximately 6,000 square feet, of which a portion of the second floor is rented to the Company. Adjacent to the building is a drive-up facility connected to the main bank by a tunnel. In addition, FFB - St. Louis owns its facilities at 3547 Hampton Avenue, consisting of approximately 2,000 square feet, at 5440 Gravois Avenue, consisting of approximately 1,600 square feet, and at 9538 Manchester Road, consisting of approximately 3,200 square feet.

         Citizens First Financial Bank


Citizens owns its banking offices in the business district of Dexter, Missouri. These offices, built originally in 1955, were expanded in 1987 and consist of a one-story brick building of approximately 11,300 square feet and an adjoining drive-up facility. In addition, Citizens owns parking areas, which adjoin the building, of approximately 16,000 square feet. Citizens owns its facility in Advance, Missouri, which consists of approximately 3,000 square feet. In late March 1996, Citizens will complete construction and open a branch facility of approximately 1,100 square feet in Dexter, Missouri across town from its main office.

         First Financial Bank of Southeast Missouri

SEMO owns and occupies a one-story brick building, which houses its main banking offices in Sikeston, Missouri. That building consists of approximately 4,100 square feet. Adjacent to the building is a drive-up facility and a customer and employee parking area owned by the bank which contains approximately 10,000 square feet. In addition, SEMO owns bank facilities, and adjoining parking space, with approximate square feet of the buildings noted in the parentheses, in the following Missouri towns: Matthews (1,500), Oran (5,000), Benton (2,400), New Madrid (3,600), and Scott City (1,600). SEMO owns land on which it plans to build a new main banking office across town from its present location. When completed in late 1996, the present main banking office will become a branch.

         First Financial Bank of Ste. Genevieve County

FFB - Ste. Genevieve owns its main banking office at 748 Center Drive in Ste. Genevieve, Missouri, a one-story brick building with an attached drive-up facility, constructed in 1987, consisting of approximately 3,600 square feet and approximately 3,000 square feet of adjoining parking space. In addition, FFB - Ste. Genevieve owns a facility in the business district of St. Mary, Missouri. This facility office consists of a two-story brick building of approximately 6,000 square feet, of which approximately 2,000 square feet on the first floor is utilized for banking purposes, with the balance of the first floor rented on a month-to-month basis to two tenants. The second floor of the facility office is used for storage. This structure was built in approximately 1931 and has been remodeled several times. In addition, the bank owns land adjoining or near that office which is used for parking.

         First Financial Bank of Mississippi County

MissCo owns its banking offices located in the business district of East Prairie, Missouri. This one-story building contains approximately 4,700 square feet with an adjoining drive-up and walk-up facility in which MissCo conducts its business. MissCo also owns its facility in Charleston, Missouri, which consists of approximately 2,800 square feet.

         First Financial Mortgage Co., Inc.

Mortgage, which is in orderly liquidation, shares office space with the Company.

ITEM 3:  LEGAL PROCEEDINGS

The Company and its subsidiaries are involved as plaintiff or defendant in various legal actions arising in the course of their businesses. While the ultimate outcome of the various legal proceedings involving the Company and its subsidiaries cannot be predicted with certainty, it is the opinion of management, after consultation with counsel, that the resolution of these legal actions should not have a material effect on the Company's consolidated financial position.

ITEM 4:  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matter was submitted to a vote of security holders, through the solicitation of proxies or otherwise, during the year/quarter ended December 31, 1995.

                                    PART II


ITEM 5:  MARKET FOR THE COMPANY'S COMMON
   STOCK AND RELATED STOCKHOLD R MATTERS

         Market Prices of and Dividends on Common Stock


The common stock of the Company has never been listed or publicly traded on any securities exchange or actively traded in the over-the-counter market. However, there are occasional sales of shares of Company common stock. The following table sets forth quarterly high and low sales prices for recent sales of common stock of the Company known to the Company's management (which does not necessarily include all of the transactions or offers which occurred during the indicated periods). The table also sets forth per share dividends paid on Company shares during the indicated periods.

                                                              Sales Prices
                                                              ------------               Dividends
                      1995                                 High            Low           Per Share
                      ----                                 ----            ---           ---------
                 1st Quarter                            $    (1)             (1)              -
                 2nd Quarter                              27.00           25.00             0.625
                 3rd Quarter                              28.00           26.00               -
                 4th Quarter                              27.00           26.00             0.655
                                                          =====           =====             =====

                      1994
                      ----

                 1st Quarter                            $    (1)             (1)              -
                 2nd Quarter                              28.00           25.00             0.625
                 3rd Quarter                              27.00           25.00               -
                 4th Quarter                              27.00           25.00             0.625
                                                          =====           =====             =====

                 --------------------------------------------

                 (1) Management is not aware of the prices of any sales during this period.

ITEM 6:  SELECTED FINANCIAL DATA

                           FINANCIAL BANCSHARES, INC.
                                AND SUBSIDIARIES

              (dollars in thousands, except per share information)




                                                                 Years ended December 31,
                                                  ---------------------------------------------------------
            Balance Sheet Items                 1995          1994         1993          1992          1991
                                                ----          ----         ----          ----          ----
Non-interest-bearing
   deposits                                   $  42,735        44,586        37,336        33,853       29,490
Interest-bearing deposits                       251,715       225,986       237,723       228,701      212,142
                                              ---------       -------       -------       -------      -------
Total deposits                                $ 294,450       270,572       275,059       262,554      241,632
                                              =========       =======       =======       =======      =======

Total assets                                  $ 325,924       302,015       304,394       290,113      268,919
Notes payable                                     4,019         4,019         2,244         2,469        2,669
Net loans                                       182,904       177,903       172,301       162,221      146,557
Stockholders' equity                             23,663        20,560        23,001        22,086       20,191
                                              =========       =======       =======       =======      =======

           Results of Operations


Total interest income                         $  23,087        20,748        20,997        21,756       23,130
Total interest expense                           10,837         8,260         8,439        10,355       13,675
                                              ---------       -------       -------       -------      -------
Net interest income                           $  12,250        12,488        12,558        11,401        9,455
                                              =========       =======       =======       =======      =======
Provision for possible
   loan losses                                $   1,678         2,860         4,614         1,073        1,674
                                              =========       =======       =======       =======      =======

Income before cumulative
   effect of accounting
   change                                     $   1,856         1,065           717         2,640          952
Cumulative effect of
   accounting change                               -             -              132          -            -
                                              ---------       -------       -------       -------      -------
Net income                                    $   1,856         1,065           849         2,640          952
                                              =========       =======       =======       =======      =======

           Per Share Information


Book value at year-end                        $   34.58         30.04         33.61         32.27        29.50
Cash dividends per share                           1.28          1.25          1.25         1.125          .86
                                              =========       =======       =======       =======      =======

 arnings per share:
   Before accounting change                   $    -             -             1.05          -            -
   Net income                                      2.71          1.56          1.24          3.86         1.39
                                              =========       =======       =======       =======      =======

ITEM 7:  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to provide a review of significant factors affecting the financial condition and results of operations of the Company for the three years ended December 31, 1995. This discussion provides a more comprehensive review than the consolidated financial statements alone. Therefore, the following should be read in conjunction with the consolidated financial statements, the notes thereto, selected consolidated financial data, and consolidated statistical data presented elsewhere herein.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1995

         Net Income

Net income for 1995 was $1,856,000, an increase of 74.3% over 1994's earnings of $1,065,000, which in turn had been an increase of 25.4% from 1993's earnings of $849,000. Net income per share for December 31, 1995, 1994, and 1993 was $2.71, $1.56, and $1.24, respectively. The 1993 net income was affected by the cumulative effect of a change in accounting principle. The net income effect of this accounting change was $132,000 or $0.19 per share.

For the three-year period, net interest income was relatively stable with $12,251,000, $12,488,000, and $12,558,000, respectively, for 1995, 1994, and
1993. The provision for possible loan losses declined significantly over the three years from $4,614,000 in 1993 to $2,860,000 in 1994 and $1,678,000 in
1995. The decline is due mainly to the reduction in the level of loan losses experienced by the Company's St. Louis subsidiary bank. This has been the main reason for the increase in net income during the three years ended December 31, 1995. Noninterest income was relatively flat at $1,369,000, $1,305,000, and $1,318,000 for 1995, 1994, and 1993, respectively. Noninterest expense has increased modestly over the three years from $8,400,000 in 1993 to $9,451,000 in 1994 and $9,455,000 in 1995.

         Assets

Total assets increased $23,908,000 from $302,015,000 on December 31, 1994 to $325,923,000 on December 31, 1995, and decreased $2,378,000 between year-end 1994 and 1993. The increase in 1995 was primarily reflective of the increase in deposits. Total deposits increased $23,878,000, or 8.8% in 1995. The increase in the deposits for 1995 results mainly from the increase in interest-bearing time deposits of $28,274,000. In 1994, there was a decrease in deposits of $4,487,000 to $270,572,000 from $275,059,000 at December 31,
1993. This decrease in deposits is the main reason for the decrease in assets for the same period. The Company believes that if future market rates paid on all deposits remains nonvolatile in the banking industry as a whole, or more specifically in the markets served by the banking subsidiaries, its customers will continue to become more sophisticated "financial shoppers" and thereby influence movement among the deposit categories and those categories that will receive most of the growth. The deposit fluctuations noted in the Company's banking subsidiaries result from market trends in each of the areas in which the banking subsidiaries operate.

The increase in the amount of net loans at December 31, 1995 as compared to December 31, 1994 was $5,001,000 or 2.8%. The increase in the amount of net loans at December 31, 1994 as compared to December 31, 1993 was $5,602,000 or 3.3%. One of the more significant reasons for the increase in loans for the years analyzed, is the continued improvement of agricultural loan demand in certain of the markets serviced by the Company's banking subsidiaries and the

Company's continued increased emphasis in this area, particularly in Southeastern Missouri. Other categories of earning assets also increased at December 31, 1995 compared to December 31, 1994. The funds sold increase was due to higher than normal year-end deposits of customers who have large amounts of receipts just prior to year-end, especially public entities. Despite moderate loan demand, the increase in deposits was greater than the increase in loan demand, and the additional funds were put into the investment portfolio, which increased $11,640,000 or 12.8% from December 31, 1994 to December 31, 1995. The 1994 increase in net loans was more than offset by the decreases in other categories of earning assets. Adequate liquidity and a temporary increase in short-term borrowings funded the increase in loans when deposits declined during 1994. The increase in net loans in both 1995 and 1994 reflects the Company's continued efforts to increase the percentage of this earning asset category compared to total interest-earning assets. The Company has generally invested its new deposits in investments or when prudent, new loan growth. The Company attempts to match its longer term asset/liability maturity mix using mainly investment securities which are all classified as available for sale as of December 31, 1995. Additionally, the Company believes it will be able to continue to fund new loan growth through investment maturities, seasonal short-term borrowings, and further deposit growth.

         Net Interest Income


Net interest income on a tax equivalent basis for the year ended December 31, 1995 decreased approximately $266,000 from the amount for 1994, and the net yield on earning assets decreased from 4.54% for 1994 to 4.36% for 1995. This decrease results from the increase in interest expense of $2,576,000 exceeding the increase in interest income of $2,310,000. This occurred as a result of the interest rates on deposits repricing faster than loans in the rising interest rate environment. The increase in interest income is due to the effect of both increased rates, up 8.7%, and volume, up 2.0%. The main reason for the increase in interest-earning assets is the increase in the volume of loans. This loan volume increase reflects a 35.0% increase in agricultural production loans from year-end 1994 to year-end 1995. The three banks in southeast Missouri are the banks which primarily account for the consolidated agricultural related loans. The increase in interest expense is primarily the result of higher rates rather than increased volume. The increased volume in interest-bearing deposits for 1995 versus 1994 has continued to be reflective of, for the most part, the growth from the three new facilities that were opened in late 1992 and early 1993.

Net interest income on a tax equivalent basis for the year ended December 31, 1994 decreased approximately $99,000 from the amount for 1993 and the net yield on earning assets decreased from 4.69% for 1993 to 4.54% for 1994. This 1994 decrease results from a larger decrease, $278,000, in interest income than the decrease, $179,000, in interest expense. The decrease in interest expense is the net result of the effect of lower rates being more than the increase caused by the higher volume in interest-bearing liabilities between the two periods. The same explanation applies to the decrease in interest income. The effect of the higher volume of interest-earning assets for 1994 compared to 1993 was more than offset by the effect of lower rates.

         Provision for Possible Loan Losses

The provision for possible loan losses decreased $1,182,000, or 41.3%, to $1,678,000 for the year ended December 31, 1995 from the $2,860,000 for the year ended December 31, 1994, which was a decrease of $1,754,000, or 38.0% from the $4,614,000 for the year ended December 31, 1993. Net charge-offs for 1995 were $1,494,000, a decrease of 41.5% from the $2,555,000 of net charge-offs incurred in 1994. Net charge-offs were $3,284,000 in 1993. Nonperforming loans totaled approximately $1,346,000 at December 31, 1995, as compared with $2,186,000 and $2,351,000 at December 31, 1994 and 1993, respectively. The reserve for possible loan losses at December 31, 1995 of $4,160,000 was 2.22% of net outstanding loans and provided coverage of 309% of nonperforming loans. The corresponding percentages at December 31, 1994 and 1993 for the percentage of net loans outstanding and nonperforming loan coverage were 2.19% and 182%, respectively, for 1994 and 2.09% and 156%, respectively, for 1993.

The decrease in the 1995 provision for possible loan losses represents a continued reduction in the need for provisions at the St. Louis bank. This is mainly due to the reduction in the level of nonperforming loans discussed above. The decrease in the 1994 provision for possible loan losses is due mainly to the reduction in the need for significant additional provisions at the St. Louis bank. Consolidated net charge-offs for 1994 decreased 77.8%, almost solely due to decreased net charge-offs at FFB - St. Louis. Company and bank management's efforts to resolve that bank's problems have resulted in improvement in the asset quality for the bank. In addition, the status is monitored both internally and by periodic independent review over and above regulatory examinations.

         Noninterest Income

Noninterest income increased $64,000 or 4.9%, to $1,369,000 for 1995 compared to $1,305,000 for 1994. This increase is due mainly to service charges on deposit accounts increasing $53,000 or 5.2%, between the two years. The Company's banking subsidiaries reviewed their fees and charges on deposit accounts and adjusted them upward where possible. That, along with an increase in the number of new accounts, explain the increase. Net securities losses of $31,000 and $37,000 were experienced in 1995 and 1994, respectively. This change will not affect the Company's investment policies and strategies. Liquidity planning continues to provide for the overall funding needs of the Company, and management anticipates no increased sales of securities.

Noninterest income decreased $13,000, or 1.0%, to $1,305,000 for 1994 compared to $1,318,000 for 1993. Net securities losses of $37,000 were experienced in 1994, compared to net securities gains of $113,000 for 1993. This change of $150,000 between the two years more than offset the net increase in the other categories of $137,000. The Company experienced nominal securities sales even though a significant portion of the approximately $94,000,000 portfolio was classified as available-for-sale. The increase in the other categories of noninterest income was due mainly to the increase in service charges on deposit accounts. That increase is reflective of an increase in the number of accounts due to the continued growth from the new facilities and upward adjustments, where possible, in the fees charged.

     Noninterest Expense

Noninterest expense increased $3,000, or less than 0.1%, from $9,451,000 in 1994 to $9,455,000 in 1995. Three categories of expense had increases or decreases of more than 10% in 1995 compared to 1994. The first is net expenses related to other real estate, which increased $106,000, or 154.9%. This increase was mainly due to an increase in the number of properties to manage during the year because of more aggressive handling of nonperforming real estate mortgage loans at the St. Louis bank. The second category with a significant change between the two years is legal and professional fees. This expense increased $48,000 or 10.9% from $440,000 in 1994 to $488,000 in 1995.
The reason for the increase is due mainly to the professional fees that are continuing to be incurred in working towards resolving the loan problems at the St. Louis banking subsidiary. Another category with a significant change between the two years is FDIC and state assessment. This expense decreased

$464,000 or 62.9% from $738,000 in 1994 to $274,000 in 1995.  The reason for this decrease is the reduction in the premium rate assessed by the FDIC from $0.23 to $0.04 per $100 of insured deposits resulting in cash refunds of $179,000 received in the third quarter of 1995 and reduced premiums for the fourth quarter of 1995.

Salaries and employee benefits, the largest noninterest expense category, had a net increase of $196,000 or 4.3%. Salaries increased about 6% due to normal salary adjustments and benefits were down approximately 2% due to a significant decrease in pension expense which resulted from pension asset appreciation experienced in 1995. Occupancy expense increased $35,000 or 5.2% due to increases in several expenses such as utilities, repairs, and insurance. Equipment expense increased $28,000 or 3.4%. This is the net result of decreases at four of the subsidiary banks who no longer handle their own computer processing, offset by increases at a separate entity which is owned by
the five banking subsidiaries.   This separate entity now performs the
processing for these banks. The separate entity was created by transferring the hardware, software, and personnel from one of the banks.

Noninterest expense increased $1,051,000 or 12.5% from $8,400,000 in 1993 to $9,451,000 in 1994. Net expenses related to other real estate, increased $27,000 or 65.9%. This increase was mainly due to the increase in the amount of other real estate to $653,000 at year-end 1994 from $447,000 at year-end 1993. Professional fees increased $149,000 or 51.2% from the 1993 amount of $291,000 to the 1994 amount of $440,000. The reason for the increase was due mainly to the necessary professional fees incurred in working to resolve the loan problems at the St. Louis banking subsidiary. Salaries and employee benefits increased $462,000 or 11.4% from the 1993 amount of $4,058,000 to the 1994 amount of $4,520,000. There are several reasons for the increase in salaries and employee benefits. First, 1994 had additional personnel at the St. Louis bank during management transitions. Second, employee benefit costs for payroll taxes, pension plan, group medical, and almost all other categories were all higher in 1994 versus 1993 due to increases in costs or rates. Finally, salary increases were due to normal and merit increases throughout the Company as well as a minor increase in the number of employees. Occupancy expense increased $70,000 or 11.5% between the two years due mainly to the two new facilities that opened for business in 1993, operating for a full year in 1994. Equipment expense increased $91,000 or 12.4%, between the two years due mainly to the equipment at the new facilities. FDIC and state assessment increased $64,000 or 9.5%, for 1994 from the 1993 amount of $674,000. Net growth in insured deposits at the non-St. Louis banks and the timing of the assessments at the St. Louis bank which had a decrease in insured deposits, explains the increase in this expense category. The remaining expense categories reflect a general rise in overhead costs of or the result of growth in items that directly effect the expense category.

         Capital Resources and Liquidity


At December 31, 1995, the Company's consolidated equity capital ratio to consolidated assets was 7.26%. This is an increase from the ratio of 6.81% at year-end 1994. The Company intends to continue to maintain a strong capital position at its subsidiary banks and thereby continue to have an adequate consolidated capital position. Additionally, the Company's capital position is stronger than the minimum risk-based capital requirements. The Company's Tier l risk- based capital level at December 31, 1995 was 10.80%. Company management feels it has, and will attempt to pursue, in the future, a dividend policy to its stockholders that reflects the intention to maintain adequate capital and, if considered prudent, to help improve the capital-to-assets ratio. The Company has attempted to maintain a dividend policy in which any increases in the dividends paid to stockholders are made only when management feels it would be warranted by a favorable growth in earnings and/or capital ratio.

The Company's principal sources of funds are dividends and management fees paid by its banking subsidiaries. The Company's reliance on such dividends and management fees is significant relative to the amount of dividends to its stockholders and its debt service obligations. The management fee structure is regulated and closely scrutinized by regulators at the subsidiary banks as well as the parent company.

Three of the Company's banking subsidiaries are planning capital commitments for building and premises. Citizens will open a limited service facility near its main office late in the first quarter of 1996. SEMO plans to construct a larger main banking office across town from the present location. It is expected to be completed near the end of 1996. FFB - Ste. Genevieve has an option on land for a branch office in a city located in its natural market area in which it does not currently have an office. It is in the preliminary stages of planning and no definite decisions on when or if they will expand have been made.

The debt service obligations of the Company are funded by dividends from the subsidiaries which were acquired, in part, with the debt incurred. It is the intention of the Company to have acquired subsidiaries provide any cash flow needs (debt service or dividends) created by their acquisition. This has been the case over the past years. If for some reason this were not possible, the Company would turn first, as it has in the past, to funds from the tax benefit of the parent company, or second, to dividends from the other banking subsidiaries. Additional debt was incurred by the Company in 1994 to restore the St. Louis subsidiary bank's capital position to the level above the minimum regulatory requirement deemed prudent by an agreement between the Company and the bank's regulators. The debt service for this additional debt will be obtained from the other four banking subsidiaries. Company management does not expect this additional dividend requirement will have a material effect on the ability of the four subsidiaries to provide the funds. During 1995, these other subsidiaries provided $750,000 in additional dividends to the Company that were used for a capital injection to the St. Louis bank. A portion of the injection was to restore that bank's capital. The rest of the injection was to provide the bank with enough capital for future growth until its retained earnings are sufficient enough to maintain the capital position.

As of December 31, 1995, the Company's banking subsidiaries had approximately $3,097,000 available for additional dividends. This amount is determined by applying the most stringent of dividend restrictions imposed on the Company. It is the Company's policy to limit the debt incurred in acquisitions to less than 40% of combined subsidiary bank regulatory equity capital. The ratio at December 31, 1995 is 17.3%. The ability of the Company's banking subsidiaries to pay dividends and management fees is subject to limitations under various laws and regulations, and to prudent and sound banking principles. Management believes that the future earnings of its banking subsidiaries will be sufficient to support anticipated asset growth at the subsidiary bank level and to provide funds to the Company to meet its operating, dividend, and debt service needs.

The primary goal of the Company's subsidiary bank asset/liability management policies is to maintain an appropriate balance between rate-sensitive assets and liabilities so as to continually maximize net interest income regardless of fluctuations in the level of interest rates. At the same time, actual liquidity needs at each bank directly affect the allocation of funds and may not result in the optimum rate sensitive position.

The following table illustrates the Company's rate sensitivity position at December 31, 1995 for the various time frames presented:


                           RATE SENSITIVITY ANALYSIS

                              At December 31, 1995

                         (In thousands, except ratios)


                                                      0-90        91-180      181-365      Over one
                                                      days         days         days         year       Total
                                                      ----         ----         ----         ----       -----
EARLIEST REPRICING OPPORTUNITY:
   Earning assets:
     Loans                                         $  87,090      14,225       12,101       73,648      187,064
     Investment securities (1),
       (2)                                            21,616       1,513        5,161       73,680      101,970
     Deposits with other
       financial institutions                          -             500          510          384       1,394
     Funds sold                                        9,365         -            -           -           9,365
                                                  ----------     -------      -------      -------      -------
         Total earning assets                     $ 118,071       16,238       17,772      147,712      299,793
                                                  =========      =======      =======      =======      =======
   Acquired funds:
     Savings and NOW                                 79,890          -            -           -          79,890
     Money market accounts                           19,452          -            -           -          19,452
     Time deposits                                   48,561       50,710       26,907       26,195      152,373
     Short-term borrowings                            1,250          -            -           -           1,250
     Notes payable                                    4,019          -            -           -           4,019
                                                  ---------     --------      -------      -------      -------
         Total acquired funds                     $ 153,172       50,710       26,907       26,195      256,984
                                                  =========     ========      =======      =======      =======

Gap analysis:
   Interest-sensitivity gap                      $ (35,101)     (34,472)       (9,135)     121,517       42,809
                                                 =========      =======        ======      =======     ========

   Cumulative interest-
     sensitivity gap                             $ (35,101)     (69,573)      (78,708)      42,809       42,809
                                                 =========      =======       =======      =======     ========

Ratio of interest-sensitive
   assets to interest-
   sensitive liabilities                            .77x          .32x         .66x         5.64x        1.17x
                                                    ===          ====          ===          ====         ====

Cumulative ratio of interest-
   sensitive assets to
   interest-sensitive
   liabilities                                      .77x          .66x         .66x         1.17x        1.17x
                                                    ===          ====          ===          ====         ====

- -------

(1) Included in the first three time periods are securities which reprice monthly, quarterly, semiannually, or annually that mature beyond one year. There were approximately $18,400,000 of such securities at December 31, 1995.

(2) Securities amounts are presented at amortized cost.

As indicated in the previous table, the Company operates on a short-term basis similar to most other financial institutions, as its liabilities, with savings and NOW accounts included, could reprice more quickly than its assets.
However, the Company believes its asset/liability management program will allow adequate reaction time for trends in the marketplace as they occur, allowing maintenance of adequate net interest margins. Additionally, the Company's historical analysis of customer savings and NOW accounts indicates that such deposits have certain "core deposit" characteristics and are not susceptible to changes in the marketplace.

The liquidity needs of the Company's subsidiary banks are met primarily through the maturity of assets or acquisition of additional deposit funds. This is indicated in the consolidated statements of cash flows. Investment in debt securities, which are classified as held-to-maturity, are purchased by the banking subsidiaries for investment purposes and are maintained and managed as a principal source of longer-term liquidity. Company management allows each subsidiary to manage its own rate sensitivity and liquidity positions with some overall guidance from the Company with regard to the consolidated rate sensitivity staying within a certain range and adjustments to the portfolio based on the consolidated income tax position. The consolidated rate sensitivity position has been within the desired range for all of the three years analyzed.

Gross unrealized gains and losses in the portfolio at December 31, 1995 were $1,227,000 and $631,000, respectively. The Company's investment portfolio had a total market value of 100.6% of its amortized cost at December 31, 1995.

         Effects of Inflation

Balance sheets of financial institutions such as the Company typically reflect a net positive monetary position whereby monetary assets exceed monetary liabilities. Monetary assets and liabilities are those which can be converted to a fixed number of dollars, and include cash assets, investments, loans, money market instruments, deposits, and short-term borrowings.

During periods of inflation, a net positive monetary position may result in an overall decline in purchasing power of an institution. There is no clear evidence establishing a relationship between the purchasing power of an institution's net positive monetary position and its future earnings.

Moreover, the Company's ability to preserve the purchasing power of its net positive monetary position will be reflected partially in the effectiveness of its asset/liability management programs. The Company's management does not believe that the effect of inflation on its nonmonetary assets (primarily bank premises and equipment) is material.

ITEM 8:  FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA


                                     INDEX


                                                                                                         Page
                                                                                                         ----
Financial Bancshares, Inc. and Subsidiaries:

   Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30

   Consolidated Balance Sheets, December 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . .       31

   Consolidated Statements of Income, Years Ended December 31,
      1995, 1994, and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32

   Consolidated Statements of Stockholders' Equity, Years Ended
     December 31, 1995, 1994, and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       33

   Consolidated Statements of Cash Flows, Years Ended December 31,
     1995, 1994, and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34

   Notes to Consolidated Financial Statements, December 31, 1995,
     1994, and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35-47

                            [LOGO] FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES





INDEPENDENT AUDITORS' REPORT


[LOGO] KPMG PEAT MARWICK LLP





The Board of Directors
Financial Bancshares, Inc.:
   We have audited the consolidated balance sheets of Financial Bancshares, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Financial Bancshares, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.





St. Louis, Missouri
February 23, 1996

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 1995 and 1994

                          ASSETS                                                    1995                   1994
                                                                                    ----                   ----

Cash and due from banks:
  Non-interest-bearing                                                          $ 13,329,015            13,751,780
  Interest-bearing                                                                 1,393,967             1,606,139
Funds sold                                                                         9,365,000             2,160,000
Investments in debt and marketable equity securities:
  Available for sale, at estimated market value                                  102,565,283            67,951,303
  Held to maturity, at amortized cost (estimated market
     value of $21,866,733 at December 31, 1994)                                       -                 22,973,946

Loans                                                                            188,073,188           182,855,324
  Less:
     Unearned discount                                                             1,009,578               976,157
     Reserve for possible loan losses                                              4,159,996             3,976,136
                                                                                ------------           -----------
               Net loans                                                         182,903,614           177,903,031
                                                                                ------------           -----------
Premises and equipment, net                                                        9,290,428             8,029,533
Accrued interest receivable                                                        4,196,983             3,523,042
Other real estate                                                                    676,365               653,347
Other assets                                                                       2,202,899             3,463,302
                                                                                ------------           -----------
               Total assets                                                     $325,923,554           302,015,423
                                                                                ============           ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY


Deposits:
  Non-interest-bearing demand                                                     42,734,979            44,585,734
  Interest-bearing:
      NOW and money market accounts                                               73,762,934            72,746,344
      Savings                                                                     25,579,210            29,141,274
      Time deposits less than $100,000                                           117,592,150            94,749,670
      Time deposits $100,000 and over                                             34,780,874            29,349,121
                                                                                ------------           -----------
               Total deposits                                                    294,450,147           270,572,143
Short-term borrowings                                                              1,250,272             5,007,984
Other liabilities                                                                  2,541,208             1,856,373
Notes payable                                                                      4,019,000             4,019,000
                                                                                 -----------           ------------
               Total liabilities                                                 302,260,627           281,455,500
                                                                                 -----------           ------------
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 value; 3,000,000 shares authorized,
      693,531 shares issued and 684,377 shares outstanding                             6,935                 6,935
  Additional paid-in capital                                                       9,924,790             9,924,790
  Retained earnings                                                               13,599,190            12,618,896
  Treasury stock; 9,154 shares                                                      (260,889)             (260,889)
  Unrealized gains (losses) on securities available for sale, net                    392,901            (1,729,809)
                                                                                ------------          ------------
               Total stockholders' equity                                         23,662,927            20,559,923
                                                                                ------------          ------------
               Total liabilities and stockholders' equity                       $325,923,554           302,015,423
                                                                                ============          ============

Book value per share -- based on common shares outstanding
   at year-end                                                                  $      34.58                 30.04
                                                                                ============          ============

         See accompanying notes to consolidated financial statements.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 1995, 1994, and 1993

                                                                                   1995               1994             1993
                                                                                   ----               ----             ----
Interest income:
  Loans                                                                         $16,798,810         14,865,693        14,824,836
  Investments in debt and marketable equity securities:
    Taxable                                                                       5,015,595          4,818,129         5,017,540
    Exempt from federal income taxes                                                642,018            664,741           734,200
  Interest-bearing due from banks                                                    83,691            130,794           166,753
  Funds sold                                                                        547,255            269,260           254,016
                                                                                -----------         ----------        ----------
          Total interest income                                                  23,087,369         20,748,617        20,997,345
                                                                                -----------         ----------        ----------
Interest expense:
  NOW and money market accounts                                                   1,903,837          2,154,240         2,515,898
  Savings deposits                                                                  685,273            781,027           838,870
  Time deposits less than $100,000                                                5,999,693          3,804,099         3,926,623
  Time deposits $100,000 and over                                                 1,717,225            940,274           887,455
  Short-term borrowings                                                             165,238            287,171           120,577
  Notes payable                                                                     365,480            293,449           149,612
                                                                                -----------         ----------        ----------
          Total interest expense                                                 10,836,746          8,260,260         8,439,035
                                                                                -----------         ----------        ----------
          Net interest income                                                    12,250,623         12,488,357        12,558,310
Provision for possible loan losses                                                1,678,000          2,860,000         4,614,200
                                                                                -----------         ----------        ----------

          Net interest income after provision for
              possible loan losses                                               10,572,623          9,628,357         7,944,110
                                                                                -----------         ----------        ----------

Noninterest income:
  Service charges on deposit accounts                                             1,065,604          1,012,468           867,788
  Securities gains (losses), net                                                    (31,200)           (36,687)          113,441
  Other noninterest income                                                          334,667            329,367           337,097
                                                                                -----------         ----------        ----------

          Total noninterest income                                                1,369,071          1,305,148         1,318,326
                                                                                -----------         ----------        ----------

Noninterest expense:
  Salaries and employee benefits                                                  4,716,179          4,520,153         4,058,472
  Occupancy                                                                         716,884            681,694           611,426
  Equipment                                                                         851,644            823,290           732,164
  FDIC and state assessment                                                         274,201            738,256           674,294
  Legal and professional                                                            488,189            440,307           290,832
  Net expenses related to other real estate                                         174,643             68,519            41,459
  Other noninterest expense                                                       2,233,058          2,179,183         1,991,772
                                                                                -----------         ----------        ----------

          Total noninterest expense                                               9,454,798          9,451,402         8,400,419
                                                                                -----------         ----------        ----------
          Income before income taxes and
                cumulative effect of change in
                accounting for income taxes                                       2,486,896          1,482,103           862,017
Income tax expense                                                                  630,599            416,830           144,816
                                                                                -----------         ----------        ----------
          Income before cumulative effect of change
                in accounting for income taxes                                    1,856,297          1,065,273           717,201
Cumulative effect of change in accounting for income taxes                            --                 --              132,091
                                                                                -----------         ----------        ----------
          Net income                                                            $ 1,856,297          1,065,273           849,292
                                                                                ===========         ==========        ===========

Income per common share and common share equivalent:

  Before change in accounting for income taxes                                  $      --                --                 1.05
  Net income                                                                           2.71               1.56              1.24
                                                                                ===========         ==========        ==========



See accompanying notes to consolidated financial statements.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years ended December 31, 1995, 1994, and 1993

                                                                                                       Unrealized
                                                                                                          gains
                                                                                                       (losses) on
                                                         Addi-                                          securities         Total
                                                        tional                                          available-         stock-
                                     Common             paid-in          Retained       Treasury         for-sale,         holders'
                                     stock              capital          earnings        stock             net             equity
                                     -----              -------          --------        -----             ---             ------
Balance at December 31, 1992        $ 6,935            9,924,790        12,415,269      (260,974)                --     22,086,020

Net income                               --                   --           849,292            --                 --        849,292

Cash dividends declared
   ($1.25 per share)                     --                   --          (855,468)           --                 --       (855,468)

Effect of change in
   accounting for debt
   securities, net of tax                --                   --                --            --            921,528        921,528
                                    -------            ---------        ----------      --------       ------------     ----------


Balance at December 31, 1993          6,935            9,924,790        12,409,093      (260,974)           921,528     23,001,372

Net income                               --                   --         1,065,273            --                 --      1,065,273

Cash dividends declared
   ($1.25 per share)                     --                   --          (855,470)           --                 --       (855,470)

Sale of treasury stock                   --                   --                --            85                 --             85

Net change in unrealized
   gains (losses) on available-
   for-sale debt securities,
   net of tax                            --                   --                --            --         (2,651,337)    (2,651,337)
                                    -------            ---------        ----------      --------       ------------     ----------


Balance at December 31, 1994          6,935            9,924,790        12,618,896      (260,889)        (1,729,809)    20,559,923

Net income                               --                   --         1,856,297            --                 --      1,856,297

Cash dividends declared
   ($1.28 per share)                     --                   --          (876,003)           --                 --       (876,003)

Net change in unrealized
   gains (losses) on available-
   for-sale debt securities,
   net of tax                            --                   --                --            --          2,122,710      2,122,710
                                    -------            ---------        ----------      --------       ------------     ----------


Balance at December 31, 1995        $ 6,935            9,924,790        13,599,190      (260,889)           392,901     23,662,927
                                    =======            =========        ==========      ========       ============     ==========



See  accompanying notes to consolidated financial statements.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 1995, 1994, and 1993



                                                                     1995          1994          1993
                                                                     ----          ----          ----
Cash flows from operating activities:
    Net income                                                   $  1,856,297     1,065,273       849,292
    Adjustments to reconcile net income to net cash provided
       by operating activities:
          Cumulative effect of change in accounting for
             income taxes                                                  --            --      (132,091)
          Depreciation and amortization                             1,047,763     1,260,215     1,301,277
          Provision for possible loan losses                        1,678,000     2,860,000     4,614,200
          Deferred income tax expense (benefit)                        47,499      (116,149)     (223,248)
          Securities (gains) losses, net                               31,200        36,687      (113,441)
          Write-downs in value during the year on other
             real estate                                               30,000        18,108        73,292
          Increase in accrued interest receivable                    (673,941)     (348,646)     (163,132)
          Other operating activities, net                             580,716       797,198    (1,771,111)
                                                                 ------------  ------------  ------------
                Net cash provided by operating
                    activities                                      4,597,534     5,572,686     4,435,038
                                                                 ------------  ------------  ------------
Cash flows from investing activities:
    Net decrease in interest-bearing due from banks                   212,172     1,283,954     1,553,290
    Maturity and calls of available-for-sale debt securities       20,500,948    16,417,216            --
    Maturity and calls of held-to-maturity debt securities          3,354,899     4,456,853    33,016,513
    Sales of available-for-sale debt securities                     8,833,130     9,749,818            --
    Sales of debt and marketable equity securities                         --            --    14,714,754
    Purchase of available-for-sale debt securities                (36,227,279)  (26,389,615)           --
    Purchase of held-to-maturity debt securities                   (5,023,898)   (4,763,363)  (50,902,004)
    Net increase in loans                                          (8,071,877)  (10,648,764)  (15,282,222)
    Recoveries of loans previously charged off                        533,290       729,800       307,292
    Purchase of premises and equipment                             (1,922,840)   (1,155,592)   (1,586,808)
    Sale of other real estate and repossessed property                751,867       994,656       696,575
                                                                 ------------  ------------  ------------
                Net cash used in investing activities             (17,059,588)   (9,325,037)  (17,482,610)
                                                                 ------------  ------------  ------------
Cash flows from financing activities:
    Net increase (decrease) in deposits                            23,878,004    (4,487,210)    12,504,626
    Net increase (decrease) in short-term borrowings               (3,757,712)    2,442,782     1,793,212
    Payments on notes payable                                              --      (225,000)     (225,000)
    Proceeds from notes payable                                            --     2,000,000            --
    Cash dividends paid                                              (876,003)     (855,470)     (855,468)
    Sale of treasury stock                                                 --            85            --
                                                                 ------------  ------------  ------------
                Net cash provided by (used in)
                    financing activities                           19,244,289    (1,124,813)   13,217,370
                                                                 ------------  ------------  ------------
                Net increase (decrease) in cash and
                    cash equivalents                                6,782,235    (4,877,164)      169,798
Cash and cash equivalents at beginning of year                     15,911,780    20,788,944    20,619,146
                                                                 ------------  ------------  ------------
Cash and cash equivalents at end of year                         $ 22,694,015    15,911,780    20,788,944
                                                                 ============  ============  ============

Supplemental information:
    Interest paid                                                  10,391,969     7,958,147     8,618,135
    Income taxes paid, net of refunds                                 241,298       161,338     1,011,910
    Noncash transactions:
       Transfer to other real estate in settlement of loans           756,451     1,267,121       399,217
       Loans originated to facilitate sale of other real estate            --            --       391,329
       Transfer of securities to available for sale                24,511,949            --    70,651,189
                                                                 ============  ============  ============


See accompanying notes to consolidated financial statements.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1995, 1994, and 1993

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Financial Bancshares, Inc. (the Company) provides a full range of banking services to individual and corporate customers through its five majority-owned subsidiary banks located in eastern and southeastern Missouri. The Company and its banking subsidiaries are subject to competition from other financial and nonfinancial institutions offering financial services in its customer service area. Additionally, the Company and its banking subsidiaries are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies. The more significant accounting policies used by the Company in the consolidated financial statements are summarized below.

BASIS OF FINANCIAL STATEMENT PRESENTATION
     The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and conform to predominant practices within the banking industry. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including the determination of the reserve for possible loan losses, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONSOLIDATION
     The consolidated financial statements include the accounts of the Company and its subsidiaries, after elimination of material intercompany balances and transactions.

INVESTMENTS IN DEBT AND
MARKETABLE EQUITY SECURITIES
     Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS 115). SFAS 115 addresses the accounting and reporting for equity securities that have readily determinable fair values and all debt securities. Under SFAS 115, debt and equity securities are classified in one of three categories: trading, available for sale, or held to maturity.

     Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. All other securities not classified as trading or held to maturity are classified as available for sale.

     Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities (for which no securities have been designated by the Company) are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and reported as a separate component of stockholders' equity until realized.

     In November 1995, the Financial Accounting Standards Board issued a Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities (the Special Report). Due to uncertainties surrounding the regulatory capital treatment for unrealized gains and losses on available-for-sale securities at the time SFAS 115 was required to be implemented, the Special Report was issued to allow all entities a one time opportunity to reconsider their ability and intent to hold securities to maturity and transfer securities from held to maturity without "tainting" the remaining held-to-maturity securities. These transfers were only allowed during the period from the date of issuance of the Special Report through December 31, 1995.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security.

     For securities classified as available for sale and held to maturity, premiums and discounts are amortized or accreted over the lives of the respective securities, with consideration of historical and estimated prepayment rates, as an adjustment to yield using the interest method.
Dividend and interest income is recognized when earned. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

     Prior to December 31, 1993, debt securities were stated at cost and adjusted for amortization of premium and accretion of discount using methods approximating the interest method. The Company had the ability and intent to hold the existing debt securities to maturity; however, certain securities were sold in 1993 in anticipation of implementing SFAS 115 at December 31, 1993. Gains or losses from the sale of debt securities were recognized upon realization, based on the adjusted cost of the specific security sold.

     Prior to December 31, 1993, marketable equity securities were stated at the lower of aggregate cost or fair value. Net unrealized losses were included as a reduction of stockholders' equity. Realized losses on the sale of such funds were included in securities gains (losses) in noninterest income in the consolidated statements of income.

LOANS
     Interest income on commercial, agricultural, real estate, and certain consumer loans is recognized using the simple interest method. Interest on discount-basis consumer loans is recognized using the sum-of-the-digits method which approximates the interest method.

     The recognition of interest income is discontinued when, in management's judgment, the interest will not be collectible in the normal course of
business.   Subsequent payments received on such loans are applied to principal if there is any doubt as to the collectibility of such principal; otherwise, the portion of such receipts representing interest are recorded as income. Loans are returned to accrual status when management believes full collectibility of principal and interest is expected.

     The reserve for possible loan losses is available to absorb loan charge-offs. The reserve is increased by provisions charged to operations and reduced by loan charge-offs less recoveries. The provision charged to operations each year is that amount which management believes is sufficient to bring the balance of the reserve to a level adequate to absorb potential loan losses based on current economic conditions, past losses, collection experience, risk characteristics of the portfolio, assessment of collateral values by obtaining independent appraisals for significant properties, and such other factors which, in management's judgment, deserve current recognition in estimating loan losses.

     Management believes the reserve for possible loan losses is adequate to absorb losses in the loan portfolio. While management uses available information to recognize loan losses, future additions to the reserve may be necessary based on changes in economic conditions. Additionally, regulatory agencies, as an integral part of the examination process, periodically review the Company's subsidiary banks' reserves for possible loan losses. Such agencies may require the Company's subsidiary banks to increase their reserves for possible loan losses based on their judgments and interpretations about information available to them at the time of their examinations.

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of a Loan (SFAS 114), as amended by Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures (SFAS 118), on January 1, 1995.

     SFAS 114 (as amended by SFAS 118) defines the recognition criteria for loan impairment and the measurement methods for certain impaired loans and loans for which terms have been modified in troubled-debt restructurings (a restructured loan). Specifically, a loan is considered impaired when it is probable a creditor will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When measuring impairment, the expected future cash flows of an impaired loan are required to be discounted at the loan's effective interest rate. Alternatively, impairment can be measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Regardless of the historical measurement method used, SFAS 114 requires a creditor to measure impairment based on the fair value of the collateral when the creditor determines foreclosure is probable. Additionally, impairment of a restructured loan is measured by discounting the total expected future cash flows at the loan's effective rate of interest as stated in the original loan agreement.

     SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. Management has elected to continue to use its existing nonaccrual methods for recognizing interest on impaired loans.

     No financial statement impact resulted from the initial adoption of SFAS 114 and SFAS 118.

PREMISES AND EQUIPMENT
     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed principally by the straight-line method over the estimated useful lives of the respective assets or the respective lease terms for leasehold improvements. Costs for maintenance and repairs are expensed as incurred.

OTHER REAL ESTATE
     Other real estate represents property acquired through foreclosure or deeded to the Company's subsidiary banks in lieu of foreclosure on real estate loans for which the borrowers have defaulted as to the payment of principal and interest. Other real estate owned is recorded on an individual-asset basis at the lower of fair value minus estimated selling costs or cost. If the fair value minus the estimated selling costs is less than cost, the deficiency is recorded as a valuation reserve through a provision against income. Subsequent increases in the fair value minus estimated selling costs are recorded through a reversal of the valuation reserve, but not below zero. Expenses incurred in maintaining the properties are charged to operations.

INTANGIBLE ASSETS
     The fair value of the net assets acquired, for acquisition transactions accounted for as purchases, is recorded as an investment by the Company. The excess of the purchase price in each transaction over the fair value of the net assets acquired is included in other assets on the consolidated balance sheets and amortized into noninterest expense on a straight-line basis over 15 years.

INCOME TAXES
     The Company and its subsidiary banks file a consolidated federal income tax return.

     The Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109), as of January 1, 1993. SFAS 109 requires a change from the deferred method to the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

includes the enactment date.  The Company adopted SFAS 109 as of January
1, 1993 on a prospective basis, with the cumulative effect of the change in accounting principle of $132,091 recorded in 1993 earnings.

NET INCOME PER COMMON SHARE AND COMMON SHARE EQUIVALENT
     Net income per common share and common share equivalent is computed by dividing net income by the weighted average number of common shares actually outstanding and common stock equivalents pertaining to common stock options. The average number of shares outstanding including common stock equivalents for 1995, 1994, and 1993 were 684,489, 684,377, and 684,374, respectively. Common stock equivalents have no material dilutive effect.

STOCK-BASED COMPENSATION
     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), which established financial accounting and reporting standards for stock-based employee compensation plans, including the Company's non-qualified stock option plan. SFAS 123 defines a fair value based method of accounting for an employee stock option and encourages all entities to adopt that method of accounting for all employee stock compensation plans. However, SFAS 123 allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting under previous accounting principles. Entities electing to continue to account for stock-based compensation under the intrinsic value based method must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in SFAS 123 had been applied.

     Under the fair value based method prescribed in SFAS 123, compensation cost is measured at the grant date based on the value of the award, as determined using an option-pricing model, and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

     SFAS 123 is effective for financial statements for fiscal years beginning after December 15, 1995. Pro forma disclosures required for entities that elect to continue to measure compensation cost using the intrinsic value based method, upon the effectiveness of SFAS 123, must include the effects of all awards granted in fiscal years that begin after December 15, 1994.

     The Company anticipates continuing to use the intrinsic value based method and does not believe SFAS 123 will have a material effect on its consolidated financial condition when implemented.

CASH AND CASH EQUIVALENTS
     For purposes of the consolidated statements of cash flows, the Company considers all non-interest-bearing cash and due from banks and funds sold to be cash equivalents.

FINANCIAL INSTRUMENTS
     Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that both: (1) imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or to exchange other financial instruments with the second entity; and (2) conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity or to exchange other financial instruments with the first entity.

RECLASSIFICATIONS
     Certain 1994 and 1993 amounts in the Company's consolidated financial statements have been reclassified to conform with the 1995 presentation. Such reclassifications have no effect on previously reported consolidated net income or stockholders' equity.

NOTE 2 -- INVESTMENTS IN DEBT AND MARKETABLE EQUITY SECURITIES
     As discussed in note 1, effective December 31, 1993, the Company adopted SFAS 115, for which the cumulative effect was recorded on the consolidated balance sheet on that date. On December 31, 1993, a market valuation account was established for available-for-sale securities of $1,400,093 to increase the recorded

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

balance of such securities at December 31, 1993 to the estimated market value.

     During December 1995, the Company transferred securities with an estimated market value of $24,511,949 classified as held to maturity to available for sale under the terms of the Special Report issued by the Financial Accounting Standards Board in November 1995.

     The amortized cost and estimated market value for available-for-sale and held-to-maturity securities by major security type at December 31, 1995 and 1994 are as follows:


                                             1995
    -----------------------------------------------------------------------------
                                                Gross unrealized        Estimated
                             Amortized        ---------------------      market
                               cost             Gains      Losses        value
                            -----------       ----------  ---------   -----------
    Available for sale:
       U.S. Treasury
          issues and
          obligations
          of U.S.
          government
          agencies and
          corpora-
          tions             $ 88,233,671        555,551    614,478     88,174,744
       States and
          political
          subdivisions        10,145,795        534,148      7,397     10,672,546
       Federal Home
          Loan Bank
          stock                  464,100            -          -          464,100
       Other securities        3,126,178        136,890      9,175      3,253,893
                            ------------      ---------    -------    -----------
                            $101,969,744      1,226,589    631,050    102,565,283
                            ============      =========    =======    ===========

                                             1994
    -----------------------------------------------------------------------------
                                              Gross unrealized        Estimated
                            Amortized         ---------------------    market
                              cost            Gains       Losses       value
                            -----------       ----------  ---------  -----------
    Available for sale:
       U.S. Treasury
          issues and obli-
          gations of U.S.
          government
          agencies and
          corporations      $62,110,444          39,296  2,851,453     59,298,287
       States and
          political
          subdivisions        5,485,083         205,439     42,061      5,648,461
       Federal Home
          Loan Bank
          stock                 360,110           -          -            360,110
       Other securities       2,623,666          33,273     12,494      2,644,445
                            -----------      ----------  ---------    -----------
                            $70,579,303         278,008  2,906,008     67,951,303
                            ===========      ==========  =========    ===========
    Held to maturity:
       U.S. Treasury
          issues and obli-
          gations of U.S.
          government
          agencies and
          corporations      $14,037,671           4,169    907,526     13,134,314
       States and
          political
          subdivisions        5,725,181         136,134    225,914      5,635,401
       Other securities       3,211,094          20,057    134,133      3,097,018
                            -----------      ----------  ---------    -----------
                            $22,973,946         160,360  1,267,573     21,866,733
                            ===========      ==========  =========    ===========

     As members of the Federal Home Loan Bank System administered by the Federal Housing Finance Board, the subsidiary banks are required to maintain investments in capital stock of the Federal Home Loan Bank of Des Moines (FHLB) in an amount equal to the greater of 1% of the aggregate outstanding balance of loans secured by dwelling units at the beginning of each year or .3% of the total assets of the bank. The stock is recorded at cost which represents redemption value.

     Maturities of investment securities classified as available for sale and held to maturity are as follows at December 31, 1995 (maturities of mortgage-backed securities and collateralized mortgage obligations have been presented based upon estimated cash flows, assuming no change in the current interest rate environment). Expected maturities may differ from contractual maturities because issuers and borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                        Estimated
                                          Amortized      market
                                             cost         value
                                         ------------  -----------
             Available for sale:
                Due in one year or less   $14,052,708   14,011,561
                Due after one year
                  through five years       28,604,654   28,806,344
                Due after five years
                  through ten years        28,305,710   28,628,235
                Due after ten years        31,006,672   31,119,143
                                         ------------  -----------
                                         $101,969,744  102,565,283
                                         ============  ===========


     Proceeds from sales of available-for-sale securities during 1995 and 1994 were $8,833,130 and $9,749,818, respectively. Proceeds from sales of securities during 1993 was $14,714,754. Gross gains on available-for-sale securities of $71,047 and $20,628 and gross losses of $102,247 and $65,487 for 1995 and 1994, respectively, on available-for-sale securities were realized. Gross gains of $193,377 and gross losses of $79,936 were realized on sales of securities for 1993.

     Gross gains and gross losses of $8,390 and $218, respectively, were realized during 1994 on sales of held-to-maturity debt securities with an amortized cost basis of $1,331,849. These debt securities were sold within three months of the call date.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Debt securities with a carrying value of $44,233,835 and $41,745,434 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits, securities sold under agreements to repurchase, and for other purposes required or permitted by law.

NOTE 3 -- LOANS
     The composition of the loan portfolio at December 31, 1995 and 1994 is as follows:


                                              1995         1994
                                           -----------  -----------

             Commercial                   $ 31,548,302   28,148,222
             Agricultural production        32,232,424   23,868,348
             Real estate:
                Construction                 5,529,889    6,311,085
                Mortgage                    67,160,970   73,610,397
                Farmland                    21,697,876   21,264,000
             Consumer and other             29,903,727   29,653,272
                                          ------------  -----------
                                          $188,073,188  182,855,324
                                          ============  ===========


     The Company's banking subsidiaries grant agribusiness, commercial, industrial, residential, and consumer loans throughout their market area of eastern and southeastern Missouri. With the exception of agricultural credits, the Company does not have any particular concentration of credit in any one economic sector; however, a substantial portion of the remaining portfolio is concentrated in and secured by real estate in the subsidiary banks' service areas. The ability of the Company's borrowers to honor their contractual obligations is dependent upon the local economies and their effect on the real estate market.

     At December 31, 1995 and 1994, the Company had loans outstanding to the agricultural sector of approximately $53,930,300 and $45,132,348, respectively, which comprise approximately 28.7% and 24.7%, respectively, of the Company's total loan portfolio. Such agricultural credits are concentrated in southeastern Missouri and are generally fully secured with either growing crops, farmland, livestock, and/or machinery and equipment. Such loans are subject to the overall national effects of the agricultural economy, as well as the local effects relating to their southeastern Missouri locations.

     Following is a summary of activity in the reserve for possible loan losses for the years ended December 31, 1995, 1994, and 1993:


                                   1995         1994         1993
                                -----------  -----------  -----------
           Balance at
             beginning of
             year               $ 3,976,136    3,671,030    2,340,670
           Provision
             charged to
             expense              1,678,000    2,860,000    4,614,200
           Recoveries on
             loans pre-
             viously
             charged off            533,290      729,800      307,292
           Loans charged
             off                 (2,027,430)  (3,284,694)  (3,591,132)
                                -----------  -----------  -----------
           Balance at
             end of year        $ 4,159,996    3,976,136    3,671,030
                                ===========  ===========  ===========


     Following is a summary of activity in 1995 of loans made by the Company to executive officers and directors or to entities in which such individuals had a beneficial interest. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility.


Balance, December 31, 1994                                     $9,557,008
New loans or additional borrowings                              3,404,283
Payments received                                              (5,780,736)
Other, net                                                        311,722
                                                               ----------
Balance, December 31, 1995                                     $7,492,278
                                                               ==========

A summary of nonaccrual and impaired loans at December 31, 1995, follows:

                                                                     Impaired
                 Impaired                                           loans with
                  loans                            Allowance        no related
                 continuing        Total         for losses on      allowance
Nonaccrual       to accrue        impaired         impaired         for loan
loans            interest          loans             loans           losses
- -----            --------          -----             -----           ------
$1,072,000       2,149,000        3,221,000        645,000          1,670,000
==========       =========        =========        =======          =========


     The average balance of impaired loans during 1995 was $4,067,000. The balance of impaired loans at implementation, January 1, 1995, was $4,903,842.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     A summary of interest income on nonaccrual and other impaired loans for the year ended December 31, 1995, follows:


                                              Impaired
                                               loans
                                     Non-    continuing
                                    accrual  to accrue
                                     loans    interest    Total
                                    -------  ----------  -------

               Income recognized    $45,600  203,400     249,000

               Interest income had
                interest accrued    127,800  203,400     331,200
                                    =======  ==========  =======


     At December 31, 1994, the Company's subsidiary banks had loans on a nonaccrual basis totaling $1,388,000. If interest on these loans had been accrued, such income would have amounted to approximately $33,800 and $124,400 for 1994 and 1993, respectively. Interest income on those loans, representing cash payments, amounted to approximately $91,900 and $69,800 for 1994 and 1993, respectively.

NOTE 4 -- PREMISES AND EQUIPMENT
     A summary of premises and equipment at December 31, 1995 and 1994 is as follows:


                                                  1995        1994
                                               ----------  ----------

          Land                                 $2,140,101   1,821,932
          Buildings and improvements            7,297,894   6,880,584
          Furniture and equipment               5,825,809   4,836,311
                                               ----------  ----------
                                               15,263,804  13,538,827
          Less accumulated deprecia-
            tion and amortization               5,973,376   5,509,294
                                               ----------  ----------
                                               $9,290,428   8,029,533
                                               ==========  ==========


     Depreciation and amortization of premises and equipment charged to occupancy or equipment expense amounted to $661,945, $578,995, and $545,039 for 1995, 1994, and 1993, respectively.

NOTE 5 -- SHORT-TERM BORROWINGS
     A summary of short-term borrowings at December 31, 1995 and 1994 is as follows:


                                                 1995        1994
                                               ---------   ---------
            Funds purchased and securi-
              ties sold under agreements
              to repurchase                    $  795,117  4,530,577
            FHLB advances                         455,155    477,407
                                               ----------  ---------
                                               $1,250,272  5,007,984
                                               ==========  =========


     The daily weighted average interest rates on the Company's short-term borrowings for the years 1995, 1994, and 1993 were 5.17%, 4.62%, and 3.10%, respectively.

     The weighted average interest rates on FHLB advances during 1995, 1994, and 1993 were 6.33%, 6.29%, and 3.01%, respectively. FHLB advances, all due within one year, are collateralized by mortgage loans and FHLB stock. As of December 31, 1995, mortgage loans and FHLB stock with a carrying value of approximately $6,401,300 were pledged and available for current and future advances.

     The Company has in place a secured line of credit for $500,000 and $300,000 with an unaffiliated bank at December 31, 1995 and 1994, respectively. Borrowings under the line of credit bear a variable rate of interest equal to the lending bank's prime commercial rate of 8.5% at December 31, 1995 and 1994. The line of credit does not require a commitment fee. At December 31, 1995 and 1994, the unused portion of the line of credit was $500,000 and $300,000, respectively. The weighted average interest rates paid under the line of credit for 1995, 1994, and 1993 were 8.88%, 7.86%, and 6.10% respectively.

NOTE 6 -- NOTES PAYABLE
     On June 7, 1995, the Company executed a term loan agreement with an unaffiliated financial institution for $4,019,000 which replaced two loans with this same unaffiliated financial institution: a term installment note for $2,019,000 and a one-year note for $2,000,000. The term installment note bears interest at the lending bank's prime commercial rate which was also the rate charged on the previous term installment note. The interest rate on the one-year note was at the lending bank's prime commercial rate plus 1/2%. The lending bank's prime commercial rate was 8.5% at December 31, 1995 and 1994. The weighted average rate paid on the term installment notes was 8.95%, 7.25%, and 6.10% in 1995, 1994, and 1993, respectively. The weighted average rate paid on the one-year note was 9.53% and 8.01% in 1995 and 1994, respectively.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Effective June 7, 1995, the Company has pledged, as collateral for the term installment note, the capital stock it owns in all of its subsidiary banks, with a combined book value at December 31, 1995 of $26,034,649. The term loan agreement, among other matters, provides for prepayment options at the discretion of the Company and requires that the Company maintain, or cause the subsidiaries to comply with, various financial ratios and covenants. Any of the ratios or covenants may be waived at the discretion of the lending financial institution. As of December 31, 1995, the Company is in compliance with all ratios and covenants. Management of the Company does not believe these covenants will restrict future operations.

     Following is a summary of maturities of the Company's term note payable for each of the four years following December 31, 1995:


                                1996  $ 225,000
                                1997    250,000
                                1998    250,000
                                1999  3,294,000
                                      =========


NOTE 7 --INCOME TAXES
     As discussed in note 1, the Company adopted SFAS 109 as of January 1, 1993. The cumulative effect of this change in accounting principle is reported in 1993 earnings.

     The components of income tax expense for the years ended December 31, 1995, 1994, and 1993 are as follows:


                                     1995       1994       1993
                                  ----------  ---------  ---------

             Current:
               Federal            $  507,325    404,683    297,957
               State and local        75,775    128,296     70,107
                                  ----------  ---------  ---------
                                     583,100    532,979    368,064
             Deferred                 47,499   (116,149)  (223,248)
                                  ----------  ---------  ---------
                 Total income
                   tax expense    $  630,599    416,830    144,816
                                  ==========  =========  =========


     A reconciliation of expected income tax expense, computed by applying the statutory federal rate of 34% to income before income taxes and cumulative effect of change in accounting for income taxes, to reported income tax expense is as follows:


                                       1995         1994       1993
                                     ---------    ---------  ---------

          Expected income tax
             expense                 $   845,545    503,915    293,086
          Tax-exempt interest
             income                     (240,660)  (239,384)  (261,772)
          Nondeductible amorti-
             zation of intangi-
             ble assets                   57,132     57,143     57,121
          State and local income
             tax, net of federal
             income tax effect            50,012     86,766     49,271
          Other, net                     (81,430)     8,390      7,110
                                     -----------  ---------  ---------
              Total income
                 tax expense         $   630,599    416,830    144,816
                                     ===========  =========  =========


     The tax effects of temporary differences which give rise to significant portions of the deferred tax assets and deferred tax liabilities for the years ended December 31, 1995 and 1994 are presented below:


                                                       1995       1994
                                                     ---------  ---------
      Deferred tax assets:
         Reserve for possible loan
           losses                                    $ 697,228    631,457
         Other real estate                             199,621    189,702
         Pension accruals                                    -     34,495
         Unrealized losses on available-for-
           sale debt and marketable
           equity securities                                 -    893,514
         Other                                         106,550    170,773
                                                     ---------  ---------
                  Total deferred tax assets          1,003,399  1,919,941
                                                     ---------  ---------
      Deferred tax liabilities:
         Depreciation of premises and
           equipment                                  (250,731)  (252,753)
      Unrealized gains on available-
           for-sale debt securities                   (202,638)         -
      Other                                           (124,229)   (84,789)
                                                     ---------  ---------
                  Total deferred tax
                    liabilities                       (577,598)  (337,542)
                                                     ---------  ---------
                  Net deferred tax assets            $ 425,801  1,582,399
                                                     =========  =========


     A valuation allowance would be provided on deferred tax assets when it is more likely than not that some portion of the assets will not be realized. The Company has not established a valuation allowance as of December 31, 1995 or 1994 due to management's belief that all criteria for recognition have been met, including the existence of a history of taxes paid sufficient to support the realization of the deferred tax assets.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTEST TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -- RETIREMENT PLAN
     The Company and its subsidiaries have a single noncontributory retirement plan covering substantially all employees. The plan provides for payments to covered employees based on salary and years of service. The Company's funding policy is to contribute annually the minimum amount that can be deducted for federal income tax purposes. Contributions made to the plan by the Company amounted to $264,325, $228,740, and $230,537 in 1995, 1994, and 1993,
respectively.

     The following table sets forth the plan's funded status as of December 31, 1995 and 1994 and amounts recognized in the Company's consolidated financial statements as of and for the years ended December 31, 1995 and 1994:


                                                                     1995              1994
                                                               ----------------  ----------------
Actuarial present value  of
  vested benefit obligations$                                         1,649,640         1,295,695
                                                               ================  ================

Accumulated benefit
   obligations                                                 $      1,707,549         1,332,952
                                                               ================  ================

Projected benefit obligations,
   for service rendered to
   date                                                        $     (2,339,545)       (1,769,872)
Plan assets at fair value                                             2,635,830         2,141,996
                                                               ----------------  ----------------
Plan assets in excess of
   projected benefit
   obligations                                                          296,285           372,124
Unrecognized portion of
   net transition asset                                                (102,757)         (114,979)
Unrecognized net gain due
   to investment results
   and plan experience                                                  (17,932)         (231,408)
                                                               ----------------  ----------------
Accrued pension asset
   included in other assets
   in the consolidated
   balance sheets                                              $        175,596            25,737
                                                               ================  ================


Net pension cost for 1995, 1994, and 1993 included the following components:

                                                      1995               1994              1993
                                                      ----               ----              ----
Service cost - benefits
   earned during
   period                                          $  149,575           199,966           166,749
Interest cost on
   projected benefit
   obligation                                         144,914           129,022           107,856
Actual return on
   plan assets                                       (385,866)         (123,288)         (128,731)
Net amortization
   and deferral                                       203,406           (52,036)          (20,248)
                                                   ----------          --------          --------
                                                   $  112,029           153,664           125,626
                                                   ==========          ========          ========


     The weighted average discount rates, projected rates of increase in future compensation levels, and the projected long-term rate of return on assets used in determining the actuarial present value of the projected benefit obligation for 1995, 1994, and 1993 were as follows:


                                          1995   1994   1993
                                          -----  -----  -----
                  Weighted average
                     discount rates        7.25%  8.50%  6.75%
                  Projected rates of in-
                     crease in future
                     compensation levels   5.50   5.50   5.50
                  Projected long-term
                     rate of return on
                     assets                8.00   8.00   8.00
                                          =====  =====  =====


     Effective January 1, 1994, the Company adopted a supplemental executive retirement plan for certain key executive officers selected by a committee of the Board of Directors. Benefits to be paid under the plan are accrued over the remaining period to retirement of the covered executives. The related expense charged to operations totaled approximately $59,600 and $68,500 for the years ended December 31, 1995 and 1994, respectively.

NOTE 9 -- NON-QUALIFIED STOCK OPTION PLAN
     During 1995 the Company adopted a non-qualified stock option plan under which 50,000 shares of common stock were reserved. The plan provides for the granting to key employees of the Company and its subsidiaries, by the Board of Directors' Compensation Committee, of options to purchase shares of common stock of the Company. The option plan provides the ability to exercise over a period of 10 years from the grant date, at a price not less than the approximate market value of the shares at the date the options are granted. The options vest evenly on each of the first four anniversaries of the grant date. The options do not qualify as Incentive Stock Options as defined by
Section 422 of the Internal Revenue Code of 1986, as amended. Outstanding stock options are considered common stock equivalents in the computation of earnings per share.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     A summary of the activity and current options outstanding is a follows:

                                        Number of        Option price
                                         shares           per share
                                         ------           ---------

       At December 31, 1995:
                Available for grant      35,000            $    -
                Outstanding              15,000             26.00
                Exercisable                   -                 -
                                         ======            ======

       Changes in options outstanding were as follows:

                                        Number of       Option price
                                         shares          per share
                                         ------          ---------

       Balance at December 31, 1994:
                Granted                  15,000            $26.00
                Exercised                     -                 -
                Expired or canceled           -                 -
                                         ------            ------
       Balance at December 31, 1995      15,000            $26.00
                                         ======            ======


NOTE 10 -- LITIGATION
     Various legal claims have arisen during the normal course of business which, in the opinion of management after discussion with legal counsel, will not result in any material liability to the Company.

NOTE 11 -- DISCLOSURES ABOUT
FINANCIAL INSTRUMENTS
     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such instruments involve, to varying degrees, elements of credit in excess of the amounts recognized in the balance sheets.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for financial instruments included in the consolidated balance sheets.

     The contractual amount of off-balance-sheet financial instruments which represent credit risk as of December 31, 1995 and 1994 is as follows:


                                         1995        1994
                                         ----        ----
                    Commitments to
                      extend credit  $22,305,000  17,159,000
                    Standby letters
                      of credit        1,279,000   1,523,000
                                     -----------  ----------
                                     $23,584,000  18,682,000
                                     ===========  ==========


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

     Commitments and standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments and standby letters of credit are expected to expire without being drawn upon, the total commitment or standby letters of credit amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant, and equipment, debt securities, deposits of financial institutions, residential real estate, and/or income-producing commercial properties.

     Of the total commitments to extend credit at December 31, 1995, approximately $8,453,000 represent fixed-rate loan commitments.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Following is a summary of the carrying amounts and fair values of the Company's financial instruments at December 31, 1995 and 1994:

                                                      1995
                                            ----------------------
                                             Carrying        Fair
                                              amount        value
                                              ------        -----
           Balance sheet assets:
              Cash and due from
                banks                      $   14,722,982   14,722,982
              Funds sold                        9,365,000    9,365,000
              Investments in debt
                and marketable
                equity securities -
                available for sale            102,565,283  102,565,283
              Net loans                       182,903,614  186,513,000
              Accrued interest
                receivable                      4,196,983    4,196,983
                                           --------------  -----------
                                           $  313,753,862  317,363,248
                                           ==============  ===========
           Balance sheet liabilities:
              Deposits                        294,450,147  295,155,139
              Short-term borrowings             1,250,272    1,250,272
              Notes payable                     4,019,000    4,019,000
              Accrued interest
                payable                         1,709,058    1,709,058
                                           --------------  -----------
                                           $  301,428,477  302,133,469
                                           ==============  ===========




                                                      1994
                                            ------------------------
                                             Carrying        Fair
                                              amount        value
                                              ------        -----
           Balance sheet assets:
              Cash and due from
                banks                    $   15,357,919    15,357,919
              Funds sold                      2,160,000     2,160,000
              Investments in debt
                and marketable
                equity securities:
                  Available for sale         67,951,303    67,951,303
                  Held to maturity           22,973,946    21,866,733
              Net loans                     177,903,031   178,541,172
              Accrued interest
                receivable                    3,523,042     3,523,042
                                         --------------  ------------
                                         $  289,869,241   289,400,169
                                         ==============  ============
           Balance sheet liabilities:
              Deposits                      270,572,143   270,595,618
              Short-term borrowings           5,007,984     5,007,984
              Notes payable                   4,019,000     4,019,000
              Accrued interest
                payable                       1,264,281     1,264,281
                                         --------------  ------------
                                         $  280,863,408   280,886,883
                                         ==============  ============


     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

CASH AND OTHER SHORT-TERM INSTRUMENTS
     For cash and due from banks, funds sold, accrued interest receivable, short-term borrowings, and accrued interest payable, the carrying amount is a reasonable estimate of fair value, as such instruments are demand instruments or reprice in a short time period.

DEBT AND MARKETABLE EQUITY SECURITIES
     The fair values for debt and marketable equity securities are based on quoted market prices or dealer quotes.

LOANS
     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, agricultural, real estate, and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

     For certain homogeneous categories of performing loans, such as certain residential mortgages and consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

     Fair value for significant nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


DEPOSITS
     The fair value of deposits with no stated maturity, such as non-interest-bearing demand deposits, NOW and money market accounts, and savings accounts, is equal to the amount payable on demand as of December 31, 1995 and 1994. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

NOTES PAYABLE
     The estimate of the fair value of the notes payable, which the Company has with an unaffiliated financial institution, approximates the present carrying value, based upon the alternative rates and terms currently available to the Company.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT
     The fair value of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the likelihood of the counterparties drawing on such financial instruments, and the present creditworthiness of such counterparties. The Company believes such commitments have been made on terms which are competitive in the markets in which it operates.

     The fair value estimates provided are made at a point in time based on market information and information about financial instruments. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly effect the fair value estimates.


NOTE 12 -- REGULATORY RESTRICTIONS
     Subsidiary bank dividends are the primary source of funds for payment of dividends and the notes payable by the Company. Both federal and state laws and certain covenants of the Company's notes payable agreements impose restrictions on the ability of the subsidiary banks to pay dividends. Under the most stringent of these restrictions, the Company's subsidiary banks had available $3,097,000 for additional dividends at December 31, 1995.

     The Company's banking subsidiaries are required to maintain certain daily reserve balances on hand in accordance with regulatory requirements. The banking subsidiaries' vault cash balances exceeded the regulatory daily reserve balances at December 31, 1995 and 1994.

NOTE 13 -- PARENT COMPANY FINANCIAL INFORMATION
     Condensed financial information for the parent company is as follows:

                           Financial Bancshares, Inc.
                             (Parent Company Only)

                            Condensed Balance Sheets

                           December 31, 1995 and 1994



                   Assets                          1995        1994
                   ------                          ----        ----

         Cash                                $     147,228     145,182
         Investment in subsidiaries             26,034,649  22,801,592
         Excess of cost over fair
            value of net assets
            acquired, net of amorti-
            zation                               1,087,233   1,255,269
         Income taxes receivable                   376,502     293,413
         Furniture and equipment,
            net                                     32,968      22,029
         Other assets                              187,492     181,900
                                             -------------  ----------
              Total assets                   $  27,866,072  24,699,385
                                             =============  ==========

            Liabilities and
          Stockholders' Equity
          ---------------------
         Accrued expenses                    $     184,145     120,462
         Notes payable                           4,019,000   4,019,000
                                             -------------  ----------
              Total liabilities                  4,203,145   4,139,462
         Stockholders' equity                   23,662,927  20,559,923
                                             -------------  ----------
              Total liabilities
                  and stock-
                  holders'
                  equity                     $  27,866,072  24,699,385
                                             =============  ==========

                 FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                           Financial Bancshares, Inc.
                             (Parent Company Only)

                         Condensed Schedules of Income

                 Years ended December 31, 1995, 1994, and 1993


                                         1995       1994       1993
                                         ----       ----       ----
         Revenues:
            Dividends received
              from subsidiaries       $2,169,223  1,565,759  1,260,882
            Management fees from
              subsidiaries               429,120    700,320    600,240
            Interest                       1,646      9,470         75
            Other income                      --         --        170
                                      ----------  ---------  ---------
              Total income             2,599,989  2,275,549  1,861,367
                                      ----------  ---------  ---------
         Expenses:
            Salaries and employee
              benefits                   571,820    467,302    377,289
            Interest                     366,680    296,238    150,541
            Depreciation                   9,665      5,670      5,186
            Amortization of
              intangibles                168,036    168,069    168,004
            Other expenses               287,331    242,805    300,726
                                      ----------  ---------  ---------
              Total expenses           1,403,532  1,180,084  1,001,746
                                      ----------  ---------  ---------
              Income before taxes,
                cumulative effect
                of change in
                accounting for in-
                come taxes, and
                equity in undistrib-
                uted (excess divi-
                dends over) earnings
                of subsidiaries        1,196,457  1,095,465    859,621
         Income tax benefit              299,493    156,308    238,437
                                      ----------  ---------  ---------
            Income before cumu-
              lative effect of
              change in accoun-
              ting for income
              taxes and equity
              in undistributed
              (excess dividends
              over) earnings of
              subsidiaries             1,495,950  1,251,773  1,098,058
         Cumulative effect of
            change in accounting
            for income taxes                  --         --     38,566
                                      ----------  ---------  ---------
              Income before equity
                in undistributed
                (excess dividends
                over) earnings of
                subsidiaries           1,495,950  1,251,773  1,136,624
         Equity in undistributed
            (excess dividends over)
            earnings of subsidiaries     360,347   (186,500)  (287,332)
                                      ----------  ---------  ---------
              Net income              $1,856,297  1,065,273    849,292
                                      ==========  =========  =========


                           Financial Bancshares, Inc.
                             (Parent Company Only)

                       Condensed Schedules of Cash Flows

                 Years ended December 31, 1995, 1994, and 1993


                                            1995         1994         1993
                                            ----         ----         ----
  Cash flows from operating activities:
      Net income                         $ 1,856,297    1,065,273       849,292
      Adjustments to reconcile  net
         income to net cash provided
         by operating activities:
           Cumulative effect of
              change in accounting
              for income taxes                    --           --       (38,566)
           Equity in excess
              (undistributed) divi-
              dends over earnings
              of subsidiaries               (360,347)     186,500       287,332
           Depreciation and amortiza-
              tion                           177,701      173,739       173,190
           (Increase) decrease in
              income taxes receivable,
              net of income taxes
              payable                        (83,089)    (125,692)     (187,449)
           Other, net                         15,091       24,584       (34,615)
                                         -----------  -----------  ------------
                 Net cash provided
                    by operating
                    activities             1,605,653    1,324,404     1,049,184
                                         -----------  -----------  ------------
  Cash flows from investing activities:
      Purchase of minority shares of
        subsidiary                                --      (30,297)         (125)
      Contribution of additional
        paid-in capital to subsidiary       (750,000)  (2,300,000)           --
      Purchase of furniture and
        equipment                            (20,604)     (10,945)      (11,434)
      Payments from mortgage
        banking subsidiary                    43,000      210,000        46,827
                                         -----------  -----------  ------------
              Net cash provided
                  by (used in)
                  investing
                  activities                (727,604)  (2,131,242)       35,268
                                         -----------  -----------  ------------
  Cash flows from financing activities:
      Decrease in short-term
       borrowings                                 --           --       (30,000)
      Proceeds from notes payable                 --    2,000,000            --
      Payments on notes payable                   --     (225,000)     (225,000)
      Sale of treasury stock                      --           85            --
      Cash dividends paid                   (876,003)    (855,470)     (855,468)
                                         -----------  -----------  ------------
              Net cash provided
                 by (used in)
                 financing
                 activities                 (876,003)     919,615    (1,110,468)
                                         -----------  -----------  ------------
              Net (decrease)
                 increase in
                 cash                          2,046      112,777       (26,016)
  Cash at beginning of year                  145,182       32,405        58,421
                                         -----------  -----------  ------------
  Cash at end of year                       $147,228      145,182        32,405
                                         ===========  ===========  ============

ITEM 9:  CHANGES IN AND DISAGREEMENTS WITH
         ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There has been no Current Report on Form 8-K filed within 24 months prior to the date of the most recent financial statements reporting a change in accountants and/or reporting disagreements on any matter of accounting principle or financial statement disclosure.

                                    PART III

ITEM 10:  DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Directors

Set forth below are the names and ages, on March 1, 1996, of the current directors of the Company, the principal occupations of each during the past five years, the year each first became a director, and the number and percentage of shares of common stock of the Company held beneficially by each as of the indicated date. Arthur E. S. Schmid and Clifford A. Schmid are brothers.

                                                                                                       Common stock
                                                                                     Year           --------------------
                                                   Principal                         first                        Percent
    Name and age on                              occupations during                 became a       Number of        of
    March 1, 1996                                the last five years                director        shares         class
    ---------------                              -------------------                --------      ---------       -------
James B. Becker                              President, James B. Becker              1995             181   (6)        -
Age 66                                       Becker Consulting Engineers
                                             (Civil Engineering Firm)

William C. Bollinger                         President, Smith-Bollinger              1992             100   (2)        -
Age 60                                       Company (Manufacturers'
                                             representation of mechanical
                                             and electrical component
                                             industry for fasteners and
                                             fastener equipment)

David B. Brewer                              President of MissCo                     1983           6,483   (1)        .9
Age 57

William L. Frein                             President, Colonial Dry Cleaners        1989           3,734   (2)        .5
Age 65                                       and Shirt Laundry, Inc.

Joe W. Gooch                                 President of SEMO                       1994              54              -
Age 50

Arthur E. S. Schmid                          Chairman and Chief Executive            1982         279,454   (3)      40.8
Age 66                                       Officer of the Company

Clifford A. Schmid                           President of the Company and            1983         274,096   (4)      40.1
Age 64                                       Chairman of FFB - St. Louis;
                                             Chief Executive Officer of FFB -
                                             St. Louis to March 1990

Joe. E. Weber                                President of Citizens                   1983           1,352   (5)        .2
Age 65

- -----------------
(1) Consists of 5,822 shares owned jointly with his spouse and 661 shares owned by a corporation controlled by Mr. Brewer.

(2)  Owned jointly with his spouse

(3) Consists of 254,970 shares owned by family trusts and a family company with respect to which Mr. Schmid has shared voting and dispositive powers, and 348 shares owned by Mr. Schmid individually and 24,136 shares owned as a trustee of personal trust.

(4) Consists of 254,970 shares owned by family trusts and a family company with respect to which Mr. Schmid has shared voting and dispositive powers, 18,292 shares owned by Mr. Schmid individually, and without admission of beneficial ownership by Mr. Schmid) 834 shares owned by Mr. Schmid's spouse, 634 as trustee, and 200 as custodian for two of their children.

(5)  Includes of 851 shares owned jointly with his spouse.

(6)  Includes 180 shares owned jointly with his son.

       Principal Executive Officers
       ----------------------------

The names, offices with the Company, ages on March 1, 1996, and principal occupations for the past five years of the current executive officers of the Company are as follows:


        Name and Office                    Age          During the past five years
        ---------------                    ---          --------------------------
Arthur E. S. Schmid,                       67           With the Company
Chairman and Chief Executive
  Officer

Clifford A. Schmid                         64           With the Company
President

Edward J. Vega                             48           With the Company
Senior Vice President and
  Chief Financial Officer

Virginia A. Renz                           62           With the Company
Vice President and Corporate
    Secretary

All of the executive officers of the Company serve at the pleasure of the Company's Board of Directors.

ITEM 11:  EXECUTIVE COMPENSATION

The following table summarizes compensation earned or awarded to the Company's Chief Executive Officer and all other executive officers whose aggregate annual salary and bonuses exceed $100,000 during 1995.


                                                                                   All other
                                                                                  compensation
Name and Principal Position        Year          Salary               Bonus           (1)
- ---------------------------        ----          ------               -----       ------------
Arthur E. S. Schmid,               1995          $130,583            17,000           7,185
   Chairman and Chief              1994           130,000             -               6,960
   Executive Officer               1993           118,833            20,800           6,453

Clifford A. Schmid,                1995           119,000            15,000           4,308
   President                       1994           115,584              -              4,308
                                   1993           107,796            20,000           4,308

Joe W. Gooch,                      1995           112,218            19,140           1,968
   Chairman and Chief
   Executive Officer -
   SEMO and President -
   FFB - St. Louis

- -------------------------
(1) Consists of imputed value of life insurance and director's fees; amounts paid in 1995 are as follows:


                                                             Life
                                                          insurance   Director's
                                                           benefit       fees
                                                          ----------  ----------
       Mr. Arthur E. S. Schmid                                $2,835       4,350
       Mr. Clifford A. Schmid                                  2,808       1,500
       Mr. Joe W. Gooch                                          968       1,000
                                                              ======       =====




      Stock Options in 1995
      ---------------------

                                                                      Potential realizable
                                                                        value at assumed
                                                                         rates of stock
                 Number of       % of      Exercise                    price appreciation
                  options       total      price per    Expiration     ------------------
    Name          granted       granted     share          date          5%        10%
    ----         ---------      -------    ---------    ----------      ---        ---
Joe W. Gooch     15,000          100%      $26.00        8-9-2005      $42.35     $67.44
                 ======          ====      =======       ========       ======     ======


      Employment Agreements

The Company has entered into Management Continuity Agreements with 11 of its and the subsidiary banks' executive officers, including Mr. Clifford A. Schmid but excluding Mr. Arthur E. S. Schmid, pursuant to the terms of which provide the continuation of the officer's salary and a proportionate part of his or her last annual bonus in the event the officer's employment is terminated by the Company, other than for cause, within two years after a change of control of the Company or voluntarily by the officer within one year after a change in control of the Company. The period during which the salary is continued depends on the particular agreement, and ranges from 12 to 36 months. Current base compensation for Mr. Clifford A. Schmid is $121,500, plus $30,375 (25%) incentive compensation plan annual benefit, and his agreement period is for 36 months.

Current base compensation for Mr. Joe W. Gooch is $125,000, plus $20,000 for dual living expenses while serving as full-time chief executive officer of FFB
- - St. Louis, and plus $27,500 (22%) incentive compensation plan annual benefit. His Management Continuity Agreement period is for 24 months.

The Company, on August 9, 1995, entered into an Employment Agreement with Mr. Joe W. Gooch, the terms of which, provide for mutually acceptable compensation and related arrangements involved in the Company employing Mr. Gooch, and Mr. Gooch accepting such employment, as chief executive officer of both SEMO and FFB - St. Louis.

     Pension Plan

Executive officers of the Company who have met the minimum employment requirements with the Company or its subsidiaries are participants in the Company's pension plan (the Plan). Upon retirement, participants in the Plan will begin receiving payments based on a formula using average monthly base earnings (which, as defined in the Plan, excludes bonuses and directors' fees). For the purpose of determining average monthly base earnings, the highest five consecutive years out of the last 10 years of service are used. Benefits are not subject to offset for Social Security or other payments. The following table shows the estimated annual benefits payable at normal retirement age
(65), assuming the straight-life annuity option is selected, for participants in various remuneration and years-of-service groups under the Plan:


                             Retirement Plan Table
          ------------------------------------------------------------
          Average
          annual                      Years of Service
          compen-    -------------------------------------------------
          sation     10      15       20       25       30       35
          ------     --      --       --       --       --       --

         $ 75,000  13,000   20,000   27,000   29,000   31,000   32,000
          100,000  18,000   27,000   36,000   38,000   41,000   44,000
          125,000  22,000   34,000   45,000   48,000   52,000   55,000
          150,000  27,000   41,000   54,000   58,000   62,000   67,000
          175,000  32,000   47,000   63,000   68,000   73,000   78,000
          200,000  36,000   54,000   72,000   78,000   84,000   89,000
          250,000  45,000   68,000   91,000   98,000  105,000  112,000
          300,000  55,000   82,000  109,000  118,000  126,000  135,000
          350,000  64,000   96,000  127,000  137,000  147,000  157,000
          400,000  73,000  109,000  146,000  157,000  169,000  180,000
          500,000  91,000  137,000  182,000  197,000  211,000  225,000
          =======  ======  =======  =======  =======  =======  =======

For purposes of determining the Plan's benefits, the current compensation for the above-named executive officers would be shown under "Salary" in the executive compensation table above. Mr. Arthur E. S. Schmid currently has 13 years of service and is 67 years of age. Mr. Clifford A. Schmid currently has 38 years of service and will have 38 years of service at age 65. Mr. Joe W. Gooch currently has 12 years of service and will have 27 years of service at age 65.

     Supplemental Pension Plan

Selected executive officers of the Company and the Company's banking subsidiaries, effective January 1, 1994, are participants in a non-qualified supplemental pension plan adopted by the Company on that date. The Company's Pension and Compensation Committee administers the Plan, including selection of participants.

The supplemental pension plan is designed to provide participants with retirement benefits which are comparable to those of other Company employees. The supplemental pension plan will provide retirement benefit payments (for 15 years after the normal retirement date) to a participant, if the total of annual qualified pension payments plus annual primary social security payments do not equal 65% of average compensation (all three calculated at normal retirement date). Average compensation for the supplemental pension plan is the same as calculated for the Company's qualified pension plan. The supplemental pension plan requires that before any executive officer can be considered for participation, they must have completed at least 10 years of service with the Company or its subsidiaries. The supplemental pension plan is not a funded plan, and there is graduated vesting for participants. There is immediate vesting of 50% at 10 years of service and 100% at 20 years of service.

As of December 31, 1995, there are eight participants covered by the supplemental pension plan, and all but two are projected to qualify for a benefit upon retirement. The officers listed in the compensation table are projected to receive a retirement benefit. Mr. Clifford A. Schmid and Mr. Joe
W. Gooch are projected to receive a full benefit and Mr. Arthur E. S. Schmid will receive a partial benefit adjusted for less than 20 years of service.

     Incentive Compensation Plan

The executive officers of the Company participate in a formal incentive compensation plan (the Incentive Plan), which covers all officers of the Company and selected officers of the Company's banking subsidiaries. The Incentive Plan contemplates a determination of incentive compensation entitlement annually based upon the factors summarized below.

In regards to the executive officers listed in the compensation table above, at the beginning of each year a target bonus amount is determined equal to 25% (Mr. A. E. S. Schmid and Mr. C. A. Schmid) and 22% (Mr. J. W. Gooch) of such officer's annual base salary. Ultimate payment of any incentive compensation to any such officer is dependent entirely upon the performance of the Company and SEMO against a predeterminated criteria; such criteria are budgeted pretax income and a return on equity goal set by the Company's Board of Directors for the year in question. The minimum amount of incentive compensation can be earned only if the Company's actual pretax income or return on equity for that year represents 90% of the above criteria, in which case the minimum amount is 25% of the target bonus amount. For any year, the maximum amount of incentive compensation earned is 100% of the target bonus amount, which in turn requires that the Company's actual consolidated pretax income or return on equity for such year equal or exceed 100% of the above criteria.

The Incentive Plan is supervised by the Compensation and Pension Committee of the Company's Board of Directors. Even though the incentive compensation amount for any Incentive Plan participant is based upon the steps outlined above for such participant, the Company's Chairman, at his discretion, may adjust that amount in the range between 75% and 125% of the amount computed in such manner.

The current base salary for Incentive Plan purposes for each of the officers listed in the compensation table are as follows:


           Mr. Arthur E. S. Schmid               $133,500
           Mr. Clifford A. Schmid                 121,500
           Mr. Joe W. Gooch                       125,000
                                                 ========

     Stock Option Plan

The Company has a nonqualified stock option plan under which 50,000 shares of common stock are reserved. The plan provides for the granting to key employees of the Company and its subsidiaries, by action of the Board of Directors' Compensation Committee, of options to purchase shares of common stock of the Company over a period of 10 years from the grant date, at a price not less than the approximate market value of the shares at the date the options are granted. As determined by the Compensation Committee using all available information, the options become exercisable in the amount of 25% on each of the first four anniversaries of the grant date. The options do not qualify as Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended. For the officers listed in the compensation table, the following schedule summarizes the stock options.


                                                           Average Option
                                      Number of Shares    Price Per Share
                                     ------------------  ------------------
                                      Joe W.              Joe W.
                                      Gooch     Others    Gooch     Others
                                     --------  --------  --------  --------
    Balance at December 31, 1995:
     Granted                           15,000         -  $  26.00         -
     Exercisable                            -         -         -         -
                                     ========  ========  ========  ========

    Changes in options outstanding:
     Balance at December 31, 1994:
      Granted                          15,000         -  $  26.00         -
      Exercised                             -         -         -         -
      Cancelled                             -         -         -         -
                                     --------  --------  --------  --------
     Balance at December 31, 1995      15,000         -     26.00         -
                                     ========  ========  ========  ========


     Board Compensation Committee Report on Executive Compensation

The Compensation and Pension Committee (the Committee) of the Company's Board of Directors is composed of three independent nonemployee directors. The three independent directors on the Committee are not currently, nor have they ever been, an officer or employee of the Company or any of its subsidiaries. The Committee passes on all material issues relating to the compensation of the Company's Chief Executive Officer (CEO) and advises the CEO on all executive officer compensation matters.

The philosophy of the Committee as it relates to executive compensation is that the CEO and other executive officers should be compensated at competitive levels to attract, motivate, and retain talented executives who are capable of leading the Company or its subsidiaries in achieving their business objectives in an industry facing increasing regulation, competition, and change. Annual compensation for the Company's senior officer management consists of base salary and bonus compensation as described above.

Salary levels of Company executives are reviewed and may be adjusted annually. In October 1995 the Committee reviewed the compensation levels of the executive officers listed in the compensation table above. Compensation of all senior management of the Company is reviewed annually in June of each year. Annually, the Committee reviews statistical data provided by the Company and others concerning compensation levels at other banks and bank holding companies in the market areas where the Company and its subsidiaries operate. In determining appropriate salaries, the Committee will consider: (1) the CEO's recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position, and individual performance of each officer, including the CEO; and

(3) compensation levels at other banking institutions in the relevant market areas served by similar size of organizations. The Committee's analysis is a subjective process which utilizes no specific weighing or formula of the aforementioned factors in determining executives' base salaries.

ITEM 12:  SECURITY OWNERSHIP OF CERTAIN
     BENEFICIAL OWNERS AND MANAGEMENT

The following information is furnished about each person known by the management of the Company to be the beneficial owner of more than 5% of the issued and outstanding Company shares as of March 1, 1996:


                                             Amount and        Percent
                  Name and address         nature of bene-       of
                of beneficial owner        ficial ownership     class
             --------------------------    ----------------    -------

             Arthur E. S. Schmid            279,454(1)(2)      42.9
             3805 S. Broadway
             St. Louis, Missouri  63118

             Clifford A. Schmid             274,096(1)(3)      42.1
             3805 S. Broadway
             St. Louis, Missouri  63118

             Marian Schmid Logan            293,916(1)(4)      42.9
             710 S. Hanley Road
             Clayton, Missouri  63105

             Edwine Schmid Mill             294,314(1)(5)      43.0
             701 South Hanley Road
             Clayton, Missouri  63105

             Helen Schmid Hardy             293,916(1)(6)      42.9
             2649 Shadlow Trail
             Ada, Michigan  49301

             All Executive Officers and
              Directors as a group          312,527(7)         45.7

- ------------------------------

            (1) Includes 254,970 shares owned by family trusts and a family company with respect to which the named beneficial owner has shared voting and dispositive powers.

            (2) Includes 348 shares owned by Mr. Schmid individually and 24,136 shares owned as trustee of a personal trust.

            (3) Includes 18,292 shares owned by Mr. Schmid as trustee of a personal trust and (without admission of beneficial ownership by Mr. Schmid) 834 shares owned by Mr. Schmid's spouse, 634 as trustee and 200 as custodian for two of their children.

            (4) Includes 24,914 shares owned by Mrs. Logan as trustee of a personal trust.

            (5) Includes 11,984 shares owned by Mrs. Mill as trustee of a personal trust, and (without admission of beneficial ownership by Mrs. Mill) 13,328 shares owned by Mrs. Mill's spouse as trustee of a personal trust.

            (6)  Includes 24,914 shares owned by Mrs.
                 Hardy as co-trustee, along with her son, of a personal trust.

            (7)  For information concerning shares
                 beneficially owned by directors, see Item 10, "Directors and Executive Officers of the Company."

In the aggregate, the Schmid family owned beneficially and had the right to vote and direct the disposition of an aggregate of 396,436 Company shares as of March 1, 1996, constituting 57.9% of the 684,377 shares then outstanding.

ITEM 13:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors and officers of the Company and members of their immediate families are also customers of subsidiary banks of the Company in the ordinary course of business or may also be indebted to such banks in respect of loans of $60,000 or more, and it is anticipated that some of these persons, corporations, and firms will continue to be customers of and indebted to such banks on a similar basis in the future. All loans extended to such persons, corporations, and firms have been made in the ordinary course of business, have not involved more than a normal risk of collectibility or presented other unfavorable features, and have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable bank transactions with unaffiliated persons.

The aggregate amount of extensions of credit to directors and officers of the Company (and companies or corporations with which one or more of the directors is associated) as a group amounted to $7,492,000 at December 31, 1995, which represented approximately 32% of the Company's consolidated stockholders' equity at that date.

Except as described above, none of the directors or officers of the Company currently maintains or has maintained, since at least the beginning of 1987, any significant business or personal relationship with the Company or any of its subsidiaries other than relationships which arise by virtue of his position or ownership interest in the Company or such subsidiaries.

Ten of the executive officers of the Company and its subsidiaries, including all of the Company's officers except for Arthur E. S. Schmid, have entered into Management Continuity Agreements with the Company, which provide for the continuation of the officer's salary and a proportionate part of his or her last annual bonus in the event the officer's employment is terminated involuntarily by the Company, other than for cause, within two years after a change of control of the Company, or voluntarily by the officer within one year after a change of control of the Company. The period during which the salary is continued depends on the particular agreement, and ranges from 24 to 36 months. All of these agreements have been approved by the Company's Board of Directors.

                                    PART IV


ITEM 14:  EXHIBITS, FINANCIAL STATEMENT
     SCHEDULES, AND REPORTS ON FORM 8-K

(a) The following documents are filed as part of this Report:

      1.   Financial Statements
           (See Index for Item 8, on page 29 of this report)

      2.   Financial Statement Schedules:
           None

      3.   Exhibits:
           (1)  Consent of KPMG Peat Marwick LLP, Independent
                Public Accountants

(b) Reports on Form 8-K

      None

                                   Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                FINANCIAL BANCSHARES, INC.



Date:  March 28, 1996           By:    Arthur E. S. Schmid
                                --------------------------------------
                                     Arthur E. S. Schmid, Chairman


                                By:    Edward J. Vega
                                --------------------------------------
                                 Edward J. Vega, Senior Vice-President
                                     and Chief Financial Officer


Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



          Signature and Title                                          Date
    --------------------------------                              --------------


    James B. Becker                                               March 28, 1996
    --------------------------------
    James B. Becker
    Director


    William C. Bollinger                                          March 28, 1996
    --------------------------------
    William C. Bollinger
    Director


    David B. Brewer                                               March 28, 1996
    --------------------------------
    David B. Brewer
    Director


    William L. Frein                                              March 28, 1996
    --------------------------------
    William L. Frein
    Director


    Joe W. Gooch                                                  March 28, 1996
    --------------------------------
    Joe W. Gooch
    Director


    Arthur E. S. Schmid                                           March 28, 1996
    --------------------------------
    Arthur E. S. Schmid
    Director; Chairman and Principal
     Executive Officer


    Clifford A. Schmid                                            March 28, 1996
    --------------------------------
    Clifford A. Schmid
    Director; President


    Joe E. Weber                                                  March 28, 1996
    --------------------------------
    Joe E. Weber
    Director


                                                                    APPENDIX A-2

                                   FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


For Quarter Ended June 30, 1996                 Commission File Number 33-33940

                           FINANCIAL BANCSHARES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Missouri                            43-1251071
       -------------------------------             ----------------
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)           identification number)


              3805 South Broadway, St. Louis, Missouri  63118-4607
          -----------------------------------------------------------
          (Address of principal executive officer including Zip Code)

                                  314-664-6250
               --------------------------------------------------
               Registrant's telephone number, including area code


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                    Yes    X                       No
                          ---                         ---

Indicate the number of shares outstanding of each of the issuer's classes of common stock - as of June 30, 1996 684,377 shares of common stock, par value $.01 per share.


- --------------------------------------------------------------------------------
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
- --------------------------------------------------------------------------------

Part I.  Financial Information

Item I.  Financial Statements

                  FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES
                 Interim Condensed Consolidated Balance Sheets
                                  (Unaudited)
           (In thousands of dollars, except share and per share data)

                                              June 30,       December 31,
             Assets                             1996             1995
             ------                           --------       ------------
Cash and due from banks:
    Noninterest-bearing                       $ 10,392          $ 13,329
    Interest-bearing                               613             1,394
Funds sold                                       2,300             9,365
Investment in debt securities available-
for-sale, at estimated fair value              100,812           102,565
Loans, net of unearned discount                195,712           187,064
    Less:  Reserve for possible
    loan losses                                 (4,498)           (4,160)
                                              --------          --------
    Net loans                                  191,214           182,904
                                              --------          --------

Premises and equipment, net                      9,772             9,290
Accrued interest receivable                      4,212             4,197
Other assets                                     3,518             2,879
                                              --------          --------
    Total assets                              $322,833          $325,923
                                              ========          ========

                  Liabilities and Stockholders' Equity

Liabilities:
    Deposits:
       Noninterest-bearing demand             $ 38,646          $ 42,735
       Interest-bearing                        250,328           251,715
                                              --------          --------
          Total deposits                       288,974           294,450
    Short-term borrowings                        4,188             1,250
    Other liabilities                            2,695             2,541
    Note payable                                 3,794             4,019
                                              --------          --------
          Total liabilities                    299,651           302,260
                                              --------          --------

Stockholders' equity:
    Common stock, $.01 par value; 3,000,000
       shares authorized, 693,531 shares
       issued and outstanding                        7                 7
    Additional paid-in capital                   9,925             9,925
    Retained earnings                           14,334            13,599
    Treasury stock; 9,154 shares                  (261)             (261)
    Net unrealized holding gains (losses)
       on securities available-for-sale,
       net of tax                                 (823)              393
                                              --------          --------
          Total stockholders' equity            23,182            23,663
                                              --------          --------


          Total liabilities and
            stockholders' equity              $322,833          $325,923
                                              ========          ========

Book value per share - based on common
    shares outstanding at period-end          $  33.87          $  34.58
                                              --------          --------

See accompanying notes to interim condensed consolidated financial statements.

                  FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES
               Interim Condensed Consolidated Statement of Income
                                  (Unaudited)
           (In thousands of dollars, except share and per share data)


                                 Three Months Ended     Six Months Ended
                                      June 30,              June 30,
                                 ------------------     ----------------
                                   1996        1995      1996      1995
Interest income:
   Loans                          $4,344      $4,156    $ 8,493   $ 8,044
   Investment securities:
      Taxable                      1,429       1,282      2,856     2,480
      Exempt from Federal
        income taxes                 155         157        311       326
   Interest-bearing due
     from banks                       16          23         39        48
   Funds sold                         98         136        299       275
                                  ------      ------    -------   -------

      Total interest income        6,042       5,754     11,998    11,173
                                  ------      ------    -------   -------

Interest expense:
   Deposits                        2,775       2,585      5,605     4,836
   Short-term borrowings              20          51         33        64
   Notes payable                      90          66        180       167
                                  ------      ------    -------   -------
      Total interest expense       2,885       2,702      5,818     5,067
                                  ------      ------    -------   -------
      Net interest income          3,157       3,052      6,180     6,106

Provision for possible
  loan losses                        183         297        366       474
                                  ------      ------    -------   -------
      Net interest income after
        provision for possible
        loan losses                2,974       2,755      5,814     5,632
                                  ------      ------    -------   -------

Noninterest income:
   Service charges on
     deposit accounts                270         262        537       519
   Securities gains
     (losses), net                   (35)         (1)       (33)        1
   Other noninterest income           66          72        177       210
                                  ------      ------    -------   -------

      Total noninterest income       301         333        681       730
                                  ------      ------    -------   -------

Noninterest expense:
   Salaries and employee
     benefits                      1,255       1,163      2,515     2,370
   Occupancy                         168         160        354       326
   Equipment                         257         181        465       369
   FDIC and state assessment          27         183         53       367
   Legal and professional             87         135        183       252


   Other noninterest expense         615         530      1,106     1,103
                                  ------      ------    -------   -------

      Total noninterest expense    2,409       2,352      4,676     4,787
                                  ------      ------    -------   -------

      Income before applicable
        income taxes                 866         736      1,819     1,575
Applicable income taxes              302         241        656       468
                                  ------      ------    -------   -------

      Net income                  $  564      $  495    $ 1,163   $ 1,107
                                  ======      ======    =======   =======

Net income per share (based
  on average shares outstanding
  of 684,377)                     $ 0.82      $ 0.73    $  1.70   $  1.62
                                  ======      ======    =======   =======


See accompanying notes to interim condensed consolidated financial statements.

                  FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

              Interim Condensed Consolidated Statement Cash Flows

                                  (Unaudited)
                           (In thousands of dollars)


                                                      Six Months Ended
                                                          June 30,
                                                   ---------------------
                                                     1996         1995
                                                     ----         ----
Cash flows from operating activities:
  Net income                                       $  1,163     $  1,107
  Adjustments to reconcile net
  income to net cash provided by
  operating activities:
      Depreciation and amortization                     689          497
      Provision for possible loan losses                366          474
      Increase in accrued interest
        receivable                                      (15)         (77)
      Other, net                                        (27)         222
                                                   --------     --------
          Net cash provided by operating
            activities                                2,176        2,223
                                                   --------     --------
Cash flows from investing activities:
  Net decrease in interest-bearing due
    from banks                                          781          606
  Maturities, calls and principal payments:
    Available-for-sale debt securities               15,830        8,910
    Held-to-maturity debt securities                  ---          1,780
  Sales of available-for-sale debt securities        12,660        4,437
  Purchase of:
    Available-for-sale debt securities              (28,811)     (12,574)
    Held-to-maturity debt securities                  ---           (540)
  Net increase in loans                              (8,750)      (9,444)
  Purchases of premises, furniture and
    equipment, net                                     (876)        (936)
  Sale of other real estate and
    repossessed property                                179          209
                                                   --------     --------
      Net cash used in investing activities          (8,987)      (7,552)
                                                   --------     --------
Cash flows from financing activities:
  Net increase (decrease) in deposits                (5,476)       6,335
  Net increase in short-term borrowings               2,938          202
  Payments on notes payable                            (225)          --
  Dividends paid                                       (428)        (428)
                                                   --------     --------
      Net cash provided by (used in)
        financing activities                         (3,191)       6,109
                                                   --------     --------

Net increase (decrease) in cash and cash
  equivalents                                       (10,002)         780
Cash and cash equivalents at beginning
  of period                                          22,694       15,912
                                                   --------     --------
Cash and cash equivalents at end of period         $ 12,692     $ 16,692
                                                   ========     ========

Supplemental information:
  Interest paid                                    $  5,799     $  4,578
                                                   ========     ========
  Income taxes paid                                $    815     $    182
                                                   ========     ========
  Noncash transactions:
    Transfer to other real estate in
      settlement of loans                          $     74     $    338
                                                   ========     ========


See accompanying notes to interim condensed consolidated financial statements.

                  FINANCIAL BANCSHARES, INC. AND SUBSIDIARIES

          Notes to Interim Condensed Consolidated Financial Statements
                             June 30, 1996 and 1995
                                  (Unaudited)

(1)  Basis of Presentation

     The interim condensed consolidated financial statements as of June 30, 1996 and for the three and six month periods ended June 30, 1996 and 1995 reflect all adjustments consisting of normal recurring accruals and elimination of significant intercompany transactions, which in the opinion of management, are necessary for the fair presentation of the results of operations for the interim periods presented. Such condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulations S-X of the Securities and Exchange Commission. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

(2)  Pending Merger

     On June 27, 1996, the Company announced an agreement to merge with Union Planters Corporation, a Memphis, Tennessee-based banking organization, in which 100% of the common shares of the Company will be exchanged for 1,220,000 shares of Union Planters Corporation common stock. The merger, which is subject to receipt of regulatory and shareholder approval, is expected to be completed in the fourth quarter of 1996.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to provide a review of significant factors affecting the financial condition and results of operations of Financial Bancshares, Inc. and its subsidiaries (the Company or FBI) for the three and six months ended June 30, 1996 and 1995. This discussion should be read in conjunction with the Company's interim condensed consolidated financial statements and the notes thereto.

Overview

Financial Bancshares, Inc. (the Company) provides a full range of banking services to individual and corporate customers through its five majority-owned subsidiary banks located in eastern and southeastern Missouri.

Net income for the first six months of 1996 was $1,163,000, which represents a 5.06% increase over the net income of $1,107,000 earned during the first six months of 1995. Earnings per common share for the first six months of 1996 was $1.70, compared with $1.62 for the first six months of 1995. For the three months ended June 30, 1996, the Company earned $564,000, or 82 cents per common share, which represented a 13.94% increase over the second quarter 1995 amounts of $495,000 and 73 cents per common share, respectively. These increases in net income and per share income result primarily from the reduction in the level of problem loans at the Company's St. Louis banking subsidiary, which has led to a reduced level in the provision for possible loan losses in 1996, as compared with the corresponding periods in 1995. Additionally, the Company experienced increases in its consolidated tax equivalent net interest income in 1996 of $105,000 for the second quarter and $66,000 for the first six months, as compared with similar periods in 1995. These increases are a result of the increased percentage of interest-earning assets to total assets. At June 30, 1996, interest-earning assets represented 92.8% of total assets, as compared with 92.2% at December 31, 1995 and 92.7% at June 30, 1995. The increase in interest-earning assets has occurred in the higher rate loan category, fueled by strong loan demand from the agricultural sector of the Company's customer base in southeastern Missouri. A third primary factor in the Company's increased earnings in 1996 is the significant reduction in FDIC assessment charges levied against the banking industry. Effective in the third quarter of 1995, the FDIC dramatically reduced its assessments levied on banks, making the adjustment retroactive to June 30, 1995. Accordingly, such fees have been dramatically reduced in 1996 for the three and six months ended June 30, 1996, whereas amounts expensed for the three and six months ended June 30, 1995 were still being charged at the higher rates.

Table 1 summarizes the Company's statement of operations and the change in each category for the periods presented.

TABLE 1 - Comparative Statement of Operations
(in thousands of dollars)


                                       Three Months Ended June 30,
                                 ---------------------------------------
                                                            Change
                                                      ------------------
                                 1996        1995     Amount     Percent
                                 ----        ----     ------     -------
Total interest income
  (fully tax equivalent)        $6,122      $5,834     $ 288       4.94%
Total interest expense           2,885       2,702       183       6.77
                                ------      ------     -----
    Net interest income          3,237       3,132       105       3.35
Provision for possible
  loan losses                      183         297      (114)    (38.38)

Noninterest income:
  Service charges on deposits      270         262         8       3.05
  Other noninterest income          66          72        (6)     (8.33)
                                ------      ------     -----
                                   336         334         2       0.60
  Securities gains
    (losses), net                  (35)         (1)      (34) (3,400.00)
                                ------      ------     -----
     Total noninterest income      301         333       (32)     (9.61)
                                ------      ------     -----
Noninterest expense:
  Salaries and employee
    benefits                     1,255       1,163        92       7.91
  Occupancy and equipment
    expense                        425         341        84      24.63
  FDIC and state assessment         27         183      (156)    (85.25)
  Other noninterest expense        702         665        37       5.56
                                ------      ------     -----
    Total noninterest expense    2,409       2,352        57       2.42
                                ------      ------     -----
    Income before income taxes     946         816       130      15.93
Tax equivalent adjustment          (80)       (80)       ---         --
Income tax expense                 302         241        61      25.31
                                ------      ------     -----
    Net income                  $  564      $  495     $  69      13.94
                                ======      ======     =====  =========


                                        Six Months Ended June 30,
                                 ---------------------------------------
                                                            Change
                                                      ------------------
                                 1996        1995     Amount     Percent
                                 ----        ----     ------     -------
Total interest income
  (fully tax equivalent)       $12,158     $11,341     $ 817       7.20%
Total interest expense           5,818       5,067       751      14.82
                               -------     -------     -----
    Net interest income          6,340       6,274        66       1.05
Provision for possible
  loan losses                      366         474      (108)    (22.78)
Noninterest income:
  Service charges on deposits      537         519        18       3.47


  Other noninterest income         177         210       (33)    (15.71)
                               -------     -------     -----
                                   714         729       (15)     (2.06)
  Securities gains
    (losses), net                  (33)          1       (34) (3,400.00)
                               -------     -------     -----
     Total noninterest income      681         730       (49)     (6.71)
                               -------     -------     -----
Noninterest expense:
  Salaries and employee
    benefits                     2,515       2,370       145       6.12
  Occupancy and equipment
    expense                        819         695       124      17.84
  FDIC and state assessment         53         367      (314)    (85.56)
  Other noninterest expense      1,289       1,355       (66)     (4.87)
                               -------     -------     -----
    Total noninterest expense    4,676       4,787      (111)     (2.32)
                               -------     -------     -----
    Income before income taxes   1,979       1,743       236      13.54
Tax equivalent adjustment         (160)       (168)        8       4.76
Income tax expense                 656         468       188      40.17
                               -------     -------     -----
    Net income                 $ 1,163     $ 1,107     $  56       5.06
                               =======     =======     =====  =========


Nonperforming assets decreased 38.35% to $1,360,000 at June 30, 1996 from $2,206,000 at December 31, 1995. The ratio of nonperforming loans to net outstanding loans decreased to 0.34% at June 30, 1996 from 0.72% at December 31, 1995. The ratio of the reserve for possible loan losses to nonperforming loans increased to 679.46% at June 30, 1996 from 309.06% at December 31, 1995, primarily due to lower levels of nonperforming loans, coupled with a higher reserve balance at June 30, 1996.

Results of Operations

The following paragraphs discuss more fully significant changes and trends as they relate to the Company's consolidated results of operations during the three and six-months periods ended June 30, 1996 and 1995.

Net Interest Income

Net interest income on a tax equivalent basis increased $105,000 and $66,000 for the three and six months ended June 30, 1996, respectively, when compared with the corresponding periods for 1995. These increases in net interest income occurred despite an overall reduction in the Company's net interest margin. For the six months ended June 30, 1996, the Company's net interest margin declined to 4.18% from the 4.45% margin for the first six months of 1995. Please refer to Table 2 below for a breakdown of the individual components of the net interest margin for the first six months of 1996 and 1995.

Average total loans increased $7,937,000 for the first six months of 1996 when compared with the first six months of 1995. This loan increase resulted from strong loan demand from agricultural borrowers in the Company's southeastern Missouri banks. The average rate earned on these loans also increased in 1996, from 8.95% for the first six months of 1995 to 9.05% for the first six months of 1996. To fund this loan growth, however, the Company has had to increase its deposit rates to obtain the necessary funding, primarily in the higher rate time deposit category. Average time deposits of $100,000 or more and other time deposits increased $10,084,000 and $10,045,000, respectively, for the six months ended June 30, 1996, when compared with the first six months of 1995; however, much of this increase occurred prior to year-end 1995. When comparing deposit balances at June 30, 1996 with balances at December 31, 1995, total deposits actually declined a total of $5,476,000. This decrease occurred primarily in the transaction-type deposits, i.e., noninterest-bearing demand, NOW and money market deposit accounts. Time deposits of $100,000 or more also declined $87,000, while other time deposits increased approximately $4.5 million during the six months ended June 30, 1996. To obtain this deposit growth, primarily in the very competitive market of southeastern Missouri, the Company has had to competitively price such deposits. One of the Company's southeastern Missouri banking subsidiaries offered a promotion on "jumbo" time deposits at an attractive promotional rate in March 1995. The renewal rates on these deposits, many of which have renewed, are at a lower market rate. The average rates paid on time deposits of $100,000 or more actually declined during the first six months of 1996 to 4.79% from the 5.24% paid during the first six months of 1995; however, the average rates paid for other time deposits during the first six months of 1996 increased to 5.76% from the 5.13% paid during the first six months of 1995.

The excess deposit funds obtained during the last six months of 1996 were primarily invested in the Company's investment portfolio. The average investment portfolio (on an amortized cost basis) increased $12,537,000 for the first six months of 1996, when compared with the first six months of 1995; however, the overall rate obtained on such investments remained relatively flat in the volatile bond market which has existed thusfar in 1996. The average tax equivalent yield earned on the investment portfolio for the first six months of 1996 was 6.43%, compared with a yield earned for the same period of 1995 of 6.54%. The average investment portfolio (on an amortized cost basis) actually remained relatively flat for the first six months of 1996. The growth in the portfolio occurred in the second half of 1995.

The following Table 2 shows the condensed average balance sheets for the six month periods ended June 30, 1996 and 1995, the average yield on each category of interest-earning assets and the average rate paid on each category of interest-bearing liabilities for each of the periods presented.

TABLE 2 -  Distribution of Assets, Liabilities and Stockholders' Equity,
           Interest Rates and Interest Differential

                                             Six Months Ended June 30, 1996
                                             ------------------------------
                                                        Interest   Average
                                             Average    income/    yield/
                                             balance    expense     rate
                                             -------    -------     ----
                                                 (dollars in thousands)
Assets:
  Interest-earning assets:
      Net loans (1) (3)                      $187,779    $ 8,493     9.05%
      Investments in debt securities
      (at amortized cost):
         Taxable                               93,141      2,856     6.13
         Exempt from Federal income taxes (2)  10,401        471     9.06
      Interest-bearing deposits in banks        1,015         39     7.68
      Funds sold                               11,169        299     5.35
                                             --------    -------
           Total interest-earning assets      303,505     12,158     8.01
                                                         -------
  Noninterest-earning assets:
      Cash and due from banks                  10,196
      Premises and equipment, net               9,413
      Reserve for possible loan losses         (4,340)
      Other assets                              6,483
      Market valuation on available-for-sale
        debt securities                           191
                                             --------
           Total assets                      $325,448
                                             ========
Liabilities:
  Interest-bearing liabilities:
      Interest-bearing deposits:
         NOW and money market
           demand accounts                     70,276        951     2.71
         Savings                               25,652        319     2.49
         Time deposits $100,000 and over       41,499        994     4.79
         Other time deposits                  115,931      3,341     5.76
      Federal funds purchased                     329          7     4.26
      Notes payable                             4,015        180     8.97
      Other short-term borrowings                 889         26     5.85
                                             --------    -------
           Total interest-bearing
             liabilities                      258,591      5,818     4.50
                                                         -------     ====
      Noninterest-bearing deposits             40,380
      Other liabilities                         2,704
                                             --------
           Total liabilities                  301,675
      Stockholders' equity                     23,773
                                             --------
           Total liabilities and
             stockholders' equity            $325,448
                                             ========
Net interest income/net yield on
  earnings assets                                        $ 6,340     4.18%
                                                         =======     ====

                                       9                             (Continued)

                                             Six Months Ended June 30, 1995
                                             ------------------------------
                                                        Interest   Average
                                             Average    income/    yield/
                                             balance    expense     rate
                                             -------    -------     ----
                                                 (dollars in thousands)
Assets:
  Interest-earning assets:

      Net loans (1) (3)                      $179,842    $ 8,044     8.95%
      Investments in debt securities
       (at amortized cost):
         Taxable                               80,540      2,480     6.16
         Exempt from Federal income taxes (2)  10,465        494     9.44
      Interest-bearing deposits in banks        1,448         48     6.63
      Federal funds sold                        9,524        275     5.77
                                             --------    -------
         Total interest-earning assets        281,819     11,341     8.05
                                                         -------
  Noninterest-earning assets:
      Cash and due from banks                  11,062
      Premises and equipment, net               8,296
      Reserve for possible loan losses         (3,960)
      Other assets                              8,494
      Market valuation on available-
        for-sale debt securities               (1,829)
                                             --------
           Total assets                      $303,882
                                             ========
Liabilities:
  Interest-bearing liabilities:
      Interest-bearing deposits:
         NOW and money market demand accounts  69,458        945     2.72
         Savings                               27,782        351     2.53
         Time deposits $100,000 and over       31,415        823     5.24
         Other time deposits                  105,886      2,717     5.13
      Federal funds purchased                     421         11     5.23
      Notes payable                             4,019        167     8.31
      Other short-term borrowings               2,314         53     4.58
                                             --------    -------
           Total interest-bearing
             liabilities                      241,295      5,067     4.20
                                                         -------     ----
  Noninterest-bearing deposits                 39,302
      Other liabilities                           644
                                             --------
           Total liabilities                  281,241
      Stockholders' equity                     22,641
                                             --------
           Total liabilities and
             stockholders' equity            $303,882
                                             ========

Net interest income/net yield
  on earnings assets                                     $ 6,274     4.45%
                                                         =======     ====

Notes:

(1) Average balances include nonaccrual loans. The recognition of interest income is discontinued when, in management's judgment, the interest will not be collectible in the normal course of business. Subsequent payments received on such loans are applied to principal if any doubt exists as to the collectibility of principal; otherwise, such receipts are recorded as interest income. Loans are returned to accrual status when management believes full collectibility of the principal and interest is expected.

(2) Interest yields are presented on a tax-equivalent basis. Nontaxable income has been adjusted upward by the amount of Federal income tax that would have been paid if the income had been taxable at a rate of 34%, adjusted downward by the disallowance of the interest cost on any nontaxable securities.

(3) Interest income includes loan fees, which are immaterial to the total amount of loan income.

Through the Company's asset/liability management procedures, interest rate sensitivity is closely monitored. Following is Table 3 which reflects the Company's interest rate gap (rate sensitive assets minus rate sensitive liabilities) analysis at June 30, 1996, individually and cumulatively through various time horizons.

TABLE 3 - Interest Rate Gap Analysis

                                 Remaining Maturity if Fixed Rate;
                       Earliest Possible Repricing Interval if Floating Rate
                       -----------------------------------------------------
                                       Over
                                      three       Over
                           Three      months    one year    Over
                         months or  to twelve    to five    five
                            less      months      years     years     Total
                            ----      ------      -----     -----     -----
Interest-Earning Assets
Loans                      $ 71,738  $ 48,647   $ 66,216   $ 9,111   $195,712
Investments in debt
  securities (at fair
  value)                     14,933     5,174     21,041    59,664    100,812
Funds sold                    2,300        --         --        --      2,300
Interest-bearing deposits
  in banks                       46        --        567        --        613
                           --------  --------   --------   -------   --------
       Total earning assets  89,017    53,821     87,824    68,775    299,437
                           --------  --------   --------   -------   --------

Interest-Bearing Liabilities

NOW and money market
  demand accounts            67,991        --         --        --     67,991
Savings                      25,516        --         --        --     25,516
Time deposits of $100,000
  or more                    14,360    16,719      2,901       714     34,694
Other time deposits          17,110    77,919     27,098        --    122,127
Short-term borrowings         4,188        --         --        --      4,188
Note payable                  3,794        --         --        --      3,794
                           --------  --------   --------   -------   --------
    Total interest-bearing
      liabilities           132,959    94,638     29,999       714    258,310
                           --------  --------   --------   -------   --------

Gap analysis:
    Interest-sensitivity   $(43,942) $(40,817)  $ 57,825   $68,061   $ 41,127
                           ========  ========   ========   =======   ========

    Cumulative interest-
      sensitivity gap      $(43,942) $(84,759)  $(26,934)  $41,127   $ 41,127
                           ========  ========   ========   =======   ========

Ratio of interest-
    sensitive assets to
    interest-sensitive
    liabilities                 .67x      .57x      2.93x    96.32x      1.16x
                           ========  ========   ========   =======   ========

Cumulative ratio of
    interest-sensitive
    assets to interest-
    sensitive liabilities       .67x      .63x       .90x     1.16x      1.16x
                           ========  ========   ========   =======   ========

As indicated in the above table, the Company operates on a short-term basis similar to most other financial institutions, as its liabilities, with savings and NOW accounts included, could reprice more quickly than its assets.
However, the Company believes its asset/liability management program will allow adequate reaction time for trends in the marketplace as they occur, allowing maintenance of adequate net interest margins. Additionally, the Company's historical analysis of customer savings and NOW accounts indicates that such deposits have certain "core deposit" characteristics and are not susceptible to changes in the marketplace.

Provision for Possible Loan Losses

The provision for possible loan losses decreased $114,000 and $108,000 for the three and six months ended June 30, 1996, respectively, when compared with the same periods for 1995. The decrease in the provision for possible loan losses resulted from a reduced level of net charge-offs experienced in 1996, as well as the reduced level of nonperforming loans discussed above. Activity in the reserve for possible loan losses and nonperforming loan data are presented and discussed below under "Asset Quality."

Noninterest Income

Noninterest income declined $32,000 and $49,000 for the three and six months ended June 30, 1996, respectively, when compared with the corresponding periods of 1995. These decreases resulted primarily from net losses incurred on security sales which occurred in the second quarter of 1996, totaling $35,000. In December 1995, the Company took the opportunity provided by the Financial Accounting Standards Board to make a one time transfer of approximately $24.5 million of held-to-maturity securities to the available-for-sale category, to more effectively manage such assets and react to changes in interest rates. As a result, the Company sold approximately $10 million of securities in the second quarter of 1996 in anticipation of a rising rate environment. The proceeds of such sales were primarily reinvested in debt securities.

Noninterest Expense

Noninterest expense totaled $2,409,000 and $4,676,000 for the three and six months ended June 30, 1996, respectively, as compared with $2,352,000 and $4,787,000 for the three and six months ended June 30, 1995, respectively. Salaries and employee benefits increased 7.91% and 6.12% for the three and six-months ended June 30, 1996, respectively, as compared with the same periods in 1995, primarily as a result of certain management changes at the Company's St. Louis banking subsidiary during the second half of 1995.

Occupancy and equipment expense increased $84,000 and $124,000 for the three and six months ended June 30, 1996, respectively, when compared with the corresponding periods of 1995. These increases resulted primarily from the completion of the Company's conversion to a new data processing operation (which began in 1995) in May 1996 and the opening of a new facility by the Company's Dexter, Missouri banking subsidiary.

As noted above, the most predominant change in noninterest expense between the corresponding periods of 1996 and 1995 resulted from the FDIC's dramatic reduction of assessments levied against banks in the third quarter of 1995. This action resulted in decreased FDIC and state assessments of $156,000 and $314,000 for the three and six months ended June 30, 1996, respectively, when compared with the corresponding periods of 1995.

Income Tax Expense

Income tax expense increased $61,000 and $188,000 for the three and six months ended June 30, 1996, respectively, when compared with the corresponding periods in 1995, resulting from a higher level of taxable income. The effective tax rates paid for the three months ended June 30, 1996 and 1995 were 34.87% and 32.74%, respectively; and 36.06% and 29.71% for the six-months ended June 30, 1996 and 1995, respectively. The lower effective rates in 1995 resulted from lower state taxes due to nonrecurring credits allowed for state income taxes.

Financial Condition

Selected categories of the Company's consolidated balance sheet at June 30, 1996, as compared with December 31, 1995 follows in Table 4.

TABLE 4 - Selected Comparative Balance Sheet Items

                                                               Change
                                                         -----------------
                              June 30,  December 31,
                                1996        1995         Amount    Percent
                              --------    ---------      ------    -------
                           (in thousands of dollars)
Total assets                  $322,833    $325,923      $(3,090)    (0.95)%
Loans, net of unearned
  discount                     195,712     187,064        8,648      4.62
Investments in available-
  for-sale debt securities
  (at fair value)              100,812     102,565       (1,753)    (1.71)
Deposits:
    Noninterest-bearing         38,646      42,735       (4,089)    (9.57)
    NOW and money market
      deposit accounts          67,991      73,763       (5,772)    (7.83)
    Savings accounts            25,516      25,579          (63)    (0.25)
    Time deposits of
      $100,000 or more          34,694      34,781          (87)    (0.25)
    Other time deposits        122,127     117,592        4,535      3.86
                              --------    --------      -------    ------
    Total deposits             288,974     294,450       (5,476)    (1.86)
Short-term borrowings            4,188       1,250        2,938    235.04
Note payable                     3,794       4,019         (225)    (5.60)
Stockholders' equity            23,182      23,663         (481)    (2.03)
                              ========    ========      =======    ======

Loans

Total loans, net of unearned discount, increased $8,648,000 or 4.62% during the first six months of 1996 due to the strong loan growth experienced by the Company's southeastern Missouri banks in the agricultural sector. At June 30, 1996, the Company had $41,731,000 of agricultural production loans, an increase of $9,499,000 over $32,232,000 of such loans at December 31, 1995.
Additionally, the Company's banking subsidiaries had $22,571,000 of loans secured by agricultural real estate at June 30, 1996, representing an $873,000 increase over the December 31, 1995 level of $21,698,000. The Company has made a specific effort to make loans to profitable and financially strong agricultural operations, as those operations become dissatisfied with government-sponsored lending programs, which are consolidating and becoming more centralized. Additionally, the Company's banking subsidiaries have generally experienced substantial paydowns and payoffs of agricultural production loans on an annual basis, when crops are harvested. Such paydowns generally occur in the first quarter of the year.

Investments

Total investments declined $1,753,000 or 1.71% from year-end 1995 to the June 30, 1996 balance of $100,812,000. The majority of this decrease however was the result of the significant valuation decline in the bond market in June 1996, due to rising interest rates. As mentioned above, the Company transferred approximately $24.5 million of held-to-maturity securities to the available-for-sale category, resulting in the entire portfolio being included in the available-for-sale category. With such a significant volume of the portfolio in the available-for-sale category, the Company is vulnerable to short-term market fluctuations such as those experienced in June of 1996. The Company's valuation of the available-for-sale security portfolio declined approximately $1.85 million from its level at December 31, 1995.

During the first six months of 1996, the Company's investment portfolio was decreased by maturities, calls, or principal payments totaling $15,830,000 and sales of $12,660,000, with reinvestment of $28,811,000 in the portfolio. Company management continues to monitor the portfolio for valuation risk resulting from changes in interest rates and will react accordingly to shifts in longer-term interest rates. Ultimately, however, the Company attempts to match its longer-term asset/liability maturity mix using the investment portfolio.

Deposits

Overall, the Company's deposits decreased $5,476,000 or 1.86% from year-end 1995 to $288,974,000 at June 30, 1996. The higher than normal year end balance at December 31, 1995 resulted from customers who experienced large amounts of receipts just prior to year-end, particularly public entities and agricultural customers. Accordingly, higher balances were maintained in transaction-type accounts, such as noninterest-bearing checking accounts, NOW and money market demand accounts at December 31, 1995. Time deposit balances at June 30, 1996 remained relatively flat from December 31, 1995 to June 30, 1996, as such balances have grown only $4,448,000 or 2.92% from the December 31, 1995 levels.

Short-Term Borrowings

The slight reduction in deposits for the first six months of 1996 was partially offset by seasonable short-term borrowings obtained by the Company's banking subsidiaries. Short-term borrowings increased $2,938,000 during the first six months of 1996. Certain of the Company's banking subsidiaries take advantage annually of the Federal Reserve Bank's discount window loans offered for financing agricultural-related activities. Certain of the Company's banking subsidiaries are also members of the Federal Home Loan Bank and obtain short-term financing therefrom as well, which the Company believes is an excellent short-term liquidity source.

Note Payable

During the second quarter of 1996, the Company made a principal payment of $225,000 on its note payable to an unaffiliated financial institution, reducing the outstanding balance on this term note to $3,794,000. The term note matures in 1999.

Stockholders' Equity

The Company's stockholders' equity declined $481,000 or 2.03% for the first six months of 1996, due primarily to the valuation adjustment required for available for sale securities, which decreased stockholders' equity $1,216,000.

Asset Quality

The credit quality of the Company's loan portfolio continued to improve from year-end 1995 to June 30, 1996, as evidenced by the significant reduction in nonperforming assets, as presented in Table 5:

TABLE 5 - Nonperforming Assets

                                                                 Change
                                                            ----------------
                                  June 30,  December 31,
                                    1996       1995         Amount   Percent
                                  -------    ---------      ------   -------
                               (in thousands of dollars)
Loans:
    Nonaccrual loans               $  459      $1,072        $(613)   (57.18)%
    Accruing loans past
      due 90 days or more             203         274          (71)   (25.91)
                                   ------      ------        -----    ------
       Total nonperforming loans      662       1,346         (684)   (50.82)
Foreclosed property                   698         860         (162)   (18.84)
                                   ------      ------        -----    ------
       Total nonperforming
         assets                    $1,360      $2,206        $(846)   (38.35)%
                                   ======      ======        =====    ======
Nonperforming loans as a
  percentage of net
  outstanding loans                  0.34%       0.72%
                                   ======      ------
Nonperforming assets as a
  percentage of net
  outstanding loans and
  foreclosed property                0.69%       1.17%
                                   ======      ------
Reserve for possible loan
  losses as a percentage of
  nonperforming loans              679.46%     309.06%
                                   ======      ======

The improvement in the Company's level of nonperforming loans during the first six months of 1996 has occurred without a corresponding increase in net charge-offs experienced. The following Table 6 is a summary of activity in the reserve for possible loan losses for the first six months of 1996:

TABLE 6 - Summary of Activity in Reserve for Possible Loan Losses
    (in thousands of dollars)

Balance in reserve at
    December 31, 1995                   $4,160
                                        ------

Charge-offs:
    Commercial loans                        65
    Real estate loans                       73
    Consumer loans                         127
                                        ------
    Total charge-offs                      265
                                        ------

Recoveries:
    Commercial loans                       166
    Real estate loans                        5
    Consumer loans                          66
                                        ------
       Total recoveries                    237
                                        ------
       Net charge-offs                      28
                                        ------

Provision for possible loan
    losses charged to
    expense (1)                            366
                                        ------

Balance in reserve at
    June 30, 1996                       $4,498
                                        ======
Net charge-offs to average
    loans for the six months
    ended June 30, 1996                  0.01%
                                        =====
Ending reserve to net outstanding
    loans at June 30, 1996               2.30%
                                        =====

(1) Determinations of the adequacy of provisions for losses on loans and the overall level of the reserve for possible loan losses are based on analyses of historical loan loss experience in relation to loans outstanding and on estimates of potential losses in the portfolio in light of current and foreseeable economic conditions. These estimates are made as a result of continuing management review of problem loans. Loans are charged-off upon determination of uncollectibility by management. This determination is based on factors such as the borrower's failure to make payments, the borrower's financial condition, the adequacy of underlying collateral, and the strength of any guarantees of insurance claims.

Capital Resources and Liquidity

At June 30, 1996, the Company's ratio of consolidated regulatory equity (total stockholders' equity without the effect of the net unrealized gains (losses) on available-for-sale securities) to adjusted consolidated assets (without the effect of the unrealized gains (losses) on available-for-sale securities) was 7.41%, which represents an increase from the 7.15% level at December 31, 1995. Company management believes its capital position is comfortably above the regulatory minimum and continues to have more than adequate regulatory-required tangible equity capital and risk-based capital on both a consolidated and individual subsidiary level. As of June 30, 1996, the Company's consolidated regulatory capital ratios compared to "Well Capitalized" minimums were as follows:

                                        Total       Tier 1
                                     Risk-based   Risk-based     Leverage
                                        Ratio        Ratio         Ratio
                                     ----------   ----------     --------
Consolidated, June 30, 1996            11.88%        10.62%        7.17%

Well Capitalized Minimums              10.00%         6.00%        5.00%

All of the Company's subsidiary banks are considered "well capitalized" for regulatory purposes at June 30, 1996. Company management continues a policy of attempting to maintain a level of capital it deems adequate in light of current conditions. The Company's dividend policy, in management's opinion, should as its major feature help maintain an adequate level of capital. This is evidenced by the payment of a dividend during the second quarter of 1996 which was exactly the amount per share paid at the same date in the prior year.

At June 30, 1996, there are no significant changes from December 31, 1995, in the amount of available additional dividends from the Company's banking subsidiaries.

The liquidity needs of the Company's subsidiary banks are met primarily through the maturity of assets or acquisition of additional deposit funds. This is indicated in the consolidated statements of cash flows. Investment in debt securities, which are classified as available-for-sale, are purchased by the banking subsidiaries for investment purposes and are maintained and managed as a principal source of longer-term liquidity, but could be sold if liquidity requirements dictate. Company management allows each subsidiary to manage its own rate sensitivity and liquidity positions with some overall guidance from the Company with regard to the consolidated rate sensitivity staying within a certain range and adjustments to the portfolio based on the consolidated income tax position. The consolidated rate sensitivity position, as outlined in Table 3 above, has been within the desired range for both 1996 and 1995.

The management of the Company, except as noted below, knows of no trends, events, or uncertainties that will have or that are reasonably likely to have a material effect on the Company's liquidity, capital resources, or operations. The Company's banking subsidiary, First Financial Bank of Southeast Missouri, in Sikeston,

Missouri has begun the construction of a new and larger main banking office. Normal liquidity will provide the funds for construction and there will be no material effect on the consolidated financial position or earnings.

Effects of Inflation

Balance sheets of financial institutions such as the Company typically reflect a net positive monetary position whereby monetary assets exceed monetary liabilities. Monetary assets and liabilities are those which can be converted to a fixed number of dollars, and include cash assets, investments, loans, money market instruments, deposits, and short-term borrowings.

During periods of inflation, a net positive monetary position may result in an overall decline in purchasing power of an institution. There is no clear evidence establishing a relationship between the purchasing power of an institution's net positive monetary position and its future earnings. Moreover, the Company's ability to preserve the purchasing power of its net positive monetary position will be reflected partially in the effectiveness of its asset/liability management programs. The Company's management does not believe that the effect of inflation of its nonmonetary assets (primarily bank premises and equipment) is material.

Part II.   Other Information

Items 1, 2, 3, and 5.

These items have been omitted because their subject matters are not applicable or the answer thereto are in the negative.

Item 4.  Submission to Matters to a Vote of Security Holders

At registrant's annual meeting on April 24, 1996, the following individuals all of whom were duly elected directors of the registrant by a vote of 537,318 shares in the affirmative and none in the negative: James B. Becker, David B. Brewer, William C. Bollinger, William L. Frein, Joe W. Gooch, Arthur E. S. Schmid, Clifford A. Schmid, and Joe Weber. All were directors prior to their election.

Item 6.  Reports on Form 8-K

A report on Form 8-K has been filed on July 11, 1996 regarding the Company's pending merger with Union Planters Corporation.

                                           FINANCIAL BANCSHARES, INC.

Date:  August 14, 1996                     /s/ Arthur E. S. Schmid
                                           --------------------------
                                           Arthur E. S. Schmid,
                                           Chairman and
                                           Chief Executive Officer


                                           FINANCIAL BANCSHARES, INC.

Date:  August 14, 1996                     /s/ Edward J. Vega
                                           --------------------------
                                           Edward J. Vega,
                                           Senior Vice President and
                                           Chief Financial Officer

                                                                      APPENDIX B





                      AGREEMENT AND PLAN OF REORGANIZATION


                           DATED AS OF JUNE 27, 1996


                                    BETWEEN


                         UNION PLANTERS CORPORATION and
                          CAPITAL BANCORPORATION, INC.


                                      and


                           FINANCIAL BANCSHARES, INC.

                               TABLE OF CONTENTS

                                                                                                                     Page

                                               AGREEMENT AND PLAN OF REORGANIZATION

                                                             AGREEMENT

                                                             ARTICLE 1

                                                            DEFINITIONS



         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2



                                                             ARTICLE 2

                                                    TERMS OF THE REORGANIZATION

         2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.2     Charter, Bylaws, Directors, Officers and Name of the Surviving Corporation . . . . . . . . . . . . .   7
                 (a)      Charter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (c)      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.4     Availability of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . . . . .   8
         2.6     Holding Period of UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.7     FBI Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (a)      Description of FBI Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (b)      Continuation of the FBI Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (c)      Reclassification, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (d)      Limited Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8     FBI Treasury Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11



                                                             ARTICLE 3

                                                     DESCRIPTION OF THE MERGER

         3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (c)      Shares of Capital to Remain Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (d)      Conversion of Outstanding Shares of FBI . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (e)      Conversion, Cancellation and Exchange of Shares of FBI Common Stock; Exchange Ratio . . . .  12
                 (f)      Mechanics of Payment of Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                 (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (k)      Dissenters' Rights of FBI Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15



                                                             ARTICLE 4

                                         REPRESENTATIONS AND WARRANTIES OF UPC AND CAPITAL

         4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . .  16
         4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.8     The UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.9     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.10    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.11    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.12    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20



                                                             ARTICLE 5

                                               REPRESENTATIONS AND WARRANTIES OF FBI

         5.1     Organization and Qualification of FBI and Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  20
         5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . .  21
         5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.7     FBI Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.10    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.11    FBI Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.12    Condition of Fixed Assets and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.13    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.14    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.15    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.17    Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.18    Records and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.19    Capitalization of FBI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.20    Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.21    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.22    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.23    Reserve for Possible Loan or ORE Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.24    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.25    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.26    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         5.27    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.28    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.29    Exchange Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.30    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37



                                                             ARTICLE 6

                                                         COVENANTS OF UPC

         6.1     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.2     Registration of UPC Common Stock under the Securities Laws . . . . . . . . . . . . . . . . . . . . .  37
         6.3     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.4     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38



                                                             ARTICLE 7

                                                    COVENANTS OF FBI COMPANIES

         7.1     Proxy Statement; FBI Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.3     Conduct of Business -- Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.4     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43



                                                             ARTICLE 8

                                                       CONDITIONS TO CLOSING

         8.1     Conditions to the Obligations of FBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (e)      Opinion of UPC's and Capital's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (f)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (g)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (h)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (i)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.2     Conditions to Obligations of UPC and Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (g)      Opinion of FBI's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 (j)      Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (k)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (l)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (m)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                 (n)      Pooling of Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 (b)      Government Approvals and Acquiescence Obtained  . . . . . . . . . . . . . . . . . . . . . .  53
                 (c)      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 (d)      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53



                                                             ARTICLE 9

                                                            TERMINATION

         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54



                                                            ARTICLE 10

                                                        GENERAL PROVISIONS

         10.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.2    Assignability and Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.5    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.6    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.7    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.9    Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.10  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.11  Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.12  Finders and Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.13  Equitable Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.14  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.15  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.16  Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                     AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 27th day of June, 1996, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; FINANCIAL BANCSHARES, INC., ("FBI") a corporation chartered and existing under the laws of the State of Missouri which is registered as a bank holding company and whose principal offices are located at 3805 South Broadway, St. Louis, Missouri 63118, and CAPITAL BANCORPORATION, INC. ("Capital" or the "Surviving Corporation" as the context may require) a corporation chartered and existing under the laws of the State of Tennessee which is a wholly-owned subsidiary of UPC and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

         UPC and Capital may sometimes be referred to herein collectively as the "UPC Parties" and UPC, Capital and FBI are sometimes referred to herein collectively as the "Parties."

         Certain other capitalized terms used in this Reorganization Agreement are defined below in ARTICLE 1.

                                    RECITALS

         A. FBI is the beneficial owner and holder of record of all or substantially all of the issued and outstanding shares of capital stock of the following financial institutions: First Financial Bank of St. Louis, St.
Louis, Missouri; First Financial Bank of Mississippi County, East Prairie, Missouri; First Financial Bank of St. Genevieve, St. Genevieve, Missouri; First Financial Bank of Southeast Missouri, Sikeston, Missouri; and Citizens First Financial Bank, Dexter, Missouri (collectively, the "FBI Bank Subsidiaries"), and FBI desires to have itself and, indirectly, all of its assets, including the capital stock it owns of each of the FBI Bank Subsidiaries, acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A (the "Plan of Merger").

         B. UPC is the beneficial owner and holder of record of 1,000 shares of common stock having a par value of $1.00 per share of Capital (the "Capital Common Stock") which constitute all of the shares of Capital Common Stock which are issued and outstanding and UPC desires to acquire FBI and, indirectly, FBI's assets, including the capital stock of the FBI Bank Subsidiaries, on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger.

         C. The Board of Directors of FBI deems it desirable and in the best interests of FBI, the FBI Bank Subsidiaries and the shareholders of FBI (the "FBI Shareholders") that FBI be merged with and into Capital (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Merger") and has directed that the Reorganization Agreement and annexed Plan of Merger be submitted to the FBI Shareholders with the recommendation that it be approved by them.

         D. The Boards of Directors of UPC and Capital deem it desirable and in the best interests of UPC and Capital and the shareholders of UPC that FBI be merged with and into Capital on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in





                      REORGANIZATION AGREEMENT - PAGE 1
this Reorganization Agreement and the Plan of Merger and have directed that the Reorganization Agreement and annexed Plan of Merger be submitted to UPC as the sole shareholder of Capital with the recommendation that it be approved.

         E. The respective Boards of Directors of UPC, Capital and FBI have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the annexed Plan of Merger, and have directed that this Reorganization Agreement and the annexed Plan of Merger and all resolutions adopted by said Boards of Directors and by the FBI Shareholders and Capital Shareholder related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Division of Finance of the Department of Consumer Affairs Regulation and Licensing of the State of Missouri (the "Missouri Division"), and such other regulatory agencies or authorities as may be necessary in order to obtain all prior governmental authorizations required to consummate the proposed Merger and the transactions contemplated in this Reorganization Agreement in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1 Definitions. As used in this Reorganization Agreement, the following terms have the definitions indicated:

                 "AFFILIATE" of a party means any person, partnership, corporation, association, limited liability company, business trust, or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "AUDITED FINANCIAL STATEMENTS OF FBI" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized or observed by banks in the States of Missouri or Tennessee.

                 "CAPITAL" means Capital Bancorporation, Inc., a corporation chartered and existing under the laws of the State of Tennessee which is registered as a bank holding company under the





                      REORGANIZATION AGREEMENT - PAGE 2

BHCA, which is a wholly-owned subsidiary of UPC, and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency, or any successor thereto.

                 "CONSIDERATION" shall mean the value to be received by the FBI Record Holders in exchange for their shares of FBI Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the FBI Bank Subsidiaries and other deposit-taking Affiliates.

                 "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, a wholly-owned subsidiary of UPC, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.

                 "FBI BANK SUBSIDIARIES" has the meaning assigned to such term in paragraph A of the Recitals to this Reorganization Agreement.

                 "FBI COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "FBI COMPANIES" shall mean FBI and all of its Subsidiaries, whether direct or indirect.





                      REORGANIZATION AGREEMENT - PAGE 3

                 "FBI EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by FBI or any FBI Subsidiary, to or for the benefit of the officers, directors or employees of FBI or any FBI Subsidiary.

                 "FBI RECORD HOLDERS" means those Persons who shall be the holders of record of all of the issued and outstanding shares of FBI Common Stock immediately prior to the Effective Time of the Merger.

                 "FBI SHAREHOLDERS" shall have the meaning assigned to such term in Recital C of this Reorganization Agreement.

                 "FBI STOCK OPTIONS" shall have the meaning assigned to such term in Section 2.7 of this Reorganization Agreement.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis when acting under delegated authority.

                 "FIXED ASSETS" shall mean the furniture, fixtures and equipment of the referenced Party.

                 "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

                 "GOVERNMENT APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended and recodified.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.

                 "IRC" shall mean the Internal Revenue Code of 1986, as amended.

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of FBI with and into Capital, in which Capital shall survive the Merger as the Surviving Corporation.

                 "MISSOURI CODE" shall mean the Revised Statutes of the State of Missouri 1994.

                 "MISSOURI DIVISION" shall mean the Division of Finance of the Department of Consumer Affairs Regulation and Licensing of the State of Missouri.

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.






                      REORGANIZATION AGREEMENT - PAGE 4

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "ORE" shall mean real estate and other property acquired through foreclosure, deed in lieu of foreclosure or similar procedures.

                 "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

                 "PARTIES" shall mean FBI, UPC and Capital collectively; FBI on the one hand or UPC and Capital on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of FBI, UPC and Capital and filed with the Tennessee Secretary of State along with Articles of Merger prepared in accordance with Section 48-21-107 of the Tennessee Code and providing for the Merger of FBI with and into Capital, the Surviving Corporation, as contemplated by Section 2.1 of this Reorganization Agreement.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.

                 "PROXY STATEMENT" shall mean the proxy statement to be used by FBI to solicit proxies with a view to securing the approval of the FBI Shareholders of this Reorganization Agreement and the Plan of Merger.

                 "REALTY" means the real property of FBI or of any FBI Subsidiary owned or leased by FBI or any FBI Subsidiary.

                 "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of FBI or any FBI Subsidiary; original instruments and other documentation, pertaining to FBI or any FBI Subsidiary, FBI's or any FBI Subsidiary's assets (including plans and specifications relating to the Realty), FBI's or any FBI Subsidiary's liabilities, the FBI Common Stock, the common stock of any FBI Subsidiary, the Deposits and the loans; and all other business and financial records which are necessary or customary for use in the conduct of FBI's or any FBI Subsidiary's business by UPC or FBI on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the Missouri Division, the TDFI, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any aspect of any of the transactions described in this Reorganization Agreement.





                      REORGANIZATION AGREEMENT - PAGE 5

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION" shall mean the Merger (as described in Section 2.1 of this Reorganization Agreement) and the ancillary transactions contemplated in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A.

                 "REORGANIZATION AGREEMENT" means collectively this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement except where the context indicates otherwise.

                 "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the Comptroller, the FDIC, the Missouri Division, the TDFI, the Federal Reserve or with any other Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.

                 "SHAREHOLDERS MEETING" shall mean the Special Meeting of the FBI Shareholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

                 "SOCIAL ISSUES LETTER" shall have the meaning assigned to such term in Section 10.7 of this Reorganization Agreement.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "SURVIVING CORPORATION" shall mean Capital as the corporation resulting from and surviving the consummation of the Merger as set forth in
Section 2.1(a) of this Reorganization Agreement.

                 "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.





                      REORGANIZATION AGREEMENT - PAGE 6

                 "TDFI" shall mean the Tennessee Department of Financial Institutions.

                 "TENNESSEE COMMISSIONER" shall mean the Commissioner of Financial Institutions of the State of Tennessee.

                 "UPC" means Union Planters Corporation, a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets as of December 31, 1995 and 1994 and the related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows for the three years ended December 31, 1995 (including related notes) of UPC and its Subsidiaries and as of each subsequent December 31 after the date hereof and prior to the Effective Time of the Merger, and (ii) the quarterly unaudited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after January 1, 1996, as filed by UPC in SEC Documents.

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.

                 "UPC REGISTRATION STATEMENT" shall have the meaning assigned to such term in Section 6.2 of this Reorganization Agreement.

                 "UPC RIGHTS AGREEMENT" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.

                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION

                 2.1 The Merger. Subject to the satisfaction (or the lawful waiver) of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, FBI shall be merged with and into Capital (the "Merger"). Capital shall survive the Merger as the "Surviving Corporation."

    2.2      Charter, Bylaws, Directors, Officers and Name of the Surviving
                                 Corporation.

                          (a)     Charter.  At the Effective Time of the
Merger, the Charter of Capital as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Charter of Capital as the Surviving Corporation unless and until the same shall be amended thereafter as provided by law and the terms of such Charter.

                          (b)     Bylaws.  At the Effective Time of the Merger,
the Bylaws of Capital, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of Capital





                      REORGANIZATION AGREEMENT - PAGE 7
as the Surviving Corporation unless and until amended or repealed as provided by law, its Charter and such Bylaws.

                          (c)     Directors and Officers.  The directors and
officers of Capital in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of Capital as the Surviving Corporation subsequent to the Effective Time of the Merger and to hold such offices as provided in the Charter and Bylaws of the Surviving Corporation unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  At the Effective Time of the Merger,
the name of Capital as the Surviving Corporation of the Merger shall remain unchanged and continue to be: CAPITAL BANCORPORATION, INC.

                 2.3 Due Diligence Review. Within 15 days after the date of this Reorganization Agreement, each Party shall deliver to the opposite Party(ies) any schedules of exceptions which it is required or may desire to provide hereunder which have not been provided as of the date hereof. Upon execution hereof, each Party shall be entitled forthwith to continue its due diligence review of the books, records and operations of the other Party, including, but not limited to, a review of the other Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the quality of such assets, the adequacy of any allowances or reserves which have been provided against them and the reasonableness of the other Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates; provided, however, that any review conducted by a Party pursuant to the provisions of this Section 2.3 shall be completed within thirty (30) days from the date of this Reorganization Agreement or within fifteen (15) days of receipt of all schedules of exceptions from the opposite Party, whichever shall be the longer period. Should, as a result of such review, either Party find in good faith that the allowances/reserves provided by the other Party are insufficient to absorb any losses inherent in such other Party's assets or that the earnings projections, growth projections or sustained earnings prospects provided by the other Party are not likely to be achieved or maintained after consummation of the Merger, it may, prior to the expiration of said due diligence review period (as extended by failure of a Party to provide its schedules of exceptions on a timely basis), terminate this Reorganization Agreement without penalty by giving the other Party written notice of such termination in the manner provided in Section 10.1. Nothing in this Section 2.3 shall be construed to limit the right of any party to continue its due diligence review through the Closing Date.

                 2.4 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the books, records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to conduct the review provided for in Section 2.3 of this Reorganization Agreement as well as its ongoing review through Closing. Except as expressly permitted by the disclosing Party, the receiving Party shall keep confidential all non-public information received by the disclosing Party in connection with the provisions of this Section 2.4, which covenant shall survive the Closing of this Reorganization Agreement.

                 2.5 UPC's Right to Revise the Structure of the Transaction. UPC shall have the unilateral right to revise the structure of the corporate reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for any other reason which UPC may





                      REORGANIZATION AGREEMENT - PAGE 8
deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of FBI, to make any revision to the structure of the Reorganization which (i) changes the amount of the Consideration which the FBI Record Holders are entitled to receive [determined in the manner provided in Section 3.1(e) of this Reorganization Agreement];
(ii) changes the intended tax-free effect of the Merger to UPC, Capital, FBI or to any FBI Record Holder; or (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of this Reorganization Agreement). UPC may exercise this right of revision by giving written Notice to FBI in the manner provided in Section 10.1 of this Reorganization Agreement, which Notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                 2.6 Holding Period of UPC Common Stock. FBI hereby acknowledges and agrees that, in order to qualify the Merger under the IRC as a tax-free reorganization, any FBI Record Holder who would be deemed an Affiliate of FBI at the time of Closing under the Securities Laws and who shall accept shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his or her shares of FBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement, shall not pledge, assign, sell, transfer, or otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such FBI Record Holder upon consummation of the Merger, nor shall such Affiliate/FBI Record Holder enter into any formal or informal agreement to pledge, assign, sell or transfer or otherwise alienate his right, title or interest in any of the shares of UPC Common Stock to be delivered by UPC to such Affiliate/FBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement, except in any such case in accordance with the Securities Laws and consistently with the transaction being treated as one or more tax-free "reorganizations" as defined in Section 368 of the IRC and in accordance with Section 8.2(i) hereof. Moreover, no person who would be deemed an Affiliate of FBI shall pledge, assign, sell, transfer, or otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such FBI Record Holder upon consummation of the Merger or enter into any formal or informal agreement to pledge, assign, sell or transfer or otherwise alienate his right, title or interest in any of the shares of UPC Common Stock to be delivered by UPC to such FBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement until there shall have been published financial information which reflects the results of combined operations of UPC and FBI for a period of not less than thirty (30) days in order to permit the Parties to account for the acquisition of FBI by UPC as a "pooling of interests" under Accounting Principles Bulletin No. 16 and GAAP.

         FBI further acknowledges and agrees that any certificates representing and evidencing UPC Common Stock issued in connection with the Merger to FBI Record Holders who would be deemed Affiliates of FBI or UPC at the time of Closing under the Securities Laws shall be subject to, and bear two restrictive legends in substantially the following form:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE SHALL NOT BE PLEDGED, ASSIGNED, SOLD, TRANSFERRED, OR OTHERWISE ALIENATED NOR SHALL THE HOLDER TAKE ANY ACTION WHICH WOULD ELIMINATE OR DIMINISH THE RISK OF OWNING OR HOLDING SUCH SHARES OR ENTER INTO ANY FORMAL OR INFORMAL AGREEMENT TO PLEDGE, ASSIGN, SELL, TRANSFER OR OTHERWISE ALIENATE THE HOLDER'S RIGHT, TITLE OR INTEREST IN ANY OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE UNTIL THERE SHALL HAVE BEEN PUBLISHED FINANCIAL INFORMATION CONCERNING UNION PLANTERS CORPORATION ("UPC")WHICH REFLECTS THE RESULTS OF THE COMBINED OPERATIONS OF UPC AND FINANCIAL BANCSHARES, INC. FOR A PERIOD OF NOT LESS THAN 30 DAYS.





                  REORGANIZATION AGREEMENT - PAGE 9

         IN ADDITION, THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALE, TRANSFER OR OTHER DISPOSITION OF ANY OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR UPON THE PRIOR DELIVERY TO UNION PLANTERS CORPORATION ("UPC") OF AN OPINION FROM LEGAL COUNSEL SATISFACTORY TO UPC AND IN FORM AND SUBSTANCE SATISFACTORY TO UPC AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                 2.7      FBI Stock Options.

                          (a)     Description of FBI Stock Option Plan.  FBI
has established the Financial Bancshares, Inc. 1995 Non-Qualified Stock Option and Incentive Plan (the "FBI Stock Option Plan"). FBI has reserved 50,000 shares of FBI Common Stock for issuance upon the exercise of options ("FBI Stock Options") issued from time to time under the FBI Stock Option Plan. As of the date of this Reorganization Agreement, 15,000 FBI Stock Options have been granted by FBI under the FBI Stock Option Plan, no such options have been exercised,no such options have been forfeited, and FBI Stock Options to acquire, in the aggregate, 15,000 shares of FBI Common Stock at an exercise price of $26.00 per share, are outstanding.

                                  FBI has not granted any FBI Stock Options in
1996 and FBI will not grant any additional FBI Stock Options after the date hereof and prior to the termination of this Reorganization Agreement or the Effective Time of the Merger.

                 As of the date of this Reorganization Agreement, there are no other options, rights, warrants, scrip or similar rights of any nature issued and outstanding by FBI to purchase shares of FBI Common Stock or any other capital stock of FBI , or any other securities or instruments of any nature which are convertible into or exchangeable for, shares of FBI Common Stock or any other capital stock of FBI. Therefore, at the Effective Time of the Merger there will be no issued and outstanding options, securities or instruments of any nature whatsoever to purchase or otherwise acquire shares of FBI Common Stock or any other capital stock of FBI, other than the FBI Stock Options issued under the FBI Stock Option Plan, and the only options or similar rights outstanding at the Effective Time of the Merger will be those FBI's Stock Options issued and outstanding on the date hereof which have not been exercised or forfeited prior to the Effective Time of the Merger.

                          (b)     Continuation of the FBI Stock Option Plan.
After the Effective Time of the Merger, the FBI Stock Option Plan shall continue in effect but no additional options shall be available for grant thereunder. At the Effective Time of the Merger, each outstanding FBI Stock Option shall continue outstanding as an option to purchase, in place of the purchase of a share of FBI Common Stock, that number of shares (rounded down to the nearest whole share) of UPC Common Stock that would have been received by the optionee in connection with the Merger had such option been exercised in full (without regard to any limitations contained thereon on exercise) for shares of FBI Common Stock immediately prior to the Effective Time of the Merger upon the same terms and conditions under the relevant option as were applicable immediately prior to the Effective Time of the





                      REORGANIZATION AGREEMENT - PAGE 10

Merger, except (i) that all such FBI Stock Options shall be immediately exercisable and (ii) for appropriate pro rata adjustments as to the relevant option price for shares of UPC Common Stock substituted therefor so that the aggregate option exercise price of shares subject to an option immediately following the assumption and substitution shall be the same as the aggregate option exercise price for such shares immediately prior to such assumption and substitution. UPC, Capital and FBI agree to take such actions as shall be necessary to give effect to the foregoing. At all times after the Effective Time of the Merger, UPC shall reserve for issuance such number of shares of UPC Common Stock as necessary so as to permit the exercise of any FBI Stock Options granted under the FBI Stock Option Plans and which were unexercised prior to the Effective Time of the Merger in the manner contemplated by this Reorganization Agreement and the instruments pursuant to which the FBI Stock Options were granted. UPC shall make all filings required under the Securities Laws so as to permit the exercise of such FBI Stock Options and the sale or transfer of the shares of UPC Common Stock received by the optionee upon such exercise.

                          (c)     Reclassification, etc.  In case of any
reclassification, reorganization, recapitalization, stock dividend or distribution, subdivision, combination or exchange of the outstanding shares of the UPC Common Stock or in case of any consolidation or merger of UPC with or into any other corporation, or in the case of any sale or transfer of all or substantially all of UPC's assets, then the rights of the optionees under the FBI Stock Option Plan shall be appropriately adjusted so that the optionees will be in the same position as if their options had been exercised immediately before such corporate action or transaction. The provisions hereof shall similarly apply to successive reclassifications, reorganizations, recapitalizations, stock dividends or distributions, subdivisions, combinations or exchanges, consolidations, mergers, sales or transfers.

                          (d)     Limited Obligations.  Nothing contained in
this Reorganization Agreement, the Plan of Merger, or in the other documentation of the proposed transaction shall be deemed to have reduced, contracted, enlarged, ratified, affirmed, undertaken, authorized, approved or otherwise to have affected whatever contractual rights the holders of FBI Stock Options may have under applicable documentation other than as expressly stated in this Reorganization Agreement and the Plan of Merger with respect to the outstanding FBI Stock Options identified herein which are validly issued and outstanding under the FBI Stock Option Plan at the Effective Time of the Merger.

                 2.8      FBI Treasury Stock.  Except as described in schedule
2.8 hereto, within two (2) years prior to the date of this Reorganization Agreement, FBI has not repurchased any shares of FBI Common Stock or FBI Stock Options and FBI has not repurchased any other shares of its capital stock.

                                   ARTICLE 3

                           DESCRIPTION OF THE MERGER

                 3.1      Terms of the Merger.

                          (a)     Satisfaction of Conditions to Closing.  After
the transactions contemplated herein shall have been approved by the shareholders of FBI and Capital, and each other condition to the obligations of the Parties hereto (other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party) shall have been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") shall be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each





                      REORGANIZATION AGREEMENT - PAGE 11

Party shall provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party(ies) entitled to the benefits thereof, the Parties shall, at the Closing, duly execute Articles of Merger for filing with the Secretary of State of the States of Tennessee and Missouri, and with the appropriate Regulatory Authorities. Promptly thereafter FBI, UPC and Capital shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
satisfaction of all conditions to Closing, the Merger shall become effective upon the filing of Articles of Merger and other required documentation with the Secretary of State of the States of Tennessee and Missouri, or on such later date and time as may be specified in such Articles of Merger (the "Effective Time of the Merger").

                          (c)     Shares of Capital to Remain Outstanding.
Each share of $1.00 par value common stock of Capital (the "Capital Common Stock") which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding after the Effective Time of the Merger as one share of the issued and outstanding common stock of Capital as the Surviving Corporation.

                          (d)     Conversion of Outstanding Shares of FBI
Common Stock.   At the Effective Time of the Merger, each share of common stock of FBI having a par value of one cent ($0.01) per share (the "FBI Common Stock") which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.

                          (e)     Conversion, Cancellation and Exchange of
Shares of FBI Common Stock; Exchange Ratio. At the Effective Time of the Merger, all outstanding shares of FBI Common Stock held by the FBI Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in FBI and shall, except for those shares held by any FBI Record Holders who shall have properly perfected such Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of each FBI Record Holder to receive in exchange for such holder's shares of FBI Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any fractional share of UPC Common Stock which shall remain after aggregating all whole and fractional shares of UPC Common Stock to which the FBI Record Holder is entitled as provided in this Section 3.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the FBI Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

                          (1)     THE EXCHANGE RATIO.  Subject to any
         adjustments which may be required by an event described in Subsection 3.1(e)(3) below, the number of shares of UPC Common Stock to be exchanged for each share of FBI Common Stock which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") of 1.7444 shares of UPC Common Stock for each share





                      REORGANIZATION AGREEMENT - PAGE 12
         of FBI Common Stock which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger. The Exchange Ratio specified in this Section 3.1(e) is based upon there being no more than an aggregate of 699,377 fully diluted shares of FBI Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger (which for the purposes of the Exchange Ratio shall be determined by counting all FBI Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as outstanding shares of FBI Common Stock). Therefore, assuming all FBI Stock Options had been exercised prior to the Effective Time of the Merger, the maximum aggregate number of shares of UPC Common Stock which UPC would be required to issue in exchange for all outstanding shares of FBI Common Stock would be 1,220,000 shares of UPC Common Stock. FBI Common Stock held by any FBI Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall not be considered as outstanding immediately prior to the Effective Time of the Merger for purposes of the Exchange Ratio, and at the Effective Time of the Merger such shares shall be cancelled and retired and no Consideration shall be issued in exchange therefor. Further, no fractional shares of UPC Common Stock shall be issued in the Merger and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a FBI Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 3.1(f) hereof, which cash settlement shall be based upon the Current Market Price Per Share (as defined below) of one (1) full share of UPC Common Stock.

                          (2) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the "last" real time trade (i.e., the "closing price") per share of the UPC Common Stock on the New York Stock Exchange ("NYSE") Consolidated Tape (the information as published in The Wall Street Journal, Midwestern Edition) on the last trading day prior to the Effective Date of the Merger.

                          (3) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF FBI. Should FBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, or should there be more than 699,377 fully diluted shares of FBI Common Stock outstanding immediately prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph(3) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by FBI or any FBI Company set forth herein.

                          (f)     Mechanics of Payment of Consideration.  As
soon as reasonably practical after the Effective Time of the Merger and the receipt by UPC of a certified list of all of the FBI Record Holders FBI's exchange agent, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the FBI Record Holders from such materials and information as may be deemed necessary by the Exchange Agent to advise the FBI Record Holders of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the FBI Common Stock in order for the FBI Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal and Instruction Sheet (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by First Class United States mail to the FBI Record Holders at the addresses set forth on a certified shareholder list to be delivered by FBI to UPC at the Closing (the "Certified FBI Shareholder List"). As





                      REORGANIZATION AGREEMENT - PAGE 13
soon as reasonably practicable thereafter, the FBI Record Holders of all of the outstanding shares of FBI Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of FBI Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of FBI Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which the Exchange Agent may deem necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of FBI Common Stock, the Exchange Agent shall mail to the former FBI Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such FBI Record Holder's shares of FBI Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of FBI Common Stock of a FBI Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such FBI Record Holder's shares of FBI Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates which immediately prior to the Effective Time of the Merger evidenced and represented the FBI Record Holder's FBI Common Stock shall have been properly surrendered as provided above, the Consideration payable to the FBI Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the FBI Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. No dividends or other distributions which shall otherwise be payable on the shares of UPC Common Stock constituting the Consideration shall be paid to any FBI Record Holders entitled to receive such shares until such persons shall have surrendered in accordance with the Shareholder Materials their certificates formerly representing shares of FBI Common Stock. Upon such proper surrender, there shall be paid to such person in whose name the shares of UPC Common Stock shall be issued any dividends or other distributions, the record date of which shall have occurred between the Effective Time of the Merger and such surrender, with respect to such shares of UPC Common Stock, without interest thereon. Each FBI Record Holder will be responsible for all federal, state and local taxes which may be incurred by him or her on account of his or her receipt of the Consideration to be paid in the Merger. The FBI Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section 3.1(f), receive the Consideration to which each such FBI Record Holder is entitled, provided that each such FBI Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying the fact of such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which shall have been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the FBI Record Holder.

                          (g)     Stock Transfer Books.  At the Effective Time
of the Merger, the stock transfer books of FBI shall be closed and no transfer of shares of FBI Common Stock shall be made thereafter.

                          (h)     Effects of the Merger.  At the Effective Time
of the Merger, the separate existence of FBI shall cease, and FBI shall be merged with and into Capital which, as the





                      REORGANIZATION AGREEMENT - PAGE 14

Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both FBI and Capital as provided in the applicable sections of the Tennessee Code and the Missouri Code.

                          (i)     Transfer of Assets.  At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of FBI and Capital in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in Capital as the Surviving Corporation by virtue of the Merger having become effective and without any deed or other instrument or act of transfer whatsoever as provided in Section 48-21-108(2) of the Tennessee Code.

                          (j)     Assumption of Liabilities.  At the Effective
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of FBI as well as those of Capital, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of FBI or Capital as provided in Section 48-21-108(3) of the Tennessee Code.

                          (k)     Dissenters' Rights of FBI Shareholders.  Any
FBI Record Holder of shares of FBI Common Stock who shall comply strictly with the provisions of Sections 351.455, et seq. of the Missouri Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Missouri Code. Such a FBI Shareholder is referred to herein as a "FBI Dissenting Shareholder." However, UPC and Capital shall not be obligated to consummate the Merger if FBI Record Holders holding or controlling more than nine percent (9%) of the shares of the FBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Missouri Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

                          (l)     Reservation, Registration and Listing of
shares of UPC Common Stock. UPC shall reserve for issuance, register under the Securities Laws and apply for listing for trading on the NYSE a sufficient number of shares of UPC Common Stock for the purpose of having available such shares for issuance to the FBI Record Holders of the Consideration to which they shall become entitled under the provisions of this Reorganization Agreement and for issuance to the holders of FBI Stock Options, upon the exercise or conversion thereof.

                 3.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their respective chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time or place as may be mutually agreed upon by the Parties.





                      REORGANIZATION AGREEMENT - PAGE 15

                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND CAPITAL

                 As of the date hereof and as of the Effective Time of the Merger, UPC and Capital represent and warrant to FBI as follows:

                 4.1 Organization and Corporate Authority. (a) UPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. UPC and Capital are both registered with the Federal Reserve under the BHCA as a bank holding company. Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. UPC and Capital (i) have, in all material respects, all requisite corporate power and authority to own, operate and lease their material properties and to carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business makes such qualification necessary; and (iii) have in effect all material federal, state, local and foreign governmental authorizations, permits and licenses which are necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The corporate Charter and Bylaws of UPC and the Charter and Bylaws of Capital, as amended to date, are in full force and effect.

                          (b)  Each UPC Subsidiary is duly chartered, validly
existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary. Each UPC Subsidiary has in effect all material federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or its respective properties and assets and to carry on its business as it is currently being conducted.

                          (c)     UPC's bank and thrift Subsidiaries' deposit
accounts are insured by the Bank Insurance Fund (the "BIF") and the Savings Association Insurance Fund ("SAIF"), respectively, as administered by the FDIC to the fullest extent permitted under applicable law.

                 4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     UPC and Capital have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and/or Capital, have been (or upon execution will have been) duly executed and delivered by UPC and/or Capital, have been (or upon execution will have been) effectively authorized by all necessary corporate action and, other than the approval of UPC as sole shareholder of Capital and ratification by UPC's Board of Directors, no other corporate proceedings on the part of UPC or Capital are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and Capital, subject as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.





                      REORGANIZATION AGREEMENT - PAGE 16

                          (b)     Except as described in schedule 4.2(b), the
execution and delivery of this Reorganization Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or Capital or any UPC Subsidiary is a party or by which they or their property or any of their material assets are bound; the corporate Charter and Bylaws of UPC or the Charter and Bylaws of Capital or any UPC Subsidiary; or any material judgment, decree, order or award of any court, governmental body or arbitrator by which UPC or Capital or any UPC Subsidiary is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or Capital or any UPC Subsidiary or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or Capital or any UPC Subsidiary, except that the Government Approvals shall be required in order for UPC and Capital to consummate the Merger.

                 4.3 No Legal Bar. Neither UPC nor Capital is a party to, subject to or bound by any agreement, judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement by UPC or Capital or the Plan of Merger by Capital, or the delivery thereof to FBI and the FBI Companies or the consummation of the transactions contemplated hereby or thereby, and no action or proceeding is pending, or to the best of the knowledge of UPC, Capital or any UPC Subsidiary, threatened against UPC or Capital or any UPC Subsidiary in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of such parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                 4.4 Government and Other Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or Capital in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or Capital, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; and (b) the prior approval of the Director of Finance of the Missouri Division under Sections 362.925, et seq of the Missouri Code and the regulations promulgated by the Missouri Division thereunder (collectively, the "Government Approvals"). Neither UPC nor Capital is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained. Except as described in schedule 4.4, no consent or approval is required from any non-governmental party in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby.

                 4.5 Capitalization. (a) The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock") and 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of May 31, 1996, UPC had issued and outstanding: 3,496,419 shares of 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock") and 46,094,480
shares of UPC Common Stock.   Further, as of May 31, 1996, approximately
1,343,502 shares of UPC Common Stock were reserved for issuance through the exercise of options granted pursuant to various UPC stock option plans and other employee, officer or director benefit plans and UPC's dividend reinvestment plan; approximately 501,358 shares of UPC Common Stock were reserved for issuance pursuant to said employee,officer or director





                      REORGANIZATION AGREEMENT - PAGE 17
plans but not yet subject to option grants or otherwise issued; approximately 4,361,670 shares of UPC Common Stock were reserved for issuance upon conversion of then outstanding shares of UPC's Series E Preferred Stock; and approximately 18,112,447 shares of UPC Common Stock were reserved for issuance in connection with the UPC's acquisition of other entities in transactions deemed to be probable (such pending transaction referred to hereinafter as "Pending Transactions"). In addition, as of May 31, 1996, approximately 317,458 shares of Series E Preferred Stock were reserved for issuance in connection with a Pending Transaction. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). All of the issued and outstanding shares of UPC Common Stock and UPC Preferred Stock are duly and validly issued and outstanding and are fully-paid and non-assessable. None of the outstanding shares of UPC Common Stock or UPC Preferred Stock has been issued in violation of any preemptive rights.

         As of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries.

                          (b)  The authorized capital stock of Capital consists
of 1,000 shares of common stock having a par value of $1.00 per share (the "Capital Common Stock") and no preferred stock. As of the date hereof, Capital had issued all 1,000 shares of the authorized Capital Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the Capital Common Stock outstanding.

                 4.6 UPC Financial Statements. UPC has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to FBI true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1995 and 1994 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's Forms 10-K filed under the 1934 Act for the years ended December 31, 1995 and 1994, including UPC's annual reports to shareholders filed as Exhibits 13 thereto; and (iii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1996 and thereafter through the Closing Date; Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of UPC at the respective dates thereof and the consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained.

                 4.7      Exchange Act and Listing Filings.

                          (a)  The outstanding shares of UPC Common Stock are
registered with the SEC pursuant to Section 12(b) of the 1934 Act and UPC has filed with the SEC all material forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                          (b)  The outstanding shares of UPC Common Stock are
listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has made all required filings with the NYSE and has filed with the NYSE all reports required by the NYSE to be filed by UPC with the NYSE, which filings and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated





                      REORGANIZATION AGREEMENT - PAGE 18
therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.8 The UPC Common Stock. All shares of UPC Common Stock to be issued by UPC and delivered to the FBI Record Holders in exchange for all of the FBI Common Stock will be duly authorized, validly issued, fully paid and non-assessable and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock to be delivered in payment of the Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger.

                 4.9 Absence of Undisclosed Liabilities. Except as described in schedule 4.9 hereto, neither UPC nor any UPC Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any significant UPC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any material UPC Subsidiary (i) except as disclosed in the UPC Financial Statements delivered to FBI prior to the date of this Reorganization Agreement, or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices, or (iii) except as is contemplated under this Reorganization Agreement. Since December 31, 1995, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability or entered into any transactions which would be material to the financial condition or operations of UPC except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC, and there has not been any material change in the capital stock or long-term debt of UPC or any material adverse change in the condition (financial or otherwise), net worth, business, affairs, prospects or the results of operations of UPC.

                 4.10 Disclosure. The information concerning, and the representations or warranties made by UPC and Capital as set forth in this Reorganization Agreement or in the schedules of exceptions of UPC and Capital hereto, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and Capital to FBI pursuant hereto, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to FBI by UPC or Capital pursuant hereto were or will be complete and accurate copies of such documents.

                 4.11 Reports. Since January 1, 1991, UPC and each UPC Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the TDFI, (ii) the Federal Reserve, (iii) the Comptroller, (iv) the FDIC, (v) the OTS or (vi) the SEC, including, but not limited to, Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Reports on Form 2900 and FFIEC Forms 032, 033 and 034 and proxy statements; and (vi) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings which are not material). As of their respective dates, each of such reports and documents, including the financial statements, tables, exhibits, and schedules thereto, complied in all material respects with all of the requirements of the respective forms on which they were filed and with all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light




                      REORGANIZATION AGREEMENT - PAGE 19
of the circumstances under which they were made, not misleading. UPC will provide to FBI true and correct copies of all such reports filed by UPC or by any UPC Subsidiary after January 1, 1991.

                 4.12 Statements True and Correct. None of the information prepared by, or on behalf of UPC or by any UPC Subsidiary regarding UPC, any UPC Subsidiary or any Subsidiary of a UPC Subsidiary included or to be included in the Proxy Statement to be mailed to FBI's shareholders in connection with the Shareholders Meeting and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the FBI Shareholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which UPC or any UPC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF FBI

         Both as of the date hereof and as of the Effective Time of the Merger, FBI represents and warrants to UPC and Capital as follows:

                 5.1      Organization and Qualification of FBI and
Subsidiaries.

                          (a)  FBI is a corporation duly organized, validly
existing and in good standing under the laws of the State of Missouri and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted;
(ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary; and (iii) is registered with the Federal Reserve under the BHCA as a bank holding company.

                          (b)  Each FBI Subsidiary is duly chartered, validly
existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary. FBI and each of its Subsidiaries have in effect all material federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted.

                          (c)  FBI owns all of the outstanding shares of
capital stock of First Financial Bank of St. Louis, Missouri and First Financial Bank of Mississippi, East Prairie, Missouri; 99.92% of the outstanding shares of capital stock of Citizens First Financial Bank, Dexter, Missouri; 99.41% of the outstanding shares of capital stock of First Financial Bank of Southeast Missouri, Sikeston, Missouri; and 94.87% of the outstanding capital stock of First Financial Bank of St. Genevieve, St. Genevieve,





                      REORGANIZATION AGREEMENT - PAGE 20

Missouri. Except as described in schedule 5.1(c) hereof, all of the shares of capital stock of the FBI Bank Subsidiaries owned by FBI are held free and clear of any liens or encumbrances of any nature whatsoever. Each FBI Bank Subsidiary is duly organized, validly existing and in good standing under the laws of the State of its incorporation (or of the United States) and engages only in activities (and holds properties only of the types) permitted by applicable state and federal law and the rules and regulations promulgated thereunder by the Missouri Division, the Federal Reserve, the FDIC and the Comptroller. FBI's Bank Subsidiaries' deposit accounts are insured by the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

                 5.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     FBI has all requisite power and authority to
execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been [or, upon expiration of the initial due diligence review period described in Section 2.3, will have been] duly authorized by a majority of the entire Boards of Directors of FBI and, except for the approval of the FBI Shareholders, no other corporate authorizations on the part of FBI are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by FBI or any FBI Subsidiary have been (or upon execution will have been) duly executed and delivered by FBI or such FBI Subsidiary and constitute (or upon execution will constitute) legal, valid and enforceable obligations of FBI or such FBI Subsidiary subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     Except as described in schedule 5.2(b)
hereto, the execution and delivery of this Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any material mortgage, lease, covenant, agreement, indenture or other instrument to which FBI or any FBI Subsidiary is a party or by which FBI or any FBI Subsidiary is bound; the Articles of Incorporation and Bylaws of FBI or the Articles of Incorporation and Bylaws of any FBI Subsidiary; or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which FBI or any FBI Subsidiary is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to FBI or any FBI Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of FBI or any FBI Subsidiary.

                 5.3      No Legal Bar.   Neither FBI nor any FBI Subsidiary is
a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution and delivery of this Reorganization Agreement and the Plan of Merger by FBI, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against FBI or any FBI Subsidiary in which the validity of this Reorganization Agreement, the





                      REORGANIZATION AGREEMENT - PAGE 21
transaction contemplated hereby or any action which has been taken by any of such parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                 5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by FBI in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party in connection with the execution and delivery of this Reorganization Agreement or the Plan of Merger or the consummation of the transactions contemplated therein. FBI is not aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                 5.5 Compliance With Law. FBI and all FBI Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and FBI and each FBI Subsidiary, respectively, as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over FBI's or any FBI Subsidiary's properties or over any other part of FBI's or any FBI Subsidiary's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by FBI and each FBI Subsidiary subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither FBI nor any FBI Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 5.6 Charter Documents. Included in schedule 5.6 hereto are true and correct copies of the Articles of Incorporation and Bylaws of FBI and the Articles of Incorporation or Articles of Association or Articles of Agreement and Bylaws of each FBI Subsidiary, respectively. The Articles of Incorporation and Bylaws of FBI and the Articles of Incorporation, Articles of Association or Articles of Agreement and Bylaws of each FBI Subsidiary, as amended to date, are in full force and effect.

                 5.7 FBI Financial Statements. Accompanying schedule 5.7 hereto are true copies of the audited Consolidated Balance Sheets of Financial Bancshares, Inc. and Subsidiaries as of December 31, 1995 and 1994 together with the related Consolidated Statements of Income, Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Cash Flows of FBI for the years ended December 31, 1995, 1994 and 1993 (the "Audited Financial Statements of FBI") and the unaudited comparative interim (or annual) consolidated financial statements of FBI for any subsequent quarter ending after December 31, 1995 and prior to the Closing Date; the audited comparative parent company only balance sheets of FBI as of December 31, 1995 and 1994; certain unaudited Selected Consolidated Financial Data of Financial Bancshares, Inc. and Subsidiaries for the years ended December 31, 1995, 1994, 1993, 1992 and 1991; and all Call Reports, including any amendments thereto, filed with the federal bank regulatory authorities by each of FBI's Bank Subsidiaries for the years ended December 31, 1995, 1994, 1993 and 1992 together with any correspondence with the SEC or with any financial institution regulatory authority concerning any of the aforesaid financial statements. Such financial statements (i) were (or will be) prepared from the books and records of FBI and/or each FBI Subsidiary; (ii) were (or will be) prepared in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present) FBI's and each FBI Subsidiary's financial condition and the results of its





                      REORGANIZATION AGREEMENT - PAGE 22
operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of FBI's and each FBI Subsidiary's financial condition and the results of FBI's and each FBI Subsidiary's operations and cash flows for the periods covered by such Financial Statements;
(v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to SFAS Nos. 106 and 112.

                 5.8      Absence of Certain Changes.  Except as disclosed in
schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1995 (the "Balance Sheet Date") there has not been:

                          (a)     any material transaction by FBI or any FBI
Subsidiary not in the ordinary course of business and in conformity with past practice;

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of FBI or of any FBI Subsidiary;

                          (c)     any loss of a key employee or any damage,
destruction or loss, whether or not covered by insurance, which has had or which may be reasonably expected to result in a material adverse effect on any of the properties, business or prospects of FBI or any FBI Subsidiary or their future use and operation by FBI or any FBI Subsidiary;

                          (d)     any acquisition or disposition by FBI or any
FBI Subsidiary of any property or asset of FBI or any FBI Subsidiary, whether real or personal, having a fair market value, singularly or in the aggregate for each FBI Company, in an amount greater than Fifty Thousand Dollars ($50,000), except in the ordinary course of business and in conformity with past practice;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of FBI or any FBI Subsidiary, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to FBI or any FBI Subsidiary, to which FBI or any FBI Subsidiary is a party which would have an adverse effect upon the financial condition or operations of FBI or any FBI Subsidiary.

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of FBI or any FBI Subsidiary, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $5,000 for any of them individually;

                          (h)     any incurring of, assumption of, or taking
of, by FBI or any FBI Subsidiary, any property subject to, any liability, except for liabilities incurred or assumed or property





                      REORGANIZATION AGREEMENT - PAGE 23
taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     any material alteration in the manner of
keeping the books, accounts or Records of FBI or of any FBI Subsidiary, or in the accounting policies or practices therein reflected;

                          (j)     any release or discharge (or partial release
or discharge) of any obligation or liability of any person or entity related to or arising out of any loan made by FBI or any FBI Subsidiary of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     any loan or other extension of credit (except
credit card loans, loans secured by certificates of deposit, automobile loans, passbook loans or home loans) by FBI or any FBI Subsidiary to any Officer, director or 2% shareholder of FBI or of any FBI Subsidiary or to any Affiliate of FBI or any FBI Subsidiary; or to any member of the immediate family of such Officer, director or 2% shareholder of FBI or to any FBI Subsidiary or any Affiliate of FBI; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section 5.8(k), "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

                 5.9 Deposits. None of the Deposits of any FBI Subsidiary is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of FBI or any FBI Subsidiary.

                 5.10 Properties. Except as described in schedule 5.10 hereto or adequately reserved against in the Audited Financial Statements of FBI, FBI and each FBI Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Audited Financial Statements of FBI as being owned by FBI or any FBI Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets which are material to the business of FBI or any of its Subsidiaries held under leases or subleases by FBI or any FBI Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending). The policies of fire, theft, liability, and other insurance maintained with respect to the properties, assets or businesses of the FBI Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the FBI Companies is a named insured are believed to be sufficient.

                 5.11 FBI Subsidiaries. Schedule 5.11 hereto lists all of the active and inactive FBI Subsidiaries (including any Subsidiary of a FBI Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted by each FBI Subsidiary. Except as described in schedule 5.11 hereto, no equity securities of any of the FBI Subsidiaries are, or may become required to be issued (other than to FBI or any FBI Subsidiary) by





                      REORGANIZATION AGREEMENT - PAGE 24
reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any FBI Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any FBI Subsidiary is bound to issue (other than to FBI) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as described in schedule 5.11 hereto, all of the shares of capital stock of each FBI Subsidiary held by FBI or by any FBI Subsidiary are fully paid and nonassessable and are owned by FBI or by such FBI Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12 Condition of Fixed Assets and Equipment. Except as disclosed in schedule 5.12 hereto, each item of FBI's or any FBI Subsidiary's fixed assets and equipment having a net book value in excess of Fifty Thousand Dollars ($50,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                 5.13 Tax Matters. Except as described in schedule 5.13 hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of FBI and each FBI Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to FBI or any FBI Subsidiary except as fully reserved for in the Audited Financial Statements of FBI. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither FBI nor any FBI Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  Adequate provision for any federal, state,
local, or foreign taxes due or to become due for FBI and all FBI Subsidiaries for all periods through and including December 31, 1995, has been made and is reflected on the December 31, 1995 financial statements included in the Audited Financial Statements of FBI, and have been, and will continue to be made with respect to periods ending after December 31, 1995.

                          (d)  Deferred taxes of FBI and each FBI Subsidiary
have been and will be provided for in accordance with GAAP.

                          (e)  To the best knowledge of FBI and all FBI
Subsidiaries, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against FBI or any FBI Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon FBI by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by FBI or any FBI Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited Financial Statements of FBI referred to in Section 5.7 of this Reorganization Agreement.





                      REORGANIZATION AGREEMENT - PAGE 25

                 5.14 Litigation. Except as set forth in schedule 5.14 hereto, there is no action, suit or proceeding pending against FBI or any FBI Subsidiary, or to the best knowledge of FBI or any FBI Subsidiary threatened against or affecting FBI, any FBI Subsidiary or any of their assets, before any court or arbitrator or before any governmental body, agency or official that
(i) would, if decided against FBI or the FBI Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of FBI or any FBI Subsidiary and that are not fully reflected in the Audited Financial Statements of FBI or (ii) which has been brought by or on behalf of any employee employed or formerly employed by FBI or any FBI Subsidiary.

                 5.15     Hazardous Materials.     The Parties agree that all
representations being made in this Section 5.15 are being made to the best knowledge of FBI. UPC understands that FBI may not have made an investigation of the environmental condition of each Property currently owned or operated, or owned or operated in the past, by FBI or any FBI Subsidiary. This Reorganization Agreement does not contemplate that FBI or any FBI Subsidiaries undertake an environmental investigation in order for FBI to make the representations contained in this Section 5.15.

                          (a)     FBI and all FBI Subsidiaries have obtained
all material permits, licenses and other authorizations which are required to be obtained by FBI or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by FBI or any FBI Subsidiary is in material compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in schedule 5.15 hereto. For purposes hereof, the following terms shall have the following meanings:

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C.
Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m) the Missouri Clean Water Law, Title XL Section 644.006 et seq. of the Missouri Code; (n) the Air Quality Attainment Act, Title XL Section 643.300 et seq. of the Missouri Code; (o) the "Missouri Air Conservation Law," Title XL Section
643.010 of the Missouri Code; (p) the "Missouri Hazardous Waste Management Law," Title XVI Section 260.350 of the Missouri Code; (q) the Missouri statutes dealing with "abandoned or uncontrolled" sites where hazardous waste has been disposed of illegally or prior to regulation, Title XVI Section 260.435 of the Missouri Code; (r) the Arkansas Water and Air Pollution Control Act, Section 8-4-101 et seq. of the Arkansas Code of 1987 Annotated; (s) the Arkansas Solid Waste Management Act, Section 8-6-201 et seq. of the Arkansas Code of 1987 Annotated; (t) the Hazardous Waste Management Act of 1979, Section 8-7-301 et seq. of the Arkansas Code of 1987 Annotated; (u) the Arkansas Resource Reclamation Act of 1979, Section 8-7- 301 et seq. of the Arkansas Code of 1987 Annotated; (v) the Emergency Response Fund Act, Section 8-7-401 et seq. of the Arkansas Code of 1987 Annotated; (w) Remedial Act Trust Fund Act, Section 8-7-501 et seq. of the





                      REORGANIZATION AGREEMENT - PAGE 26

Arkansas Code of 1987 Annotated; (x) the Arkansas statute dealing with Regulated Substance Storage Tanks, Sections 8-7- 801 et seq. of the Arkansas Code of 1987 Annotated; (y) the Petroleum Storage Tank Trust Fund Act, Sections 8-7-901 et seq. of the Arkansas Code of 1987 Annotated; (z) any amendments to the foregoing Acts and regulations as may be adopted from time to time on or before the Closing; and (aa) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant under Applicable Environmental Laws that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of FBI or any FBI Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by FBI or a FBI Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether purchased or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                          (b) In addition, except as set forth in schedule 5.15(b) hereto:

                                  (i)      No notice, notification, demand,
         request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by FBI or any FBI Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of FBI or any FBI Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by FBI or any Affiliate of FBI at the Property;

                                  (ii)      To the best knowledge of FBI or any
         FBI Subsidiary, none of the Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to FBI's or any FBI Subsidiary's occupancy thereof, or during or, to the best knowledge of FBI or any FBI Subsidiary, prior to the occupancy thereof by any assignee or sublessee of FBI or any FBI Subsidiary, except in compliance with all Applicable Environmental Laws;

                                  (iii)    There are no Hazardous Substances
         being stored at any Property or located in, on or upon, any Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                  (iv)      No Hazardous Substances have been
         Released during, or to the best knowledge of FBI or any FBI Subsidiary, prior to FBI's or any FBI Subsidiary's





                      REORGANIZATION AGREEMENT - PAGE 27
         occupancy thereof, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                          (c)      Neither FBI nor any Affiliate of FBI has
transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                          (d)     Except as set forth in schedule 5.15(d), no
Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, FBI or any Affiliate of FBI in violation of Applicable Environmental Laws.

                          (e)     No oral or written notification of a Release
of Hazardous Substances has been filed by or on behalf of FBI or any Affiliate of FBI relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          (f)     There are no liens arising under or pursuant
to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of FBI, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                          (g)     Except as described in schedule 5.15(g)
hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of FBI or any Affiliate of FBI in relation to any Property, which have not been made available to UPC.

                 5.16 Insurance. FBI and each FBI Subsidiary have paid all material amounts due and payable under any insurance policies and guaranties applicable to FBI and any FBI Subsidiary and FBI's or any FBI Subsidiary's assets and operations; all such insurance policies and guaranties are in full force and effect; and FBI and each FBI Subsidiary and all of FBI's and each FBI Subsidiary's material Realty and other material properties are insured against fire, casualty, theft, loss, and such other hazards and occurrences against which it is customary to insure, all such insurance policies being in amounts that are considered by the directors of FBI to be adequate and consistent with past practice and experience.

                 5.17     Labor and Employment Matters.  Except as reflected in
schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which FBI or any FBI Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which FBI or any FBI Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of FBI or any FBI Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any





                      REORGANIZATION AGREEMENT - PAGE 28
obligation of any party thereto. Neither FBI nor any FBI Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. FBI and each FBI Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities and FBI and each FBI Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities all amounts required to be withheld from the employees of FBI and each FBI Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in schedule 5.17, there is no: unfair labor practice complaint against FBI or any FBI Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting FBI or any FBI Subsidiary; labor grievance pending against FBI or any FBI Subsidiary; pending representation question respecting the employees of FBI or any FBI Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which FBI or any FBI Subsidiary is a party, or to the best knowledge of FBI, any basis for which a claim may be made under any collective bargaining agreement to which FBI or any FBI Subsidiary is a party.

                 5.18 Records and Documents. The Records of FBI and of each FBI Subsidiary are and will be sufficient to enable FBI and each such FBI Subsidiary to continue conducting its business under similar standards as FBI and each such FBI Subsidiary have heretofore conducted such business.

                 5.19 Capitalization of FBI. The authorized capital stock of FBI consists of 3,000,000 shares of common stock having a par value of one
cent ($0.01) per share (the "FBI Common Stock").   There is no other class of
equity security of FBI. As of the date of this Reorganization Agreement, 684,377 shares of FBI Common Stock were issued and outstanding and 9,154 shares of FBI Common Stock were held by FBI as treasury stock. All of the outstanding FBI Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any FBI Shareholder or other Person. As of the date of this Reorganization Agreement, there are options to purchase 15,000 shares of FBI Common Stock outstanding which have been issued pursuant to the FBI Stock Option Plan, and there are no other outstanding securities or obligations which are convertible into FBI Common Stock or into any other equity or debt security of FBI, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls, puts or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued FBI Common Stock or any other equity or debt security of FBI, other than options to purchase in the aggregate 15,000 shares of FBI Common Stock issued under the FBI Stock Option Plan. Immediately prior to the Effective Time of the Merger, there will be not more than (nor less than) 699,377 fully diluted shares of FBI Common Stock issued and outstanding. Except as set forth in schedule 5.19 hereto, FBI is the beneficial owner and record holder of, and has good and freely transferable title to, all of the shares of each of the FBI Subsidiaries' Common Stock outstanding, which are recorded on the books and Records of each FBI Subsidiary as being held in FBI's name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of FBI to freely vote such stock in support of the transactions contemplated herein.

                 5.20 Sole Agreement. Except as described in schedule 5.20 hereto, with the exception of this Reorganization Agreement, neither FBI, nor any FBI Subsidiary, nor any Subsidiary of either has been, is or will become a party to: any letter of intent or agreement to merge, to consolidate,





                      REORGANIZATION AGREEMENT - PAGE 29
to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of FBI or any FBI Subsidiary or any Subsidiary of any FBI Subsidiary (or any of their assets) in any business combination of any kind; or any agreement obligating FBI or any FBI Subsidiary to issue or sell or authorize the sale or transfer of FBI Common Stock or the capital stock of any FBI Subsidiary. There are no, and there will not be at the Effective Time of the Merger, any shares of capital stock or other equity securities of FBI outstanding, except for shares of FBI Common Stock presently issued and outstanding and shares of FBI Common Stock which had been issued upon proper exercise of a FBI Stock Option issued and outstanding, but not exercised, as of the date of this Reorganization Agreement, and other than FBI Stock Options issued and outstanding as of the date of this Reorganization Agreement which have not been exercised prior to the Effective Time of the Merger, there are no (nor will there be at the Effective Time of the Merger) any outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of FBI Common Stock or any other capital stock of FBI or any FBI Subsidiary, or contracts, commitments, understandings, or arrangements by which FBI or any FBI Subsidiary is or may be bound to issue additional shares of FBI Common Stock or any other capital stock, or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which FBI or any FBI Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any FBI Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of FBI to vote or to dispose of any such shares.

                 5.21 Disclosure. The information concerning, and the representations and warranties made by, FBI and each FBI Subsidiary set forth in this Reorganization Agreement; or in the schedules of exceptions of FBI hereto; or in any document, statement, certificate or other writing furnished or to be furnished by FBI or by any FBI Subsidiary to UPC and Capital pursuant hereto, does not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC or Capital by FBI or any FBI Subsidiary pursuant hereto were or will be complete and accurate copies of such documents.

                 5.22 Absence of Undisclosed Liabilities. Except as described in schedule 5.22 hereto, neither FBI nor any FBI Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of FBI or of any FBI Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of FBI or any FBI Subsidiary (i) except as disclosed in the Audited Financial Statements of FBI delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1995, neither FBI nor any FBI Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of FBI or such FBI Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to FBI or any FBI Subsidiary.

                 5.23 Reserve for Possible Loan or ORE Losses. The "Reserve for Possible Loan Losses" reflected in the Audited Financial Statements of FBI is (with respect to periods ended on or before December 31, 1995) and will be (with respect to periods ending subsequent to December 31,
1995) adequate in all respects to provide for anticipated losses inherent in Loans outstanding and with





                      REORGANIZATION AGREEMENT - PAGE 30
respect to commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in schedule 5.23 hereto, as of the date thereof neither FBI nor any FBI Subsidiary has any Loan or other extension of credit which has been criticized or classified by the bank examiners representing any Regulatory Authority or by its independent auditors as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan." The net book value of FBI's assets acquired through foreclosure in satisfaction of problem loans ("ORE") are carried on the Balance Sheet of the Audited Financial Statements of FBI at fair value at the time of acquisition less estimated selling costs which approximates the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

                 5.24     Compliance with Laws.  FBI and each FBI Subsidiary:

                          (a)  Is in compliance in all material respects with
all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of FBI or of any FBI Subsidiary or which would or could reasonably be expected to subject FBI, or any FBI Subsidiary or any of the directors or officers of FBI or of a FBI Subsidiary to civil money penalties; and

                          (b)  Has received no written notification or
communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that FBI or any FBI Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on FBI or on any FBI Subsidiary; (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of FBI or any FBI Subsidiary; or (iii) requiring FBI or any FBI Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 5.25     Employee Benefit Plans.

                          (a)     FBI has previously provided to UPC true and
complete copies of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of FBI or any FBI Subsidiary or any other entity which is a member of a controlled group or is under common control with FBI or its Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the IRC of 1986 (the "Code"). Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is listed in schedule 5.25(a) hereto. FBI has also provided to UPC true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                          To the best knowledge of FBI and its Subsidiaries,
each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the IRC is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the IRC. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the IRC have been provided to UPC. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit





                      REORGANIZATION AGREEMENT - PAGE 31

Reduction Act of 1984, the Retirement Equity Act of 1984 and the IRC were timely filed and have been received by FBI and its Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to UPC. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                          To the best knowledge of FBI and its Subsidiaries,
each of the Employee Pension Benefit Plans has been operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the IRC, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan shall have materially deviated from the written provisions of the plan, such operational deviations have been disclosed in schedule 5.25(a) hereto. In any event, a violation with respect to the Employee Pension Benefit Plans, the consequences of which shall not be material, shall not be deemed to constitute a breach of this warranty and representation.

                          With respect to Employee Pension Benefit Plans which
are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of IRC Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and schedules, for the three (3) plan years immediately preceding the current date have been delivered to UPC. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to UPC.

                          With respect to all Employee Pension Benefit Plans
which are subject to the summary plan description requirement of ERISA Section 102, all current summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been filed and distributed. Copies of all current summary plan descriptions have been delivered to UPC. No Employee Pension Benefit Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                          No Employee Pension Benefit Plan subject to Part III
of Subtitle B of ERISA or Section 412 of the IRC, or both, has incurred an "accumulated funding deficiency" within the meaning of IRC Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by FBI or its subsidiaries or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of IRC Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                          To the best knowledge of FBI and its Subsidiaries, no
"reportable event" (as described in Section 4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as defined in Section 4975 of the IRC), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the IRC, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither FBI nor any FBI Subsidiary is directly or indirectly responsible) to any material liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the IRC.





                      REORGANIZATION AGREEMENT - PAGE 32

                          No condition exists with regard to any Employee
Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                          The fair market value of the assets of any Employee
Pension Benefit Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. Neither FBI nor its Subsidiaries have incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The termination of any IRC Section 1(a) qualified Employee Pension Benefit Plan previously terminated by FBI or any FBI Subsidiary did not adversely affect the qualification of such Employee Pension Benefit Plan. The distribution of the assets of any such Employee Pension Benefit Plan was made or is currently being made in conformity with the requirements of that Employee Pension Benefit Plan and of applicable legal requirements and has not resulted in, will not result in, and is reasonably not anticipated to result in the assessment of any tax, penalty, or excise tax against such pension plan, its related trusts, the fiduciary and administrators of the Employee Pension Benefit Plan, FBI or its Subsidiaries, or any disqualified person (as defined in IRC Section 4975) with respect to the Employee Pension Benefit Plan.

                          No tax has been, will be, or is reasonably
anticipated to be imposed under IRC Section 4978, 4978B, or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by FBI or its Subsidiaries which is an employee stock ownership plan ("ESOP").

                          Except as disclosed in schedule 5.25(a) hereto, all
Employee Pension Benefit Plans were in effect for substantially all of calendar year 1994. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 1994 for each such Employee Pension Benefit Plan.

                          FBI has provided to UPC copies of the annual
actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the IRC, copies of financial statements or reports containing information regarding the financial accounting expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to UPC.

                          FBI has provided to UPC copies of all filings
regarding the Employee Pension Benefit Plans which have been made with the Securities and Exchange Commission for the three (3) plan years preceding the date hereof.

                 (b) FBI has furnished to UPC true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of FBI or any FBI Subsidiary or members of a controlled group or entities under common control with FBI or its Subsidiaries in the manner defined and further described in Section 414(b),
(c), or (m) of the IRC. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in schedule 5.25(b) hereto.

                          FBI has also provided to UPC true and complete copies
of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited





                      REORGANIZATION AGREEMENT - PAGE 33
to, trust agreements, cafeteria plans (pursuant to IRC Section 125), and voluntary employee beneficiary associations (pursuant to IRC Section 501(c)(9)). To the best knowledge of FBI and its Subsidiaries, each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the IRC, which are applicable to such Employee Welfare Benefit Plans. In any event, a violation with respect to the Employee Welfare Benefit Plans, the consequences of which shall not be material, shall not be deemed to constitute a breach of this warranty and representation. FBI has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any IRC section which results in the imposition of a tax on benefits provided to such participants under such plan.

                          With respect to all Employee Welfare Benefit Plans
which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of IRC Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to UPC. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all current summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all current summary plan descriptions for each plan have been delivered to UPC.

                          Except as disclosed in schedule  5.25(b) hereto, all
Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 1994. Except as disclosed in schedule 5.25(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof (except as may have been, or may be required by applicable law) or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1995.

                          No Employee Welfare Benefit Plan or any trust created
thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction", as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither FBI nor any FBI Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to FBI or any of its Subsidiaries that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                          Neither FBI nor any FBI Subsidiary has failed to make
any contribution to, or pay any amount due and owing by FBI or a FBI Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in
Section 5.25(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge, information and belief of FBI, constitute a liability for FBI or any FBI Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                          Except as disclosed in schedule 5.25(b) hereto, to
the best knowledge, information and belief of FBI, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither FBI or any FBI Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the IRC or Sections 601 through 608 of ERISA for failure to comply with the continuation health care





                      REORGANIZATION AGREEMENT - PAGE 34
coverage requirements of ERISA Sections 601 through 608 and IRC Section 4980B with respect to any current or former employee of FBI or any FBI Subsidiary, or the beneficiaries of such employee.

                 (c) FBI has furnished to UPC true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by FBI or any FBI Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of FBI or any FBI subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of FBI and FBI's Subsidiaries are listed on schedule 5.25(c)(1) hereto. Except as disclosed in schedule 5.25(c)(1) hereto, there are no other benefit arrangements of the FBI companies and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1995. Except as disclosed in schedule 5.25(c)(1) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1995. There has been no material increase in the base salary and wage levels of FBI or any FBI Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1995. Except as disclosed in schedule 5.25(c)(1) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of FBI or any FBI subsidiary on or after January 1, 1996, nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 1996.

                          Except as disclosed in schedule 5.25(c)(2) hereto,
with respect to all Benefit Arrangements which are subject to the annual return requirement of IRC Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three
(3) plan years immediately preceding the current date have been delivered to UPC.

                 (d) Listed on schedule 5.25(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of FBI or any FBI Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in schedule 5.25(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of FBI or any FBI Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in
Section 280G of the IRC and Regulations proposed pursuant to that section.

                 (e) Except as described in schedule 5.25(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by FBI (or by Capital as the Surviving Corporation) within a period of no more than thirty (30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. To the best knowledge of FBI and its Subsidiaries, no limitation on the right to terminate any such plan has been communicated by FBI or its Subsidiaries to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or





                      REORGANIZATION AGREEMENT - PAGE 35
arrangements.  Each Employee Pension Benefit Plan which is qualified under
Section 401(a) of the IRC as a qualified defined benefit pension plan contains language which permits the reversion of excess assets to the employer maintaining the plan or its successors or assigns upon a plan termination and such provision has been included in the Employee Pension Benefit Plan for the period required under ERISA Section 4044(d).

                 (f) Except as disclosed in schedule 5.25(f) hereto, neither FBI nor any FBI Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

                          Except as disclosed in schedule 5.25(f) hereto, no
suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best information, knowledge and belief of FBI, anticipated to be filed.

                 5.26 Material Contracts. Except as reflected in the Audited Financial Statements of FBI or as described in schedule 5.26 hereto, neither FBI nor any FBI Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by FBI as of the date of this Reorganization Agreement that has not already been filed as an exhibit to FBI's Form 10-K filed for the fiscal year ended December 31, 1995, or in any other SEC Document filed prior to the date of this Reorganization Agreement.

                 5.27 Material Contract Defaults. Neither FBI nor any FBI Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, which default may be reasonably expected to have either individually or in the aggregate a material adverse effect on FBI or on any FBI Subsidiary and there has not occurred any event which, with the lapse of time or the giving of notice or both, would constitute such a default.

                 5.28 Reports. Since January 1, 1991, FBI and each FBI Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Missouri Division; (ii) the Federal Reserve; (iii) the Comptroller (if applicable); (iv) the FDIC; OTS (if applicable); or (v) the SEC, including, but not limited to, Annual Reports on SEC Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements; (vi) reports on Forms 2900 and call reports (on FFIEC Forms 032, 033 and 034 and similar forms) and
(vii) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings which are not material). As of their respective dates, each of such reports and documents, including the financial statements, tables, exhibits, and schedules thereto, complied in all material respects with all of the requirements of the respective forms on which they were filed and with all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the





                      REORGANIZATION AGREEMENT - PAGE 36
circumstances under which they were made, not misleading. FBI will provide to UPC true and correct copies of all such reports filed by FBI or by any FBI Subsidiary subsequent to January 1, 1991.

                 5.29 Exchange Act Filings. Since becoming subject to the reporting requirements of the 1934 Act, FBI has filed all reports with the SEC required of it pursuant to Section 15(d) of the 1934 Act.

                 5.30 Statements True and Correct. None of the information prepared by, or on behalf of FBI or by any FBI Subsidiary regarding FBI, any FBI Subsidiary or any Subsidiary of a FBI Subsidiary included or to be included in the Proxy Statement to be mailed to FBI's shareholders in connection with the Shareholders Meeting and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of FBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which FBI or any FBI Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.

                                   ARTICLE 6

                                COVENANTS OF UPC

                 6.1 Regulatory Approvals. Within a reasonable time after completion of UPC's "due diligence review" described in Section 2.3 of this Reorganization Agreement and its decision to proceed with the transaction as a result thereof, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the necessary prior Government Approvals of the transactions contemplated in this Reorganization Agreement and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness. UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals and any other approvals and consents as may be required for the Closing as promptly as practicable; provided, however, that nothing in this Section 6.1 shall be construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time.

                 6.2 Registration of UPC Common Stock under the Securities Laws. UPC shall cooperate with FBI in the preparation of the FBI Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of UPC Common Stock as Consideration for the Merger) and shall cause a registration statement on the





                      REORGANIZATION AGREEMENT - PAGE 37
appropriate SEC Form (the "UPC Registration Statement") to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the FBI Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under the appropriate state securities laws. UPC shall also list for trading on the NYSE the UPC Common Stock to be delivered in payment of the Consideration. Such registration, qualification and listing shall be effected prior to the Closing.

                 6.3 Employee Benefits. Following the consummation of the transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of FBI or the FBI Subsidiaries and all employees of FBI and the FBI Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of Capital as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with FBI or with any FBI Subsidiary prior to the Effective Time of the Merger by such former FBI Company employees will be deemed service with UPC for purposes of determining eligibility for participation, benefit accrual (including, but not limited to, employer matching contributions in UPC's 401(k) plan), and vesting in such employee benefit plans of UPC and its Subsidiaries.

                 6.4 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of FBI shall have been obtained and, except as otherwise contemplated herein:

                          (a)  At all times prior to the Closing, UPC shall
promptly inform FBI in writing of any developments, occurrences, events or facts necessary to add to, amend or supplement the representations and warranties made herein (including those made in the schedules of exceptions attached hereto) as may be necessary to the end that the information contained herein and therein will accurately reflect the current status of UPC and of each UPC Subsidiary; provided, however, that any such updates to the schedules shall be required prior to the Closing only with respect to matters which represent material changes to the schedules and the information contained therein; and, provided further, that before such amendment, supplement or update shall be deemed to have become and to constitute a part of, or an amendment to, this Reorganization Agreement, FBI shall have agreed in writing to each such amendment, supplement or update to the Reorganization Agreement and/or schedules which initially shall have become a part of this Reorganization Agreement;

                          (b)  On and after the Closing Date, UPC and each UPC
Subsidiary shall give such further assistance to FBI and shall execute, acknowledge and deliver all such documents and instruments as FBI may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (c)  Between the date of this Reorganization
Agreement and the Closing Date, UPC and each UPC Subsidiary shall afford FBI and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to UPC and any UPC Subsidiary. UPC and each UPC Subsidiary shall provide reasonable assistance to FBI in its investigation of matters relating to UPC and any UPC Subsidiary; and

                          (d) Subject to the terms and conditions of this
Reorganization Agreement, UPC agrees to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to





                      REORGANIZATION AGREEMENT - PAGE 38
consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Reorganization Agreement. UPC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                                   ARTICLE 7

                           COVENANTS OF FBI COMPANIES

                 7.1 Proxy Statement; FBI Shareholder Approval. FBI shall call a special meeting of its shareholders (the "Shareholders Meeting") to be held as soon as reasonably practicable after the date of this Reorganization Agreement and shall use its best efforts to ensure that such meeting is held no later than November 30, 1996, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting,
(i) FBI shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement on the appropriate SEC Form and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the FBI Shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the FBI Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement;
(iii) the Board of Directors of FBI shall recommend (subject to compliance with their legal and fiduciary duties as advised in writing by counsel) to the FBI Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) FBI shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such FBI Shareholders' approvals.

                 7.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of UPC shall have been obtained and, except as otherwise contemplated herein:

          (a)  FBI shall, and FBI shall cause each FBI Subsidiary to:

                                  (i)   Operate its business only in the
         usual, regular, and ordinary course;

                                  (ii)  Preserve intact its business
         organization and assets and maintain in effect its rights and franchises;

                                  (iii)  Take no action, unless otherwise
         required by law, rules or regulation, that would (A) adversely affect the ability of any of them or of UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement; and in such event, only after giving UPC not less than ten (10) days prior written notice of such action;

                                  (iv)  Except as they may terminate in
         accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;





                      REORGANIZATION AGREEMENT - PAGE 39

                                  (v)  Keep in full force and effect insurance
         coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of FBI or the FBI Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                  (vi)  Use its best efforts consistent with
         past practices to retain any FBI Subsidiary's present customer base and to enhance the probability of the retention of such customer base by each FBI Subsidiary and its branches after the Effective Time of the Merger; and

                                  (vii)  Maintain, renew, keep in full force
         and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees such that such employees will continue to perform effectively and will be available to FBI, any FBI Subsidiary or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of any FBI Subsidiary's customer relationships;

                          (b)  FBI shall, and FBI agrees to cause each FBI
Subsidiary to, use their respective best efforts to assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and are not aware of any reason why such Government Approvals cannot be obtained, and to provide to UPC or to the appropriate governmental authorities all information required to be submitted in connection with obtaining such approvals;

                          (c) FBI shall, and FBI agrees to cause each FBI
Subsidiary to, at their own cost and expense, use their respective best efforts to secure all necessary consents and all consents and releases, if any, which may be required of FBI or of any FBI Subsidiary or from any third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;

                          (d)  At all times prior to the Closing, FBI shall
promptly inform UPC in writing of any developments, occurrences, events or facts necessary to add to, amend or supplement the representations and warranties made herein (including those made in the schedules of exceptions attached hereto) as may be necessary to the end that the information contained herein and therein will accurately reflect the current status of FBI and of each FBI Subsidiary; provided, however, that any such updates to schedules shall be required prior to the Closing only with respect to matters which represent material changes to the schedules and the information contained therein; and provided further, that before such amendment, supplement or update shall be deemed to have become and to constitute a part of, or an amendment to, this Reorganization Agreement, UPC shall have agreed in writing to each such amendment, supplement or update to the Reorganization Agreement and/or schedules which initially shall have become a part of this Reorganization Agreement;

                          (e)  On and after the Closing Date, FBI shall, and
FBI agrees to cause each FBI Subsidiary to, give such further assistance to UPC and to execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request, and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;





                      REORGANIZATION AGREEMENT - PAGE 40

                          (f)  Between the date of this Reorganization
Agreement and the Closing Date, FBI shall, and FBI agrees to cause each FBI Subsidiary to, afford UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to FBI and any FBI Subsidiary. FBI and each FBI Subsidiary shall provide reasonable assistance to UPC in its investigation of matters relating to FBI and any FBI Subsidiary; and

                          (g) Subject to the terms and conditions of this
Reorganization Agreement, FBI shall, and FBI agrees to cause each FBI Subsidiary to, use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Reorganization Agreement. FBI shall use, and shall cause each of its Subsidiaries to use, its best efforts to assist UPC in obtaining the consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                          (h)  FBI shall, and FBI agrees to cause each FBI
Subsidiary to, promptly inform UPC and Capital when it becomes aware that any person holding an office of Vice President or above is considering, has determined, or indicated his or her intent, to terminate his or her employment with FBI, or the particular FBI Subsidiary.

                 7.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, FBI covenants and agrees that it will neither do, nor agree or commit to do, nor permit any FBI Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld:

                          (a)  Except as expressly contemplated by this
Reorganization Agreement or the Plan of Merger, amend its Charter or Bylaws; or

                          (b)  Impose, or suffer the imposition, on any share
of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist, except for the lien on the FBI Bank Subsidiary Stock held by Mercantile Bank of St. Louis, N.A. with a current balance of approximately $4,019,000; or

                          (c)  (i) Repurchase, redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the FBI Common Stock; or (v) with the exception of its regular semi-annual cash dividend of sixty two and one-half cents ($0.625) per share for the semi- annual cash dividend declared and paid as the first semi-annual cash dividend in a calendar year, and sixty seven and one-half cents ($0.675) per share for the semi-annual cash dividend declared and paid as the second semi-annual cash dividend in a calendar year, in both cases the declaration date of which shall





                     REORGANIZATION AGREEMENT - PAGE 41
be consistent with past practice, pay or declare any cash dividends or make or declare any other type of distribution on the FBI Common Stock; or

                          (d)  Except as expressly permitted by this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
(iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

                          (e)  Except as expressly permitted by this
Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of FBI Common Stock, or any other capital stock of FBI or of any FBI Subsidiary, or any stock appreciation rights, or any FBI Stock Option or any other option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock should be directly sold or otherwise directly transferred to FBI or any FBI Subsidiary, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of FBI or of any FBI Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of FBI or any FBI Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                          (f)  Incur, or permit any FBI Subsidiary to incur,
any additional debt obligation or other obligation for borrowed money other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of FBI or any FBI Subsidiary to any FBI Subsidiary in excess of an aggregate of $50,000 (for FBI and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of FBI or such FBI Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, and sales of certificates of deposit); or

                          (g)  Grant any increase in compensation or benefits
to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices or pursuant to an existing employment agreement; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of FBI or of any FBI Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change shall be required by applicable law; or

                          (h)  Amend any existing employment contract between
it and any person having a salary thereunder in excess of $30,000 per year (unless such amendment shall be required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 which FBI or the applicable FBI Subsidiary (or their respective successors) shall not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time of the Merger; or





                     REORGANIZATION AGREEMENT - PAGE 42

                          (i)  Adopt any new employee benefit plan or terminate
or make any material change in or to any existing employee benefit plan other than any change that shall be required by law or that, in the opinion of counsel, shall be necessary or advisable to maintain the tax-qualified status of any such plan; or

                          (j)  Enter into any new service contract, purchase or
sale agreement or lease agreement which is material to FBI or to any FBI Subsidiary; or

                          (k)  Make any material capital expenditure except for
ordinary purchases, repairs, renewals or replacements; or

   (l)  Enter into any material transaction other than in the ordinary course of business; or

                          (m)  Grant or commit to grant any new extension of
credit to any officer, director or holder of 2% or more of the outstanding FBI Common Stock, or to any officer or director of a FBI Subsidiary, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed $1,000,000, or amend in any material respect the terms of any such credit outstanding on the date hereof.

                 7.4      Certain Actions.   (a)  Except to the extent
necessary to consummate the transactions specifically contemplated by this Reorganization Agreement, FBI and the FBI Subsidiaries shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit or encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to UPC or any UPC Subsidiary) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of FBI, based upon the written advice of outside counsel, to be required in order to fulfill its fiduciary obligations. FBI shall notify UPC immediately if any Acquisition Proposal shall have been, or should hereafter be received by FBI or by any of the FBI Bank Subsidiaries, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of FBI's (or, if applicable, any FBI Subsidiary's) Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any requests, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than UPC or any UPC Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving FBI or any of the FBI Bank Subsidiaries; (ii) acquire the right to vote ten percent (10%) or more of the FBI Common Stock or any FBI Subsidiary's Common Stock; (iii) acquire a significant portion of the assets or earning power of FBI or of any FBI Financial Subsidiary; or (iv) acquire in excess of ten percent (10%) of the outstanding FBI Common Stock or any FBI Subsidiary's Common Stock.

         (b) As a condition of, and as an inducement to UPC's entering into this Reorganization Agreement, FBI and each of the FBI Bank Subsidiaries covenant, acknowledge, and agree that it shall be a specific, absolute, and unconditionally binding condition precedent to either FBI's or any of the FBI Bank Subsidiaries' entering into a letter of intent, agreement in principle, or definitive agreement





                     REORGANIZATION AGREEMENT - PAGE 43

(whether or not considered binding, non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal other than this Reorganization Agreement and the transactions contemplated in this Reorganization Agreement, regardless of whether FBI or the FBI Bank Subsidiaries have otherwise complied with the provisions of Section 7.4(a) hereof, that FBI or such third-party which is a party to the Acquisition Proposal shall have paid to UPC the sum of Three Million Four Hundred FortyThousand Dollars ($3,440,000 ), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this Reorganization Agreement and (ii) indirect costs and expenses of UPC in connection with the transactions contemplated by this Reorganization Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Reorganization Agreement and (iii) UPC's loss as a result of the transactions contemplated by this Reorganization Agreement not being consummated. Accordingly, FBI and the FBI Bank Subsidiaries hereby jointly and severally stipulate and covenant that prior to FBI's or any one or more of the FBI Bank Subsidiaries' entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal or prior to supporting or indicating an intent to support an Acquisition Proposal, either FBI or such third-party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 7.4. UPC and Capital each acknowledges that under no circumstances shall any officer or director of FBI or the FBI Bank Subsidiaries (unless such officer or director shall have an interest in a potential acquiring party in an Acquisition Proposal) be held liable to any of them for any amount of the foregoing payment. On payment of such amount to UPC, neither UPC nor Capital shall have any cause of action or claim (either in law or equity) whatsoever against FBI or any of the FBI Bank Subsidiaries, or against any officer or director of FBI or the FBI Bank Subsidiaries, or the third party, with respect to or in connection with such Acquisition Proposal, this Reorganization Agreement or the Plan of Merger.

         The requirements, conditions, and obligations imposed by this Section
7.4 shall continue in effect from the date of this Reorganization Agreement until December 31, 1997, unless or until the earlier of any of the following events shall occur, in which event, thereafter neither FBI, the FBI Bank Subsidiaries nor any third party that is involved in an Acquisition Proposal shall be obligated to pay the amount required by this Section 7.4 as a condition precedent to such transaction:

         (1) This Reorganization Agreement shall have been terminated (i) by mutual consent of the Parties pursuant to Section 9.1(a) of this Reorganization Agreement; (ii) by UPC, Capital or FBI pursuant to Section 9.1(c) of this Reorganization Agreement;
                 (iii) by FBI pursuant to Section 9.1(d) of this Reorganization Agreement; (iv) by FBI pursuant to Section 9.1(g) of this Reorganization Agreement; (v) by UPC or FBI pursuant to
                 Section 9.1(j) of this Reorganization Agreement; (vi) by FBI pursuant to Section 9.1(k) or (vii) by UPC or FBI pursuant to
                 Section 9.1(e) of this Reorganization Agreement, and in the case of termination pursuant to Section 9.1(e), only then on the basis of the failure to satisfy the conditions enumerated in subparagraph (2) below; or

         (2) In the event the Merger should not be consummated as a result of the failure to satisfy any of the following conditions:

                          (i) Noncompliance by UPC or Capital with their respective obligations as required by the provisions of Section 8.1(a) of this Reorganization Agreement;





                     REORGANIZATION AGREEMENT - PAGE 44

                          (ii) Material inaccuracy (without waiver thereof) of representations and warranties of UPC as contemplated by the provisions of Section 8.1(b) of this Reorganization Agreement;

                          (iii) The failure by UPC or Capital to effect all corporate action necessary on their respective parts as required by the provisions of Section 8.1(c)(i) of this Reorganization Agreement;

                          (iv) The occurrence of material legal proceedings as contemplated by the provisions of Section 8.3(a) of this Reorganization Agreement;

                          (v)     The failure to receive the requisite
                          approvals as required by the provisions of Section 8.3(b) of this Reorganization Agreement other than any such failure arising out of any action or inaction on the part of FBI or of any FBI Financial Subsidiary;

                          (vi) The failure on the part of counsel to UPC to deliver the requisite opinion required by the provisions of Section 8.1(e) of this Reorganization Agreement; or

                          (vii) UPC shall have determined not to consummate the Merger pursuant to Sections 8.2(d), 8.2(f), or 8.2(k).

                          (viii) The failure by UPC to deliver to FBI and the FBI Bank Subsidiaries the certificates contemplated by Section 8.3 of this Reorganization Agreement.

                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1 Conditions to the Obligations of FBI. Unless waived in writing by FBI, the obligation of FBI to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of UPC and Capital to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of UPC and Capital contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger;

                          (c)     Documents. In addition to the other
deliveries of UPC or Capital described elsewhere in this Reorganization Agreement, FBI shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an Assistant Secretary of UPC and Capital dated as of the Closing Date certifying that:





                     REORGANIZATION AGREEMENT - PAGE 45

                                        (A)     UPC's and Capital's respective
                 Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or Capital is an officer of UPC or Capital, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of UPC
                 and Capital attached to such certificate remain in full force and effect; and

                                        (D)     UPC and Capital are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC and Capital stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

                          (d)     Consideration.  FBI shall have received a
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates representing and evidencing shares of UPC Common Stock and cash or other good funds sufficient to meet the obligation of UPC to deliver to the FBI Record Holders the Consideration under this Reorganization Agreement and the Plan of Merger; and

                          (e)     Opinion of UPC's and Capital's Counsel.  FBI
shall have been furnished with an opinion of counsel to UPC and Capital, dated as of the Closing Date, addressed to and in form and substance satisfactory to FBI, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing, and in good standing under the laws of the State of Tennessee and Capital is a Tennessee corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC, and Capital and (assuming this Reorganization Agreement is a binding obligation of FBI) constitutes a valid and binding obligation of UPC and Capital enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                                  (iii)    to the knowledge of such counsel
         after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for





                     REORGANIZATION AGREEMENT - PAGE 46
         execution and delivery by UPC and Capital of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or Capital in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or Capital or appropriate government officials; and (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such other states and may be limited, in any event, to Federal Law and the law of the State of Tennessee.

                          (f)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, UPC and each UPC Subsidiary shall have afforded FBI and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to UPC and each UPC Subsidiary. UPC and each UPC Subsidiary shall have caused all UPC or any such UPC Subsidiary personnel to provide reasonable assistance to FBI in its investigation of matters relating to UPC and any UPC Subsidiary;

                          (g)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of UPC or of any UPC Subsidiary shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to UPC or any UPC Subsidiary, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;


                          (h)     Fairness Opinion.  FBI shall have received a
"fairness opinion" from its independent financial adviser to the effect that, in the opinion of such adviser, the Consideration to be received by the FBI Record Holders in exchange for their shares of FBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement is fair to the shareholders of FBI from a financial point of view; such fairness opinion shall not have been withdrawn prior to the Closing Date; and FBI shall have received an updated "fairness opinion" letter from such advisers dated within five days of the Closing Date confirming that, in the opinion of such adviser, such Consideration to be received by the FBI Record Holders continues to be fair to the FBI Shareholders from a financial point of view; and

                          (i)     Tax Opinion.  FBI shall have received a
written opinion from its legal counsel to the effect that, in the opinion of such legal counsel, the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under IRC Section 368 and that the FBI Record Holders will not recognize any gain or loss to the extent that such FBI Record Holders shall exchange shares of FBI Common Stock for shares of UPC Common Stock (other than any fractional share of UPC Common Stock which shall remain after aggregating all shares of UPC Common Stock to which each FBI Record shall be entitled to receive in the Merger) contemplated by this Reorganization Agreement assuming that the shares of FBI Common Stock so exchanged by such FBI Record Holders shall be held by them as capital assets at the Effective Time of the Merger;
(b) that the basis of the UPC Common Stock received will be the same as the basis of the FBI Common Stock exchanged therefor; and (c) that the holding period of the UPC Common Stock received will include the holding period of the FBI Common Stock surrendered in the exchange.





                     REORGANIZATION AGREEMENT - PAGE 47

                 8.2 Conditions to Obligations of UPC and Capital. Unless waived in writing by UPC, the obligation of UPC and Capital to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of FBI and of each FBI Subsidiary to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of FBI and of each FBI Subsidiary contained in
Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                          (c)     Documents. In addition to the documents
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or Cashier or by an Assistant Secretary or Assistant Cashier of FBI and each FBI Subsidiary dated as of the Closing Date certifying that:

                                        (A)     FBI's Board of Directors and
                 shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of FBI is an officer of FBI holding the office or offices specified therein, with full power and authority to execute and deliver this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of FBI
                 and of each FBI Subsidiary attached to such certificate remain in full force and effect; and

                                        (D)     FBI and all FBI Subsidiaries
                 are in good standing under their respective corporate charters; and

                                  (ii)     a certificate signed by the
         respective President, Chief Executive Officer or an Executive Vice President of each of FBI and each FBI Subsidiary stating that the conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) of this Reorganization Agreement, as to each of them, have been satisfied;

                          (d)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of any material real property, improvements or personal property of FBI or of any FBI Subsidiary which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or





                     REORGANIZATION AGREEMENT - PAGE 48
prospects of FBI or any FBI Subsidiary; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there shall have been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and Capital may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (e)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, FBI and each FBI Subsidiary shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to FBI and each FBI Subsidiary. FBI and each FBI Subsidiary shall have caused all FBI or any such FBI Subsidiary personnel to provide reasonable assistance to UPC in its investigation of matters relating to FBI and any FBI Subsidiary;

                          (f)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of FBI or of any FBI Subsidiary shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to FBI or any FBI Subsidiary, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of FBI's Counsel.  UPC shall have
been furnished with an opinion of legal counsel to FBI and the FBI Subsidiaries, dated the Closing Date, addressed to UPC and in form and substance satisfactory to UPC, to the effect that:

                                  (i)       FBI is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Missouri;

                                  (ii)      each FBI Subsidiary is duly
         organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                                  (iii) this Reorganization Agreement has been
         duly and validly authorized, executed and delivered by FBI and by each FBI Financial Subsidiary and (assuming that this Reorganization Agreement is a binding obligation of UPC and Capital and the Plan of Merger is a binding obligation of UPC and Capital) constitutes a valid and binding obligation of FBI, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and

                                  (iv) to the knowledge of such counsel after
         due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by FBI or any FBI Subsidiary of this Reorganization Agreement or any of the documents to be executed and delivered by FBI and any FBI Subsidiary in connection herewith and the consummation of the Merger and ancillary transactions described in the Reorganization Agreement.





                     REORGANIZATION AGREEMENT - PAGE 49

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of FBI or of any FBI Subsidiary or appropriate government officials; and (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and to the law of the State of Missouri.

                          (h)     Other Business Combinations, Etc.  Except as
otherwise provided in this Reorganization Agreement, neither FBI nor any FBI Subsidiary shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which FBI or any FBI Subsidiary would merge, consolidate with; effect a business combination with; sell any substantial part of FBI's or any FBI Subsidiary's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti- takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of FBI or of any FBI Subsidiary or the benefits of acquiring the FBI Common Stock;

                          (i)     Maintenance of Certain Covenants, Etc.  At
the time of Closing, (i) the total consolidated assets of FBI and Subsidiaries shall be not less than $315,000,000; (ii) the total consolidated stockholders' equity of FBI shall have been not less than $23,662,927 at December 31, 1995 and shall have increased since that date through earnings growth less any dividends which shall have been declared as permitted hereunder; (iii) the tangible equity capital of FBI shall be not less than its reported level as of December 31, 1995, and shall have increased since that time through earnings growth less any dividends which shall have been declared as permitted hereunder; (iv) FBI shall not have issued, or incurred any obligation to issue, or repurchased, or incurred any obligation to repurchase, from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities, except as set forth in this Reorganization Agreement (such that there shall be not more than 684,377 shares of FBI Common Stock validly issued and outstanding at the Effective Time of the Merger other than those additional shares which shall have been issued by FBI subsequent to December 31, 1995, incidental to the exercise of stock options granted under the FBI Stock Option Plan which were issued and outstanding on that date and which have been disclosed to UPC in this Reorganization Agreement); (v) FBI shall own, free and clear of any liens or encumbrances of any nature whatsoever, other than the lien of Mercantile Bank of St. Louis, N.A. referred to in Section 7.3(b) of this Reorganization Agreement, not less than the following percentages of the outstanding capital stock of the following FBI Bank Subsidiaries: First Financial Bank of St. Louis, 100%; First Financial Bank of Mississippi County, 100%; Citizens First Financial Bank, 99.92%; First Financial Bank of St. Genevieve, 94.87%; and First Financial Bank of Southeast Missouri, 99.41%; (vi) from December 31, 1995, there shall have been no extraordinary sale of assets, nor any material investment portfolio restructuring by either FBI or any FBI Subsidiary; (vii) neither FBI nor any FBI Subsidiary shall have issued or granted, or incurred any obligation to issue or grant, since December 31, 1995, through the Effective Date of the Merger, any additional equity or debt securities, any FBI Stock Options, or any other options, warrants, instruments or rights of any nature whatsoever to acquire, either directly or upon conversion or exchange, any equity or debt securities of FBI or any FBI Subsidiary, or any stock appreciation or similar rights; (vii) from the date hereof, FBI shall not have declared or paid any cash dividends or other distributions prior to Closing, except as permitted hereunder; and (ix) the Merger shall qualify as one or more tax-free reorganizations under Section 368 of the IRC of 1986, as amended. The financial criteria and calculations set forth above shall be determined in accordance with GAAP assuming that FBI and each FBI Subsidiary shall have been operated consistently in the normal course of their respective businesses; provided, however, that to the extent the application of FASB 115 would require FBI to reduce stockholder's equity or tangible capital by an amount equal to unrealized losses in FBI's available for sale securities portfolio, the amount of such unrealized loss would not be counted





                     REORGANIZATION AGREEMENT - PAGE 50
under subsections (ii) and (iii) above; and, provided further, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out-of-the-ordinary borrowings or by the realization of extraordinary or nonrecurring gains otherwise than in the ordinary course of business, or other income from the disposition of assets or liabilities or through similar transactions, shall be eliminated from the calculations;

                 (j) Non-Compete Agreements. Each inside director of FBI and each chairman of the board and each president or chief executive officer of each FBI Bank Subsidiary shall have entered into a non-compete agreement with UPC, FBI and each FBI Bank Subsidiary substantially in the form of UPC's standard form of non-compete agreement, a copy which is annexed hereto as
Exhibit 8.2(j), providing for a term of two (2) years from Closing and covering those Counties in the State of Missouri in which FBI and the FBI Bank Subsidiaries shall maintain any of their banking offices, including branches, on the Closing Date as well as those Counties which are contiguous to those counties in which they operate banking offices or branches; and no such inside director of FBI or chairman of the board, president or chief executive officer of any FBI Bank Subsidiary shall be involved in any way with the formation or organization of a new financial institution which would maintain banking offices in any of such Counties;

                 (k) Tax Opinion. UPC shall have received a written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the IRC and that neither UPC, Capital nor FBI will recognize any gain or loss for federal income tax purposes as a result of the consummation of the transactions contemplated by the Reorganization Agreement;

                 (l) Receipt of Affiliate Letters. UPC shall have received a written commitment (an "Affiliate Letter") from each FBI Record Holder who would be deemed under the Securities Laws to be an "Affiliate" of FBI at the time of the Shareholders Meeting and at the time of Closing and who shall accept shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his or her shares of FBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such FBI Record Holder shall not pledge, assign, sell, transfer, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such FBI Record Holder upon consummation of the Merger nor enter into any formal or informal agreement to pledge, assign, sell, transfer, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such FBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement if such disposition of, commitment to dispose of, or reduction of the risk of ownership of the shares of UPC Common Stock to be received in the Merger (collectively, a "Disposition"):

                          (i) would require the Merger and other transactions contemplated by the Reorganization Agreement to be accounted for under the "purchase" method of accounting rather than under the "pooling-of-interests" method of accounting; or

                          (ii) would constitute a sale or other disposition of such shares of UPC Common Stock in violation of the Securities Laws; or

                          (iii) would adversely affect the ability of the Parties to treat the Merger and other transactions contemplated in the Reorganization Agreement as one or more tax-free "reorganizations" in the sense of Section 368 of the IRC such that the tax-free status of the transactions might be jeopardized for federal income tax purposes.





                     REORGANIZATION AGREEMENT - PAGE 51

Accordingly, no Affiliate shall effect a Disposition prior to the date on which UPC shall have released to the public the financial results of the combined operations of UPC and FBI for a period of not less than 30 days duration in order to satisfy the requirements of clause (i). In addition, no Affiliate shall effect a Disposition otherwise than by compliance with SEC Rules 144 or 145 or in a transaction which, in the opinion of counsel satisfactory to UPC, shall be exempt from the registration requirements of the 1933 Act in order to satisfy the requirements of clause (ii) above. Moreover, each Affiliate shall represent and warrant to UPC that as of the Closing Date such Affiliate has no present intention of disposing of any amount in excess of 45% of the shares of UPC Common Stock to be received by such Affiliate as Consideration for the FBI Common Stock surrendered in the transaction and shall undertake to make no disposition of any of the remaining 55% of the UPC Common Stock received by such Affiliate for a period of not less than 24 months (or, with the approval of UPC, such shorter period as may be justified by material events, occurrences or changes in circumstances which were not reasonably foreseeable or foreseen on the Closing Date)in order to protect the ability of the Parties to treat the Merger and other transactions contemplated in the Reorganization Agreement as one or more tax- free "reorganizations" in the sense of Section 368 of the IRC;

                 (m) Fairness Opinion. UPC shall have received a "fairness opinion" from its independent financial adviser to the effect that, in the opinion of such adviser, the Consideration to be received by the FBI Record Holders in exchange for their shares of FBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement is fair to the shareholders of UPC from a financial point of view; such fairness opinion shall not have been withdrawn prior to the Closing Date; and UPC shall have received an updated "fairness opinion" letter from such advisers dated within five days of the Closing Date confirming that, in the opinion of such adviser, such Consideration to be received by the FBI Record Holders continues to be fair to the UPC Shareholders from a financial point of view; provided, however, that this shall not be a condition precedent to UPC's obligation to close the transaction if UPC's financial adviser withholds, fails to deliver or withdraws such "fairness opinion" on the basis of an increase in the price per share of UPC Common Stock over its price per share on the date hereof; and

                 (n) Pooling of Interests Accounting Treatment. UPC shall have received (i) from Price Waterhouse or other independent accountants satisfactory to UPC, a letter dated within five days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Reorganization and Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from FBI's regularly retained independent accountants or other accountants acceptable to UPC, a letter dated within five days prior to the Closing Date stating that, upon a review of the books and records of FBI, such accountants are aware of no reason why the business combination described in this Reorganization Agreement to which FBI is a Party should not be accounted for as a "pooling of interests" under generally accepted accounting principles.

                 8.3 Conditions to Obligations of All Parties. The obligation of each Party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)     No Pending or Threatened Claims.  That no
claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith; and





                     REORGANIZATION AGREEMENT - PAGE 52

                          (b)     Government Approvals and Acquiescence
Obtained. The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired; and

                          (c)     Shareholder Approval.  The FBI Shareholders
shall have approved the Merger in accordance with the Missouri Code; and

                          (d)     Registration Statement.  UPC's Registration
Statement to be filed with the SEC shall have been declared effective by the SEC and shall not be subject to a stop order issued by the SEC and, should the offer and sale of the UPC Common Stock incidental to the Merger described in this Reorganization Agreement be subject to the Blue Sky Laws of any state, shall not be subject to any stop order of any state securities commission.

                                   ARTICLE 9

                                  TERMINATION

                 9.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

                          (a)     By mutual consent in writing of the Parties;

                          (b)     By UPC or Capital, should FBI or any FBI
Subsidiary fail to conduct its business pursuant to FBI's and such FBI Subsidiary's Covenants made in Article 7;

                          (c)  By UPC, Capital or FBI in the event the Closing
shall not have occurred by June 24, 1997 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, or a delay caused by a review of the UPC Registration Statement by the SEC, then FBI and any FBI Subsidiary that is a party to this Reorganization Agreement shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals shall have been obtained and any statutory waiting periods shall have expired; provided, however, the Closing Date shall not be extended under the provisions of this Section 9.1(c) beyond August 31, 1997;

                          (d)     By either UPC, Capital or FBI, upon written
notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either UPC or FBI may, upon written notice to the other, extend the term of this Reorganization Agreement for only one 60-day period to prosecute diligently and overturn such denial;

                          (e)     By UPC or Capital in the event the conditions
set forth in Sections 8.2 or 8.3 shall not have been satisfied in all material respects as of the Closing Date, or by FBI if the conditions set forth in
Section 8.1 or 8.3 shall not have been satisfied in all material respects as of the Closing Date, and such failure shall not have been waived prior to the Closing;





                     REORGANIZATION AGREEMENT - PAGE 53

                          (f)     By UPC or Capital in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of FBI or any FBI Subsidiary taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the FBI Common Stock which are the subject of the instant transaction;

                          (g)     By UPC, Capital or FBI in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)     By UPC or Capital should FBI or any FBI
Subsidiary enter into any letter of intent or agreement with a view to being acquired by, or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine with or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                          (i)     By UPC or Capital should FBI or any FBI
Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring FBI or any FBI Subsidiary to raise additional capital or to sell a substantial portion of its assets;

                          (j)     By either Party, without penalty, during the
"due diligence review" period described in Section 2.3 of this Reorganization Agreement in the manner provided, and on the basis set forth in said Section 2.3; or

                          (k)     By FBI in the event that there shall have
been, in FBI's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i), (j) or (k) of this Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

                 9.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under Section 9.1 hereof shall not relieve any Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.





                     REORGANIZATION AGREEMENT - PAGE 54

                                   ARTICLE 10

                               GENERAL PROVISIONS

                 10.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:


If to UPC/Capital:                Union Planters Corporation
                                  Post Office Box 387 (for mailing)
 .                                 Memphis, Tennessee  38147
                                  7130 Goodlett Farms Parkway (for deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Mr. Jackson W. Moore, President
                                  E. James House, Jr., Esquire, Secretary

With a copy to:                   Wyatt, Tarrant & Combs, P.L.C.
                                  Post Office Box 775000 (for mailing)
                                  Memphis, TN 38177-5000
                                  6075 Poplar Avenue (Suite 650) (deliveries)
                                  Memphis, TN 38119
                                  Fax:  (901) 537-1010
                                  Attn: R. Nash Neyland, Esq.

If to FBI:                        Financial Bancshares, Inc.
                                  3805 South Broadway
                                  St. Louis, Missouri  63118
                                  Fax: (314) 664-0426
                                  Attn:  Arthur E. S. Schmid
                                           Chairman and C.E.O.

With a copy to:                   Armstrong, Teasdale, Schlafly & Davis
                                  One Metropolitan Square
                                  Suite 2600
                                  St. Louis, Missouri  63102-2740
                                  Fax:  (314) 621-5065 or 5066
                                  Attn:  Bruce E. Woodruff, Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                 10.2 Assignability and Successors. This Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be





                     REORGANIZATION AGREEMENT - PAGE 55
binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3 Governing Law. This Reorganization Agreement and the Plan of Merger shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls.

                 10.4 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5 Best Efforts. FBI, on its own behalf and on behalf of each FBI Subsidiary, and UPC and Capital, on their on behalves, each agrees to use their respective best efforts to complete the transactions contemplated by this Reorganization Agreement; provided, however, that the use of best efforts by UPC and Capital shall not obligate UPC or Capital to obtain or to provide FBI or any FBI Subsidiary additional capital in any amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which UPC or Capital shall deem in good faith to be unreasonable in the circumstances.

                 10.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties, provided, however, that the Parties shall mutually develop in advance, responses to anticipated inquiries by the press.

                 10.7 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with
Section 10.9 hereof, and that certain letter of even date herewith from UPC to FBI concerning certain "social issues" (the "Social Issues Letter"), constitute the entire agreement of the Parties hereto pertaining to the transactions contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8 Severability. If any portion or provision of this Reorganization Agreement or the Social Issues Letter should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement or the Social Issues Letter invalid, illegal or unenforceable in any other jurisdiction.





                     REORGANIZATION AGREEMENT - PAGE 56

                 10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement or the Social Issues Letter; and

                          (d)     amend or add to any provision of this
Reorganization Agreement, the Plan of Merger or the Social Issues Letter; provided, however, that, subject to the provisions of Section 2.5, no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

                 10.10 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11 Payment of Expenses. Except as set forth herein, UPC, Capital and FBI shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12 Finders and Brokers. Except as disclosed in schedule 10.12, UPC, Capital and FBI represent and warrant to each other that they have employed no broker, investment banker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker, investment banker or finder as a result of the execution of this Reorganization Agreement or the closing of the transactions contemplated herein. This section shall survive the termination of this Reorganization Agreement.

                 10.13 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Reorganization Agreement by FBI or any FBI Subsidiary, UPC and Capital will be without an adequate remedy at law by reason of the unique nature of FBI and each FBI Subsidiary. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and Capital, UPC and Capital shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by FBI or any FBI Subsidiary, and no attempt on the part of UPC or Capital to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or Capital which would preclude UPC or Capital from obtaining any remedies at law to which it would otherwise be entitled. FBI and each FBI Subsidiary covenant that they shall not contend in any such proceeding that UPC or Capital is not entitled to a decree of specific performance by reason of having an adequate remedy at law.

                 10.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein),





                     REORGANIZATION AGREEMENT - PAGE 57

                                                                       EXHIBIT A

                                 PLAN OF MERGER


                        SETTING FORTH THE PLAN OF MERGER

                                       OF

                           FINANCIAL BANCSHARES, INC.
                            (A MISSOURI CORPORATION)

                                 WITH AND INTO

                          CAPITAL BANCORPORATION, INC.
                           (A TENNESSEE CORPORATION)


         THIS PLAN OF MERGER (the "Plan of Merger") is made and entered into as of the 27th day of June, 1996, by and between FINANCIAL BANCSHARES, INC. ("FBI"), a corporation chartered and existing under the laws of the State of Missouri which is a registered bank holding company and whose principal offices are located at 3805 South Broadway, St. Louis, Missouri 63701; UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the laws of the State of Tennessee having its principal office at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is registered as a bank holding company under the Bank Holding Company Act of 1956; and CAPITAL BANCORPORATION, INC.("Capital"), a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. All of the authorized, issued and outstanding shares of capital stock of Capital are owned and held of record by UPC.

                                    PREAMBLE

         WHEREAS, UPC, Capital and FBI have entered into an Agreement and Plan of Reorganization dated as of the 27th day of June, 1996 (the "Reorganization Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as an integral part thereof, providing for the merger of FBI with and into Capital (which would be the Surviving Corporation) and the acquisition of all of the FBI Common Stock outstanding immediately prior to the Effective Time of the Merger by UPC for the Consideration set forth in the Reorganization Agreement and in this Plan of Merger; and

         WHEREAS, As provided in the Reorganization Agreement, UPC has caused Capital to join in this Plan of Merger by executing and delivering same; and

         WHEREAS, The Boards of Directors of UPC, Capital and FBI are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if FBI were to be merged with and into Capital (the "Surviving Corporation") which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger and, upon such Merger becoming effective, the Surviving Corporation would continue as a wholly-owned subsidiary of UPC.

         NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, FBI, UPC and Capital hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of FBI with and into Capital, the survivor thereof (the "Merger").

                                   ARTICLE I.
                                  DEFINITIONS

         1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.

                                   ARTICLE 2
                                 CAPITALIZATION

         2.1     CAPITAL BANCORPORATION, INC.   The authorized capital stock of
Capital consists of 1,000 shares of common stock having a par value of $1.00 per share (the "Capital Common Stock") and no shares of preferred stock. As of the date of this Plan of Merger, 1,000 shares of Capital Common Stock are issued and outstanding and no shares of Capital Common Stock are held by it as treasury stock. All of such issued and outstanding shares of Capital Common Stock are owned beneficially and of record by UPC.

         2.2     FINANCIAL BANCSHARES, INC.   The authorized capital stock of
FBI consists of 3,000,000 shares of common stock having a par value of one cent ($0.01) per share (the "FBI Common Stock"). As of the date hereof, 684,377 shares of FBI Common Stock were issued and outstanding and 15,000 shares of FBI Common Stock were reserved for issuance upon exercise of FBI Stock Options issued and outstanding as of the date hereof in connection with FBI's Stock Option Plan. 9,154 shares of FBI Common Stock were held by FBI as FBI Treasury Stock

                                   ARTICLE 3
                                 PLAN OF MERGER

         3.1 Constituent Corporations. The name of each constituent corporation to the Merger is:

                          CAPITAL BANCORPORATION, INC.
                                      and
                           FINANCIAL BANCSHARES, INC.

         3.2     Surviving Corporation.  The Surviving Corporation shall be:

                          CAPITAL BANCORPORATION, INC.

the name of which shall, at the Effective Time of the Merger, continue to be:

                          CAPITAL BANCORPORATION, INC.

         3.3 Terms and Conditions of Merger. The Merger shall be consummated only pursuant to, and in accordance with, this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or lawful waiver (by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger shall become effective on the date and at the time of filing of Articles of Merger and this Plan of Merger with the Secretary of State of the State of Tennessee, or at such later date and time as shall be specified in such Articles of Merger (the "Effective Time of the Merger"). At the Effective Time of the Merger, FBI shall be merged with and into Capital which shall survive the Merger, whereupon the separate existence of FBI shall cease and Capital and

FBI shall become and be a single corporation with Capital as the Surviving Corporation as provided in Section 48-21-108 of the Tennessee Code Annotated (the "Tennessee Code"). Thereafter the Surviving Corporation shall possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both FBI and Capital, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both FBI and Capital as more particularly described in ARTICLE 4 below.

         3.4 Charter. At the Effective Time of the Merger, the Charter of Capital, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Charter of Capital as the Surviving Corporation unless and until the same shall be amended as provided by law and the terms of such Charter.

         3.5 Bylaws. At the Effective Time of the Merger, the Bylaws of Capital, as in effect immediately prior to the Effective Time of the Merger, shall continue to be its Bylaws as the Surviving Corporation unless and until amended or repealed as provided by law, its Charter or such Bylaws.

         3.6     Directors and Officers.

                 (a) The then current directors and officers of the Surviving Corporation shall continue to serve in such capacities at the Effective Time of the Merger, each to hold office as provided in the Charter and Bylaws of the Surviving Corporation unless and until their respective successors shall have been elected and shall have qualified or they shall be removed as provided therein.

         3.7 Name. At the Effective Time of the Merger, the name of Capital as the Surviving Corporation shall remain:

                          CAPITAL BANCORPORATION, INC.

                                   ARTICLE 4
                         DESCRIPTION OF THE TRANSACTION

         4.1     Terms of the Merger.

                 (a) Satisfaction of Conditions to Closing. After the transactions contemplated in the Reorganization Agreement shall have been approved by the shareholders of FBI and Capital and each other condition to the obligations of the Parties hereto (other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party) shall have been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") shall be held on the date (the "Closing Date") and at the time of day and place referred to in
Section 3.2 of the Reorganization Agreement.

                 (b) Effective Time of the Merger. Upon the satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing Articles of Merger and this Plan of Merger with the Secretary of State of the States of Tennessee and Missouri, or at such later date and time as shall be specified in such Articles of Merger (the "Effective Time of the Merger").

                 (c) Shares of Capital to Remain Outstanding. At the Effective Time of the Merger, each share of $1.00 par value common stock of Capital (the "Capital Common Stock") which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding as one share of the issued and outstanding common stock of the Surviving Corporation.

                 (d) Cancellation and Conversion of Outstanding Shares of FBI Common Stock. At the Effective Time of the Merger, each share of common stock of FBI having a par value of one cent ($0.01) per share (the "FBI Common Stock") which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 4.1(e) hereof.

                 (e) Conversion and Exchange of Shares of FBI Common Stock; Exchange Ratio. At the Effective Time of the Merger, all outstanding shares of FBI Common Stock held by the FBI Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in FBI and shall, except for those shares held by any FBI Record Holders who shall have properly perfected such Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of each FBI Record Holder to receive in exchange for such holder's shares of FBI Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any fractional share of UPC Common Stock which shall remain after aggregating all whole and fractional shares of UPC Common Stock to which the FBI Record Holder is entitled as provided in this Section 4.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the FBI Record Holders pursuant to the terms of the Reorganization Agreement and this Plan of Merger are sometimes collectively referred to herein as the "Consideration."

                          (1)     THE EXCHANGE RATIO.  Subject to any
         adjustments which may be required by an event described in Subsection 4.1(e)(3) below, the number of shares of UPC Common Stock to be exchanged for each share of FBI Common Stock which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") of 1.7444 shares of UPC Common Stock for each share of FBI Common Stock which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger. The Exchange Ratio specified in this
         Section 4.1(e) is based upon there being no more than an aggregate of 699,377 fully diluted shares of FBI Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger (which for the purposes of the Exchange Ratio shall be determined by counting all FBI Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as outstanding shares of FBI Common Stock). Therefore, assuming all FBI Stock Options had been exercised prior to the Effective Time of the Merger, the maximum aggregate number of shares of UPC Common Stock which UPC would be required to issue in exchange for all outstanding shares of FBI Common Stock would be 1,220,000 shares of UPC Common Stock. FBI Common Stock held by any FBI Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall not be considered as outstanding immediately prior to the Effective Time of the Merger for purposes of the Exchange Ratio, and at the Effective Time of the Merger such shares shall be cancelled and retired and no Consideration shall be issued in exchange therefor. Further, no fractional shares of UPC Common Stock shall be issued in the Merger and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a FBI Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 4.1(f) hereof, which cash settlement shall be based upon the Current Market Price Per Share (as defined below) of one (1) full share of UPC Common Stock.

                          (2) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the "last" real time trade (i.e., the "closing price") per share of the

         UPC Common Stock on the New York Stock Exchange ("NYSE") Consolidated Tape (the information as published in The Wall Street Journal, Midwestern Edition) on the last trading date prior to the Effective Date of the Merger.

                          (3) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF FBI. Should FBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, or should there be more than 699,377 fully diluted shares of FBI Common Stock outstanding immediately prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph(3) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by FBI or any FBI Company set forth herein.

                 (f)      Mechanics of Payment of Consideration.    As soon as
reasonably practicable after the Effective Time of the Merger and the receipt by UPC of a certified list of all of the FBI Record Holders from FBI's exchange agent, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the FBI Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the FBI Record Holders of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the FBI Common Stock in order for the FBI Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal and an Instruction Sheet (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by First Class United States mail to the FBI Record Holders at the addresses set forth on a certified shareholder list to be delivered by FBI to UPC at the Closing (the "Certified FBI Shareholder List"). As soon as reasonably practicable thereafter, the FBI Record Holders of all of the outstanding shares of FBI Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of FBI Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of FBI Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which the Exchange Agent may deem necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of FBI Common Stock, the Exchange Agent shall mail to the former FBI Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such FBI Record Holder's shares of FBI Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of FBI Common Stock of a FBI Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such FBI Record Holder's shares of FBI Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates which immediately prior to the Effective Time of the Merger evidenced and represented the FBI Record Holder's FBI Common Stock shall have been properly surrendered as provided above, the Consideration payable to the FBI Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the FBI Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. No dividends or other distributions which shall otherwise be payable on the shares of UPC Common Stock constituting the Consideration shall be paid to any FBI Record Holders entitled to receive such shares until such persons shall have surrendered in accordance with the Shareholder Materials their certificates formerly representing shares of FBI Common Stock. Upon such proper surrender, there shall be paid to such person in whose name the shares of UPC Common Stock shall be issued any dividends or other distributions, the record date of which shall have occurred between the Effective Time of the Merger and such surrender, with respect to such shares of UPC Common Stock, without interest thereon. Each FBI Record Holder will be responsible for all federal, state and local taxes which may be incurred by him or her on account of his receipt of the Consideration to be paid in the Merger. The FBI Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section 4.1(f), receive the Consideration to which each such FBI Record Holder is entitled, provided that each such FBI Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying the fact of such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which shall have been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the FBI Record Holder.

         4.2 Transfer of Assets. At the Effective Time of the Merger, Capital, as the Surviving Corporation, shall thereupon and thereafter possess all of the rights, assets, licenses, permits, privileges, immunities, franchises and other similar interests, as well of a public as of a private nature, of both of Capital and FBI; and all property, whether real personal, or mixed, and whether tangible or intangible, and whether liquidated or unliquidated, and whether real or contingent; and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of Capital and FBI, shall be taken and deemed to be transferred to, and vested in Capital as the Surviving Corporation without further act, deed, conveyance, assignment or other instrument of transfer, all as provided in Section 48-23-108(2) of the Tennessee Code; and the title to any real estate, or any interest therein, under the laws of the State of Missouri vested in Capital or FBI as the merging corporations, shall not revert or be in any way impaired by reason of such Merger as provided in Section 351.450(4) of the Missouri Code.

         4.3 Assumption of Liabilities. Following the Effective Time of the Merger, the Surviving Corporation shall thenceforth be responsible and liable for all of the debts, liabilities, obligations and contracts of both Capital and FBI, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of Capital, or FBI; and any claim existing or action or proceeding pending against either of such corporations may be prosecuted to judgment as if such Merger had not taken place, or Capital as such Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Capital or FBI shall be impaired by their Merger, all as provided in Section 48-21-108(3) of the Tennessee Code.

         4.4 Dissenters' Rights of FBI Shareholders. Any FBI Record Holder of shares of FBI Common Stock who shall comply strictly with the provisions of
Section 351.455 of the Missouri Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Missouri Code. A FBI Record Holder who shall have perfected such holder's "Dissenter's Rights" is referred to herein as an "FBI Dissenting Shareholder." UPC and Capital shall not be obligated to consummate the Merger if FBI Record Holders holding or controlling more than ten percent (10%) of the shares of the FBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Missouri Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

         4.5 Approvals of Shareholders of FBI and Capital. In order to become effective, the Merger must be approved by the respective shareholders of FBI and of Capital at meetings to be called for that purpose by their respective Boards of Directors, or by their unanimous action by written consent complying fully with the laws of Missouri and Tennessee.

         4.6      FBI Stock Options.       At the Effective Time of the Merger,
the FBI Stock Option Plan and any FBI Stock Options issued and outstanding shall be affected as follows:

                          (a)     Continuation of the FBI Stock Option Plan.
The FBI Stock Option Plan shall continue in effect but no additional FBI Stock Options shall be available for grant thereunder. At the Effective Time of the Merger, each outstanding FBI Stock Option shall continue outstanding as an option to purchase, in place of the purchase of a share of FBI Common Stock, that number of shares (rounded down to the nearest whole share) of UPC Common Stock that would have been received by the optionee in connection with the Merger had such option been exercised in full (without regard to any limitations contained thereon on exercise) for shares of FBI Common Stock immediately prior to the Effective Time of the Merger upon the same terms and conditions under the relevant option as were applicable immediately prior to the Effective Time of the Merger, except (i) that all such FBI Stock Options shall be immediately exercisable and (ii) for appropriate pro rata adjustments as to the relevant option price for shares of UPC Common Stock substituted therefor so that the aggregate option exercise price of shares subject to an option immediately following the assumption and substitution shall be the same as the aggregate option exercise price for such shares immediately prior to such assumption and substitution. UPC, Capital and FBI agree to take such actions as shall be necessary to give effect to the foregoing. At all times after the Effective Time of the Merger, UPC shall reserve for issuance such number of shares of UPC Common Stock as necessary so as to permit the exercise of any FBI Stock Options granted under the FBI Stock Option Plans and which were unexercised prior to the Effective Time of the Merger in the manner contemplated by this Reorganization Agreement and the instruments pursuant to which the FBI Stock Options were granted. UPC shall make all filings required under the Securities Laws so as to permit the exercise of such FBI Stock Options and the sale or transfer of the shares of UPC Common Stock received by the optionee upon such exercise.

                          (b)     Reclassification, etc.  In case of any
reclassification, reorganization, recapitalization, stock dividend or distribution, subdivision, combination or exchange of the outstanding shares of the UPC Common Stock or in case of any consolidation or merger of UPC with or into any other corporation, or in the case of any sale or transfer of all or substantially all of UPC's assets, then the rights of the optionees under the FBI Stock Option Plan shall be appropriately adjusted so that the optionees will be in the same position as if their options had been exercised immediately before such corporate action or transaction. The provisions hereof shall similarly apply to successive reclassifications, reorganizations, recapitalizations, stock dividends or distributions, subdivisions, combinations or exchanges, consolidations, mergers, sales or transfers.

                          (c)     Limited Obligations.  Nothing contained in
the Reorganization Agreement, this Plan of Merger, or in the other documentation of the proposed transaction shall be deemed to have reduced, contracted, enlarged, ratified, affirmed, undertaken, authorized, approved or otherwise to have affected whatever contractual rights the holders of FBI Stock Options may have under applicable documentation other than as expressly stated in the Reorganization Agreement and this Plan of Merger with respect to the outstanding FBI Stock Options identified herein which are validly issued and outstanding under the FBI Stock Option Plan at the Effective Time of the Merger.

                                   ARTICLE 5
                             AMENDMENTS AND WAIVERS

                 5.1 Amendments. To the extent permitted by law, this Plan of Merger may be amended unilaterally by UPC and Capital as set forth in Sections
2.5 and 10.9(d) of the Reorganization Agreement; provided, however, that the provisions of Section 4.3 of this Plan of Merger relating to the manner or basis upon which shares of FBI Common Stock will be converted into the exclusive right to receive the Consideration from UPC shall not be amended in such a manner as to reduce the amount of the Consideration payable to the FBI Record Holders determined as provided in Section 4.3 of this Plan of Merger nor shall this Plan of Merger be amended to permit UPC to utilize assets other than shares of UPC Common Stock and, with respect to any fractional share remaining after aggregating all whole and fractional shares of a FBI Record Holder, cash or good funds to make payment of the Consideration as provided in Section 3.1(e) of the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval (except as provided for in the Reorganization Agreement) of the FBI Record Holders of the shares of FBI Common Stock outstanding immediately prior to the Effective Time of the Merger and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 8.3(b) of the Reorganization Agreement.

                 5.2  Authority for Amendments and Waivers.   UPC shall have
the unilateral right to revise the structure of the corporate reorganization contemplated by the Reorganization Agreement and this Plan of Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of FBI, to make any revision to the structure of the Reorganization which (i) changes the amount of the Consideration which the FBI Record Holders are entitled to receive [determined in the manner provided in
Section 3.1(e) of the Reorganization Agreement and Section 4.1(e) hereof]; (ii) changes the intended tax-free effect of the Merger to UPC, Capital, FBI or to any FBI Shareholder or FBI Subsidiary; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of the Reorganization Agreement); or (iv) materially adversely affects the economic benefits of the transaction from the perspective of the FBI Record Holders. UPC may exercise this right of revision by giving written Notice to FBI in the manner provided in Section 10.1 of the Reorganization Agreement, which Notice shall be in the form of an amendment to the Reorganization Agreement and/or this Plan of Merger or in the form of an Amended and Restated Agreement and Plan of Reorganization and/or Plan of Merger.

         Prior to the Effective Time of the Merger, UPC and Capital, acting through their respective Boards of Directors or chief executive officers or presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by FBI, to waive or extend the time for the compliance or fulfillment by FBI of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of UPC and Capital under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

         Prior to the Effective Time of the Merger, FBI, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by UPC or Capital, to waive or extend the time for the compliance or fulfillment by UPC or Capital of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of FBI under this Plan of Merger except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

                                   ARTICLE 6
                                 MISCELLANEOUS

                 6.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:


If to UPC or Capital:     Union Planters Corporation
                          Post Office Box 387 (for mailing)
                          Memphis, Tennessee  38147
                          7130 Goodlett Farms Parkway (for deliveries)
                          Memphis, Tennessee  38018
                          Fax:  (901) 383-2877
                          Attn: Mr. Jackson W. Moore, President
                          E. James House, Jr., Esquire, Secretary

With a copy to:           Wyatt, Tarrant & Combs, P.L.C.
                          Post Office Box 775000 (for mailing)
                          Memphis, TN 38177-5000
                          6075 Poplar Avenue (Suite 650) (deliveries)
                          Memphis, TN 38119
                          Fax:  (901) 537-1010
                          Attn: R. Nash Neyland, Esq.

If to FBI:                Financial Bancshares, Inc.
                          3805 South Broadway
                          St. Louis, Missouri  63118
                          Fax: (314) 664-0426
                          Attn:  Arthur E. S. Schmid
                                 Chairman and C.E.O.

With a copy to:           Armstrong, Teasdale, Schlafly & Davis
                          One Metropolitan Square
                          Suite 2600
                          St. Louis, Missouri  63102-2740
                          Fax:  (314) 621-5065 or 5066
                          Attn:  Bruce E. Woodruff, Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing pursuant to this Section 6.1. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                 6.2 Governing Law. The Reorganization Agreement and this Plan of Merger shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls.

the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                 10.15 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                 10.16 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.



                                              FINANCIAL BANCSHARES, INC.

                                              By:/s/ Clifford A. Schmid
                                                 ------------------------------
                                                      Clifford A. Schmid
                                                      Its: President
ATTEST:

/s/ Virginia A. Renz
- --------------------------------------

- --------------------------------------
                                              UNION PLANTERS CORPORATION

                                              By:/s/ Benjamin W. Rawlins
                                                 ------------------------------
                                                      Benjamin W. Rawlins
                                                      Its:  Chairman & CEO
ATTEST:

/s/ R. Nash Neyland
- --------------------------------------

- --------------------------------------
                                              CAPITAL BANCORPORATION, INC.

                                              By:/s/ Jackson W. Moore
                                                 ------------------------------
                                                      Jackson W. Moore
                                                      Its: President
ATTEST:

/s/ R. Nash Neyland
- --------------------------------------

- --------------------------------------






                      REORGANIZATION AGREEMENT - PAGE 58

                 6.3 Captions. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

                 6.4 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.


                                      FINANCIAL BANCSHARES, INC.


                                      By:  /s/ Clifford A. Schmid
                                           ------------------------------------
                                               Clifford A. Schmid
                                              Its: President
ATTEST:

/s/ Virginia A. Renz
- ---------------------------

- --------------------------------------, Secretary

                                      UNION PLANTERS CORPORATION


                                      By: /s/ Benjamin W. Rawlins
                                          -------------------------------------
                                              Benjamin W. Rawlins
                                              Its:  Chairman & CEO
ATTEST:

/s/ R. Nash Neyland
- ---------------------------

- --------------------------------------

                                      CAPITAL BANCORPORATION, INC.


                                      By:  /s/ Jackson W. Moore
                                           ------------------------------------
                                              Jackson W. Moore
                                              Its: President
ATTEST:

/s/ R. Nash Neyland
- ---------------------------

- --------------------------------------

                                FIRST AMENDMENT

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION
                                      and
                                 PLAN OF MERGER

                           DATED AS OF JUNE 27, 1996

                                    BETWEEN

                         UNION PLANTERS CORPORATION and
                          CAPITAL BANCORPORATION, INC.

                                      AND

                           FINANCIAL BANCSHARES, INC
                   Dated as of the 6th day of September, 1996

         This First Amendment dated as of September 6, 1996 ("Amendment") to the Agreement and Plan of Reorganization dated as of June 27, 1996 ("Reorganization Agreement") between Union Planters Corporation ("UPC"), Capital Bancorporation, Inc., a wholly-owned subsidiary of UPC ("Capital") and Financial Bancshares, Inc. ("FBI") is being entered into and adopted for the purpose of amending the Exchange Ratio set forth in Section 3.2(e) of the Reorganization Agreement and Section 4.1(e) of the Plan of Merger attached as Exhibit A to the Reorganization Agreement ("Plan of Merger"), and certain related numbers contained in the Reorganization Agreement and Plan of Merger. Capitalized terms used and not otherwise defined in this Agreement shall have the same meanings as such terms are given in the Reorganization Agreement.

         WHEREAS, pursuant to Section 3.2(e) of the Reorganization Agreement and Section 4.1(e) of the Plan of Merger, the Exchange Ratio was initially established at 1.7444 shares of UPC Common Stock for each share of FBI Common Stock, based on the assumption that immediately prior to the Effective Time of the Merger there would be no more than 699,377 fully diluted shares of FBI Common Stock outstanding, counting shares of FBI Common Stock that were subject to being issued under outstanding FBI Stock Options as being outstanding, and that the maximum aggregate number of shares of UPC Common Stock that would be issued in the Merger was limited to 1,220,000 shares; and

         WHEREAS, the Parties have determined that the establishment of the Exchange Ratio was based on a misunderstanding regarding certain facts relative to stock based payments to be made under the FBI Stock Option Plan and that the Exchange Ratio should be adjusted as hereinafter set forth, which in turn requires an amendment to the number of fully diluted shares upon which the Exchange Ratio was based and the maximum number of shares that could be issued in the Merger.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

1.1      Authorization, Execution and Delivery; Amendment Not in Breach.

                          Each of UPC and Capital represents and warrants to
FBI, and FBI represents and warrants to UPC and Capital, that it has all requisite corporate power and authority to execute and deliver this Amendment; that this Amendment has been (or upon execution will have been) duly executed and delivered by it and has been (or upon execution will have been) duly authorized by all necessary action by it, corporate or otherwise, and no other corporate proceedings on its part is (or will be) necessary to authorize such execution and delivery; and that this Amendment constitutes (or upon execution will constitute) its legal, valid and enforceable obligation subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

1.2      Amendment to Sections 3.2(e) and 5.19 of Reorganization Agreement and
Section 4.1(e) of the Plan of Merger.

         Sections 3.2(e) and 5.19 of the Reorganization Agreement and Section 4.1(e) of the Plan of Merger are each amended where necessary to reflect that the Exchange Ratio shall be 1.7415 in the place and instead of 1.7444; that the number of fully diluted shares which FBI may have issued and outstanding at the Effective Time of the merger shall be 706,877 instead of 699,377; that the determination of the number of fully diluted shares shall take into account the 7,500 stock appreciation rights granted under the FBI Stock Option Plan as if they were FBI Stock Options; and that the maximum number of shares of UPC Common Stock that UPC would be required to issued in the Merger shall be 1,231,000 instead of 1,220,000.

         IN WITNESS WHEREOF, each of the Parties hereto has duly caused this Amendment to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, as of the 6th day of September, 1996.

                                        FINANCIAL BANCSHARES, INC.
ATTEST:

by:/s/ Virginia A. Renz                 by:/s/ Clifford A. Schmid
    -------------------------              ---------------------------------

its: Secretary                          its: President
    ----------------------                  -----------------------------

                                        UNION PLANTERS CORPORATION
ATTEST:

/s/ E. James House                      /s/ Jackson W. Moore
- --------------------------              ---------------------------------
E. JAMES HOUSE, Secretary               JACKSON W. MOORE
                                        President and Chief Operating Officer


                                        CAPITAL BANCORPORATION, INC.
ATTEST:

/s/ Lynn Lanigan                        /s/ Jackson W. Moore
- --------------------------              ----------------------------------
Lynn Lanigan, Secretary                 JACKSON W. MOORE
                                        President

                                                                APPENDIX C


                                     [LOGO]


                                 June 27, 1996


Financial Bancshares, Inc.
3805 South Broadway
St. Louis, MO  63118

         Re:     Social Issues relative to the Proposed Merger

Gentlemen:

         We have today entered into an Agreement and Plan of Reorganization (the"Agreement") between Union Planters Corporation, Capital Bancorporation, Inc., a Tennessee corporation and wholly-owned subsidiary of Union Planters Corporation (Union Planters and Capital Bancorporation, Inc. being collectively referred to as UPC), and Financial Bancshares, Inc. ("FBI"). This letter ("Letter Agreement") sets forth certain additional agreements, commitments and undertakings of each of the above parties and each of such parties agrees that this Letter Agreement is an integral part of the Agreement. All terms used herein without definition shall have the same meanings as ascribed to such terms in the Agreement.

         Accordingly, in consideration of the parties having entered into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby further agreed that:

         1.      EMPLOYMENT/CONSULTING ISSUES.

                 a. Following the Effective Time of the Merger, UPC shall either honor all existing Employment Agreements and Management Continuity Agreements in force as of the date hereof at FBI, or cause the appropriate UPC subsidiary to enter into new, mutually acceptable employment agreements with those employees of FBI and its Subsidiaries who are parties to such Employment Agreements and Management Continuity Agreements who remain with a UPC Subsidiary and who choose to enter into the new agreements with the UPC subsidiary.

                 b.       At and after the Effective Time of the Merger, Arthur
E. S. Schmid and Cliff Schmid, at an annual fee of $45,000 and $42,000, respectively, will retire from active employment, and the surviving corporation in the Merger will enter into separate three year consulting agreements with each of Arthur E. S. Schmid and Cliff Schmid containing the following terms and such other provisions as are mutually agreed upon by the parties: (i) an automobile allowance to be applied to the lease of an automobile mutually agreed upon by the parties for a period of up to three years; (ii) reimbursement of expenses related to membership in a country club or a luncheon club mutually agreed upon by the parties; and (iii) group hospitalization, medical and other employee benefits, including, but not limited to, the UPC Post-Retirement Benefit Plan, as are available to employees of UPC holding comparable positions, all as more particularly described in Paragraph 3c of the Letter Agreement. In the event that the Effective Time of Merger occurs prior to December 31, 1996, UPC agrees to allow Cliff Schmid to remain an active employee until December 31, 1996, when he becomes fully vested in the Supplementary Plan (as hereinafter defined), at which time Mr. Schmid shall retire.

                 c.       Certain Executives.   It is contemplated that after
the Effective Time of Merger, Joseph Gooch will become a senior executive of UPC's subsidiary bank headquartered in Cape Girardeau, Missouri and that Ed Vega will become the Chief Financial Officer, or similar financial executive, at UPC's subsidiary headquartered in St. Louis, Missouri.

         2. MANAGEMENT CONTINUITY AGREEMENTS. UPC hereby acknowledges the existence of Management Continuity Agreements between FBI and each of Joseph Gooch, Mike Pabst, Jack Huffman, Don Palish, Dave Brewer, Danny Griffin, Ginnie Renz, Ed Vega and Edwin Schmid. At and after the Effective Time of Merger, UPC will cause such contracts EITHER to be honored or cause the execution of appropriate replacement agreements which are mutually agreeable to the parties.

         3.      BENEFIT PLANS.

                 a. Supplementary Pension Plan. To the extent not prohibited by applicable law, after the Effective Time of the Merger FBI shall establish a Rabbi Trust or similar funding arrangement and reserve and fund up to $500,000 in the aggregate into such trust or funding arrangement for the purpose of providing funding for FBI's Supplementary Pension Plan (the "Supplementary Plan") which after the Effective Time of the Merger shall remain in effect for the benefit of those individuals whose names are set out in Exhibit A attached hereto, such individuals being all of the persons enrolled in or entitled to benefits under such Supplementary Plan. Effective at the Effective Time of the Merger, the accrual of all benefits and rights thereto under the Supplementary Plan shall cease and become fixed in the amount equal to the then existing value of such benefits. After the Effective Time of the Merger, UPC will not amend the Supplementary Plan except to the extent necessary to comply with applicable law or to give effect to the provisions of this Letter Agreement. Prior to the Effective Time of the Merger, to the extent not prohibited by applicable law, FBI shall take such steps as it deems necessary or appropriate to amend the Supplementary Plan to conform to the relative provisions of this Letter Agreement. UPC has agreed to allow the Supplementary Plan to remain in existence after the Effective Time of the Merger, subject to the terms hereof, based on representations made to it by FBI that the aggregate funding obligation for the Supplementary Plan under the circumstances would not exceed $500,000 based on an assumed discount rate of seven percent (7%) on funds invested under the Supplementary Plan and the present value of the benefits to be paid under the Supplementary Plan. UPC understands that the aggregate amount of benefit payments under the Supplementary Plan may ultimately exceed the $500,000 currently necessary to cover the present value of accrual of benefits under the Supplementary Plan. UPC further agrees that for purposes of determining FBI's compliance with
Section 8.2(i) of the

Agreement, the funding of up to $500,000 for the Supplementary Plan shall not be taken into account.

                 b. Pension Plan. After the Effective Time of Merger, there shall be no further accrual of benefits under FBI's Pension Plan as in effect on the date hereof (the "Pension Plan"), and FBI shall take such steps as are necessary or practicable to terminate the Pension Plan as soon as reasonably practicable after the Effective Time of the Merger. Prior to the Effective Time of the Merger, FBI shall take such steps as are appropriate or necessary to determine the costs of terminating the Pension Plan, including, but not limited to, the amount needed to fully fund the Pension Plan in the event of the anticipated termination and any penalties or termination fees associated therewith or in connection with the assets held therein. FBI shall coordinate with the Human Resources Department of UPC to ascertain, as close as reasonably practicable, the costs of terminating the Pension Plan and prior to the Effective Date of the Merger, FBI shall fully reserve for all such anticipated costs and expenses prior to the Effective Date of the Merger. Upon termination of the FBI Pension Plan, employees of FBI who are participants in such Pension Plan will, to the extent provided under such plan and by applicable law, become fully vested in and eligible to receive benefits under such plan to the extent required therein and by applicable law. To the extent permitted by the Pension Plan and applicable law, FBI shall distribute all vested accrued benefits to plan participants as soon as reasonably practicable following the termination of the Pension Plan in the manner required by applicable law. FBI shall obtain such regulatory determinations regarding the termination of the Pension Plan as may be appropriate to insure the qualified status of such plan (and related trust) under the Internal Revenue Code. Upon the election of any participant, any vested accrued benefit under the Pension Plan may be transferred to UPC' 401(k) retirement savings plan.

                 c. Medical, Life and Related Employee Welfare Benefits. After the Effective Time of the Merger, the continuing employees of FBI shall be immediately eligible to receive group hospitalization, medical, life, disability, and other employee welfare benefits no less than those provided to other employees of UPC holding comparable positions. UPC shall provide full coverage under its group medical, dental, flex benefits, severance, disability, and life insurance plans. For purposes of eligibility, benefit accrual and vesting, FBI employees shall receive full service credit for service at FBI prior to the Effective Date of the Merger. After the Effective Time of Merger, FBI, in coordination with UPC's Human Resources Department, shall take such steps as are necessary to terminate all such employee welfare benefits plans it maintained for its employees immediately prior to the Effective Time of the Merger. Prior to the Effective Time of the Merger, FBI shall fully reserve for all costs and expenses related to such employee welfare benefit plans, and the termination thereof, as well as for all costs related thereto which would continue after the Effective Time of Merger, including, but not limited to, costs arising under or pursuant to the Consolidated Omnibus Budget Reconciliation Act and reserves required for post-termination benefits.

                 d. Accrued Vacation and Sick Leave. Notwithstanding anything to the contrary above, beginning with the calendar first year following the Effective Time of the Merger, FBI employees shall become subject to Union Planters' policies and procedures relative to accrued vacation, sick leave and other paid time-off benefits. For the remainder of the calendar year in which the Effective Time of the Merger occurs, however, all existing FBI vacation, sick leave and other paid time-off benefits will remain in force and effect as to the then former FBI employees and shall be administered in accordance with the terms of such plans and consistent with past practices. On January 1st next following the Effective Time of the Merger, the FBI vacation, sick leave and other paid time-off benefit plans and arrangements shall terminate. In their place UPC's vacation, sick leave and other paid time-off benefit plans, arrangements and policies shall become effective and applicable to the then former FBI employees who are still employed by UPC or any of its Subsidiaries. The applicable then former FBI employees will be given full credit for prior service at FBI or any FBI subsidiary for purposes of participation, vesting and benefit accrual under the terms of the UPC plans, arrangements and policies; however, the applicable then former FBI employees shall not be allowed to carryover or carryforward any accrued vacation, sick leave or other paid time-off benefits under the former FBI plans and neither FBI, any FBI Subsidiary, UPC nor any UPC Subsidiary shall pay for any of the accrued vacation, sick leave other paid time-off days or benefits under the FBI plans unless payment for lost accrued days or benefits is specifically provided for in the respective plans as they exist on the date hereof. The agreement of UPC to provide FBI employees with credit for prior service is based on the representation by FBI that its vacation, sick leave and other paid time-off benefit plans do not provide for payment of unused days or benefits upon termination of the plans or should the employee's employment with FBI or any FBI Subsidiary be terminated for any reason.

                 e. Incentive Compensation Plan. UPC acknowledges the existence of FBI's incentive bonus plan arrangement and agrees that FBI shall be able to pay the benefits under such plan so long as FBI or the applicable FBI Subsidiaries fully reserve for such payments prior to the Effective Time of the Merger and the plan is interpreted and implemented in accordance and consistent with past practices, including, but not limited to, timing of payments thereunder. To the extent any such payments thereunder would be made after the Effective Time of the Merger, UPC will cause to appropriate payments to be made by the entity surviving the Merger. Notwithstanding anything herein or in the Agreement to the contrary, the total aggregate amount of bonuses that may be granted or paid shall not exceed $365,110.

                 f. General/Pooling of Interests Concerns. Notwithstanding anything in this Letter Agreement to the contrary, the rights granted by UPC to FBI employees in connection with the Merger shall not in and of themselves be construed in any way to be an employment contract with, or right of employment by, FBI, UPC or any other subsidiary of UPC after the Effective Time of the Merger. In addition, no rights or vesting in any stock, pension, welfare, benefit or other benefit or welfare plan of FBI, including the FBI Stock Option Plan, shall be accelerated or modified in contravention of the accounting rules necessary to account for the Merger under the "pooling of interest" method of accounting. To the extent that any employee benefit or welfare benefit plan of FBI or the FBI Stock Option Plan provides for acceleration of vesting rights upon consummation of the Merger, FBI shall take such steps as are appropriate or necessary to amend such plan or arrangement if such amendment were determined to be necessary to allow the Merger to be accounted for under the "pooling of interests" method of accounting.

         4. TIMING. Notwithstanding any other provision herein or in the Agreement, FBI may take such actions on or before the Effective Time as are necessary or appropriate to effectuate the purposes of this letter, including but not limited to (i) the adoption and execution of agreements of agreements and amendments relating to the plans, programs and agreements referenced herein, and (ii) the adoption and execution of any amendment required by applicable law.

         Upon execution of this Letter Agreement (or counterparts thereof) by the parties hereto this Letter Agreement shall constitute an agreement between the parties to be enforceable following the Effective Time of the Merger by either party hereto or by any other party who is intended to be benefitted hereunder.


                                      UNION PLANTERS CORPORATION

                                      By:/s/ Jackson W. Moore
                                         -------------------------------


                                      CAPITAL BANCORPORATION, INC.

                                      By: /s/ Jackson W. Moore
                                         -------------------------------


                                      FINANCIAL BANCSHARES, INC.

                                      By: /s/ Clifford A. Schmid
                                         -------------------------------

                                                                APPENDIX D

                                     [LOGO]


                               September 12, 1996





The Board of Directors
c/o   Mr. Arthur E. S. Schmid
      Chairman of the Board of Directors
      Financial Bancshares, Inc.
      3805 South Broadway
      St. Louis, Missouri  63118

Re: Fairness Opinion Regarding the Proposed Acquisition of Financial Bancshares, Inc. by Union Planters Corporation

Dear Directors:

Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Board of Directors of Financial Bancshares, Inc. ("FBI") to issue a fairness opinion for the proposed merger between FBI and Union Planters Corporation ("UPC"). A representative of Mercer Capital previously presented an oral, preliminary fairness opinion to the Board of Directors on June 18, 1996. The fairness opinion is issued from a financial point of view on behalf of FBI shareholders.

Under the terms of the Agreement and Plan of Reorganization among Union Planters Corporation, Capital Bancorporation, Inc. and Financial Bancshares, Inc. ("the Agreement"), dated June 27, 1996, FBI will be merged into Capital Bancorporation, Inc., a wholly owned subsidiary of UPC. FBI shareholders will receive 1.7415 shares of UPC for each share of FBI.(1) Given FBI's 706,877 outstanding common share equivalents, UPC will issue 1,231,000 common shares to FBI shareholders.(2) The Agreement includes a "fixed" exchange ratio; accordingly, the exchange ratio of 1.7415 UPC shares per each FBI share will not be adjusted for fluctuations in UPC's stock price prior to closing.





- --------------------

        (1)The original exchange ratio was 1.7444 based upon a maximum issuance of 1,220,000 UPC shares; however, the exchange ratio was lowered to 1.7415 UPC shares per FBI share upon completion of UPC's due diligence.

        (2)FBI presently has 684,377 shares outstanding, plus options which are execrable for 15,000 FBI shares. In addition, FBI has 7,500 stock appreciation rights ("SARs") outstanding. As a result of separate negotiations with the holder of these rights, the SARs have effectively been considered common stock
equivalents by UPC.   Accordingly, the proxy/prospectus refers to 706,877
common stock equivalents rather than 699,377 common stock equivalents considered in our previous opinions.

The Board of Directors
c/o Mr. Arthur E. S. Schmid
September 12, 1996
Page 2


At the date of the announcement, UPC was trading in the vicinity of $30.00 per share, which implied that FBI shareholders would receive an aggregate consideration of $36.6 million, or $52.33 per share. The implied price/book ("P/B") ratio was about 150% of fully diluted book value per share as of March 31, 1996, while the price/earnings ("P/E") ratio was about 20x based upon fully diluted earnings per share for the twelve month period ended March 31, 1996. Since then, UPC's shares have trended up to a recent high of $34.75 per share. The current implied aggregate consideration is approximately $42.8 million, or $60.52 per share, based upon UPC's recent price of $34.75 per share. The current implied P/B ratio is 180%, and the P/E ratio is about 22x fully diluted earnings per share for the trailing twelve months ended June 30, 1996.

Given the fixed exchange ratio, the actual consideration received at closing will differ from the current implied pricing if UPC's stock price increases or decreases. Among other things, the transaction is subject to an affirmation of this opinion based upon the price of UPC's shares at closing, general market conditions, and the operating positions of both UPC and FBI at that time.

As part of the engagement, representatives of Mercer Capital visited with FBI management in St. Louis, Missouri on several occasions and with UPC management in Memphis, Tennessee. Mercer Capital also assisted in negotiating the primary financial terms of the Agreement. Factors considered in rendering the opinion include:

      1.         Terms of the Agreement;

      2.         The process by which the Agreement was negotiated;

      3. The valuation analysis of FBI presented by Mercer Capital to the Board of Directors at the June 18, 1996 meeting;

      4. An analysis of the estimated pro-forma changes in book value per share, earnings per share, and dividends per share from the perspective of the FBI shareholders;

      5. A review of UPC's historical financial performance, historical stock pricing, the liquidity of its shares and current pricing in relation to other publicly traded bank holding companies based in the U.S.;

      6.         Tax consequences of the merger for FBI shareholders; and,

      7.         Restrictions placed on UPC shares received in the merger.

The Board of Directors
c/o Mr. Arthur E. S. Schmid
September 12, 1996
Page 3


Mercer Capital did not compile nor audit FBI's or UPC's financial statements, nor have we independently verified the information reviewed. We have relied upon such information as being complete and accurate in all material respects. We have not made an independent valuation of the loan portfolio, adequacy of the loan loss reserve or other assets or liabilities of either institution.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger; nor have we expressed any opinion as to the prices at which any security of UPC or FBI might trade in the future.

Based upon our analysis of the proposed transaction, it is our opinion that the acquisition of Financial Bancshares, Inc. by Union Planters Corporation is fair from a financial point of view for the shareholders of FBI.

                                      Sincerely yours,

                                      MERCER CAPITAL MANAGEMENT, INC.

                                      /s/  Z. Christopher Mercer

                                      Z. Christopher Mercer, ASA, CFA
                                      President

                                   APPENDIX E
                          MISSOURI DISSENTERS' RIGHTS

         351.455. SHAREHOLDER WHO OBJECTS TO MERGER MAY DEMAND VALUE OF SHARES, WHEN

         1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

         2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

         3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

         4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation. (L.1943, p. 410, Section 71.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Restated Charter of the Registrant provides as follows:

TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.


ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
                 ------------------------------------------

EXHIBIT
NUMBER                    DESCRIPTION
- -------                   -----------
         2       --       Agreement and Plan of Reorganization dated as of June 27, 1996, by and between Union Planters
                          Corporation, Capital Bancorporation, Inc. and Financial Bancshares, Inc. along with the Plan of
                          Merger annexed thereto as Exhibit A and the First Amendment to Agreement and Plan of
                          Reorganization and Plan of Merger dated as of September 6, 1996 (included as Appendix B to the Prospectus)

         5       --       Opinion of E. James House, Jr., Esquire, Secretary and Manager of the Legal Department of Union
                          Planters Corporation, regarding legality of the Union Planters Corporation Common Stock

         8       --       Opinion of Armstrong, Teasdale, Schlafly & Davis regarding tax matters and consequences to shareholders

         23(a)   --       Consent of E. James House, Jr., Esq. (included in Exhibit 5)

         23(b)   --       Consent of Armstrong, Teasdale, Schlafly & Davis (included in Exhibit 8)

         23(c)   --       Consent of Price Waterhouse LLP

         23(d)   --       Consent of KPMG Peat Marwick LLP

         23(e)   --       Consent of KPMG Peat Marwick LLP

         23(f)   --       Consent of Mercer Capital Management, Inc.

         24      --       Power of Attorney (included in signature pages)

         99(a)   --       Form of Proxy

         99(b)   --       FBI's Annual Report on Form 10-K for the year ended December 31, 1995 (included in Appendix A-
                          1)

         99(c)   --       FBI's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 (included in
                          Appendix A-2)


ITEM 22.         UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                 (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                 (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                 (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (8) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used on connection with and offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 12th day of September, 1996.

DATE:    September 12, 1996

                                        UNION PLANTERS CORPORATION


                                        By:     /s/ Benjamin W. Rawlins, Jr.
                                                -------------------------------
                                                  Benjamin W. Rawlins, Jr.
                                                  Chairman of the Board and
                                                  Chief Executive Officer


We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint E. James House, Jr. and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                       Capacity                                  Date
/s/ Benjamin W. Rawlins, Jr.               Chairman of the Board,                    September 12, 1996
- --------------------------------           Chief Executive Officer,
Benjamin W. Rawlins, Jr.                   Director (Principal
                                           Executive Officer)

/s/ John W. Parker                         Executive Vice President                  September 12, 1996
- --------------------------------           and Chief Financial
John H. Parker                             Officer (Principal
                                           Financial Officer)

/s/ M. Kirk Walters                        Senior Vice President,                    September 12, 1996
- --------------------------------           Treasurer and Chief
M.Kirk Walters                             Accounting Officer

/s/ Albert M. Austin                       Director                                  September 12, 1996
- --------------------------------
Albert M. Austin

/s/ Marvin E. Bruce                        Director                                  September 12, 1996
- --------------------------------
Marvin E. Bruce

/s/ George W. Bryan                        Director                                  September 12, 1996
- --------------------------------
George W. Bryan

/s/ Robert B. Colbert, Jr.                 Director                                  September 12, 1996
- --------------------------------
Robert B. Colbert, Jr.

/s/ C. J. Lowrance, III                    Director                                  September 12, 1996
- --------------------------------
C. J. Lowrance, III

/s/ Jackson W. Moore                       President and Director                    September 12, 1996
- --------------------------------
Jackson W. Moore

- --------------------------------           Director                                  --------------------------------
Stanley D. Overton

/s/ V. Lane Rawlins                        Director                                  September 12, 1996
- --------------------------------
V. Lane Rawlins

- --------------------------------           Director                                  --------------------------------
Mike P. Sturdivant

- --------------------------------           Director                                  --------------------------------
Richard A. Trippeer, Jr.

- --------------------------------           Director                                  --------------------------------
Milton J. Womack

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                    DESCRIPTION
- -------                   -----------
         2       --       Agreement and Plan of Reorganization dated as of June 27, 1996, by and between Union Planters
                          Corporation, Capital Bancorporation, Inc. and Financial Bancshares, Inc. along with the Plan of
                          Merger annexed thereto as Exhibit A and the First Amendment to Agreement and Plan of
                          Reorganization and Plan of Merger dated as of September 6, 1996 (included as Appendix B to the
                          Prospectus)

         5       --       Opinion of E. James House, Jr., Esquire, Secretary and Manager of the Legal Department of Union
                          Planters Corporation, regarding legality of the Union Planters Corporation Common Stock

         8       --       Opinion of Armstrong, Teasdale, Schlafly & Davis regarding tax matters and consequences to shareholders

         23(a)   --       Consent of E. James House, Jr., Esq. (included in Exhibit 5)

         23(b)   --       Consent of Armstrong, Teasdale, Schlafly & Davis (included in Exhibit 8)

         23(c)   --       Consent of Price Waterhouse LLP

         23(d)   --       Consent of KPMG Peat Marwick LLP

         23(e)   --       Consent of KPMG Peat Marwick LLP

         23(f)   --       Consent of Mercer Capital Management, Inc.

         24      --       Power of Attorney (included in signature pages)

         99(a)   --       Form of Proxy

         99(b)   --       FBI's Annual Report on Form 10-K for the year ended December 31, 1995 (included in Appendix A-
                          1)

         99(c)   --       FBI's Quarterly Report on Form 10-Q for the quarterly period  ended June 30, 1996 (included in
                          Appendix A-2)